As filed with the Securities and Exchange Commission on April 29, 2010

Registration No. 333-139042

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 6
to
Form S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SHOPOFF PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT

(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

William A. Shopoff, President and Chief Executive Officer
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT
1-949-417-1399 (Facsimile)

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Mark Kelson, Esq.
Blase Dillingham, Esq.
Manatt, Phelps & Phillips, LLP
11355 W. Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000
(310) 312-4224 (Facsimile)

Approximate date of commencement of proposed sale to the public: August 29, 2007

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 6 consists of the following:

1. The Registrant’s Prospectus dated April 29, 2010;

2. Supplement No. 1, dated October 1, 2009, previously filed;

3. Supplement No. 2, dated December 22, 2009, previously filed;

4. Supplement No. 3, dated March 5, 2010, previously filed;

5. Part II, filed herewith; and

6. Signatures, filed herewith.

PROSPECTUS

Maximum Offering of 20,100,000 Shares of Common Stock
First 2,000,000 Shares Offered at $9.50/Share
Last 18,100,000 Shares Offered at $10.00/Share
Minimum Purchase: 2,000 Shares (In Most States)

We are offering and selling to the public up to 20,100,000 shares of our common stock (such common stock is referred to in this prospectus as the “shares” or the “share” as the context requires). The offering price is $9.50 per share until we have sold the first 2,000,000 shares and then the offering price will increase to $10.00 per share until the remaining 18,100,000 shares are sold or until the offering is terminated, whichever occurs first. The minimum purchase by any one investor is generally 2,000 shares, unless a different minimum amount is required pursuant to applicable state securities laws. We are a newly formed Maryland corporation that intends to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 for a discussion of material risk factors relevant to an investment in our common stock, including, but not limited to, the following:

•	Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.
•	Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.
•	No public market exists for our shares. Our shares cannot be readily sold, and if you are able to sell your shares, you may have to sell them at a substantial discount.
•	We rely on Shopoff Advisors for our day-to-day operations and the selection of our investments. We pay substantial fees to Shopoff Advisors for these services. Shopoff Advisors is an affiliate of ours and of our sponsor, The Shopoff Group, L.P., and therefore, these fees were not determined on an arm’s-length basis. Shopoff Advisors is also subject to conflicts of interest due to relationships its principals have with other programs sponsored by The Shopoff Group.
•	We are the first publicly-offered investment program sponsored by The Shopoff Group. You should not assume that the prior performance of privately-held programs sponsored by The Shopoff Group is necessarily indicative of our future results.
•	Although we intend to qualify as a real estate investment trust for U.S. federal income tax purposes, we may fail to do so.

This Offering	Public Offering Price per Share	Aggregate Offering Price	Less Selling Commissions(1)	Proceeds to Us Before Expenses
Offering Price for First 2,000,000 shares sold	$9.50	$19,000,000	$0.00	$19,000,000
Offering Price for Last 18,100,000 shares sold	$10.00	$181,000,000	$0.00	$181,000,000
TOTAL		$200,000,000	$0.00	$200,000,000

(1)	There will be no selling commissions or other discounts associated with this offering. However, Shopoff Securities, Inc., our broker-dealer in this offering, will receive a fixed monthly marketing fee of $100,000 from our sponsor, The Shopoff Group.

If the maximum offering is raised, we anticipate that we will invest at least 89.2% of the offering proceeds in real estate and real estate-related investments after deducting acquisition and advisory fees and expenses and reserves for initial working capital. If the minimum offering is raised, we anticipate that we will invest at least 80.0% of the offering proceeds in real estate and real estate-related investments after deducting acquisition and advisory fees and expenses and reserves for initial working capital.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.

All securities to be sold under this offering shall be offered by Shopoff Securities, Inc., which shall use its best efforts to sell the maximum number of securities offered, or 20,100,000 shares. Shopoff Securities, Inc. may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. Shopoff Securities, Inc. must also send you a confirmation of your purchase. Shopoff Securities, Inc. is an entity wholly owned by The Shopoff Revocable Trust dated August 12, 2004, which is a trust owned by William A. Shopoff, the President of The Shopoff Group, L.P., a Delaware limited partnership, and the sponsor of this REIT.

We will sell shares until the earlier of August 29, 2010, or the date on which the maximum offering has been sold.

The date of this prospectus is April 29, 2010

INVESTOR SUITABILITY STANDARDS

An investment in Shopoff Properties Trust, Inc. involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees for value. These suitability standards require that a purchaser of shares have either:

•	a minimum net worth (excluding your home, home furnishings and personal automobiles) of at least $250,000; or
•	a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Investors with investment discretion over assets of an employee benefit plan covered under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should carefully review the information entitled “ERISA Considerations.”

Some of the states in which we intend to sell have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by Shopoff Properties Trust, Inc. We must adhere to those higher state standards when selling to investors in such states.

If you are an individual, including an individual beneficiary of a purchasing individual retirement account, or IRA, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Account, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit A to this prospectus, including the following:

Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

California:  Investors must have had during the last tax year, or estimate that the investor will have during the current tax year, (1) a minimum net worth of $250,000 (exclusive of home, home furnishings, and personal automobiles) together with a $65,000 minimum annual gross income; or (2) a minimum net worth of $500,000 (exclusive of home, home furnishings, and personal automobiles) irrespective of annual gross income, or , (3) a minimum net worth of $1,000,000 (inclusive of home, home furnishings, and personal automobiles).

Iowa:  Investors must have either: (1) a minimum net worth of $500,000 (exclusive of home, auto, and furnishings), or (2) a minimum annual gross income of $100,000 and a net worth of $250,000 (exclusive of home, auto, and furnishings). In addition, an investor’s maximum investment in us and our affiliates cannot exceed 10% of an investor’s net worth.

Kentucky:  Investors must have either: (1) a minimum annual gross income of $100,000 together with a minimum liquid net worth of $500,000; or (2) a minimum liquid net worth alone of $1,000,000; and in neither case shall the investment exceed 10% of an investor’s liquid net worth.

Minnesota:  Because this offering is not registered in Minnesota you must qualify for this investment based on the following higher suitability standards for subscribers residing in Minnesota: Investors must have an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year; or a minimum individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds $1,000,000. Alternatively, Minnesota investors may be “institutional investors” as defined in Sec. 80A.46 (13) (A) and related sections of the Minnesota Securities Act and rules, regulations and releases promulgated thereunder.

North Carolina:  Investors must have either: (1) a minimum net worth of at least $300,000; or (2) a minimum annual gross income of at least $100,000 and a net worth of at least $100,000.

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Oklahoma:  Individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year, or a minimum individual net worth, or joint net worth with that person’s spouse, at the time of purchase of $1,000,000.

Oregon:  Natural investors who purchase stock pursuant to Oregon Registration Number 2007-324 after August 29, 2008, rather than pursuant to an exemption from registration provided by Oregon law, must have either: (1) a minimum net worth of $500,000 (exclusive of home, auto, and furnishings), or (2) a minimum annual gross income of $100,000 and a net worth of $250,000 (exclusive of home, auto, and furnishings). In addition, a natural investor’s maximum investment in us and our affiliates cannot exceed 10% of the investor’s net worth.

Texas:  Investors must have an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year, or a minimum individual net worth, or joint net worth with that person’s spouse, at the time of purchase of $1,000,000.

We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances, such as a division between an IRA and an individual investment, may you sell, transfer, fractionalize or subdivide your shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least 100 shares. However, your investment in us will not, in itself, create a retirement plan for you and, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least 100 shares.

Ensuring Our Suitability Standards Are Adhered To

In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of the person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreement with our broker-dealer, Shopoff Securities, requires it to (a) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in us is suitable for the investor and (b) transmit promptly to us all fully completed and duly executed Subscription Agreements.

In making the determination that an investment in our stock is suitable for you, your participating broker-dealer, authorized representative or other person selling shares on our behalf will consider, based on a review of the information provided by you, whether you have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of our common stock;
•	the restrictions on transferability of our common stock;
•	the background and qualifications of our advisor; and
•	the tax consequences of an investment in our common stock.

In addition, by signing the Subscription Agreement Signature Page, you represent and warrant to us that you have received a copy of this prospectus, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with requirements of California law summarized in the Subscription Agreement attached as Exhibit A with respect to resale of our shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in us and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

Escrow Account

Subscription proceeds will be placed in an interest-bearing account with the escrow agent, Wells Fargo Bank, N.A., until subscriptions for the shares are deemed to be in good order by the broker-dealer, upon which the subscription proceeds will be transferred from the escrow account into our operating account.

Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by Shopoff Advisors. This will occur from the time the investment is deposited with the escrow agent until you are accepted by us as a stockholder. Subscribers may not otherwise withdraw funds from the escrow account.

Page
Our Policies With Respect to Borrowing	40
Sale or Disposition of Properties	41
Our Long-Term Investment Objectives	42
Changes in Our Investment Objectives	42
Appraisals	43
Reserves	43
Distribution Policy	43
REAL ESTATE AND REAL-ESTATE RELATED INVESTMENTS	44
MANAGEMENT OF SHOPOFF PROPERTIES TRUST, INC	51
General	51
The Directors and Executive Officers	51
Director Independence	54
Committees of Our Board of Directors	54
Additional Governance Matters	56
Executive Officer Compensation	57
Director Compensation	60
Compensation Committee Interlocks and Insider Participation	61
2007 Equity Incentive Plan	61
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	65
Our Related Party Transaction Policy	65
OUR ADVISOR	67
Management	67
The Advisory Agreement	67
Possible Internalization	68
Indemnification	68
Other Services	69
MANAGEMENT COMPENSATION	70
Limitation on Acquisition-Related Compensation	76
Limitation on Payments Involving Joint Ventures	77
Limitation on Operating Expenses	77
Additional Important Information on Compensation to Our Affiliates	78
PRIOR PERFORMANCE SUMMARY	78
Registration Statement Programs — Shopoff Properties Trust, Inc.	80
Programs Similar in Nature to Registration Statement Objectives	83
Secured Loan Acquisition Programs	98
Institutional Programs — No Ownership; Management Agreement	100
Low Income Housing Tax Credit Programs	102
CONFLICTS OF INTEREST	104
Competition for the Time and Service of Shopoff Advisors and Its Affiliates	104
Process for Resolution of Conflicting Opportunities	105
Acquisitions from Affiliates of Shopoff Advisors	105
We May Purchase Properties from Persons with Whom Affiliates of Shopoff Advisors Have Prior Business Relationships	105
Shopoff Advisors May Have Conflicting Fiduciary Obligations in the Event Shopoff Properties Trust, Inc. Acquires Properties with Shopoff Advisors’ Affiliates	105
Receipt of Fees and Other Compensation by Shopoff Advisors and its Affiliates	105
Non-Arm’s-Length Agreements; Conflicts; Competition	106
Legal Counsel for Shopoff Properties Trust, Inc. and Shopoff Advisors is the Same Law Firm	106

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of our shares of common stock offered by this prospectus.

Q:	What is a real estate investment trust, or REIT?
A:	In general, a REIT is a company that:
•	combines the capital of many investors to acquire or provide financing for real estate;
•	pays annual dividends to investors of at least 90% of its taxable income;
•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is generally not subject to federal corporate income taxes on its net income that it distributes, provided certain income tax requirements are satisfied; and
•	allows individual investors to invest in a large-scale real estate portfolio through the purchase of interests, typically shares, in the REIT.
Q:	What is Shopoff Properties Trust, Inc.?
A:	Shopoff Properties Trust, Inc., a Maryland corporation formed on November 16, 2006, has not yet qualified as a REIT for federal income tax purposes, but intends to do so for the full taxable year in 2011. Our primary focus will be to acquire undeveloped real estate assets for which we will obtain entitlements and hold such assets as long term investments for eventual sale. Our headquarters are located at 8951 Research Drive, Irvine, California 92618. Our telephone number is (877) TSG-REIT. Our web site is www.shopoff.com.
Q:	What is The Shopoff Group, L.P.?
A:	The Shopoff Group, L.P., a Delaware limited partnership formed on July 21, 2004, is the sponsor of the REIT. As sponsor, The Shopoff Group is instrumental in organizing the REIT and in participating in its management, primarily through its affiliate, Shopoff Advisors, L.P. William A. Shopoff, our Chairman of the Board, Chief Executive Officer and President, is also the President of The Shopoff Group.
Q:	What is Shopoff Advisors, L.P.?
A:	Shopoff Advisors, L.P., a Delaware limited partnership formed on November 17, 2006, is our advisor and, as such, makes investment recommendations and supervises and manages our day-to-day operations, subject to oversight by our board of directors. Shopoff Advisors will also provide marketing, sales and client services on our behalf. Shopoff Advisors is an affiliate of our sponsor, The Shopoff Group. Shopoff Advisors is located at 8951 Research Drive, Irvine, California 92618. The telephone number for Shopoff Advisors is (877) TSG-REIT.
Q:	What is Shopoff Securities, Inc.?
A:	Shopoff Securities, Inc., a Delaware corporation formed on September 14, 2006, is our broker-dealer for this offering. The Shopoff Revocable Trust dated August 12, 2004, owned by William A. Shopoff, is the sole stockholder of Shopoff Securities.
Q:	What kind of offering is this?
A:	Through our broker-dealer, we are offering the first 2,000,000 shares of our common stock at an offering price of $9.50. Once 2,000,000 shares are sold, the offering price will increase to $10.00 per share until the remaining 18,100,000 shares of common stock are sold or the offering is terminated, whichever occurs first. This offering is being made on a “best efforts” basis.

Q:	How does a “best efforts” offering work?
A:	When shares are offered to the public on a “best efforts” basis, the broker(s) — dealer(s) participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Although we have sold the minimum number of shares required to continue the offering, we cannot guarantee that any minimum number of additional shares will be sold.
Q:	What will you do with the money raised in this offering?
A:	We will use your investment proceeds to purchase undeveloped real estate, partially improved and improved residential and commercial properties, and real estate-related investments. We may also use some net proceeds from this offering to retire existing debt that we may assume when acquiring properties and to pay the fees and expenses due to Shopoff Advisors, Shopoff Securities, and their affiliates, as applicable. Real estate-related investments include, but are not limited to, (i) first mortgages, second mortgages or mezzanine loans, which we refer to collectively in this prospectus as mortgage loans (secured directly or indirectly by the same types of properties we may acquire directly), and (ii) preferred equity investments in corporations, partnerships or limited liability companies that own the same types of properties that we may acquire directly. We intend to have available for investment approximately 87.7% of the offering proceeds with which we will acquire undeveloped real estate, partially improved and improved residential and commercial properties, and real estate-related investments, and pay the fees and expenses of this offering and acquisition expenses and establish a reserve for working capital at the minimum offering level. Proceeds of this offering not invested in real estate and real estate-related investments, will be invested in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in real estate and real estate-related investments.”
Q:	Do you currently own any real estate or any real estate-related investments?
A:	Yes. A description of our real estate and real estate-related investments is contained in this prospectus beginning on page 44.
Q:	Who will select our real estate and real estate-related investments?
A:	Our advisor has an investment committee consisting of four directors and/or officers who have had at least ten years of experience in the real estate investment industry. They will have primary responsibility for selecting our real estate and real estate-related investments. Once selected, the investments must be approved by a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us and consistent with our investment objectives. If the board approves a given acquisition, Shopoff Advisors will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the board of directors.

Properties may be acquired from affiliates of Shopoff Advisors, provided that a majority of our board of directors, including a majority of the independent directors not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Q:	Who might benefit from an investment in our shares?
A:	An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus in the state in which you reside and if you seek to diversify your personal portfolio with a finite — life, real estate — based investment, seek to preserve capital, seek the benefits of capital appreciation from real property and improvements to real property, and can hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	What are the risks involved in an investment in our shares?
A:	An investment in our common stock is subject to significant risks. The following are some of the most significant risks relating to your investment:
•	Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.
•	Due to risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose some or all of your money.
•	There is no public trading market for our shares on a stock exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you may have to sell them at a substantial discount.
•	Neither we nor Shopoff Advisors have an operating history. Therefore, we may not be able to successfully and profitably operate our business. You will not have the opportunity to review the assets we acquire or the other investments we make with the proceeds from this offering in advance of the acquisition or investment being made.
•	We will rely on Shopoff Advisors to manage our day-to-day operations and the selection of our investments. We will pay substantial fees to Shopoff Advisors for these services, some of which will be paid regardless of the quality or performance of the investments acquired or services provided to us. These fees were not determined on an arm’s-length basis.
•	The executive officers of Shopoff Advisors, who also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved.
•	We will compete with affiliates of Shopoff Advisors for investment opportunities. Shopoff Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs.
•	We are the first publicly-offered investment program sponsored or advised by The Shopoff Group, Shopoff Advisors or their affiliates. The prior programs and investments sponsored by The Shopoff Group were conducted through privately-held entities. You should not assume that the prior performance of these programs is necessarily indicative of our future performance for any reason.
•	Investors in this offering who purchase a portion of the 2,000,000 shares offered at $9.50 per share experience immediate dilution as a result of the grant of restricted stock to our directors and executive officers once the minimum offering amount was sold. Investors in this offering who purchase a portion of the remaining 18,100,000 shares at $10.00 per share may experience dilution if the value of our net assets is less than $10.00 at the time of their respective purchases.
•	Real estate investments are subject to numerous risks, including changes in general economic conditions, local market conditions, supply or demand of competing properties in a market area, operating costs, interest rates, or tax, real estate, environmental or zoning laws and regulations.
•	If we are unable to acquire suitable investments or locate suitable investments in a timely manner, our ability to meet our investment objectives and pay dividends (if any) will be impacted.
•	This offering is being made on a “best efforts” basis, whereby our broker-dealer, who will sell our shares in this offering, is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering.
•	As of the date of this prospectus we are not qualified as a REIT. We intend to elect REIT status for the taxable year ending December 31, 2011. If we fail to qualify as, or lose our tax status as, a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to pay dividends, if any, to our stockholders.

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•	Terrorist attacks and other acts of violence or war may affect the markets in which we will operate, our operations and our profitability.
•	We may borrow money and secure such borrowings with our real estate investments which will put us at risk of losing the assets should we be unable to make debt service payments.
•	In order to maintain our status as a REIT, we may incur debt, issue securities and/or sell assets to pay the required dividends to our stockholders.

Before you invest in our shares, you should review the “Risk Factors” section beginning on page 7 of this prospectus.

Q:	What are the fees and expense reimbursements you will pay to Shopoff Advisors and Shopoff Securities?
A:	Shopoff Advisors and some of our other affiliates will receive substantial compensation and fees for services relating to the investment and management of our assets. Shopoff Securities will not receive any selling commissions, but it will receive a fixed monthly marketing fee from our sponsor and reimbursements from us for expenses incurred in connection with the offering. The most significant items of compensation are included in the following table:

ORGANIZATION AND OFFERING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount(1)
Marketing Fee/Shopoff Securities	Fixed fee of $100,000 per month(2) paid by The Shopoff Group directly to Shopoff Securities (not from the proceeds of this offering) to cover administrative costs, such as employee salaries and other employee-related expenses, the office lease, computer and technology, insurance and office supplies.	3,600,000
Reimbursement of Organization and Offering Expenses/Shopoff Advisors, Shopoff Securities, and The Shopoff Group	Reimbursement of actual expenses is allowable up to 12.3% of gross offering proceeds at the minimum offering amount; however, we expect actual expenses to be approximately 2.88% of gross offering proceeds, or $5,750,000, if we raise the maximum amount pursuant to this offering.	$5,750,000

ACQUISITION STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount
Acquisition and Advisory Fees/Shopoff Advisors	3% of (i) the contract purchase price of the underlying property, for any real estate asset acquired by us directly or indirectly other than a real estate-related investment, and (ii) the contract purchase price of the underlying property, for any real estate-related investment acquired by us directly or indirectly. We will not pay acquisition and advisory fees in connection with any temporary investments.	$5,827,500
Reimbursement of Acquisition Expenses/Shopoff Advisors and Third Parties	Reimbursement of actual expenses incurred on an on-going basis.(3)	Not determinable at this time.
Debt Financing Fee/Shopoff Advisors	1% of the amount available under any loan or line of credit made available to us. Shopoff Advisors will pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.(4)	Actual amounts are dependent upon the amount of any debt financed and, therefore, cannot be determined at the present time.

(1)	For purposes of this calculation, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, this amount is dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing in connection with the acquisition of our properties or other investments and further assuming no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $400,000,000, less applicable fees, expenses, and reserves for working capital, if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $12,000,000 (3% of $400,000,000); acquisition expenses could be approximately $2,000,000 (.5% of $400,000,000); and debt financing fees could be approximately $4,000,000 (1% of $400,000,000). (See “Estimated Use of Proceeds of this Offering” for more information.)
(2)	We are not receiving a selling commission in connection with the offering. However, at the completion of the offering and in the sole and absolute discretion of The Shopoff Group, a marketing fee is payable from The Shopoff Group to our broker-dealer to assist our broker-dealer in discharging its obligations under the Broker-Dealer Agreement and to cover administrative and operational costs. The monthly marketing fee of $100,000 is estimated based on the anticipated three-year term of the offering and is non-refundable to The Shopoff Group. Payment of the marketing fee from The Shopoff Group to our broker-dealer may also be withheld to the extent that such fee would result in our broker-dealer receiving total underwriting compensation in excess of that which is permitted under the rules of FINRA.
(3)	This amount includes customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average .5% of the contract purchase price of property acquisitions, but the amount of the acquisition expenses is not limited to any specific amount. (See “Estimated Use of Proceeds of this Offering” for more information.)

(4)	In the event that the 1% debt financing fee does not cover all loan or letter of credit fees payable, Shopoff Advisors may seek the approval of our independent directors for reimbursement of amounts due in excess of 1%. In determining whether to pay such excess amount, our independent directors will consider, among other things, (i) the difficulty of the loan transaction by comparison with industry standards, (ii) any extraordinary work undertaken in order to complete the loan process, (iii) the number of lenders involved in the transaction, (iv) variations in the fee structures among different market areas, (v) changes in market conditions which result in substantial increases in the standard fees charged.

OPERATING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount
Asset Management Fee/Shopoff Advisors	A monthly payment of one-twelfth of 2% of (i) the aggregate asset value for operating assets (1) and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value for real estate assets held for greater than one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us directly or indirectly as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Property Management Fees/Shopoff Management, Inc.(2)	3% of gross revenues of the property.	Actual amounts to be paid depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time.
Leasing Fees/Shopoff Management, Inc.	Leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Such fees generally range between 4% to 6% of the gross rental income of the negotiated lease.	Actual amounts to be paid depend upon the negotiated lease rates and, therefore, cannot be determined at this time.

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount
Construction Fee/The Shopoff Group	Paid in an amount that is usual and customary for comparable services rendered to similar projects in the geographic location of the project; typically, 3% of total project value paid monthly over project life; provided, however, that no Asset Management Fee will be paid during the time the Construction Fee is being paid.	Not determinable at this time.
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.

(1)	Operating assets are properties that are income producing or in a leased state to be considered income producing.
(2)	Shopoff Management, Inc., a Delaware corporation wholly owned by The Shopoff Revocable Trust dated August 12, 2004, will serve as property manager for any income-producing properties we acquire. For additional information on Shopoff Management, please see “Prospectus Summary — Our Structure.”

DISPOSITION/ LIQUIDATION STAGE

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount
Disposition Fee(1)/Shopoff Advisors	(i) in the case of the sale of any real estate asset other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract sales price (such amount, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the competitive real estate commission or 6% of the contracted sales price) or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract purchase price of each property sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Shopoff Advisors has a subordinated participation interest in the profits of Shopoff Partners (2) pursuant to which Shopoff Advisors will receive cash distributions from Shopoff Partners under the circumstances described below.

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.
Subordinated Incentive Listing Fee (Payable only if shares are listed on a national securities exchange)	50% of the amount by which the market value of our common stock exceeds the aggregate capital contributed by stockholders plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.
Subordinated Performance Fee (Payable only if the Subordinated Incentive Listing Fee is not paid and/or Subordinated Participation in Distributable Cash is not paid)	Upon termination of the advisory agreement between us and Shopoff Advisors, a performance fee of 50% of the amount by which the greater of the market value of our outstanding common stock or real estate at the time of termination, plus total distributions paid to our stockholders, exceeds the aggregate capital contributed by stockholders plus payment to investors of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock or the net appraised value of our asset at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.

(1)	Payable only if Shopoff Advisors provides a substantial amount of services, as determined by our independent directors, in connection with selling one or more assets and subject to certain conditions.
(2)	Shopoff Partners is an operating partnership through which we intend to own substantially all of our assets and to conduct our operations. For additional information on Shopoff Partners, please see “Prospectus Summary — Our Structure.”

In the event we acquire a real estate asset or a real estate-related investment through a joint venture with a third party or an affiliate, the fees specified in the table above would apply to the transaction. However, payment of any acquisition and advisory fees and asset management fees owed to Shopoff Advisors by us would be limited to the pro rata portion of our ownership interest in the joint venture, unless a majority of our independent directors who are not otherwise interested in the transaction approve payment of the full amount of the acquisition and advisory fees and asset management fees as in our best interests.

There are many additional conditions and restrictions on the amount of compensation and reimbursements Shopoff Advisors, Shopoff Securities, and affiliated entities may receive. For a more detailed explanation of the fees, expenses, and reimbursements payable to Shopoff Advisors and Shopoff Securities, please see the “Management Compensation” section of this prospectus.

With the exception of any shares issued under our 2007 equity incentive plan, we do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Q:	What conflicts of interest exist between you and Shopoff Advisors and its affiliates?
A:	Shopoff Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs including the operation of approximately 19 other real estate programs in which The Shopoff Group and our executive officers are involved. These conflicts include the following:
•	The executive officers of Shopoff Advisors, who also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved;
•	The executive officers of Shopoff Advisors must determine how to allocate investment opportunities between us and other real estate programs of The Shopoff Group;
•	Shopoff Advisors may compete with other programs of The Shopoff Group in selling similar properties at the same time; and
•	Shopoff Advisors and some of our affiliates will receive fees in connection with transactions involving the purchase, management and sale of our real estate and real estate-related investments regardless of the quality or performance of the investments acquired or the services provided to us.
•	The Shopoff Advisors advisory agreement, the fees payable under the advisory agreement and distributions payable to Shopoff Advisors under the Shopoff Partners partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with a third-party.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

Q:	If I buy shares, will I receive dividends and how often?
A:	Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.
Q:	May I reinvest my dividends?
A:	In the future, we may establish a dividend reinvestment plan, but there is no such plan in place at this time. Accordingly, there is no automatic mechanism pursuant to which our stockholders may reinvest their dividends.
Q:	How long will this offering last?
A:	The offering will not last beyond August 29, 2010 (which is 3 years after the effective date of the prospectus). We reserve the right to terminate this offering at any time.
Q:	Who can buy shares?
A:	Generally, you can buy shares pursuant to this prospectus provided that you have either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least

$250,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description in the “Investor Suitability Standards” section of this prospectus.
Q:	Is there any minimum investment required?
A:	Yes. Generally, you must initially purchase at least 2,000 shares, which equals a minimum investment of at least $19,000 if the shares are purchased at $9.50 per share, or $20,000 if the shares are purchased at $10.00 per share. The minimum investment levels may be different in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Investor Suitability Standards” section of this prospectus. Subject to restrictions imposed by state law, once an investor has purchased shares meeting the minimum investment, that investor may make additional purchases in increments of at least 100 shares.
Q:	How do I subscribe for shares?
A:	If you choose to purchase shares in this offering, you will need to contact our broker-dealer, Shopoff Securities, and complete a Subscription Agreement, like the one attached to this prospectus as Exhibit A, and pay for the shares you wish to purchase at the time you subscribe.
Q:	If I buy shares in this offering, how may I later sell them?
A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of our outstanding shares. See the “Investor Suitability Standards” and “Description of Capital Stock — Restrictions on Ownership and Transfer” sections of this prospectus for additional information.
Q:	Will I be notified of how my investment is doing?
A:	Yes. You will receive periodic updates on the performance of your investment with us, including:
•	A detailed quarterly report after the end of each of the first three fiscal quarters of the year;
•	An annual report after the end of each year; and
•	An annual IRS Form 1099 after the end of each year.
Q:	When will I get my detailed tax information?
A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.
Q:	Who can help answer my questions?
A:	For questions about the offering or to obtain additional copies of this prospectus, contact our broker-dealer:

Shopoff Securities, Inc.
8951 Research Drive
Irvine, California 92618
(877) TSG-REIT

For questions regarding our assets and operations, contact us at:
Investor Relations
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
(877) TSG-REIT

e-mail: info@shopoff.com
www.shopoffpropertiestrust.com

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Historical results and trends should not be taken as indicative of future operations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative/ regulatory changes, including changes to laws governing the taxation of REITs; availability of capital; interest rates; our ability to service our debt; competition; supply and demand for undeveloped land and other real estate in our proposed market areas; the prospect of a continuing relationship with Shopoff Advisors; changes in accounting principles generally accepted in the United States of America; and policies and guidelines applicable to REITs. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, such information should not be regarded as a representation by us or any other person that any of our objectives and plans, which we consider to be reasonable, will be achieved.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.

Status of the Offering

We commenced our ongoing public offering of 20,100,000 shares of common stock on August 29, 2007. As of December 31, 2009, we sold 1,856,000 shares for aggregate gross offering proceeds of approximately $17,632,000 excluding shares purchased by our sponsor and excluding shares of vested restricted stock issued to our directors and executive officers. As of December 31, 2009 we had received but not yet accepted subscriptions for an additional 6,300 shares for aggregate gross offering proceeds of approximately $59,850. The number of shares remaining to be sold is 144,000 shares at $9.50 and 18,100,000 shares at $10.00. We will sell shares until the close of the offering on August 29, 2010, or until the maximum offering has been sold.

Shopoff Properties Trust, Inc.

Our initial primary focus was to acquire undeveloped real estate assets for which we will obtain entitlements and hold such assets as long term investments for eventual sale. “Entitlements” is an all inclusive term used to describe the various components of our value added business plan. We will undertake various functions to enhance the value of our land holdings, including land planning and design, engineering and processing of tentative tract maps and obtaining required environmental approvals. All of these initial entitlements are discretionary actions as approved by the local governing jurisdictions. The subsequent entitlement process involves obtaining federal, state, or local biological and natural resource permits if applicable. Federal and state agencies may include the U.S. Army Corps of Engineers, the U.S. Fish and Wildlife Service, state wildlife, or others as required. By obtaining these approvals or entitlements, the firm can remove impediments for development for future owners and developers of the projects. It is through this systematic process that we believe that we can realize profits for our investors by enhancing asset values of our real estate holdings. The majority of the property acquired will be located primarily in the States of California, Nevada, Arizona, Hawaii and Texas. If market conditions dictate and if approved by our board of directors, we may invest in properties located outside of these states. On a limited basis, we may acquire interests in partially improved and improved residential and commercial properties, income producing properties, and ownership interests in firms engaged in real estate activities or whose assets consist of significant real estate holdings, provided these investments meet our overall investment objectives.

The recent focus of our acquisitions has been on distressed or opportunistic property offerings. The current real estate market has generated a supply of real estate projects that are all partially or completely developed versus vacant, undeveloped land. This changes the focus of our acquisitions to enhancing the value of real property through redesign and engineering refinements and removes much of the entitlement risk that we expected to undertake. Although acquiring distressed assets at greatly reduced prices from the peaks of 2005 – 2006 does not guaranty us success, we believe that it does allow us the opportunity to acquire more assets than previously contemplated.

Our Sponsor

Our sponsor, The Shopoff Group L.P., is wholly owned by The Shopoff Revocable Trust dated August 12, 2004, and is involved in the acquisition, management and disposition of real estate investments. The firm employs a staff of 17 people, including real estate project managers, with significant experience in our approach to accomplishing the execution of our business plan. The firm has considerable experience in evaluating and managing real estate projects similar to those we contemplate acquiring for Shopoff Properties Trust. See “Prior Performance Summary.”

Our Advisor

In addition to making investment recommendations and supervising and managing our day-to-day operations, subject to oversight by our board of directors, Shopoff Advisors will also provide marketing, sales and client services on our behalf. The sole limited partner of Shopoff Advisors is Shopoff Investors, L.P. The general partner of Shopoff Advisors is The Shopoff Corporation, an S-corporation whose sole stockholder is The Shopoff Revocable Trust dated August 12, 2004. Shopoff Advisors, through the employees of The Shopoff Group, will create a business plan for each asset that we propose to acquire. This plan will focus on the methodology to create maximum value from each property being acquired. The professionals at The Shopoff Group will focus on potential land uses for the subject property. This requires a comprehensive knowledge of various product types and their relative values. After a careful consideration of the highest and best use of the property our team will work with local planning officials and elected officials to affect a plan to obtain the requisite approvals desired.

Our team has expertise in numerous facets of the business and is experienced in many different political subdivisions. We understand the nuances within each jurisdiction required to accomplish our goals and objectives. This provides a higher level of certainty in accomplishing the underlying business plan. Once the primary objectives of the business plan have been accomplished, Shopoff Advisors will determine the optimal manner and timing to dispose of the property in order to maximize shareholder value.

References in this prospectus to “affiliates of Shopoff Advisors” include The Shopoff Group and each other affiliate of Shopoff Advisors.

Our Broker-Dealer

Shopoff Securities, Inc., was formed for the purpose of acting as placement agent or best efforts underwriter for the issuance of debt and/or equity securities. Shopoff Securities became a licensed broker-dealer registered with the National Association of Securities Dealers, Inc., or the “NASD,” on May 29, 2007. This is the first offering for which Shopoff Securities has acted as a broker-dealer or provided sales, promotional, and marketing assistance services. Shopoff Securities will not receive selling commissions in connection with the offering, but will receive a fixed monthly marketing fee from our sponsor and reimbursements from us for expenses incurred in connection with the sale of shares.

Our Structure

We plan to own substantially all of our assets and conduct our operations through an operating partnership called Shopoff Partners, L.P., which was organized in the State of Delaware on November 17, 2006. Shopoff Partners has a sole general partner, Shopoff General Partner, LLC, which is our wholly owned subsidiary, and two limited partners: (1) us, and (2) Shopoff Advisors. Shopoff Partners will purchase property from the owners for cash and notes. In this prospectus:

•	we refer to Shopoff Partners, L.P. as Shopoff Partners; and
•	we use the terms “we,” “us,” “our” and similar pronouns to refer to either: (1) Shopoff Properties Trust, Inc., or (2) Shopoff Properties Trust, Inc. and Shopoff Partners, collectively, as required by the context in which such pronoun is used.

Three other entities affiliated with us will participate in our operation, ownership and/or management. They are: (i) Shopoff T.R.S., Inc., whose purpose is to serve as a fully taxable corporation that may earn income that would not be qualifying REIT income if earned directly by us, (ii) Shopoff Management, Inc., whose purpose is solely to serve as property manager for any income-producing properties we may acquire, and (iii) Shopoff General Partner, L.L.C., whose purpose is solely to serve as the general partner of Shopoff Partners.

The following chart indicates the relationships among the various entities that are related to us.

1	William and Cindy Shopoff are the sole trustees of The Shopoff Revocable Trust dated August 12, 2004.
2	The Shopoff Corporation is the general partner and controlling entity of Shopoff Investors, L.P. The Shopoff Revocable Trust dated August 12, 2004 is the sole shareholder of The Shopoff Corporation.

As of the commencement of this offering, the 21,100 shares owned by The Shopoff Group represented 100% of our outstanding shares. We expect that these 21,100 shares will represent a significantly lower percentage of our outstanding shares once we begin selling shares in this offering. Specifically, These shares represented approximately 1% of our outstanding shares at the minimum offering amount and approximately 0.1% of our outstanding shares at the maximum offering amount. As of the commencement of this offering, our wholly owned subsidiary, Shopoff General Partner, LLC, owned a 1% general partnership interest in Shopoff Partners resulting from a capital contribution of $100, and we and Shopoff Advisors owned a 98% and a 1%, respectively, limited partnership interest in Shopoff Partners resulting from a $9,800 capital contribution and a $100 capital contribution, respectively. We intend to own substantially all of our assets and conduct our operations through Shopoff Partners.

Our Management

Our board of directors supervises and evaluates the performance of Shopoff Advisors, and is also responsible for certain other matters set forth in our charter. We have a classified board consisting of nine members on our board of directors. Five of our board seats are reserved for directors who are independent of us, Shopoff Advisors and The Shopoff Group. Our stockholders will elect each class of directors annually.

Description of Real Estate and Real Estate-Related Investments

We intend to focus on undeveloped real estate assets, however, we may use a portion of the net proceeds from this offering to occasionally purchase improved properties or interests in them or to purchase securities in firms engaged in real estate activities and/or other real estate-related securities. We may acquire real estate or make real estate-related investments either alone or jointly with another party. Our real estate-related investments could include investments in mortgages secured by real property or loans made to real estate companies secured by a pledge of securities. In addition, real estate-related investments could be in the securities of a company involved in real estate investing. We may borrow money to acquire properties and securities, pay related fees and for other purposes, but the aggregate amount of this financing generally will not exceed 100% of the aggregate value of our real estate assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. The investment committee of our advisor will monitor our investments to ensure compliance with the Investment Company Act, which may require Shopoff Advisors to impose limitations on our investment activities including limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act. Our articles of incorporation contain other limitations on the types of investments we may make. See the “Risk Factors — Risks Associated With Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” section of this prospectus for additional information.

The recent focus of our acquisitions has been on distressed or opportunistic property offerings. The current real estate market has generated a supply of real estate projects that are all partially or completely developed versus vacant, undeveloped land. This changes the focus of our acquisitions to enhancing the value of real property through redesign and engineering refinements and removes much of the entitlement risk that we expected to undertake. Although acquiring distressed assets at greatly reduced prices from the peaks of 2005 – 2006 does not guaranty us success, we believe that it does allow us the opportunity to acquire more assets than previously contemplated.

We may incur indebtedness of up to 100% of our aggregate asset value as of the date of any borrowing. Our board of directors must review, at least quarterly, our aggregate borrowing. Our charter provides that our independent directors must approve any borrowing in excess of 100% of the aggregate value of our real estate assets and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. We currently have not established any financing sources for such borrowings. See the “Investment Objectives and Criteria — Our Policies With Respect to Borrowing” section of this prospectus for a more detailed discussion of our borrowing policies.

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return your capital contribution;
•	to realize growth in the market value of our properties upon our ultimate sale of such properties; and to provide you with liquidity for your investment by listing the shares on a national securities exchange by August 29, 2017 or, if our shares are not listed prior to that date, by submitting for a vote of our stockholders a proposal to liquidate our assets and, following the satisfaction of our liabilities, distribute the remaining proceeds as set forth in this prospectus under “Agreement of Limited Partnership — Distributions.”

We may change these investment objectives without a vote of our stockholders.

Plan of Distribution

We are offering the first 2,000,000 shares of our common stock at an offering price of $9.50 for a total amount of $19,000,000. Once 2,000,000 shares are sold, the offering price will increase to $10.00 per share until the remaining 18,100,000 shares of common stock are sold and a total of $200,000,000 has been raised. Prior to the time we sold the minimum offering amount of 1,700,000 shares, or $16,150,000, all subscription proceeds were placed in an account held by our escrow agent, Wells Fargo Bank, N.A., and were held in trust for the benefit of the subscribers. Interest earned on the escrow account was retained by us once the minimum offering was reached. Shares purchased by our executive officers and directors, our broker-dealer and by The Shopoff Group, Shopoff Advisors or affiliates did not count toward the sale of the minimum number of shares required to be sold in this offering. We hold your investment proceeds in our account until we withdraw funds for investment or the payment of fees and expenses. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. This offering will terminate on or before August 29, 2010.

Prior Investment Programs

Our sponsor, The Shopoff Group, and its affiliates have previously offered interests in limited partnerships for strategic real estate investments. The Shopoff Group has provided venture capital, equity and mezzanine debt in 125 transactions in the past ten years to support the acquisition and entitlements or development of more than 5,000 residential lots, acquisition of over 5,000 multi-family units, and more than 1 million square feet of commercial real estate projects with an aggregate completed market value in excess of $500 million. Of these 125 transactions, 82 involved real estate for which The Shopoff Group has obtained entitlements and 43 involved real estate for which the entitlement process is in progress. The Shopoff Group focuses on identifying undervalued or mismanaged assets and taking an active role in adding value in order to maximize equity returns to its investors. Prior projects include (a) residential land investment, consisting of the acquisition and entitlement of land into residential and master-planned communities which are held for investment, and (b) income properties, consisting of residential, commercial, retail and industrial interests that create revenue by generating any operating cash flow during the course of ownership and capital gains upon sale, as well as offering tax advantages. The “Prior Performance Summary” of this prospectus includes a discussion of prior programs sponsored to date by The Shopoff Group. Certain financial data relating to The Shopoff Group’s prior real estate programs is also provided in the “Prior Performance Tables” in Exhibit B to this prospectus. The prior performance of The Shopoff Group’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will necessarily experience financial performance and returns comparable to those experienced by investors in The Shopoff Group’s prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see the “Risk Factors — Risks Related to Our Business — Our investments may differ from prior programs sponsored by The Shopoff Group, and therefore the past performance of those programs may not be indicative of our future results” section of this prospectus for additional information.

Distribution Policy

In order to qualify as a REIT, we are required to distribute at least 90% of our annual taxable income to our stockholders. As of the date of this prospectus, we own six real estate properties, and have made three real estate-related investments, one of which we still own. Consistent with our investment policy, we will acquire and hold undeveloped real estate assets as a long-term investment and will not realize any income from these properties until they are sold. Accordingly, we cannot predict when, if ever, we will generate any income or income sufficient to pay cash dividends to our stockholders. The amount of any cash dividends will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If and when our investments produce operating cash flow, we expect to pay dividends to you on a periodic basis as determined by our board of directors. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities and/or sell assets to pay out enough of our taxable income to satisfy the distribution requirement.

Generally, dividends that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the reduced basis of the shares will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see the “Federal Income Tax Considerations” section of the prospectus for additional information.

Listing

Our shares of common stock are not currently listed on a national securities exchange. We do not expect our shares to become listed in the near future, and they may not become listed at all. Under our charter, we will submit for a vote of our stockholders a proposal to terminate and dissolve after August 29, 2017, unless the shares of our common stock, including the shares offered by this prospectus, are listed on a national securities exchange by that date. If the shares are listed, we will automatically become a perpetual life entity. If the shares of our common stock are not listed by August 29, 2017, following an affirmative vote of our stockholders, we will commence with the liquidation of our assets and, following the satisfaction of our liabilities, we will distribute any remaining proceeds to our stockholders in accordance with the section of this prospectus entitled “Agreement of Limited Partnership — Distributions.”

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, which we refer to as IRAs, and retirement and welfare plans subject to ERISA. Any plan trustee or individual considering purchasing shares for a retirement or welfare plan or for an IRA should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of our outstanding shares. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus for further explanation of the restrictions on ownership of our shares.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our shares of common stock. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition and operating results. If any of the following risks, or any other risks not described below actually occur, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our shares of common stock may decline, and you could lose all or part of the money you paid to buy our shares of common stock.

Risks Related to the Current Economic Crisis

The U.S. is in the midst of a severe global economic crisis and, as a result, the federal government has taken emergency measures in the form of executive orders, legislation, rules, regulations, and various other initiatives in an attempt to stabilize the U.S. and global economies. If the actions of the U.S. government, including the U.S. Treasury Department, the Federal Reserve and other governmental and regulatory bodies, do not have their desired effect, our business may be adversely impacted.

In an effort to address the liquidity and credit crisis that followed the sub-prime mortgage market meltdown which began in late 2007, the Emergency Economic Stabilization Act of 2008, or EESA, was signed into law on October 3, 2008. The EESA provided the U.S. Secretary of the Treasury with up to $700 billion and the authority to establish a Troubled Asset Relief Program, or TARP, in an effort to restore liquidity and stability to the financial system of the U.S. Then, on February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law as a sweeping economic recovery package intended to stimulate the economy and provide for broad infrastructure, energy, health, and education needs. This legislation was followed by the U.S. President’s Homeowner Affordability and Stability Plan announced on February 18, 2009 to address the crisis in the mortgage market which has had ripple effects in other parts of the credit markets. There can be no assurance as to the actual impact that EESA and ARRA, and their programs, including the TARP, or the Homeowner Stability and Affordability Plan, will have on the national economy or financial markets. The failure of these significant legislative and executive measures to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the price of our stock.

Depressed real estate prices in the markets in which we intend to acquire the majority of our properties may adversely impact our business.

The severe economic downturn has disproportionately impacted real estates prices in the states of California, Arizona and Nevada where we intend to acquire the majority of our real estate assets. While the depressed real estate prices and excess inventories resulting from this downturn may represent greater opportunities for us to acquire real estate assets at a reduced cost compared to historical values, it may also mean that we may have to hold our real estate assets and real estate-related investments for a longer period of time or sell or otherwise dispose of our real estate assets and real estate-related investments at a loss, in order to attain our investment objectives, both long and short term, which may adversely affect our net income, capital and business, generally, as well as your investment.

Difficult conditions in the financial markets and the economy generally may make it more difficult for us to raise the capital we need to successfully implement our business plan.

The capital and credit markets have been experiencing extreme volatility and disruption for more than thirty months. In the past six months, the volatility and disruption have begun to subside and we are beginning to see signs of stabilization and recovery in the housing and stock markets. We anticipate however, that bank failures and foreclosures will continue to occur in 2010 and beyond adding an element of uncertainty and concern in the financial markets and the economy in general. Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to the capital we need to grow our business and successfully implement our business plan. As of March 29, 2010, we raised approximately $18 million of the $200 million maximum offering amount. The current expiration date of the offering is August 29, 2010. If we are unable to raise substantially more capital than the amount we have raised to date, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located, and the types of investments we may make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being significantly affected by the performance of any one of our investments will increase.

Risks Related to Our Business

We and Shopoff Advisors are relatively new companies with limited operating histories, and we may not be able to operate successfully.

We and Shopoff Advisors were formed within the past four years and solely in connection with our public offering. Accordingly we have limited operating histories. You should not rely upon the past performance of other real estate investment programs sponsored by The Shopoff Group to predict our future results. Additionally, ours is the only public company that our officers, Shopoff Advisors, our other affiliates or their respective employees have operated and is the only entity we have operated which has elected to be taxed as a REIT. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages as an active company. To be successful, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	increase awareness of the Shopoff name within the investment products market;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other real estate-related investments as well as for potential investors in our shares; and
•	build and expand our operations structure to support our business.

Our failure, or Shopoff Advisors’ failure, to operate successfully or profitably could have a material adverse effect on our ability to generate operating cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares of common stock.

As of December 31, 2009, we had raised $17,832,450 in common stock sales including shares issued to our Sponsor. We have invested a majority of these funds thereby significantly reducing funds available for operations. Unless we can generate additional cash flow, we may not be able to meet our liquidity requirements successfully.

We intend to create cash flow from proceeds of pending and future common stock sales, sales of existing Company assets, securing appropriate longer-term debt, or funding via joint venture relationships with real estate private equity firms and hedge funds that have an interest in our investment space, although we cannot predict our level of success or timing from these endeavors at this time. These conditions raise concerns about our ability to continue to meet our liquidity requirements for the foreseeable future. Management believes that (i) there has been a recent shift in the investment attitude from potential investors from a capital preservation to a long-term capital appreciation mentality which will result in an increase in sales of our common stock as compared to results for the twelve months ended December 31, 2009, (ii) sales of Company assets as an alternative funding source is viable as we recently closed on the sale of a Company asset to a third-party for a purchase price 243% higher than the purchase price originally paid by us, and we are currently evaluating a third-party offer to us to purchase an existing Company asset at a purchase price that is 142% higher than the purchase price originally paid by us, (iii) lending sources for land assets have recently become more available although the cost of funds could be prohibitive in nature, and (iv) a recapitalization of us whereby a third-party capital source would take partial ownership of existing Company assets in a joint venture arrangement in exchange for cash, is possible as at least one real estate private equity firm has expressed an interest in taking a partial ownership position with existing Company assets. As a result of (i), (ii), (iii), and (iv) above, we believe we will have sufficient funds for the operation of the Company for the foreseeable future. If (i), (ii), (iii), and (iv) discussed above do not happen, we may need to consider alternative solutions or we may need to cease operations.

Management was successful in extending each of two secured promissory notes for one year in exchange for a principal pay down at the initial maturity dates of at least $500,000 for each secured promissory note and an increase in the existing interest rate for each secured promissory note of two percent. These two secured promissory notes both had initial maturity dates in 2010 and had an aggregate principal balance of $4,900,000, $2,000,000 for one secured promissory note and $2,900,000 for the second secured promissory note. As of the date of this prospectus, the $2,900,000 secured promissory note has been partially paid down and has a current principal balance of $1,908,416.

Our investments may differ from prior programs sponsored by The Shopoff Group, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of investment programs sponsored by The Shopoff Group may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. Our portfolio may or may not mirror in any way the portfolios of the prior programs sponsored by The Shopoff Group, and accordingly returns to our stockholders will vary from those generated by such programs. While The Shopoff Group has experience in managing real estate portfolios, none of The Shopoff Group, Shopoff Advisors, or any of their affiliates have experience in operating a REIT or a publicly- offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by The Shopoff Group and its affiliates.

Payment of fees, distributions and expense reimbursements to Shopoff Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.

Shopoff Advisors and its affiliates perform services for us in connection with the offer and sale of our shares, the management of our investments, and administrative and other services. Shopoff Advisors is paid acquisition and advisory fees, an asset management fee and a disposition fee, as determined by our board of directors, for these services pursuant to the advisory agreement between us and Shopoff Advisors. In addition, distributions may be payable to Shopoff Advisors pursuant to the subordinated participation interest it holds in Shopoff Partners upon a distribution of distributable cash to our stockholders, the listing of our shares or the termination of Shopoff Advisors as our advisor. In addition, Shopoff Advisors and its affiliates provides administrative services to us for which it is reimbursed at cost. These fees, distributions and expense reimbursements are substantial and reduce the amount of cash available for investment and distribution to our stockholders.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and reduce the return on your investment.

We rely on the investment committee of Shopoff Advisors to identify and negotiate the terms of acquisitions of real estate and real estate-related investments we make. There can be no assurance that the investment committee of Shopoff Advisors will be able to continue to identify or negotiate acceptable terms for the acquisition of, or make real estate-related investments with respect to, real estate that meets our investment criteria, or that we will be able to acquire such real estate or make such real estate-related investments on terms favorable to us or at all. Any delays we encounter in identifying and negotiating acquisitions of real estate and real estate-related investments could reduce your returns and our ability to make distributions to our stockholders.

We will acquire, entitle and hold properties as long-term investments. Accordingly, you may not realize a return on your investment for years, if at all.

Our business strategy is primarily to acquire, entitle and hold vacant undeveloped real estate. While we may on occasion invest in properties that produce any operating income, the majority of our properties will not produce income and, accordingly, distributions to stockholders are expected to be made at the time when our undeveloped properties are sold or refinanced. The entitlement process may take two or more years and we may continue to hold the property after the entitlements are completed, depending upon market conditions. Accordingly, it will be a period of years before you earn any return on your investment, if at all.

We may not have sufficient funds to pay dividends prior to the sale of properties we acquire.

Our directors will determine the amount and timing of cash dividends to our stockholders based on many factors, including the amount of funds available for distribution, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditure and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by (i) our ability to identify and make real estate or real estate-related investments as net offering proceeds become available, (ii) the amount of the returns upon the sale of those real estate or real estate-related investments we make, and (iii) our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify and to raise sufficient net proceeds to acquire real estate or real estate-related investments. We may never have sufficient funds to allow us to pay dividends or to meet other financial obligations and, if we do pay dividends, we may not be able to maintain or increase such dividends.

We are uncertain of our sources of debt and/or equity financing to fund future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The proceeds of the offering are used to buy real estate, make real estate-related investments and pay various fees and expenses. In addition, to maintain our REIT status, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and we cannot assure you that such sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

We depend on key personnel, the loss of any of whom could be detrimental to our business.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including William A. Shopoff, Edward Fitzpatrick, Kevin Bridges and Tim McSunas, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements with us. Although we intend to purchase key man life insurance to cover transition and replacement costs for our key executive officers, if any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability, and the ability of Shopoff Advisors, to attract and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we or Shopoff Advisors will be successful in attracting and retaining such personnel.

Our success is dependent on the performance of Shopoff Advisors as well as key employees of Shopoff Advisors.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Shopoff Advisors and its key employees in the management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We rely entirely on the management ability of Shopoff Advisors, subject to the oversight of our board of directors. Shopoff Advisors is not required to provide any specific or dedicated personnel to managing our business, nor is it required to dedicate any specific amount of time to our business. If Shopoff Advisors suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Shopoff Advisors may be unable to allocate time and/or resources to our operations. If Shopoff Advisors is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss and/or increased security costs. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for insurance coverage against property and casualty claims. We do not intend to obtain insurance that specifically covers against losses arising from terrorism unless required by our lenders. As a result, we may suffer uninsured losses as a result of terrorism, or in cases where we are required to obtain terrorism insurance, such insurance may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks.

More generally, terrorist attacks, war or political instability could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our stockholders.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions and changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our real estate and real estate-related investments, our ability to dispose of real estate and real estate-related investments, and yields from our real estate and real estate-related investments:

•	Increases in supply of competing properties and/or decreases in demand for our properties may impact our results;
•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;
•	Increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay dividends to our stockholders and/or our ability to dispose of our investments.

Risks Related to an Investment in Our Common Stock

There is currently no public market for our shares of common stock. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount from the price you paid.

There currently is no public market for our shares of common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, available funds will be reduced to pay organizational and offering expenses and acquisition and advisory fees and expenses. Unless our aggregate investments increase in value to compensate for these up front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of our shares of common stock as an illiquid and long-term investment. You must be prepared to hold your shares for an indefinite length of time.

Our ability to successfully conduct our offering is dependent in part on the ability of Shopoff Securities, a newly-formed entity, to successfully sell our shares in the offering.

Shopoff Securities acts as the broker in our offering. Shopoff Securities was formed on September 14, 2006 by William A. Shopoff. The Shopoff Revocable Trust dated August 12, 2004 is the sole stockholder of Shopoff Securities. This is the first public offering conducted by Shopoff Securities. The success of our offering, and correspondingly our ability to implement our business strategy, is dependent on the ability of Shopoff Securities to sell interests in us to prospective investors. If Shopoff Securities fails in its sales performance, we may not be able to raise adequate proceeds through our offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Investors in the offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of projects prior to investment.

Investors in the offering will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our real estate and real estate-related investments. You must rely on the investment committee of Shopoff Advisors to evaluate our investment opportunities, and the investment committee of Shopoff Advisors may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure you that acquisitions of real estate or real estate-related investments made using the net proceeds of our offering will produce a return on our investment or will generate any operating cash flow to enable us to make distributions to our stockholders.

Because our broker-dealer, Shopoff Securities, is our affiliate, there will be little or no independent “due diligence” review of us.

Our broker-dealer may be subject to a conflict of interest, which may arise out of its participation in our offering and its affiliation with Mr. Shopoff in performing independent “due diligence” with respect to us. There has not been any review of our structure, formation or operations performed by our broker-dealer. Because the broker-dealer is our affiliate, any review conducted cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, our offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

Because this is a “best efforts” offering, Shopoff Securities is only required to use its best efforts to sell our shares. If we are unable to raise substantial funds in our offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

Our offering is being made on a “best efforts” basis, whereby Shopoff Securities is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of our shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in our offering. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being significantly affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantially more than the minimum offering amount, the value of your shares could decline, because the payment of fees and expenses to Shopoff Advisors and its affiliates, and the operating expenses of the REIT will absorb a greater percentage of the aggregate amount of funds raised, resulting in a lower amount of funds remaining for investment in real estate.

Investors in our offering who purchase a portion of the 2,000,000 shares offered at $9.50 per share experience immediate dilution as a result of the grant of restricted stock to our directors and executive officers when the minimum offering amount was sold. Investors in our offering who purchase a portion of the remaining 18,100,000 shares at $10.00 per share may experience dilution if the value of our net assets is less than $10.00 at the time of their respective purchases.

Prior to the commencement of our offering, The Shopoff Group purchased 21,100 shares at $9.50 per share constituting our initial capitalization. In addition, our directors and executive officers were granted a total of 173,750 shares (5,000 of which were returned to us upon the resignation of one of our directors, but which were reissued to Kerry Vandell upon his appointment to our board) of restricted stock at the time our minimum offering of 1,700,000 shares was sold. Moreover, under the terms of the offering, 300,000 shares, in addition to the 1,700,000 shares comprising the minimum offering, will also be sold at $9.50 per share for a total of 2,000,000 shares sold at $9.50 per share. As of the date of this prospectus, we had not yet sold all of our shares offered at $9.50 per share. The last 18,100,000 shares offered will be sold at $10.00 per share. Consequently, investors who purchased shares in our offering at the purchase price of $9.50 experienced immediate dilution due to the restricted stock that was granted to our officers and directors upon sale of the minimum offering amount. Investors who purchase shares at the purchase price of $10.00 per share will experience immediate dilution due to both the prior restricted stock grants and sales of our stock at the $9.50 per share offering price, unless at the time of such purchase, due to appreciation in the value of our assets, our net asset value is equal to or greater than $10.00 per share. Otherwise stated, upon the sale of the initial 2,000,000 shares at $9.50 per share, investors who paid $9.50 per share will have contributed approximately 99% of the funds to conduct our operations, but will only own approximately 91.1% of our common stock due to the prior stock grants. This represents an immediate dilution of $1.77 per share. On the other hand, assuming the maximum of 20,100,000 shares are sold at the same time as the minimum offering was reached, investors who paid $9.50 per share would have contributed approximately 9.5% of the funds to conduct our operations, but would own approximately 9.9% of the common stock and investors who paid $10.00 per share would have contributed approximately 90.4% of the funds to conduct our operations, but would only own approximately 89.2% of our common stock due to the prior stock grants and the prior sales at $9.50 per share. This represents an immediate dilution of $0.37 per share, based upon a weighted average per share price of $9.50 for 2,000,000 shares and $10.00 for 18,100,000 shares and assumes the sale of all 20,100,000 shares.

Because we will continue to sell shares at a fixed price during the course of our offering and, at the same time, will be acquiring real estate and real estate-related assets with the proceeds of the offering, shares purchased after completion of the minimum offering will experience dilution to the extent that future shares are issued when and if the value of our underlying net assets exceeds the price you paid for your shares in the offering.

Under the terms of our offering, we will sell shares of our common stock at an initial fixed price of $9.50 per share for the first 2,000,000 shares and $10.00 per share thereafter. We will continue selling shares at $10.00 per share for a period of three years following the effective date of the offering or until the maximum offering is sold. In any case, our offering will end on August 29, 2010. During such time, we have and will continue to acquire real estate or real estate-related assets. Any future issuances of our shares will have a dilutive effect on the earlier purchasers of our common stock to the extent that at the time of such future issuances, the value of our underlying net assets exceeds the price they paid for their shares.

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

The board of directors has significant discretion to modify or expand our investment objectives and policies without shareholder approval.

Subject to the limitations in our charter, our bylaws and the Maryland General Corporation Law, or MGCL, our powers will be exercised by or under the authority of, and our business and affairs will be controlled by, the board of directors. The board of directors has the right and power to establish policies concerning our investments and the right, power and obligation to monitor our procedures, investment operations and performance.

In general, our charter can be amended if approved by the affirmative vote of a majority of the outstanding shares of our common stock, but the board of directors has the exclusive power to amend or repeal the bylaws and to make new bylaws.

Within the express restrictions and prohibitions of our bylaws, our charter and applicable law, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent.

Thus, while the prospectus distributed in connection with our initial public offering accurately and fully discloses our current investment objectives and policies, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the best interests of our stockholders. Our stockholders will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and the investment committee of Shopoff Advisors and may be changed at any time.

Some states’ securities laws may limit secondary trading of our common stock, which may restrict the states in which you can sell the shares we are offering.

Our shares are not registered in all states and U.S. territories. If you purchase shares of our common stock, you may not be able to resell the shares in certain states and U.S. territories unless and until the shares of our common stock are registered under the applicable securities laws of the jurisdiction or there is confirmation that an exemption from registration is available for secondary trading in such jurisdiction. There can be no assurance that we will be successful in registering or qualifying our common stock in all states and U.S. territories, or in identifying an available exemption for secondary trading in our common stock in all states and U.S. territories. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular jurisdiction, the shares of common stock could not be offered or sold to, or purchased by, a resident of that jurisdiction. In addition, resales of shares registered under the securities laws of the State of California are subject to the approval of the California Commissioner of Corporations, subject to certain exceptions.

Risks Related to Investments in Real Estate

Uncertainties in the entitlement process may result in increased costs and risks of ownership of the properties.

We will invest a substantial portion of the proceeds available for investment in undeveloped real estate and in the entitlement of such real estate. For those properties, we will be subject to risks relating to uncertainties associated with entitlements, environmental risks, and other mandates/concerns of governmental entities and/or community groups and our ability to control entitlement costs and/or to develop the land in conformity with plans, specifications and timetables. While we generally expect at least a 2-year entitlement process for the undeveloped real estate properties we acquire, delays in completion of the entitlement process beyond the expected time period could result in increased costs of a project and/or loss of our investment. Furthermore, we must rely upon projections of expenses and estimates of the fair market value of property upon completion of the entitlement process when determining a price to be paid for the property at the time of its acquisition. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our real estate and real estate-related investments until such time as Shopoff Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Shopoff Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by August 29, 2017. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating unpredictable market conditions.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to own undeveloped real estate, partially improved and improved residential and commercial properties, and real estate-related investments, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of remediation of hazardous or toxic substances on, under or in such property. The costs of remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury and/or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws and/or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, and/or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to sell a property, or to use the property as collateral for borrowing.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and/or enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return (if any) on your investment.

Uninsured losses relating to real estate may reduce your returns.

Shopoff Advisors will attempt to ensure that all of our properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Risks Associated With Real Estate-Related Investments

We may make or acquire real estate-related investments which include but are not limited to first mortgages, second mortgages or mezzanine loans secured, directly or indirectly by the same types of properties we may acquire directly, and also preferred equity investments in partnerships and/or limited liability companies that own the same types of properties that we may acquire directly. We will be subject to risks associated with these real estate-related investments, including the material risks discussed below.

Our real estate-related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make real estate-related investments, we will be at risk of a loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate levels, and the other economic and liability risks associated with real estate. We do not know whether the values of the property securing any real estate-related investments we may acquire will remain at the levels existing on the dates we initially make such investment. If the values of the underlying properties decline, our risk will increase and the values of our interests may decrease.

Our returns on mortgage loans may be reduced by interest rate fluctuations.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate-related investments at the previously higher interest rates.

Delays in liquidating defaulted real estate-related investments could reduce our investment returns.

If there are defaults under our real estate-related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage loans may be limited by regulations.

The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks inherent in the ownership of real property.

If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

If we have not listed our shares on a national securities exchange by August 29, 2017, we will be required to submit for a vote of our stockholders to liquidate all of our assets and distribute the net proceeds to our stockholders. We may make real estate-related investments with terms that expire after August 29, 2017. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their principal amount.

Risks Associated With Debt Financing

We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.

We expect to make investments with both the net proceeds from our offering and debt. In addition, we may incur mortgage debt by obtaining loans secured by some or all of our real estate. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Although we intend not to have a debt to equity ratio that exceeds 100% of the aggregate value of our real estate assets, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance properties we wish to acquire, even if such acquisition would otherwise be in our best interests, which could reduce the number of properties we can acquire. In addition, once we have placed mortgage debt on properties, we run the risk of being unable to refinance the entire outstanding loan balance when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when properties require refinancing, we may not be able to refinance the entire outstanding loan balance or our debt service may be higher if we do refinance the loan balance, either of which could reduce our income from those properties and reduce cash available for distribution to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, to replace Shopoff Advisors as our advisor, and/or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Fluctuations in interest rates could increase our expenses, require us to sell investments and/or make it more difficult to make attractive investments.

We expect that a portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real estate and real estate-related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to pay dividends to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings and/or to divert funds from other sources, which would reduce dividends paid.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms and/or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

The tightening of the credit markets in California, Nevada, Arizona, Hawaii, and Texas, which may continue for an indefinite period of time, may make it increasingly difficult for us to secure financing at reasonable rates or at all, which may limit our ability to finance or refinance our real estate properties, reduce the number of properties we can acquire, and adversely affect your investment.

Due to the collapse of the residential sub-prime mortgage market and the resulting credit crisis, the subsequent increased scrutiny of the lending industry by government regulators, and the resulting abundance of caution by lenders in evaluating and underwriting new transactions, there has been a significant tightening of the credit markets in California, Nevada, Arizona, Hawaii, and Texas, where we intend to acquire the majority of our real estate assets and real estate-related investments. The tightening in these credit markets, which may continue for an indefinite period of time, may make it increasingly difficult for us to secure mortgage debt at reasonable rates or at all, limiting the mortgage debt on real estate properties we wish to acquire, and even reducing the number of properties we can acquire. Even in the event that we are able to secure mortgage debt on, or otherwise finance, our real estate properties, due to increased costs associated with securing financing and other factors beyond our control, we run the risk of being unable to refinance the entire outstanding loan balance or being subject to unfavorable terms (such as higher loan fees, interest rates and periodic payments) if we do refinance the loan balance. Either of these results could reduce any income from those properties and reduce cash available for distribution, which may adversely affect your investment.

Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate or making real estate-related investments, we may enter into joint ventures with affiliated or unaffiliated partners. In addition, we may also purchase or develop properties in co-tenancies and other co-ownership arrangements with affiliates of The Shopoff Group, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as ours. These joint venture partners or co-tenants may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•	a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;
•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;
•	we may incur liabilities as the result of actions taken by joint venture partners in which we had no direct involvement; and
•	such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies and objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. We may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer or partner.

We may structure our joint venture relationships in a manner which could limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, we may incur losses on joint venture investments and/or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Risks Associated With Our Organizational Structure

Your interest in us may be diluted if we issue additional shares in our offering or otherwise.

Existing stockholders and potential investors in our offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes the issuance of 200,000,000 shares of common stock. In addition, subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued at the discretion of our board of directors.

Existing stockholders and investors purchasing shares in our offering may also experience dilution of their equity investment in us in the event that we:

•	sell additional shares in the future;

•	sell securities that are convertible into shares of our common stock;
•	issue shares of our common stock in a private offering to institutional investors; or
•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Shopoff Partners (we have no intention of making such exchanges at this time).

The limit on the number of shares a person could own may discourage a takeover attempt.

Our charter prohibits the ownership of more than 9.8% of the outstanding shares of common stock by any one investor. This restriction may discourage a change of control and may deter individuals or entities from making tender offers for our shares of common stock, which offers might otherwise be financially attractive to our stockholders and/or which might cause a change in our management. Further, this restriction may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire in excess of 9.8% of our shares of common stock or otherwise to effect a change of control of us.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control of our company.

Certain provisions of Maryland law, our charter and our bylaws have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:

•	Number of Directors, Board Vacancies, Term of Office. Under certain amendments to our charter which will become effective at such time as a class of our equity securities is registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which will occur upon completion of our initial public offering), we have elected to be subject to certain provisions of Maryland law which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum.
•	Classified Board. Under our charter, we have a classified board serving staggered, five-year terms, which may lengthen the time required to gain control of our board of directors.
•	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.
•	Exclusive Authority of our Board to Amend the Bylaws. Our bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to our bylaws.
•	Preferred Stock. Under our charter, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders.
•	Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
•	Ownership Limit. In order to preserve our status as a REIT under the Code, our charter generally prohibits any person, from beneficially or constructively owning more than 9.8% in value or in number of shares (whichever is more restrictive) of the aggregate of our outstanding common stock or more than 9.8% of the aggregate of our outstanding shares of capital stock unless our board of directors waives or modifies this ownership limit.
•	Maryland Business Combination Act. The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuance of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our board of directors has adopted a resolution exempting only transactions between us and our affiliates from this statute. Therefore, the provisions of the Maryland Business Combination Act are applicable to business combinations between our company and persons other than our affiliates.
•	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of Shopoff Advisors and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of relationships among us, our officers, Shopoff Advisors and its affiliates, including the material conflicts discussed below. All references to affiliates of Shopoff Advisors include The Shopoff Group and each other affiliate of The Shopoff Group and Shopoff Advisors.

We will compete with affiliates of Shopoff Advisors in the acquisition of properties.

Affiliates of Shopoff Advisors have approximately 19 existing programs with investment objectives and strategies similar to ours and such affiliates may sponsor or advise other similar programs in the future. These existing and future programs may own properties located in geographical areas in which we may acquire properties. Therefore, we may compete with affiliates of Shopoff Advisors in the purchase of properties.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, your returns may be decreased by us entering into joint ventures with affiliates of Shopoff Advisors.

In the event that we enter into a joint venture with any other program sponsored or advised by Shopoff Advisors or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Shopoff program may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of our properties in the future. In addition, in the event that we are not listed on a securities exchange, by August 29, 2017, our organizational documents provide for an orderly liquidation of our assets upon the affirmative vote of our stockholders. In the event of such liquidation, any joint venture between us and another Shopoff program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Joint ventures between us and other Shopoff programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you. Joint ventures with other Shopoff programs would also be subject to the risks associated with joint ventures with unaffiliated third parties described below.

Shopoff Advisors and employees of Shopoff Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.

Affiliates of Shopoff Advisors are active in other real estate programs having investment objectives similar to ours or to which they have legal and fiduciary obligations similar to those they owe to us and our stockholders. Because affiliates of Shopoff Advisors have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If Shopoff Advisors, for any reason, is not able to provide sufficient resources to manage our business due to the other activities of its affiliates, our business will suffer as we have no other personnel to perform these services. Likewise, if Shopoff Advisors or its affiliates suffer financial and/or operational problems as a result of any of the activities of its affiliates, whether or not related to our business, and Shopoff Advisors is unable to manage our business, we will have no one to manage or dispose of our investments. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	the allocation of new investments among us and affiliates of Shopoff Advisors;
•	the allocation of time and resources among us and affiliates of Shopoff Advisors;
•	the timing and terms of the investment in or sale of an asset;
•	entitlement or management of our properties by affiliates of Shopoff Advisors;

•	investments with and/or sales to and acquisitions from affiliates of Shopoff Advisors; and
•	compensation to Shopoff Advisors.

Shopoff Advisors will face conflicts of interest relating to its compensation structure. The distribution payable to Shopoff Advisors upon termination of the advisory agreement may also influence decisions about terminating Shopoff Advisors or our acquisition or disposition of investments.

Under the advisory agreement between us, Shopoff Partners and Shopoff Advisors, Shopoff Advisors holds a subordinated participation interest in Shopoff Partners which entitles it to certain fees and distributions that are structured in a manner intended to provide incentives to Shopoff Advisors to perform in our best interests and in the best interests of our stockholders. Shopoff Advisors is entitled to receive fees including acquisition and advisory fees, asset management fees and a subordinated disposition fee. The distributions Shopoff Advisors may become entitled to receive would be payable upon distribution of distributable cash to our stockholders, the listing of our shares or the termination of Shopoff Advisors as our advisor.

However, because Shopoff Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Shopoff Advisors’ interests are not wholly aligned with those of our stockholders. In that regard, the only fee Shopoff Advisors receives with respect to on-going operation and management of properties is the asset management fee, which is based on the amount of our initial investment and not the performance of those investments, which could result in Shopoff Advisors not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Shopoff Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Shopoff Advisors or for us to generate the specified levels of performance or distributable cash that would entitle Shopoff Advisors to fees or distributions. In addition, Shopoff Advisors’ entitlement to fees upon the sale of our assets and to participate in distributable cash could result in Shopoff Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the Advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders.

The subordinated participation interest requires Shopoff Partners to make a distribution to Shopoff Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Shopoff Advisors. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid Shopoff Partners making this distribution, our independent directors may decide against terminating the advisory agreement prior to listing our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Shopoff Partners to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Shopoff Partners’ obligation to the terminated advisor.

We may acquire assets from, or dispose of assets to, entities managed by Shopoff Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from an unrelated party and/or that negatively affect the public’s perception of us.

We may acquire properties or other real estate-related investments from entities which are managed by affiliates of Shopoff Advisors. Further, we may also dispose of properties or other real estate-related investments to entities which are controlled by affiliates of Shopoff Advisors. Affiliates of Shopoff Advisors may make substantial profits in connection with such transactions. Affiliates of Shopoff Advisors may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on the investment committee of Shopoff Advisors in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

The fees we pay Shopoff Advisors under the advisory agreement and the distributions payable to Shopoff Advisors under the partnership agreement of Shopoff Partners were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with a third-party.

Our Sponsor and its affiliates have determined the fees and distributions payable to Shopoff Advisors and its affiliates under the advisory agreement and the subordinated participation interest in Shopoff Partners. As a result, these fees and distributions cannot be viewed as having been determined on an arm’s-length basis and we cannot assure you that an unaffiliated third party would not be willing and able to provide to us the same services at a lower price. Shopoff Advisors is entitled to receive fees including acquisition and advisory fees, asset management fees and a subordinated disposition fee. The distributions Shopoff Advisors may become entitled to receive would be payable upon distribution of distributable cash to our stockholders, the listing of our shares or the termination of Shopoff Advisors as our advisor.

Risks Associated with Income Taxes

We will be subject to tax risks arising out of our election to be taxed as a REIT, including the material risks discussed below. We strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our stock or your individual tax situation.

Failure to qualify as a REIT would reduce our net income (if any) and cash available for distributions.

Manatt, Phelps & Phillips, LLP, our legal counsel, has rendered an opinion to us in connection with our offering that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, on an on-going basis, requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Internal Revenue Code. Manatt, Phelps & Phillips will not review our compliance with the REIT qualification standards on an on-going basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Manatt, Phelps & Phillips’ legal judgment based on the law in effect as of the date of its issuance. Manatt, Phelps & Phillips’ opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

The REIT qualification requirements are complex and there is only limited guidance available regarding the interpretation of those requirements. We are a new entity, and our Sponsor and Advisor do not have experience operating a REIT. These factors may increase the likelihood that we will fail to meet on a continuing basis one or more of the REIT qualification requirements.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings, if any, available for investment and/or distribution to stockholders because of the additional tax liability that we would incur. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds and/or liquidate some investments in order to pay the applicable tax.

We may have accumulated C corporation earnings and profits that must be distributed in full in a timely distribution in order to qualify as a REIT.

We have been classified as a C corporation prior to the proposed effective date of our REIT election. During this period of time we have acquired and disposed of assets, conducted certain operations, and otherwise engaged in activities that can result in the creation of earnings and profits for federal income tax purposes. These activities are expected to continue for the remainder of our 2010 tax year up to the proposed effective date of our election of REIT status. If we have accumulated earnings and profits for a tax year in which we were classified as a C corporation rather than as a REIT, we must distribute in full our non-REIT earnings and profits before the end of our first REIT year (expected to be the 2011 tax year) as a requirement to qualify as an REIT.

Calculations of earnings and profits for federal income tax purposes can be complex and subject to uncertainties. While we intend to take the actions we deem necessary to meet this REIT qualification requirement, our calculations of accumulated earnings and profits may be subject to challenge by the tax authorities. In such event, the tax authorities could assert that our efforts to meet this REIT qualification requirement were not successful. Such an assertion, if made, would likely occur well after the distribution deadline described above. If such an assertion were successful, the result could be the retroactive disqualification of our proposed REIT status that would subject us and our shareholders to income tax rules generally applicable to C corporations and their shareholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we remain qualified as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.
•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.
•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.
•	If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.
•	Our taxable REIT subsidiaries will be subject to tax on their taxable income.
•	If we have aggregate built-in gains in the assets that we own at the effective date of our REIT elections, those gains may be taxed at the corporate level if recognized in a disposition that occurs within the 10-year period beginning on the effective date of the election. It is uncertain whether we will have any such built-in gains.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (1) differences in timing between the receipt of cash and inclusion of income for federal income tax purposes, (2) the effect of nondeductible capital expenditures, and/or (3) the creation of reserves. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To maintain our REIT status, we may be forced to forego attractive investment opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must satisfy tests on an on-going basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

The extent of our use of taxable REIT subsidiaries may affect the value of our common stock relative to the share price of other REITs.

We intend to conduct a portion of our business activities through one or more taxable REIT subsidiaries, or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying REIT income if earned directly by us. Our use of TRSs will enable us to engage in non-REIT qualifying business activities, such as the sale of inventory properties. However, under the Internal Revenue Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRSs. This limitation may affect our ability to increase the size of our non-REIT qualifying operations. Furthermore, because the income earned by our TRSs will be subject to corporate income tax and will not be subject to the requirement to distribute annually at least 90% of our REIT taxable income to our stockholders, our use of TRSs may cause our common stock to be valued differently than the shares of other REITs that do not use TRSs in the manner in which we expect to use them.

Even if we qualify as a REIT, we could be subject to an excise tax on non-arm’s-length transactions with our taxable REIT subsidiaries.

In the event that any transaction between us and our TRSs is not conducted on an arm’s-length basis, we could be subject to a 100% excise tax on such transactions. We believe that all such transactions will be conducted on an arm’s-length basis, but there can be no assurance that the IRS will not successfully contest the arm’s-length nature of such transactions or that we will be otherwise able to avoid the 100% excise tax. Any such tax could adversely affect our overall profitability and the amounts of distributions to our stockholders.

We may be required to pay a penalty or may not qualify as a REIT if the value of our taxable REIT subsidiaries exceeds 25% of the value of our total assets at the close of any calendar quarter.

To qualify as a REIT, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries at the close of any calendar quarter (subject to a 30-day “cure” period following the close of the quarter). We will monitor the value of our investment in our TRSs in relation to our other assets to comply with the test. There cannot be complete assurance that we will be successful in that effort. Although we will seek to be prudent in valuing our investment in our TRSs and our other assets, there can be no assurance that the IRS will not disagree with those determinations. In the event of a more than de minimis failure of the test, we will not lose our REIT status as long as (i) the failure was due to reasonable cause and not to willful neglect, (ii) we dispose of the assets causing the failure or otherwise comply with the test within six months after the last day of the applicable quarter in which we identify such failure, and (iii) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the test. If there is a more than de minimis failure of the test and we do not satisfy the requirements described in the preceding sentence, we would lose our REIT status.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

As a REIT, we will be subject to a 100% tax on any net income from “prohibited transactions.” In general, prohibited transactions are sales or other dispositions of property to customers in the ordinary course of business. Sales by us of inventory property at the REIT level would constitute prohibited transactions.

For these purposes, inventory property does not include foreclosure property. Examples of inventory property include sales to customers of condominium units or subdivided lots in a development tract. The determination of whether property is inventory property is fact-driven. Some of the relevant factors are the number, frequency and continuity of sales, the duration of ownership, the level of sales activities, the types of development activities undertaken with respect to the property, the purpose for acquisition of the property and the reason for which the property is held, the substantiality of sales in relation to other business activities and statements by the taxpayer regarding the property. There is a safe harbor in the REIT rules exempting certain sales from the prohibited transactions tax. In order to be in the safe harbor, certain factual tests must be satisfied. We will attempt to meet the safe harbor requirements whenever practicable, but we cannot guarantee that everyone of our sales of real property interests will take place within the safe harbor.

We intend to avoid the 100% prohibited transaction tax by conducting activities that would be prohibited transactions through one or more TRSs. We may not, however, always be able to identify properties that will become part of our “dealer” land sales business. Therefore, if we sell any properties at the REIT level that we incorrectly identify as property not held for sale to customers in the ordinary course of business or that subsequently become properties held for sale to customers in the ordinary course of business, we may be subject to the 100% prohibited transactions tax.

If Shopoff Partners, or any joint ventures in which Shopoff Partners invests, fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation and we may fail to satisfy the REIT asset requirements.

We intend to maintain the status of Shopoff Partners as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of Shopoff Partners as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that Shopoff Partners could make to us. This could also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which Shopoff Partners owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to Shopoff Partners. Such a recharacterization of Shopoff Partners or an underlying property owner could also threaten our ability to maintain REIT status.

We may incur excess inclusion income that would increase the tax liability of our stockholders.

In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Internal Revenue Code. If we realize excess inclusion income and allocate it to stockholders, however, such income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is foreign, it would generally be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income-tax treaty. U.S. stockholders would not be able to offset such income with their operating losses.

Excess inclusion income could result if we held a residual interest in a real estate mortgage investment conduit, or REMIC. Excess inclusion income also may be generated if we were to issue debt obligations with two or more maturities and the payment terms on these obligations bore a relationship to the payments that we received on our mortgage loans or mortgage-backed securities securing those debt obligations. The Internal Revenue Service may determine that these borrowings give rise to excess inclusion income that should be allocated among our stockholders. We may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments.

Misplaced reliance on legal opinions or statements by issuers of mortgage-backed securities and government securities could result in a failure to comply with REIT gross income or asset tests.

When purchasing interests in other REITs, partnership interests, mortgage-backed securities and government securities, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and product income that qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may harm our REIT qualification and result in significant corporate level tax.

Risks Related to Employee Benefit Plans and IRAs

We, and our investors that have employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as stockholders, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;
•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;
•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;
•	whether your investment will impair the liquidity of the plan or IRA;
•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and
•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA or U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Shopoff Advisors and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Shopoff Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Shopoff Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code and/or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make and/or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

SELECTED FINANCIAL DATA

	As of December 31, 2009	As of December 31, 2008	As of December 31, 2007
Balance Sheet Data:
Total assets	$20,209,309	$14,059,684	$999,584
Real estate investments	19,034,147	2,614,134	—
Notes receivable, net	662,345	558,000	—
Real estate deposits	—	3,300,000	—
Total liabilities	5,568,226	196,731	183,900
Notes payable secured by real estate investments	4,900,000	—	—
Accounts payable and accrued liabilities(1)	536,047	64,596	—
Total stockholders equity	14,640,983	13,862,853	815,584
Total equity(2)	14,641,083	13,862,953	815,684
Operating data:
Revenues	$5,471,709	$152,356	$1,665
Sale of real estate	$5,000,000	—	—
Expenses	$4,912,116	$1,618,456	$163,631
Cost of sales of real estate	2,955,288	—	—
Due diligence costs related to properties not acquired	45,827	1,027,888	—
Provision for income taxes	138,486	—	—
Net Income (loss)	421,107	(1,466,100)	(161,966)
Net income (loss) per common share, basic(3)	0.22	(2.32)	(7.68)
Net income (loss) per common share, diluted(3)	0.20	(2.32)	(7.68)
Weighted average number of shares outstanding, basic(3)	1,878,787	631,921	21,100
Weighted average number of shares outstanding, diluted(3)	2,095,537	631,921	21,100
Other Data:
Cash flows provided by (used in) operating activities	$(557,129)	$(1,484,712)	$1,665
Cash flows provided by (used in) investing activities	(6,363,577)	(6,521,276)	—
Cash flows provided by (used in) financing activities	(419,968)	15,292,134	(1,665)

(1)	Excludes due to related parties, interest and income taxes payable
(2)	Includes non-controlling interest
(3)	Net income (loss) per share are based on the weighted average number of shares of common stock outstanding

DILUTION

Prior to the date the minimum offering was reached, we had 21,100 shares of common stock outstanding which were issued to our sponsor, The Shopoff Group, for $9.50 per share. In addition, we issued an aggregate of 173,750 shares (5,000 of which were returned to us upon the resignation of one of our directors, but which were reissued to Kerry Vandell upon his appointment to our board) of restricted stock (stock that is subject to restrictions on transferability and such other restrictions our compensation committee imposed at the date of grant) to our directors and executive officers, pursuant to our 2007 equity incentive plan on the date we reached the minimum offering of 1,700,000 shares. Taking into account the issuance of those shares to our directors and executive officers, we had a net tangible book value of $200,450 or $1.03 per outstanding share of common stock as of August 28, 2008. Net tangible book value per share is equal to our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our shares in this offering and the net tangible book value per share immediately after the completion of this offering assuming no changes in tangible book value due to increases in value of properties purchased during the offering period. After giving effect to the sale in this offering of 2,000,000 shares of common stock at $9.50 per share and 18,100,000 shares of common stock at $10.00 per share, the payment of organization and offering expenses and the receipt by us of the net proceeds from this offering, our adjusted net tangible book value per share would have changed from $1.03 to $7.63 per share (assuming the minimum offering) or to $9.58 per share (assuming the maximum offering). This represents (i) an immediate increase in net tangible stockholders’ equity of $14,255,000 to current stockholders and an immediate dilution of $1.87 per share, or 19.7%, to new investors at the minimum offering amount and (ii) assuming the maximum offering is raised, an increase in net tangible stockholders’ equity of $194,250,000 to current stockholders at the $9.95 offering price and an immediate dilution of $0.37 per share, or 3.7%, to new investors, as illustrated in the following table:

	1,700,000 Minimum		20,100,000 Maximum
Initial Public Offering Price per Share	$9.50		$9.95	(1)
Net Tangible Value per share at minimum offering	$1.03	(2)	$1.03
Increase per share attributable to new investors	$6.60		$8.55
As adjusted net tangible book value per share after the offering	$7.63		$9.58
Dilution per share to new investors (dollars)	$1.87		$0.37
Dilution per share to new investors (percentage)	19.7%		3.7%

(1)	This number is based upon a weighted average per share price of $9.50 for 2,000,000 shares and $10.00 for 18,100,000 shares and assumes the sale of all 20,100,000 shares.
(2)	This computation is based upon the 21,100 shares of common stock previously issued to our sponsor and the 173,750 shares of restricted stock (5,000 of which were returned to us upon the resignation of one of our directors, but which were reissued to Kerry Vandell upon his appointment to our board) issued to our directors and executive officers (except William A. Shopoff) on the date the minimum offering was reached.

The tables below summarize, on an adjusted basis as described above, the differences between the total consideration paid to us and the average price per share paid by current stockholders (our directors and executive officers) with respect to the shares of restricted stock issued to them on the date we reached the minimum offering, and by new investors purchasing our shares of common stock in this offering assuming 2,000,000 shares are sold at $9.50 per share and 18,100,000 shares are sold at $10.00 per share.

	Minimum Number of Shares Sold
	Number(1)%		Amount	%
Shares Issued to The Shopoff Group	21,100	1.1%	$200,450	1.2%
Shares to be Granted to Non-Officer Directors	30,000	1.6%	$—	0.0%
Shares to be Granted to Officer Directors	143,750	7.6%	$—	0.0%
New Investors @ $9.50 per Share	1,700,000	89.7%	$16,150,000	98.8%
New Investors @ $10.00 per Share	—	0.0%	—	0.0%
Totals	1,894,850	100.0%	$16,350,450	100.0%

	Maximum Number of Shares Sold
	Number(1)%		Amount	%
Shares Issued to The Shopoff Group	21,100	0.1%	$200,450	0.1%
Shares to be Granted to Non-Officer Directors	30,000	0.1%	$—	0.0%
Shares to be Granted to Officer Directors	143,750	0.7%	$—	0.0%
New Investors @ $9.50 per Share	2,000,000	9.9%	$19,000,000	9.5%
New Investors @ $10.00 per Share	18,100,000	89.2%	$181,000,000	90.4%
Totals	20,294,850	100.0%	$200,200,450	100.0%

(1)	Gives effect to the issuance of 30,000 shares of restricted stock to our non-officer directors, and 143,750 shares of restricted stock to officer directors (except William A. Shopoff), on the date we reached the minimum offering.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

The principal use of the net proceeds will be to make long-term investments in undeveloped real estate assets, improved residential and commercial real estate properties and real estate-related investments. We may also use some net proceeds from this offering to retire existing debt that we may assume when acquiring properties and to pay the fees and expenses due to Shopoff Advisors, Shopoff Securities, and their affiliates, as applicable.

Our fees and expenses, as listed below, include the following:

•	Organization and offering expenses are defined generally as all expenses incurred by and to be paid from our assets in connection with the registration and the subsequent offer and distribution of our shares to the public, including, but not limited to, reimbursements for costs to prepare sales materials, sales seminars, and travel and lodging for the sales team, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. The total amount of organization and offering expenses is variable depending upon the length of the offering.
•	Acquisition and advisory fees are defined generally as fees paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making of or investing in, mortgage loans or other real estate investments. We will pay our advisor acquisition and advisory fees of 3.0% of the contract price of each asset or the funds advanced pursuant to a mortgage loan. Acquisition and advisory fees do not include acquisition expenses.
•	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely determined at this time.

	Minimum Offering $16,150,000		Maximum Offering $200,000,000
	Amount	Percent of Gross Offering Proceeds	Amount	Percent of Gross Offering Proceeds
Gross Offering Proceeds	$16,150,000	100.0%	$200,000,000	100.0%
Less:
Selling Commissions(1)	$—	0.0%	$—	0.0%
Organizational and Offering Expenses	$1,994,000	12.3%	$5,750,000	2.9%
Amount Available for Investment(2)	$14,156,000	87.7%	194,250,000	97.1%
Less:
Acquisition and Advisory Fees(3)	$424,680	2.7%	$5,827,500	2.9%
Initial Working Capital Reserve(4)	$807,500	5.0%	$10,000,000	5.0%
Amount Invested in Real Estate, and Real Estate-Related Investments(5)	$12,923,820	80.0%	$178,422,500	89.2%

(1)	We are not receiving a selling commission in connection with the offering. However, at the completion of the offering and in the sole and absolute discretion of The Shopoff Group, a marketing fee is payable from The Shopoff Group to our broker-dealer to assist our broker-dealer in discharging its obligations under the Broker-Dealer Agreement and to cover administrative and operational costs. A monthly marketing fee of $100,000 is estimated based on the anticipated three-year term of the offering and is non-refundable to The Shopoff Group. Payment of the marketing fee from The Shopoff Group to our broker-dealer may also be withheld to the extent that such fee would result in our broker-dealer receiving total underwriting compensation in excess of that which is permitted under the rules of FINRA.
(2)	Until required in connection with the acquisition of real estate or real estate-related investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(3)	For purposes of this table, we have assumed that we will use the full “Amount Available for Investment” to acquire investments and to pay related expenses and that the acquisition and advisory fees will equal 3% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) our pro rata share of the gross asset value of real estate investments held by another entity when we make an investment indirectly through another entity. As a result, if we raise the minimum offering and 87.7% of those proceeds are applied to investments and related fees and expenses, acquisition and advisory fees would equal 2.7% of gross offering proceeds. If we raise the maximum offering and 97.1% of those proceeds are applied to investments and related fees and expenses, acquisition fees would equal 2.9% of gross offering proceeds. For purposes of this table we have also assumed that we will not use debt in making investments. If we raise the maximum of $200,000,000 in the offering and all of our investments are 100% leveraged at the time we make them, total acquisition fees would be approximately $12,000,000 (3% of $400,000,000 leveraged amount). In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition fees. At this time, we cannot estimate the amounts of funds that may be provided by joint venture partners.
(4)	A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus for a discussion of the capital plan that we will establish for our investments.
(5)	Includes amounts anticipated to be invested in acquisition and entitlements of properties net of fees, but including expenses. We estimate that at least a minimum of 80.0% to a maximum of 89.2% of the proceeds received from the sale of shares will be used to acquire and entitle properties.

Shopoff Advisors is entitled to receive a cumulative monthly asset management fee of one-twelfth of 2% of aggregate assets value for operating assets, one-twelfth of 2% of the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year, one-twelfth of 2% of the appraised value for real estate assets held for greater than one year and one-twelfth of the appraised value of the underlying property, for any real estate-related investment held by us not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment. “Aggregate assets value” means, for any period, our aggregate asset value invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the aggregate of such values at the end of each month during such period.

INVESTMENT OBJECTIVES AND CRITERIA

Our Business and Objectives

Our objective is to acquire a portfolio of undeveloped real estate assets that present “value-added” opportunities for our stockholders and to:

•	preserve, protect and return your capital contributions;
•	realize capital appreciation upon the sale of our properties;
•	provide periodic dividends;
•	provide you with liquidity for your investment by listing the shares on a national securities exchange by August 29, 2017 or, if our shares are not listed prior to that date, by selling our real estate and real estate-related investments and distributing the cash to you.

Consistent with our investment objectives, we will invest in properties with the following attributes:

•	the potential for an annual internal rate of return in excess of 30% on a compounded basis;
•	the potential for a sharp increase in value due to such factors as a recent or potential future zoning change or other opportunity where a property might lie in the path of progress;
•	characteristics of the property enable us to ascertain that we could purchase the property at a discount from current market value;
•	geographic location in California, Nevada, Arizona, Hawaii, or Texas;
•	potential for capital appreciation;
•	potential for economic growth in the community in which the property is located;
•	prospects for liquidity through sale, financing or refinancing of the property;
•	moderate competition from existing properties;
•	location in a market in which we have familiarity based upon past experience or we have an advantage based upon our experience in repositioning properties;
•	potential for development of the property into income property.

We cannot assure you that we will attain these objectives or that our invested capital will not decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised; however, if only the minimum offering amount is raised, the number of properties purchased may be substantially reduced.

While real estate investing involves considerable risk, the members of the investment committee of Shopoff Advisors possess considerable experience in the real estate sector, which we believe will help enable us to identify appropriate properties to meet our objectives and goals. Overall, we intend to focus on providing our stockholders with a stable asset base and a strategy for growth consistent with preservation of capital.

The recent focus of our acquisitions has been on distressed or opportunistic property offerings. The current real estate market has generated a supply of real estate projects that are all partially or completely developed versus vacant, undeveloped land. This changes the focus of our acquisitions to enhancing the value of real property through redesign and engineering refinements and removes much of the entitlement risk that we expected to undertake. Although acquiring distressed assets at greatly reduced prices from the peaks of 2005-2006 does not guaranty us success, we believe that it does allow us the opportunity to acquire more assets than previously contemplated.

We believe there will be continued distress in the real estate market in the near term and expect this to put downward pressure on near term prices. Our view of the mid to long term is more positive, and we expect property values to improve over the four- to ten-year time horizon. Our plan is to be in a position to capitalize on these opportunities for capital appreciation.

Investment in Undeveloped Real Estate Assets

Our primary focus will be to invest in undeveloped real estate assets that present “value-added” opportunities or other opportunistic investments for our stockholders. “Undeveloped real estate” means any real property that (a) has no development or construction in process on the land, (b) no development or construction on such land is planned to commence within one year, and (c) produces no rental or other operating income. We will oversee all entitlement work on our properties acquired and, upon completion of such entitlement work and at the appropriate time, we will sell the properties and distribute any profits as provided in the section of this prospectus entitled “Agreement of Limited Partnership — Distributions.”

Because we expect that the majority of the properties we acquire will not generate any operating cash flow, our stockholders should have the expectation that no substantial income will be generated from our operations for at least four years from the time we begin property acquisitions. As discussed in more detail in this section, some of our investment activities may generate cash flow; however, our primary activity will be to buy, hold and sell undervalued, undeveloped real estate assets and to generate returns to our stockholders upon disposition of such properties. The land acquired may be zoned for residential, commercial or industrial uses. We will make changes in investment allocations and percentages based upon our evaluation of current market conditions.

Returns from development of undeveloped properties are subject to risks and uncertainties associated with obtaining development permits and environmental and other mandates/concerns of governmental entities and/or community groups.

Other Property Acquisitions

Although we anticipate that our focus will be on undeveloped real estate assets our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, improved properties, partially improved properties, particularly those in which there is a potential for a change in use, such as an industrial building changing to high density residential. There is no percentage of the capital raised in this offering that would be reserved for improved properties. We would consider all property types that meet our overall objectives of achieving optimal yield with a commensurate amount of risk.

In addition to fee simple interests, we may acquire long-term leasehold interests and leasehold estates. Other methods of acquiring a property may be used when advantageous. For example, as discussed below, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that owns real property.

In addition, when and as determined appropriate by Shopoff Advisors and as approved by our board of directors, the portfolio may also include real estate or real estate-related investments relating to properties in various other stages of development. These stages would include, without limitation, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Shopoff Advisors will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, our objectives of realizing capital appreciation upon the sale of properties, and the potential for generating dividend income from the net operating income of our income property portfolio.

We may enter into purchase and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

We do not intend to purchase interests in hedge funds.

We do not intend to incur aggregate indebtedness in excess of 100% of the aggregate estimated fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Estimates of the fair market value will be determined each year by a majority of our directors, in a similar manner as the estimated fair market value determination at the time of purchase.

Shopoff Advisors or its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating our acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from affiliates of Shopoff Advisors and entities advised or managed by Shopoff Advisors or its affiliates. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors, and supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. In order to qualify as an “independent” for this purpose, the person or entity must have no material current or prior business or personal relationship with Shopoff Advisors or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us.

Making Loans and Investments in Mortgages

We are not a mortgage bank or portfolio lender. We do not intend to engage in the business of originating, warehousing or servicing real estate mortgages. If we engage in any such activities, it will be only as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investing in real estate mortgages, mortgage-backed securities or other securities.

We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to Shopoff Advisors or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a licensed independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 80% of the appraised value of the property as determined by an appraisal from a licensed independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will our acquisition price for mortgage loans exceed the appraised value of the property as of the date of the loans.

All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;
•	payments of interest only for a period not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or
•	payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

We will not invest in real estate contracts of sale otherwise known as land sale contracts.

We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 80% of the appraised value of such property. In addition, the value of all such investments, as shown on our books in accordance with accounting principles generally accepted in the United States of America, after all reasonable reserves but before provision for depreciation, will not exceed 25% of our total assets.

Investment in Securities

We will invest in equity securities of another entity, other than our operating partnership or a wholly-owned subsidiary, only if a majority of our directors, including a majority of the independent directors not otherwise interested in such transaction, approve the transaction as being fair, competitive, commercially reasonable and consistent with our investment objectives. Our objectives will include the opportunity to obtain a 100% return on our investment in these securities. We may also invest in community facilities district bonds. We will limit this type of investment to 25% of our total assets, subject to certain tests for REIT qualification. Investments in entities affiliated with Shopoff Advisors, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities when traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests (in addition to repurchases made pursuant to our 2007 equity incentive plan which are subject to the right of first refusal upon transfer by plan participants). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. We do not anticipate investing in the securities of other entities for the purpose of exercising control over that entity. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any such registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers. We would consider an investment in the securities of another firm that is not in the real estate business, but whose underlying assets consist of significant real estate holdings.

General Competitive Conditions

We will face several issues related to our business plan that could add to the risk of your investment in us.

One issue we will encounter relates to the markets we select for investments. Real estate is a generally a local market although these local markets can be impacted by macro-economic conditions (interest rates, employment growth rates, consumer confidence, national politics). The success of our projects will be impacted by our ability to gauge regional economic conditions and seek out opportunities where gaps in the market exist.

We also will be subject to competition from other firms seeking to do business within the same market niche. Among our competition would be pension funds and those firms funded by pension funds, investment banking businesses who have committed capital to this business line, privately held investment firms based both locally and regionally, and homebuilders and developers who have sufficient resources to hold land for long term investment. As the lead time for our investments to maturity is lengthy, we will have to analyze and project future demand in addition to accounting for other competition in the same investment area. As there are numerous competitors in each market with potentially similar business plans, the presence of this localized competition could adversely impact our investment returns.

The markets we select for investment as well as the competition within these markets we select for investment could be impacted by capital markets and the availability of funds from these capital sources. Whether we are purchasing an investment or selling an investment that we have held for a period of time, our ability to purchase at a price which will provide us the best opportunity for long-term appreciation or to sell an investment at a price which will take advantage of the investments long-term appreciation will depend on the availability of capital at the time the purchasing or selling is taking place.

Investment Company Act

If for any reason we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to invest the proceeds of the offering within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, the investment committee of our advisor may be required to impose limitations on our investment activities. In particular, the investment committee of our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forego investments that we would otherwise want to acquire and that could be important to our investment strategy. On a limited basis, we may invest in preferred equity securities and mortgage loans. The investment committee of our advisor will monitor such investments to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, the investment committee of our advisor may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans.

Our Operating Partnership

We will conduct our business and own properties through our operating partnership, Shopoff Partners and its wholly-owned subsidiaries. Shopoff Partners will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. We and Shopoff Advisors are the two limited partners of Shopoff Partners, and our wholly owned subsidiary, Shopoff General Partner, LLC, a Delaware limited liability company, is the sole general partner of Shopoff Partners. Accordingly, we will have indirect control over the affairs of our operating partnership. We will delegate to Shopoff Advisors the management of the day-to-day affairs of our operating partnership.

Investment Policies

Decisions relating to the purchase and sale of properties will be made by the investment committee of our advisor consisting of William A. Shopoff, the President of our advisor, Kevin Bridges, the Chief Financial Officer of our advisor, Edward Fitzpatrick, the Executive Vice President of our advisor, and Tim McSunas, the Chief Investment Officer of our advisor. See “Management” for a description of the background and experience of our directors and officers. The investment committee will be subject to oversight by our board of directors, but will have discretion with respect to the selection of specific properties. Once selected, the investments must be approved by a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us and consistent with our investment objectives. If the board approves a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the board.

Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and our performance and Shopoff Advisors to ensure such policies are carried out. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and the investment committee of our advisor and may be changed at any time.

We initially plan to acquire properties primarily in California, but also in Nevada, Arizona, Hawaii and Texas. These states would be the primary targets for acquisitions consisting of approximately 75% of our portfolio. We expect that properties located outside of these states, particularly properties not located in the western United States, would comprise approximately 25% of our portfolio. If we invest in any properties outside of this targeted geographic area, such properties must have the potential to bring a higher return than in the states we have named in order to compensate for the lack of proximity to our headquarters. We will always seek to operate in markets in which members of our board of directors and our advisor have direct and recent experience. In the case of outlying markets we would likely seek a local partner in the investment in a joint venture arrangement.

We are not specifically limited in the number or size of properties we may acquire. Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of net proceeds we raise in this offering.

The sheltering from tax of income from other sources is not our objective.

We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property, as determined by Shopoff Advisors.

In determining whether to purchase a particular property, we may, in accordance with customary industry practice, obtain an option on such property exercisable within two to five years. The amount paid for an option, if any, is normally forfeited if the property is not purchased, and is normally credited against the purchase price if the property is purchased. Generally, this will allow us to make a substantially higher return on our capital in exchange for bearing the risk of unexercised options. In such cases, we would record a Memorandum of Option on the title.

Other investment policies, deviations from which require our board of directors’ approval, are as follows:

•	We will not repurchase or otherwise reacquire our shares or other securities, except (i) in the case of shares issued under our 2007 equity incentive plan which are subject to the right of first refusal upon transfer by plan participants, and (ii) when and if shares of our common stock are traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests.
•	We will not issue our shares on a deferred payment basis or other similar arrangement.
•	We will not invest in the securities of other issuers for the purpose of exercising control.
•	We will not engage in underwriting or the agency distribution of securities issued by others.
•	We do not intend to make distributions-in-kind, except for:
•	distributions of readily marketable securities.
•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the Maryland General Corporations Law; or
•	distributions of property which meet all of the following conditions:
•	our board of directors advises each stockholder of the risks associated with direct ownership of the property;
•	our board of directors offers each stockholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those stockholders who accept the directors’ offer.

We anticipate that the purchase price of properties we acquire will vary widely depending on a number of factors, including size and location. In addition, the cost to us will vary based on the amount of debt we incur in connection with financing the acquisition. If only the minimum offering amount is sold, we will not be able to purchase a significant number of properties for our portfolio and may only be able to purchase one property. If the maximum offering amount is sold, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase prices of properties varies widely and our investment in each will vary based on the amount of leverage we use.

Funds raised in the offering are held in our own separate account at Wells Fargo, Bank, N.A., pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as bank money market accounts, short-term CDs issued by a bank or other short-term securities issued or guaranteed by the U.S. government.

Joint Ventures

We may invest in limited partnerships, general partnerships and other joint venture arrangements with other real estate entities programs formed by, sponsored by or affiliated with Shopoff Advisors or an affiliate of Shopoff Advisors, if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers. We may also invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

We will invest in limited partnerships, general partnerships or other joint venture arrangements with Shopoff Advisors and its affiliates only when:

•	we are the managing member of a limited liability company or the general partner of a limited partnership and we are receiving a larger share of the profits than our capital represents to the overall venture;
•	we are investing with a local operating partnership over which we have management control thereby allowing us to exert control over operations and the disposition of the assets within the venture;
•	we have the right of first refusal if the joint venturer wishes to sell its interest in the property to a third party;
•	there are no duplicate property management or other fees; and
•	the investment of each entity is on substantially the same terms and conditions or on terms and conditions more favorable to us.

We may invest in limited partnerships, general partnerships or other joint venture arrangements with Shopoff Advisors and its affiliates to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will own a larger equity percentage of the property. In addition, we will have the right to enter into joint venture arrangements with entities unaffiliated with Shopoff Advisors and its affiliates.

There is a potential risk that we and our joint venture partner will be unable to agree on a matter material to the joint venture and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Our Policies with Respect to Borrowing

When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 100% of all of our properties’ combined estimated fair market values, as determined at the end of each calendar year beginning with our first full year of operation. In addition, we anticipate that no property will be encumbered by indebtedness or financed by unsecured indebtedness in excess of 80% of its estimated fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to the aggregate value of our real estate assets. The amount of such borrowings in relation to the aggregate value of our real estate assets will not exceed 100%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs and/or to meet the distribution requirements applicable to REITs under the federal income tax laws.

When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders’ rights upon our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

Our board of directors controls our policies with respect to borrowing and may change such policies without stockholder approval.

Sale or Disposition of Properties

The investment committee of Shopoff Advisors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including appreciation of the property and market conditions, with a view toward achieving our principal investment objectives.

In general, we intend to hold properties, prior to sale, for a minimum of two years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest in additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own to pay distributions to our stockholders.

Despite this policy, our board of directors, in its discretion, may distribute to our stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of our properties. In determining whether any of such proceeds should be distributed to our stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our stockholders’ capital until the REIT is liquidated or listed on a national securities exchange. However, the affirmative vote of stockholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

While it is our intention to hold each property we acquire for a minimum of two years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	in the judgment of Shopoff Advisors, the value of a property might decline substantially;
•	an opportunity has arisen to acquire other properties; or
•	in our judgment, the sale of the property is otherwise in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. In connection with sales of our properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may accept a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a stockholder, to the extent contemplated by our board of directors, may be delayed until that time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Our Long-Term Investment Objectives

Our long-term investment objective is the preservation of capital and capital appreciation. We anticipate that by 2017, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, if we meet the then applicable listing requirements. We believe that listing our shares on a national securities exchange may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and to decrease our operating costs. In this regard, our board of directors may consider listing our shares on a national securities exchange in the future. However, we cannot assure you that such listing will ever occur. If it is not feasible or desirable to list our shares or include them on a national market system by 2017, we will submit for a vote of our stockholders a proposal to liquidate our assets.

Changes in Our Investment Objectives

As discussed in the “Risk Factors — Investment Risks — The Board of Directors has significant discretion to modify or expand our investment objectives and policies without shareholder approval” section, subject to the limitations in our charter, our bylaws and the Maryland General Corporation Law, or MGCL, our powers will be exercised by or under the authority of, and our business and affairs will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning our investments and the right, power and obligation to monitor our procedures, investment operations and performance.

In general, our charter can be amended by the affirmative vote of a majority of the outstanding shares of our common stock, but the board of directors has the exclusive power to amend or repeal the bylaws and to make new bylaws.

Within the express restrictions and prohibitions of our bylaws, our charter and applicable law, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the best interests of our stockholders. Our stockholders will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and the investment committee of our advisor and may be changed at any time.

Appraisals

The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the estimated fair market value of the property. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, directors or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors. In order to qualify as an “independent” for this purpose, the person or entity must have no material current or prior business or personal relationship with Shopoff Advisors or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We believe this reserve allocation will aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. We will initially allocate to our working capital reserve not less than 0.5% and not more than 5% of the gross proceeds of the offering (assuming we raise the maximum offering). As long as we own any undeveloped real estate assets, we will retain as working capital reserves an amount equal to at least 0.5% of the gross proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties and/or liquidating our investment in one or more properties.

Distribution Policy

Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of our properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.

In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain. We do not intend to maintain cash reserves to fund distributions to stockholders.

We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder, we may obtain the necessary funds by borrowing, issuing new securities and/or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

To the extent that distributions to our stockholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

Quarterly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions annually to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

REAL ESTATE AND REAL ESTATE-RELATED INVESTMENTS

The following is a description of our real estate and real estate-related investments as of the date of this prospectus.

Current Projects

Underwood Project

On May 19, 2009, our affiliate, SPT Lake Elsinore Holding Co., LLC, a Delaware limited liability company and wholly owned subsidiary of Shopoff Partners (“SPT Lake Elsinore Holding Co.”), closed on the purchase of real property constituting 543 single family residential lots, a 9.4 acre park and over 70 acres of open space on a total of 225 acres of unimproved land commonly referred to as tract 29835 located in the City of Menifee, Riverside County, California, commonly known as the “Underwood Project.” The purchase price was $1,650,000. The purchase was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated May 13, 2009 by and between SPT Lake Elsinore Holding Co., and U.S. Bank National Association, as the “Seller.”

The Seller is not affiliated with us or any of our affiliates.

As undeveloped land, the Underwood Project is not an income-producing property. The purchase was made based upon the anticipated capital appreciation of the property.

Shopoff Advisors received an acquisition fee equal to 3% of the contract purchase price, or $49,500, upon consummation of the transaction.

Desert Moon Estates Project

On July 31, 2009, our affiliate, SPT AZ Land Holdings, LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of our affiliate, Shopoff Partners, L.P., closed on the purchase of real property consisting of a final plat of 739 single family residential lots on a total of 200 acres of unimproved land commonly known as “Desert Moon Estates” located in the Town of Buckeye, Maricopa County, Arizona (the “Desert Moon Estates Property”). The purchase price was $3,000,000. The purchase was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated June 29, 2009 (the “Desert Moon Purchase Agreement”), by and between the Buyer and AZPro Developments, Inc., an Arizona corporation (“Seller”). On July 28, 2009, Buyer and Seller executed a First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions modifying the terms of the original Desert Moon Purchase Agreement to provide for Buyer’s payment of the purchase price through a $2,000,000 Secured Promissory Note and Deed of Trust with Assignment of Rents.

Seller is not affiliated with us or any of our affiliates.

Shopoff Advisors received an acquisition fee equal to 3% of the contract purchase price, or $90,000, upon consummation of the transaction.

In connection with the Desert Moon Purchase Agreement, Buyer executed a $2,000,000 Secured Promissory Note (the “Promissory Note”) in favor of Seller. Interest on the Promissory Note will accrue on the principal outstanding from the date of the Promissory Note at a rate of six percent (6.00%) per annum. Payments of interest only will be made quarterly in arrears on November 1, 2009, February 1, 2010 and May 1, 2010. On the maturity date of the Promissory Note, July 31, 2010, the entire outstanding principal balance and all unpaid interest on the Promissory Note will be due and payable in full. The Promissory Note is secured by a Deed of Trust with Assignment of Rents which encumbers the Desert Moon Estates Property. Buyer may prepay in whole or in part the principal amount outstanding under the Promissory Note, together with accrued and unpaid interest thereon computed to the date of prepayment and any sums owing to Seller, without penalty or premium.

If Buyer fails to pay any installment of interest by the fifth day of each calendar quarter, Seller has the right to assess a late fee equal to 10% of the amount that is delinquent and the interest rate on the entire principal amount outstanding will adjust to 12% per annum from the date the delinquent payment was first due until the delinquent payment has been made. Similar penalties apply if the principal is not paid upon the maturity date.

On March 11, 2010, Seller and Buyer executed a First Amendment to Secured Promissory Note which extended the current maturity date of the Promissory Note to July, 31, 2011 provided Buyer has made a principal reduction of $500,000 on or before the current maturity date of July 31, 2010 and all property taxes and CFD bond payments on the property are current. Additionally, Buyer agreed to a two percent increase in the original interest rate beginning on the original maturity date of July 31, 2010.

As undeveloped land, the Desert Moon Estates Project is not an income-producing property. The purchase was made based upon the anticipated capital appreciation of the property.

Springbrook Properties

On January 9, 2009, SPT Real Estate Finance, LLC, made two separate loans to Aware Development Company, Inc. (“Aware”), in the aggregate amount of $2,300,000. The loans to Aware were made pursuant to two promissory notes, which were secured by two separate collateral pledge agreements encumbering the following real property located in Riverside County, California:

•	approximately 118 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Meadowbrook Project”); and
•	approximately 6.11 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Coffman Project”).

The Meadowbrook Project and the Coffman Project are, collectively, the “Springbrook Properties.”

The making of the loans to Aware was a related party transaction in that, immediately prior to the loans being made, Aware purchased from Vineyard Bank two loans made by Vineyard Bank (the “Vineyard Loans”) to our affiliate Springbrook Investments, L.P. whose general partner is a California corporation wholly owned by the Shopoff Revocable Trust.

In lieu of payment of the Vineyard Loans, Aware assigned the Vineyard Loans to SPT Real Estate Finance, LLC. The assignment was completed and documented by two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents, each dated August 29, 2009.

At the time of the assignment of the Vineyard Loans to SPT Real Estate Finance, LLC, the Vineyard Loans were in default and all obligations of Springbrook were due and payable in full. Springbrook executed and delivered to SPT Real Estate Finance, LLC grant deeds to the Springbrook Properties, the underlying real estate collateral for the Vineyard Loans, in consideration for the discharge by SPT Real Estate Finance, LLC of all Springbrook’s obligations under the Vineyard Loans. On September 4, 2009, SPT Real Estate Finance, LLC took title to the Springbrook Properties and on September 24, 2009, SPT Real Estate Finance, LLC deeded the Springbrook Properties to our affiliate, SPT Lake Elsinore Holding Co., LLC.

We intend to hold the Springbrook Properties for the long-term for the purpose of capital appreciation and, accordingly, we have no current plans for improvement or development of the Springbrook Properties.

The Meadowbrook Project is an undeveloped property that is not anticipated to be developed until after 2015. The property is currently zoned rural residential, and a zone change, general plan amendment, and tentative map approval are necessary to achieve the entitlements being sought. As such, it is anticipated that the Meadowbrook Project will be developed after entitled or partially improved projects owned by others in the vicinity of the City of Lake Elsinore are developed. The Meadowbrook Project competes with nearby projects, such as Tentative Tract Maps 25475 (commonly known as Tuscany Crest) and 33725 (commonly known as Tuscany Valley), which consist of a total of approximately 355 single-family lots. Other competition may come from nearby properties that obtain entitlements for residential development prior to the development of the Meadowbrook Project.

The Coffman Project is part of a proposed annexation, led by the City of Lake Elsinore, of a larger area of properties into the City of Lake Elsinore. The annexation will occur concurrently with the update of the City of Lake Elsinore’s General Plan and Environmental Report (the “General Plan”). This update to the General Plan will provide for a change to the zoning of the property from commercial-industrial to multi-family/high-density residential development, allowing up to 18 units per acre. The annexation is anticipated to be completed in 2010, although the City of Lake Elsinore has not committed to a completion date for the annexation and update of the General Plan. Projects with which the Coffman Project may compete include a 126-unit multi-family project proposed by MBK Homes near the Coffman Project. Timing for the MBK Homes project is unknown.

Shopoff Advisors received an acquisition fee equal to 3% of the aggregate loans made to Aware, or $69,000, upon consummation of the transaction.

Tuscany Valley and Chino Hills Projects

On November 5, 2009, our affiliate, SPT-Lake Elsinore Holding Co., (“Buyer”), purchased real property commonly known as “Tuscany Valley,” consisting of (a) 519 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California (the “Lake Elsinore Property”), and (b) 400 acres of unentitled and unimproved land located in the City of Chino Hills, California (the “Chino Hills Property”). The combined purchase price for the Lake Elsinore Property and the Chino Hills Property was $9,600,000.

The purchase of the Lake Elsinore Property and the Chino Hills Property was made pursuant to a series of purchase agreements and amendments thereto that were entered into by the parties over the course of more than twelve months between September 30, 2008 and November 5, 2009 (collectively, the “Tuscany Valley Purchase Agreement”), by and between Shopoff Advisors and TSG Little Valley L. P., a California limited partnership (“Seller”).

Pursuant to the Tuscany Valley Purchase Agreement, Seller agreed to sell and Shopoff Advisors agreed to buy, 163 entitled but unimproved residential lots located in the City of Lake Elsinore, California. The contract purchase price was $4,890,000. On September 3, 2009, the Tuscany Valley Purchase Agreement was amended as follows: (a) Buyer agreed to purchase additional property from Seller consisting of 356 entitled but unimproved, residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California, (b) the purchase price was increased to $9,600,000 from $4,890,000, (c) the nonrefundable deposit requirement was increased to $2,000,000 from $1,000,000, and (d) the escrow closing date was amended to on or before November 30, 2009. In addition, Shopoff Advisors assigned all of its rights, title and interest in the Tuscany Valley Purchase Agreement to Buyer.

Of the total purchase price, $2,900,000 was paid by Buyer’s execution and delivery of (a) an all-inclusive purchase money note secured by deed of trust (“Promissory Note”) in favor of Seller, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by Buyer in favor of Seller, as beneficiary therein, securing the Promissory Note. The Promissory Note bears interest at a rate of twelve percent per annum, and is payable in full on November 6, 2010. No payments are due during the term of the Promissory Note. The Promissory Note includes the unpaid balance of another promissory note made on April 3, 2006, in the original principal amount of $2,000,000, payable by Seller to 1st Centennial Bank (the “Included Note”). The Included Note is secured by a deed of trust encumbering a portion of the Lake Elsinore Property. The outstanding principal balance on the Included Note as of November 3, 2009 was approximately $1,750,000. The current payee under the Included Note is Multibank 2009-1 CRE Venture, LLC.

Even though the Promissory Note is all-inclusive, if Seller fails to pay any installments when due upon the Included Note, Buyer has retained the right to make such payments directly to payee of the Included Note, and the amount so paid shall be credited against the next following installment or installments due under the Promissory Note. If Buyer fails to make any payment when required under the Promissory Note, Seller has the option to immediately declare all sums due and owing under the Promissory Note.

On March 5, 2010, Seller and Buyer executed a First Amendment to Secured Promissory Note which extended the current maturity date of the Promissory Note to November, 6, 2011 provided Buyer has made a principal reduction of at least $500,000 on or before the current maturity date of November 6, 2010. Additionally, Buyer agreed to a two percent increase in the original interest rate beginning on the original maturity date of November 6, 2010. As of the date of this prospectus, Buyer has made a $991,584 principal reduction on this secured promissory note.

Seller is our shareholder, with ownership of 380,500 shares as of December 31, 2009, which represents approximately 19.90% of our total shares outstanding. Stevan J. Gromet, President of Portfolio Partners, Inc.,

a California corporation, the general partner of Seller, is also our shareholder, with ownership of 47,800 shares as of December 31, 2009, which represents approximately 2.50% of our total shares outstanding.

As undeveloped land, the Tuscany Valley Project is not an income-producing property. The purchase was made based upon the anticipated capital appreciation of the property.

Shopoff Advisors received an acquisition fee equal to 3% of the contract purchase price, or $288,000, upon consummation of the transaction.

Mesquite Venture Loan

On September 30, 2008, SPT Real Estate Finance made a $600,000 loan to Mesquite Venture I, LLC, a Delaware limited liability company. The loan, which represented approximately 4.21% of our assets of $14,250,931 as of September 30, 2008, after payment of organization and offering expenses and other expenses, was made pursuant to a Secured Note, dated September 30, 2008 (the “Secured Note”). The Secured Note is secured by a Deed of Trust with Assignment of Rents, dated September 30, 2008, encumbering real property situated in the City of Mesquite in Clark County, Nevada. This property is also subject to a senior lien in favor of East West Bank in the amount of $3,681,000 and a subordinate lien in favor of Painted Hills Partners Limited Partnership in the amount of $5,400,000. Interest is payable on the Secured Note at a rate of 14% per annum and the principal amount of the Secured Note is due and payable nine months from the date of funding or June 30, 2009. This was not a related party transaction.

The compensation received by Shopoff Advisors and its affiliates in connection with this transaction is as follows: (i) an acquisition fee equal to 3% of the loan amount, or $18,000, and (ii) monthly asset management fees equal to  1/12 of 2% of the total loan amount, or $1,000 per month, plus capitalized entitlement and project related costs, for the first year, and then based on the appraised value of the asset after one year. The total compensation received by Shopoff Advisors as of December 31, 2009, was $33,000.

On or about June 30, 2009 SPT Real Estate Finance and Mesquite Venture I, LLC agreed to extend the maturity date of their Secured Note from June 30, 2009 to May 15, 2010. In consideration of this loan extension Mesquite Venture I, LLC agreed to pay a loan extension fee of five percent of the outstanding principal balance or $30,000 payable $10,000 upon execution of the Secured Note extension, $10,000 on October 1, 2009 and $10,000 on January 1, 2010. Mesquite Venture I, LLC also agreed to make a $10,000 payment on April 1, 2010 which will be applied against accrued and unpaid interest. Interest will accrue on the outstanding principal balance at an annual rate of fourteen percent and all accrued and unpaid interest and principal will be due and payable in full at the new maturity date of May 15, 2010.

On or about October 12, 2009, SPT Real Estate Finance was informed that on September 28, 2009 a Notice of Default and Election to Sell Under Deed of Trust (“NOD”) was recorded on behalf of East West Bank, as beneficiary (“East West Bank”), with respect to the first position lien securing certain obligations of Mesquite Venture I, LLC to East West Bank, including without limitation indebtedness under a Promissory Note in the initial principal amount of $3,681,000 (the “Senior Loan”). The NOD was filed due to Mesquite Venture I, LLC’s failure to pay the August 1, 2009 installment of principal and interest and all subsequent installments of principal and interest under the Senior Loan.

A default on our secured note was triggered when Mesquite Venture I, LLC failed to make their $10,000 loan extension fee payment due on October 1, 2009. Mesquite Venture I, LLC subsequently failed to make its $10,000 loan extension fee payment due on January 1, 2010.

On December 24, 2009, an entity controlled by one of the original guarantors of the aforementioned Senior Loan, entered into a Mortgage Loan Sale Agreement whereby the holder of the Senior Loan, East West Bank, agreed to sell to PLQ Mesquite Investors, LLC (Paul J. Giuntini, one of the original guarantors of the Senior Loan is manager of PLQ Mesquite Investors, LLC), the $3,681,000 mortgage note together with all of East West Bank’s interest in and to any of Mesquite Venture I, LLC’s property held by East West Bank, all collateral and any guarantees obtained in connection with the $3,681,000 note. The purchase price paid by PLQ Mesquite Investors, LLC to East West Bank was $1,800,000.

On December 30, 2009, East West Bank officially assigned to PLQ Mesquite Investors, LLC, the beneficial interest under the Deed of Trust, Security Agreement, Assignment of Rents & Fixture Filing dated as of

June 26, 2006, made by Mesquite Venture I, LLC as trustor, for the benefit of East West Bank, as beneficiary and recorded June 26, 2006. Mesquite Venture I, LLC cured its first lien position default upon the purchase, by PLQ Mesquite Investors, LLC, of the $3,681,000 mortgage note from East West Bank as PLQ Mesquite Investors, LLC’s manager, was also a guarantor on the $3,681,000 mortgage note with East West Bank.

Mesquite Venture I, LLC and our Advisor agreed that if Mesquite Venture I, LLC paid (i) all past due payments required as outlined in the extension agreement, (ii) the April 1, 2010 payment of $10,000, and (iii) reimburses SPT Real Estate Finance $10,000 for attorney’s fees incurred due to Mesquite Venture I, LLC’s failure to make timely payments as outlined in the extension agreement, SPT Real Estate Finance would consider Mesquite Venture I, LLC reinstated and would not pursue the guarantees from Mesquite Venture I, LLC and would no longer demand payment in full on their secured note. The total amount due from Mesquite Venture I, LLC was $40,000.

On March 4, 2010, Mesquite Venture I, LLC paid SPT Real Estate Finance the negotiated $40,000, representing (i) the past due loan fee payments of $10,000 each due on October 1, 2009 and January 1, 2010, (ii) the April 1, 2010 payment of $10,000, and (iii) $10,000 for attorney’s fees incurred by SPT Real Estate Finance due to non-payment on behalf of Mesquite Venture I, LLC. Mesquite Venture I, LLC was then deemed reinstated by SPT Real Estate Finance.

Completed Projects

Winchester Hills (Pulte Home) Project

On March 20, 2009, an affiliate of ours, SPT SWRC, LLC, a Delaware limited liability company or SPT SWRC, sold to Khalda Development Inc, a California corporation, or Khalda, 469 graded residential units on approximately 60 acres of land located in an unincorporated area of southwest Riverside County, California, commonly known as Winchester Hills. The sale was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated February 27, 2009. The sales price was $5,000,000. Pursuant to the Sale Agreement, Khalda assumed SPT SWRC’s obligation to replace existing subdivision improvement agreements and related bonds on or before June 30, 2009. Shopoff Advisors received a disposition fee of 3% of the contract sales price or $150,000 upon consummation of the transaction.

SPT SWRC, LLC had originally acquired the aforementioned 469 graded residential units on approximately 60 acres of land on December 31, 2008 from Pulte Home for a purchase price of $2,000,000. Pulte Home was not affiliated with us or any of our affiliates. Shopoff Advisors received an acquisition fee of 3% of the contract purchase price, or $60,000 upon consummation of the transaction.

On May 1, 2009, Pulte Home caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Riverside County with respect to the Pulte Home Project. Pulte is alleging that SPT-SWRC, LLC was obligated by Section B(10) of the Deed of Trust to obtain Pulte Home’s written consent to the transfer of the obligations secured by the Deed of Trust to Khalda and that no such consent was obtained, despite Pulte Home’s execution of a waiver of its right of first refusal to repurchase the Pulte Home Project. A transfer of the Pulte Home Project in violation of the provisions of the Deed of Trust allows Pulte Home to accelerate the performance of the existing, secured obligations of SPT-SWRC, LLC and to commence foreclosure proceedings under the Deed of Trust.

We believe the sale of the Pulte Home Project by SPT-SWRC, LLC to Khalda is completed. Khalda was aware of the obligations secured by the Deed of Trust and assumed such obligations when it purchased the Pulte Home Project from SPT-SWRC on March 20, 2009. We believe that the maximum amount of any legal exposure resulting from any action by Pulte Home with respect to this property would be limited to the value of the property, which is no longer owned by SPT-SWRC, LLC. The foreclosure proceedings on the Winchester Hills Project are on-going. Khalda, the current owner of the property, is in the process of obtaining the governmental approvals necessary to satisfy the Obligations and has declared bankruptcy in order to forestall the foreclosure proceedings so that such governmental approvals can be obtained. A consequence of the foreclosure is that ownership of the Winchester Hills Project could pass from Khalda back to Pulte Home.

The Winchester Hills Project is also the subject of a dispute regarding obligations retained by both Pulte Home, when it sold the Winchester Hills Project to SPT SWRC, LLC, on December 31, 2009, and by SPT SWRC, LLC when it resold the Winchester Hills Project to Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure (the “Improvements”). Both sales were made subject to the following agreements which, by their terms, required the Improvements to be made: (i) a Reconveyance Agreement, dated November 15, 2007, by and among Pulte Home and the prior owners of the Winchester Hills Project — Barratt American Incorporated, Meadow Vista Holdings, LLC (“Meadow Vista”) and Newport Road 103, LLC (“Newport”) (the “Reconveyance Agreement”), and (ii) a letter agreement, dated December 30, 2008, executed by SPT SWRC, LLC, Meadow Vista, and Newport, and acknowledged by Pulte Home (the “Subsequent Letter Agreement”). Meadow Vista and Newport, as joint claimants (the “Claimants”) against Pulte Home and SPT SWRC, LLC, have initiated binding arbitration in an effort to require Pulte Home to reaffirm its obligations under the Reconveyance Agreement and the Subsequent Letter Agreement to make the Improvements in light of the subsequent transfer of ownership of the Winchester Hills Project to Khalda, and to require that certain remedial measures be taken to restore the site to a more marketable condition. SPT SWRC, LLC maintains that it is not a proper party to the arbitration, because the declaratory action being sought by the Claimants is to establish rights of the Claimants against Pulte Home, and not against SPT SWRC, LLC, and neither SPT SWRC, LLC nor Pulte Home has taken the position that their respective transfers of the Winchester Hills Project has released them from the obligation to make the Improvements. The arbitration process is on-going and, although we believe the request for declaratory relief by the Claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings at this time.

We used the net proceeds from the sale for future acquisitions and general corporate purposes.

Wasson Canyon Project

On April 17, 2009, our affiliate, SPT Lake Elsinore Holding Co., LLC, a Delaware limited liability company and wholly owned subsidiary of our Operating Partnership (“SPT Lake Elsinore Holding Co.”), closed on the purchase of real property constituting sixty five (65) finished residential lots located in the City of Lake Elsinore, Riverside County, California, commonly known as Wasson Canyon for the purchase price of $650,000. The purchase was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated April 14, 2009, or the Wasson Purchase Agreement, by and between Shopoff Partners and MS Rialto Wasson Canyon CA, LLC, a Delaware limited liability company. Pursuant to the Wasson Purchase Agreement, Shopoff Partners agreed to replace existing subdivision improvement agreements and related bonds within 180 days of the closing and executed a deed of trust in the amount of $650,000 securing this obligation. This obligation is customary in transactions of this type. Other than the performance Deed of Trust described herein, there were no mortgages or encumbrances recorded against the project.

On February 3, 2010, SPT Lake Elsinore Holding Co (“Seller”) sold the Wasson Canyon Project to D. R. Horton Los Angeles Holding Co. Inc, (“Buyer”) pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions (the “Sale Agreement”), dated December 8, 2009, as amended, for the sales price of $2,231,775 in cash.

On February 3, 2010, Buyer and Seller executed a participation agreement (the “Participation Agreement”) in which Buyer agrees to pay to Seller, in addition to the sales price, fifty percent (50%) of any gross profit that exceeds a twenty four percent (24%) gross profit margin on the sale of units to be developed on the lots purchased by the Buyer.

Pursuant to the Sale Agreement, the Buyer did not assume the Seller’s obligation to replace existing subdivision improvement agreements (the “SIA’s”) and related bonds (the “Bonds”) which the Seller agreed to replace when Seller originally purchased the property on April 17, 2009 from MS Rialto Wasson Canyon CA, LLC, a Delaware limited liability company.

In connection with the Sale Agreement for the Wasson Canyon Project, Seller agreed to maintain its obligation to replace existing SIA’s with the City of Lake Elsinore and the County of Riverside, California relating to the construction of certain in-tract subdivision improvements, off-site improvements and, with respect to the common area (lettered lots), landscape improvements ( collectively, the “Improvements”), and in support of the SIA’s, Seller agreed to post the Bonds with the City of Lake Elsinore and the County of Riverside, California.

In the process of satisfying its obligation to replace existing SIA’s, which Seller agreed to replace when Seller originally purchased the property on April 17, 2009, Seller agreed to provide letters of credit to the surety underwriting the Bonds to satisfy the surety’s collateral requirement which was an amount equal to fifty percent (50%) of the Bond amounts or $305,889, $130,102 which was issued on January 6, 2010 and $175,787 which was issued on February 8, 2010.

Seller has finished processing Bond reductions and has completed the replacement of all Bonds originally posted by MS Rialto Wasson Canyon CA, LLC.

Buyer agreed to reimburse Seller for the actual amount of premiums for the Bonds incurred by Seller commencing on the later of (i) the date of the close of escrow and (ii) the date Bond reductions are completed. Buyer’s obligation to reimburse Seller for the actual amount of the premiums will continue until Buyer has completed certain adjacent Improvement obligations.

Buyer agreed to assume the obligation for typical repair and replacement of the Improvements immediately adjacent to the lots as required by the SIA’s to the extent the Improvements are damaged following the close of escrow. Buyer also agreed to repair any damage to the Improvements that are not immediately adjacent to the lots to the extent damage is caused by Buyer or its agents, employees or contractors.

To secure Buyer’s obligations to timely complete the adjacent Improvement obligations, Buyer agreed to deliver to Seller a letter of credit in the amount of $102,000. If Buyer defaults in its obligations to timely perform the adjacent Improvement obligations, Seller has the right to draw on the letter of credit to complete the adjacent Improvement obligations to the extent necessary to cause the Bonds to be released.

We intend to use the net proceeds from the sale for future acquisitions and general corporate purposes.

MANAGEMENT OF SHOPOFF PROPERTIES TRUST, INC.

General

We operate under the direction of our board of directors, which is responsible for the overall management of our business and affairs. However, our board of directors has retained Shopoff Advisors to manage our day-to-day affairs, subject to our board of directors’ supervision.

Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. As of the commencement of this offering, our board of directors will be comprised of nine individuals, five of whom will be independent directors. We consider a director to be independent if in the last two years he or she was not associated, directly or indirectly, with us, Shopoff Advisors or the affiliates of Shopoff Advisors.

The independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income (if any) and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, our net assets include our total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.

In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to Shopoff Advisors is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of Shopoff Advisors and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out.

The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;
•	the success of Shopoff Advisors in generating opportunities that meet our investment objectives;
•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;
•	additional revenues realized by Shopoff Advisors and any affiliate through their relationship with us, including servicing and other fees, whether paid by us or by others with whom we do business;
•	the quality and extent of the service and advice furnished by Shopoff Advisors;
•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio of properties in relationship to the investments generated by Shopoff Advisors for its own account and for the account of other entities it advises.

The Directors and Executive Officers

Our charter provides for a classified board consisting of five classes — Class I, Class II, Class III, Class IV, and Class V. Each director serves a five-year term. Our board consists of nine members, five of whom are independent within our director independence standards, which are consistent with the director independence standards of the Nasdaq Stock Market, which we have adopted as our standard, and with our Articles of Amendment and Restatement. Each year the stockholders elect a different class of directors to serve a five-year term. We have purchased key man life insurance to cover transition and replacement costs for our key executive officers, including William A. Shopoff, Edward Fitzpatrick, Kevin Bridges, and Tim McSunas. The following table and biographical descriptions set forth certain information with respect to the individuals who are our officers and directors:

Name	Age	Position
William A. Shopoff	52	President, Chief Executive Officer and Chairman of the Board of Directors
Edward Fitzpatrick	63	Executive Vice President and Director
Kevin M. Bridges	43	Chief Financial Officer, Corporate Secretary and Director
Tim McSunas	46	Chief Investment Officer
Jeffrey W. Shopoff(1)	66	Director
Glenn Patterson	56	Independent Director
Patrick Meyer	58	Independent Director
Stuart McManus	43	Independent Director
Melanie Barnes	55	Independent Director
Kerry Vandell	63	Independent Director

(1)	William A. Shopoff and Jeffrey W. Shopoff are brothers.

Officers and Directors

William A. Shopoff, age 52, has been our President, Chief Executive Officer, and Chairman of the Board since November 2006. Mr. Shopoff has more than 25 years of real estate and investment experience. His expertise includes the acquisition, development and sale of new and redeveloped residential and commercial properties throughout the United States, as well as partnership structure, debt placement, venture capital and investment underwriting. Mr. Shopoff served as the President of the Asset Recovery Fund from 1998 to 2006.

Since August 1999 Mr. Shopoff has served as President of Eastbridge Partners, L.P., a position he holds today. Upon acquiring the assets of Eastbridge Partners, L.P., in April 2004, Mr. Shopoff created The Shopoff Group and has served as its President since that time. Mr. Shopoff earned his Bachelors of Science degree in biology and an MBA in finance/accounting from the University of Texas at Austin. Mr. Shopoff is a member of Commercial Investment Real Estate (CIRE) and is a Certified Commercial Investment Member (CCIM). Mr. Shopoff is also a member of the Urban Land Institute and the Building Industry Association. Mr. Shopoff is the brother of Jeffrey W. Shopoff, one of our directors.

Edward J. Fitzpatrick, age 63, has been our Executive Vice President and one of our Directors since November 2006. Mr. Fitzpatrick’s real estate experience spans 30 years and includes managing the development of industrial and office projects in Southern California for Kaiser Development Company, operating his own firm, Patrick Gray and Associates, specializing in property management and development of industrial, office and retail properties in San Diego County and Las Vegas, Nevada, and serving as Vice President of Development for Dartmouth Development Company in San Diego, where he oversaw the acquisition, improvement and construction of a variety of properties in San Diego and Riverside Counties. In 2000, Mr. Fitzpatrick joined The Shopoff Group’s predecessor, Eastbridge Partners, as Director of Development. Mr. Fitzpatrick currently serves as The Shopoff Group’s Executive Vice President, overseeing the complete land process from acquisition to entitlement and, in certain situations, improvements to the finished product. Mr. Fitzpatrick is a graduate of the University of Notre Dame and Notre Dame Law School. Mr. Fitzpatrick is also a member of the Urban Land Institute and the Building Industry Association.

Kevin M. Bridges, age 43, has been our Chief Financial Officer and Corporate Secretary and has also been one of our Directors since November 2006. Mr. Bridges’ 17 years of experience in the residential development industry includes a wide range of projects, varying in sizes and complexity, for national public homebuilders and regional developers. Mr. Bridges joined our affiliate, The Shopoff Group, in May 2006. Prior to joining The Shopoff Group, Mr. Bridges managed the homebuilding line of business for Cameo Homes, a large private real estate development company from 2001 to 2006. Mr. Bridges earned a Bachelors of Business Administration degree with an emphasis in accounting from the University of Texas at Austin and is a Certified Public Accountant. Mr. Bridges is also a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the National Association of Real Estate Investment Trusts (NAREIT).

Tim McSunas, age 46, has been our Senior Vice President of Acquisitions since 2006 and in 2009 became our Chief Investment Officer. Tim McSunas has over 20 years of experience in land planning and acquisitions and project management for several Southern California homebuilders. Mr. McSunas oversees the identification and acquisition process of investment properties for The Shopoff Group. Before joining the Shopoff Group in May 2006, Mr. McSunas served as the Southern California division president for Taylor Woodrow Homes from September 2004 to March 2006. Mr. McSunas served as the regional manager and vice president for Pardee Homes from April 2001 to September 2004. Mr. McSunas earned his Bachelor of Science degree in Architecture and Urban Planning from Arizona State University and is a licensed contractor in California and Oregon. He has also been an active member of the Southern California Building Industry Association since 1988 and currently serves on its board of directors.

Jeffrey W. Shopoff, age 66, has been one of our Directors since November 2006. Mr. Shopoff is an active member of the California Bar, and has been a practicing attorney for 40 years. Since 2002, Mr. Shopoff has been a partner at the law firm of Shopoff & Cavallo LLP in San Francisco. Mr. Shopoff was previously a partner at the California law firm of Jeffer, Mangels, Butler & Marmaro LLP from 1992 to 2002. Mr. Shopoff’s legal practice focuses on the areas of accounting and corporate/partnership disputes, class actions, contract, fraud, securities, intellectual property, banking, malpractice, franchise, and employment litigation. Mr. Shopoff earned a Bachelors of Business Administration degree, with an emphasis in accounting, from the University of Michigan Business School, and a Juris Doctor degree from the University of Michigan Law School. Mr. Shopoff is the brother of William A. Shopoff, our Chairman, President, and Chief Executive Officer.

Glenn Patterson, age 56, has been one of our Independent Directors since November 2006. Mr. Patterson has a wide range of management experience. Specifically, since 2004, Mr. Patterson has served as the President of HAP International, Inc., a research and analysis firm that specializes in real estate and private placement business investments. Between the years of 1996 to 2004, he served as the President of Oregon Electric Group, an electrical and technology services contracting firm. During his years as President at Oregon Electric Group, sales grew from $16 million to $127 million, and had over 1,100 employees at its peak. Mr. Patterson currently sits on the board of Axion Power International, Inc. and is chairman of the board of Wired Sun Corporation. Mr. Patterson received a Bachelors of Science degree in economics from Willamette University.

Patrick Meyer, age 58, has been one of our Independent Directors since November 2006. Mr. Meyer has over 30 years of planning and consulting experience. Mr. Meyer is the owner of Urban Environs, a planning consultant firm, which he formed in 1982. From 1998 through 2009, Mr. Meyer served as the chairman of the board of directors for 1st Centennial Bancorp, a full service state-chartered commercial bank. Mr. Meyer earned a Bachelors of Science degree in Urban Planning from California State Polytechnic University. He is a member of the American Planning Association and the American Institute for Certified Planners.

Stuart McManus, age 43, has been one of our Independent Directors since November 2006. Mr. McManus has a significant background in venture investing, business development, general management, and financial engineering within both entrepreneurial and Fortune 100 environments. Since 2002, Mr. McManus has been President of Capstar Partners, LLC, a company that leads and participates in the funding of early stage companies as well as more traditional investments. Mr. McManus is also presently the principal of Crystal Lake Capital, LLC, a company whose aim is to invest in companies that have real estate as a significant component of their assets. Mr. McManus received his BA from Northwestern University in 1989 and his MBA from J.L. Kellogg Graduate School of Management in 1995.

Melanie Harper Barnes, age 55, has been one of our Independent Directors since November 2006. Ms. Barnes practiced law in Austin, Texas for thirteen years in the areas of real estate development and finance, banking, and corporate reorganization. Ms. Barnes worked on property acquisitions and sales, negotiated and documented construction and financing of commercial properties, participated in assemblages, conducted title insurance and survey review, represented borrowers and lenders in arranging short term and long term real estate financing, documented and negotiated equipment and line of credit lending, represented clients in disputes involving real and personal property, and engaged in strategy sessions regarding complex real estate and other business plans. Ms. Barnes is currently retired and actively manages her own rural and residential properties. Ms. Barnes attended Texas Tech University, receiving a Bachelor of Science degree in 1977 with high honors. She graduated from the University of Texas School of Law in 1981.

Kerry Vandell, age 63, has been one of our Independent Directors since September 2009. Mr. Vandell is the Deans Professor of Finance and Director of the Center for Real Estate at the Paul Merage School of Business, University of California-Irvine. He also holds courtesy appointments in the School of Law and the Department of Planning, Policy, and Development. Previous to his current position, he was the Tiefenthaler Chairholder and Professor of Real Estate at the University of Wisconsin-Madison and former Chairman/Director of UW’s Real Estate Department and Center. Professor Vandell received his B.A. and M. Mech. E. degrees from Rice University, his M.C.P. from Harvard, and his Ph.D. from M.I.T., where he was the Charles Abrams Fellow at the Joint Center for Urban Studies. He has served as President of the American Real Estate and Urban Economics Association and Co-Editor of the Association’s journal Real Estate Economics, and currently is a member of the Board of Directors of the Asian Real Estate Society. He serves on the Editorial Board of six academic journals as well as in a number of other positions in academic and professional organizations, including the Urban Land Institute, the Counselors of Real Estate, the ICSC, and the Real Estate Roundtable. He has researched and consulted extensively in the areas of real estate investment, urban/real estate/environmental economics, mortgage finance, housing economics and policy, and valuation theory and is principal in the consulting firm KDV Associates, which is actively involved in expert witness assignments for litigation matters in the above areas. He has served on the boards of directors of the Park Bank; Hilldale, Inc.(regional shopping center); ChrisKen Realty Trust (private multifamily REIT); and the Trustees of Funds and Endowments of the Episcopal Diocese of Milwaukee, WI.. He is responsible for development of some of the first models of default risk in the commercial mortgage market, and his recent research with Zhenguo Lin on real estate illiquidity (Real Estate Economics, 2007) provides institutional investors with important tools to ascertain proper allocation to real estate in mixed-asset portfolios. His work distinguishing real estate value from business enterprise value (BEV) in the appraisal of complex real property interests has had international influence on tax assessment practices. In the area of housing economics, he recently has completed papers examining the impact of subprime mortgage lending on the housing bubble, the efficiency of the structure of the financial and tax systems affecting manufactured housing communities, and the relative benefits vs. costs of the element of control relating to homeownership.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of our board, and all of the members of our compensation, nominating and corporate governance, and audit committees are “independent” within the meaning of Rule 5605(a)(2) promulgated by the Nasdaq Stock Market which we have adopted as our standard for purposes of determining independence. The Nasdaq Stock Market standards provide that, to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Our board has determined that Glenn Patterson, Patrick Meyer, Stuart McManus, Kerry Vandell and Melanie Barnes, each satisfy the independence criteria of the Nasdaq Stock Market and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our board. Our board has made this determination based on the fact that none of these directors has (a) ever served as (or is related to) an employee of us or any of our predecessors or acquired companies, or (b) received any compensation from us or any such other entities, except for compensation directly related to service as a director.

Article IV of our Articles of Amendment and Restatement also sets forth a definition of “independent director,” which our independent directors must satisfy. Our Articles of Amendment and Restatement can be found on our website at www.shopoffpropertiestrust.com.

Committees of Our Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Other committees may be established by our board from time to time. The following is a description of each of the committees and their composition.

Audit Committee

We have a separately designated standing audit committee. The members of the audit committee are Glenn Patterson, Kerry Vandell and Stuart McManus, each of whom qualifies as “independent” under the independence standards of the Nasdaq Stock Market (whose rules we have adopted for this purpose), and our Articles of Amendment and Restatement. Our board has determined that Glenn Patterson is our “audit committee financial expert” within the meaning of the rules of the SEC.

Our audit committee operates pursuant to a written charter adopted by our board. Among other things, the audit committee charter calls upon the audit committee to review and monitor:

•	the integrity of our financial statements, to ensure the balance, transparency and integrity of published financial information;
•	the outside auditor’s independence and qualifications;
•	the performance of our outside auditors;
•	our compliance with legal and regulatory requirements; and
•	the effectiveness of our internal controls and risk management system.

It is not the duty of the audit committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent certified public accountants and approving professional services provided by the independent public accountants.

Compensation Committee

We have a compensation committee comprised of a minimum of three “independent” directors under the standards of the Nasdaq Stock Market adopted by our board. Our compensation committee members are Glenn Patterson (Chairman), Patrick Meyer, and Stuart McManus.

Our compensation committee operates pursuant to a written charter that was adopted by our board. At present, our compensation committee serves only to determine awards under our 2007 Equity Incentive Plan. However, at a later date, the compensation committee may exercise all powers under its charter in connection with establishing and implementing compensation matters. Among other things, our charter calls upon the compensation committee to:

•	review and approve the overall salary and bonus programs of our salaried employees, if any, and any amendments to such programs;
•	review and approve the specific salaries and bonuses for all our executive officers and review their overall job performance;
•	review and approve fringe benefits and perquisites of salaried employees, if any, and executive officers and directors, and amendments to any related benefit plans or programs;
•	review and approve the proposed compensation and terms of employment of persons proposed to be hired as our executive officers;
•	make recommendations with respect to stock options (including price, terms and amounts) to be granted by our board under our equity incentive plans, including our 2007 Equity Incentive Plan.

Nominating and Corporate Governance Committee

We have a nominating and corporate governance committee consisting of Patrick Meyer (Chairman), Kerry Vandell and Melanie Barnes. The nominating and corporate governance committee is composed entirely of independent directors as required by Nasdaq Stock Market rules. Our nominating and corporate governance committee establishes and implements our corporate governance practices and nominates individuals for election to our board.

Our nominating and corporate governance committee operates pursuant to a written charter adopted by our board. Among other things, the charter calls upon the nominating and corporate governance committee to:

•	identify individuals qualified to become board members;
•	recommend director nominees to our board for election at the annual meeting of stockholders;
•	develop and recommend to our board a set of corporate governance principles applicable to us; and
•	oversee and administer our Code of Business Conduct and Ethics.

Additional Governance Matters

Board Leadership Structure

William A. Shopoff serves as both our Chairman of the Board and Chief Executive Officer. We believe that combining the roles of chairman and chief executive officer is the appropriate leadership model for us as it promotes unified leadership and direction for the Company. As the President and Chief Executive Officer of our sponsor, The Shopoff Group, and one of our largest stockholders, we believe that Mr. Shopoff is highly qualified to lead both our Board of Directors and the management of our business. We also believe that unified leadership allows for clear accountability. We do not have a lead independent director.

Board Role in Risk Oversight

Our Board of Directors maintains overall responsibility for risk oversight with a focus on the more significant risks facing us. However, the Board of Directors considers actual day-to-day risk monitoring and mitigation to be a function appropriately delegated to our management, with the Board of Directors and its committees functioning in an oversight role. Major risks that both management and our Board of Directors believe our business faces are discussed throughout the year with the Board of Directors and the committees which have been delegated responsibility for addressing specific major risks in greater detail, such as risks ranging from operational, environmental, catastrophic, market, socioeconomic, to financial. The Board of Directors has delegated responsibility for the oversight of specific risks to the Audit Committee, which has direct responsibility for the assessment of risk and monitoring of controls relating to the financial statements and information technology systems related to financial reporting. The Board of Directors is responsible for risk management in all other areas.

Code of Business Conduct and Ethics

Our board has adopted a Code of Business Conduct and Ethics which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and which applies to our principal executive officer, principal financial officer, our other executive officers, and all employees who perform these functions. A copy of the Code of Business Conduct and Ethics is available to any person without charge by submitting a request to our Chief Financial Officer at 8951 Research Drive, Irvine, California 92618. If we amend our Code of Business Conduct and Ethics as applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the code of ethics to any such person, we will disclose such amendment or waiver on our website at www.shopoffpropertiestrust.com.

Among other matters, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Business Conduct and Ethics.

Waivers to the Code of Business Conduct and Ethics may be granted only by our nominating and corporate governance committee. In the event that the committee grants any waivers of the elements listed above to any of our directors, officers or employees, or if any amendment is made to any provision of the Code of Business Conduct and Ethics, we expect to announce the waiver or amendment within four business days on the “Corporate Governance” section of our website.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Business Conduct and Ethics and the charters of our audit committee, compensation committee and nominating and corporate governance committee are available on our corporate website at http://www.shopoffpropertiestrust.com.

Executive Officer Compensation

General

Our executive officers and the key employees of Shopoff Advisors are compensated by Shopoff Advisors and/or its affiliates and do not receive any compensation from us for their services, other than under our 2007 Equity Incentive Plan.

2007 Equity Incentive Plan

Elements of compensation.  The 2007 Equity Incentive Plan is the sole element of compensation for our executive officers. It provides for grants of stock options, stock appreciation rights, or SARs, restricted stock and performance shares (sometimes referred to individually or collectively as “awards”) to our non-employee directors, officers, employees, and consultants. To date restricted stock and stock options have been granted.

Key 2007 Equity Incentive Plan Provisions.  A summary of the key provisions of our 2007 Equity Incentive Plan are set forth below under the heading “2007 Equity Incentive Plan.”

Objectives of the 2007 Equity Incentive Plan.  The 2007 Equity Incentive Plan, which is administered by our compensation committee, is intended to attract, motivate and retain experienced executives and to encourage stock ownership by such individuals, thereby aligning their interests with those of our stockholders.

Timing of Awards.  Our compensation committee determined, at the commencement of our initial public offering, that restricted stock grants would be made to our executive officers at the time we reached our minimum offering amount. Accordingly, such initial grants were made at the time we reached our minimum offering amount in August 29, 2008. It was also determined, at the commencement of our initial public offering, that stock options would be awarded at each one year anniversary of the date we reach our minimum offering amount. Accordingly, on August 29, 2009, awards of stock options were made to certain of our executive officers.

Number and Mix of Equity Awards.  The compensation committee does not utilize performance goals in determining the number of incentive awards to be granted. In determining the number and mix of incentive awards to be awarded, the compensation committee considers the number of incentive awards previously granted to an executive officer and that executive’s contribution to us, including an assessment of the executive’s responsibilities, as well as the executive’s anticipated contributions in the future. In considering the number and mix of equity award to grant in 2009, the compensation committee took into consideration the number of shares sold in our initial public offering relative to the number of shares anticipated to be granted as awards to directors and officers as set forth in our initial prospectus when we commenced our initial public offering. It was determined that the number of awards granted in 2009 and in the future would need to be reduced from the amounts stated in our initial prospectus, so as to maintain a reasonable proportion between shares granted as compensation and shares sold in our initial public offering. Accordingly, in allocating equity grants in 2009, the compensation committee considered the extent to which the initial grants of restricted stock at the outset of our initial public offering were adequate to compensate each executive for his performance in 2009. The goal of the compensation committee is to establish a compensation structure in which each executive receives a similar level of compensation as the other executives for similar levels of responsibility and performance.

Reasons for the Awards Granted.  The following is a discussion of the reasons our compensation committee chose the number and mix of equity awards for each of the executive officers, as applicable.

William A. Shopoff, our Chairman, President and Chief Executive Officer.  Mr. Shopoff has received no equity awards under the 2007 Equity Incentive Plan. Mr. Shopoff’s sole compensation for the performance of the company is through his ownership interest in Shopoff Advisors, our advisor. In connection with his ownership interest, he will earn 50% of any profits after investors have received a return of their investment plus an annual 10% preferred return.

Edward Fitzpatrick, our Executive Vice President and a Director.  The compensation committee awarded Mr. Fitzpatrick an initial restricted stock grant of 75,000 shares at the time we reached the minimum offering amount in August 2008, which shares vest in equal percentages over a five-year period. Mr. Fitzpatrick’s expertise in asset selection, entitlements and land planning were integral to our real estate acquisition efforts in 2009. The compensation committee determined that his efforts in identifying properties that represented opportunities for significant capital appreciation and his effective implementation of our business plan warranted the 75,000 shares of restricted stock he was granted at the outset of the offering. Because the pool of shares available for grant had been reduced as a result of a lower number of shares sold in the offering, the compensation committee did not allocate additional shares to Mr. Fitzpatrick from that pool for 2009. The compensation committee will determine on an annual basis whether additional shares are available for grant under our 2007 Equity Incentive Plan for each executive officer.

Kevin M. Bridges, our Chief Financial Officer, and Corporate Secretary and a Director.  The compensation committee awarded Mr. Bridges an initial restricted stock grant of 18,750 shares at the time we reached the minimum offering amount, which vest in equal percentages over a five-year period. This initial award was based upon the anticipated responsibilities of Mr. Bridges to serve as our Chief Financial Officer. It was anticipated that Mr. Bridges’ responsibilities would be limited to overseeing the financial aspects of our business, including matters that relate to budget management, financial reports, taxes and interfacing with our outside auditors. Since the time we commenced our initial offering, Mr. Bridges has taken on a much more expansive role in the organization. In addition to overseeing the financial aspects of our business, Mr. Bridges was named Corporate Secretary and has taken on a lead role in working with our outside legal counsel to address the variety of securities and corporate governance responsibilities that come with operating a public company. He has also worked as a liaison between us and our broker-dealer, Shopoff Securities, Inc., to address matters related to the Financial Industry Regulatory Authority and to keep abreast of our sales efforts. He coordinates and attends all meetings of our Board of Directors and our committees. He has participated in identifying real estate investment opportunities in various states and travels to those states, as necessary, to conduct due diligence. Because of Mr. Bridges’ expanded role in our organization in 2009, his successful performance in that expanded role, and the compensation committee’s desire to bring each executive into parity in terms of the number of equity awards granted, the compensation committee awarded Mr. Bridges options to purchase 37,000 shares of our stock, on August 29, 2009, instead of the anticipated 12,500 as set forth in our initial prospectus. The stock options vest in 5 equal installments beginning on the grant date and on each anniversary of the grant date over a period of 4 years. The compensation committee will determine on an annual basis whether additional shares are available for grant under our 2007 Equity Incentive Plan for each executive officer.

Tim McSunas, our Chief Investment Officer.  The compensation committee awarded Mr. McSunas an initial restricted stock grant of 50,000 shares, which shares vest in equal percentages over a five-year period. As Chief Investment Officer, Mr. McSunas’ primary role has been to identify real estate assets that are consistent with and will help us achieve our investment objectives. The compensation committee determined that Mr. McSunas successfully carried out his duties in 2009 by identifying a large number of properties that were consistent with our investment objectives and by conducting significant due diligence on such properties to determine which properties were appropriate for acquisition. Because the pool of shares available for grant had been reduced as a result of a lower number of shares sold in the offering, the compensation committee slightly reduced the option award granted to Mr. McSunas from the anticipated 33,000 set forth in our initial prospectus to 25,000, which award was granted on August 29 2009. The stock options vest in 5 equal installments beginning on the grant date and on each anniversary of the grant date over a period of 4 years. The compensation committee will determine on an annual basis whether additional shares are available for grant under our 2007 Equity Incentive Plan for each executive officer.

The following information is furnished for our principal executive officer and our two most highly compensated executive officers (the “named executive officers”) who received total compensation of $100,000 or more during the year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
William A. Shopoff Chairman, President and Chief Executive Officer	2009	—	—	—
	2008	—	—	—
Kevin M. Bridges Chief Financial Officer and Corporate Secretary	2009	—	37,000	351,500
	2008	18,750	—	178,125
Tim McSunas Executive Vice President and Chief Investment Officer	2009	—	25,000	237,500
	2008	50,000	—	475,000

(1)	Pursuant to new SEC regulations regarding the valuation of equity awards, amounts in this column represent the applicable full grant date fair values of stock awards or stock options in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly.

The following table summarizes information as of December 31, 2009, relating to our 2007 Equity Incentive Plan, pursuant to which grants of options, restricted stock, or other rights to acquire shares may be granted.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,655,000	$9.50	1,403,250
Equity compensation plans not approved by security holders	—	—	—
Total	1,655,000	$9.50	1,403,250

The following table provides information with respect to outstanding equity awards as of December 31, 2009, held by our named executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William A. Shopoff	—		—	—	—	—
Kevin M. Bridges	7,400	29,600	$9.50	08 29 2019	15,000	$142,500
Tim McSunas	5,000	20,000	$9.50	08 29 2019	40,000	$380,000

Director Compensation

Cash Compensation

We paid an aggregate of $160,807 in fees to our non-officer directors in 2009, consisting of their annual retainer and payment for attendance board meetings. In addition to the annual retainer of $20,000 per non-officer director, the non-officer directors are entitled to the following fees for attendance at board and committee meetings:

•	$1,500 per board meeting in person or $750 if by telephone;
•	$1,000 annually for members of the audit committee, except the audit committee chairperson receives $7,500 annually;
•	$750 annually for the nominating and corporate governance committee and compensation committee members, except the nominating and corporate governance committee and compensation committee chairpersons receive $2,500 annually.

Equity-Based Compensation

Our non-officer directors received a restricted stock award of 5,000 shares each under our 2007 Equity Incentive Plan. Each restricted stock award has a vesting schedule of four years and vests in equal percentages each year. Our non-officer directors will also receive stock option grants of 3,000 shares per year following the date of the initial grant. Chairpersons of each of our standing committees will receive stock option grants of 3,500 shares per year instead of 3,000 shares per year. During the period of restriction, the restricted stock awards are subject to our right of return, which lapses beginning on the first anniversary of the grant date and each anniversary thereafter in equal installments over a period of four years. A description of the 2007 Equity Incentive Plan is set forth above.

The following table sets forth information regarding the various components of compensation to our non-officer directors during the fiscal year ended December 31, 2009:

Director Compensation Table

(a) Name	Fees Earned or Paid in Cash (b) ($)	Stock Awards (c) ($)(1)	Option Awards (d) ($)(1)	Non-Equity Incentive Plan Compensation (e) ($)	All Other Compensation (g) ($)	Total (h) ($)
Melanie Barnes	$25,248	$—	$28,500	—	—	53,748
Diane Kennedy(2)	$4,029	$—	$—	—	—	4,029
Stuart McManus	$31,506	$—	$28,500	—	—	60,006
Patrick Meyer(3)	$29,256	$—	$33,250	—	—	62,506
Glenn Patterson(4)	$38,159	$—	$33,250	—	—	71,409
Jeffrey W. Shopoff	$24,504	$—	$28,500	—	—	53,004
Kerry Vandell(5)	$8,105	$47,500	$—	—	—	55,605

(1)	Pursuant to new SEC regulations regarding the valuation of equity awards, amounts in this column represent the applicable full grant date fair values of stock awards or stock options in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly.
(2)	Diane Kennedy resigned as director and chairwoman of our audit committee on February 11, 2009.
(3)	Patrick Meyer is the chairman of our nominating and governance committee.
(4)	Glenn Patterson is the chairman of our compensation committee and is the chairman of our audit committee.
(5)	Kerry Vandell was approved by the Board of Directors on September 23, 2009.

Compensation Committee Interlocks and Insider Participation

Our compensation committee discharges our board’s responsibilities relating to compensation of our executives and directors, which are limited to administering grants of stock-based awards in accordance with the 2007 Equity Incentive Plan. The members of our compensation committee are Glenn Patterson (Chairman), Patrick Meyer, and Stuart McManus, all of whom are independent directors.

We have no compensation committee interlocks. A compensation committee interlock would occur if (i) one our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our compensation committee; (ii) one of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; or (iii) one of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as one of our directors.

2007 Equity Incentive Plan

The following is a summary of the principal features of the 2007 equity incentive plan, or plan. This summary highlights information from the plan. Because it is a summary, it may not contain all the information that is important to you. To fully understand the plan, you should carefully read the entire plan, which is included as an exhibit to the registration statement, of which this prospectus is a part.

General.  The plan provides for grants of stock options, stock appreciation rights (SARs), restricted stock and performance shares (sometimes referred to individually or collectively as “Awards”) to our non-employee directors, officers, employees, and consultants. Stock options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (ISOs), or nonqualified stock options (NQSOs).

Shares Subject to the Plan.  The plan reserves 1,655,000 shares for issuance and to serve as the underlying equity instrument of all Awards granted under the plan. We have registered such shares with the Securities and Exchange Commission. When Awards made under the plan expire, or are forfeited or cancelled, the underlying shares will become available for future Awards under the plan. Shares awarded and delivered under the plan may be authorized but unissued, or reacquired shares.

Plan Administration; Amendment and Termination.  Our board and/or one or more of its committees administers the plan in accordance with applicable law (“Plan Administrator”). The Plan Administrator may amend, suspend or terminate any portion of the plan for any reason, but must obtain stockholder consent for any material plan amendment, or the consent of affected plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. Additionally, see “No Material Amendments or Re-Pricing without Stockholder Approval” below. The plan terminates 10 years from the date of its adoption by our board. However, such termination will not affect Awards granted under the plan prior to termination.

Eligibility for Awards.  Our employees, officers, consultants and non-employee directors may be granted Awards under the plan. The Plan Administrator determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the plan may consist of a single type or any combination of the types of Awards permissible under the plan as determined by the Plan Administrator (or by the full board in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to our success, and other factors. As of the date of this prospectus, we have no employees, 6 non-employee directors, and no consultants.

Exercise Price Limitations.  The Plan Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. However, the exercise price for shares under an ISO may not be less than 100% of the fair market value on the date the Award is granted. The exercise price for SARs and NQSOs also may not be less than 100% of fair market value on the date of grant.

No Material Amendments or Re-Pricing without Stockholder Approval.  Except for adjustments upon changes in capitalization, dissolution, merger or asset sale, the plan prohibits us from making any material amendments to the plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without the approval of a majority of our stockholders.

Individual Grant Limits.  No participant may be granted Awards in any one year to purchase more than an aggregate total of the lesser of (i) 2% of our total number of outstanding shares immediately prior to the grant, or (ii) 400,000 shares. Such limitation is subject to proportional adjustment in connection with any change in our capitalization as described in the plan.

Award Exercise; Payment of Exercise Price.  The Plan Administrator will determine when Awards become exercisable. However, no Award may have a term longer than 10 years from the date of grant unless otherwise approved by our stockholders, and no Award may be exercised after expiration of its term. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s Award Agreement, and may be made by cash, check or other means specified in the plan.

Tax Withholding.  We have the right to deduct or withhold or require a participant to remit to us an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, Disability or Retirement.  If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for a reason other than death, disability or retirement, vesting of ISOs and NQSOs (and related SARs) generally will stop as of the effective termination date. Participants other than non-employee directors generally will have 3 months from their termination date to exercise vested options before they expire. Non-employee directors generally have a period of 12 months from the date they cease their service as a director to exercise their vested options before they expire. Longer post-termination exercise periods apply in the event of retirement (in the case of employee participants only), or a termination of employment or cessation of service resulting from death or disability. The post-termination exercise period may be as short as 5 business days if a participant is dismissed for cause.

Nontransferability of Awards.  Unless otherwise determined by the Plan Administrator, Awards granted under the plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Right of First Refusal.  In the event that a participant proposes to sell, pledge or otherwise transfer any shares acquired under the plan, we have the right of first refusal of such shares. If we fail to exercise our right of first refusal within 30 days after receiving written notice from the participant of his/her desire to sell shares, the participant may conclude a transfer of the shares, provided that any such sale is made in compliance with applicable federal and state securities laws. In the event that the shares become readily tradable on an established securities market when the participant desires to transfer shares, we have no right of first refusal.

Stock Appreciation Rights.  Under the plan, SARs must be settled in shares and granted with an exercise price of not less than 100% of the fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive a number of shares that is equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, assume a participant is granted 100 SARs with an exercise price of $10. When the SARs become exercisable, assume the fair market value of the shares is $20 per share. At exercise, the participant is entitled to receive 50 shares [(($20 — $10) × 100) / $20].

Restricted Stock.  The plan also permits us to grant restricted stock. The Plan Administrator has discretion to establish periods of restriction during which shares awarded remain subject to our right to repurchase if the participant’s employment or term of service terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Plan Administrator in its discretion. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Performance Shares.  The plan also permits us to grant performance shares that are payable in shares of our stock. Each performance share is equivalent in value to one share of our stock. Depending on the number of performance shares that become vested at the end of the performance period, the equivalent number of shares are payable to the participant. The performance goals can be based on our and/or individual performance objectives as determined by the Plan Administrator. The plan is designed to permit us to pay compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Changes in Capitalization; Change of Control.  The plan provides for exercise price and quantity adjustments if we declare a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if we merge with another entity that does not either assume the outstanding Awards or substitute equivalent Awards.

Participation in the Plan.  The grant of Awards is subject to the discretion of the Plan Administrator.

Tax Consequences of the 2007 Equity Incentive Plan

Option Grants:  Options granted under the plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonqualified stock options which are not intended to meet those requirements. The federal income tax treatment for nonqualified stock options and incentive stock options are as follows:

Nonqualified Stock Options.  No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Generally, the optionee will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. We and the optionee are required to satisfy the tax withholding requirements applicable to that income, unless the optionee is a non-employee director, where in such case tax withholding is not required. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to exercised nonqualified stock options. We will generally receive the tax deduction in the taxable year that the ordinary income is recognized by the optionee.

Incentive Stock Options.  No taxable income is recognized by an optionee upon the grant of an incentive stock option. Generally, the optionee will not recognize ordinary income in the year in which the option is exercised although the optionee’s gain from exercise may be subject to alternative minimum tax. If the optionee sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, then this is treated as a disqualifying disposition and the optionee will be taxed in the year of disposition on the gain from exercise, but not exceeding the gain from disposition as ordinary income and the balance of the gain from disposition, if any, as short-term capital gain. We will be entitled to an income tax deduction that equals the amount of the optionee’s compensatory ordinary income. If the optionee does not make a disqualifying disposition, then we will not be entitled to a tax deduction.

Restricted Shares Plan.  The tax principles applicable to the issuance of restricted shares under the plan will be substantially the same as those summarized above for the exercise of non-statutory option grants in that they are both governed by Section 83 of the Internal Revenue Code. Generally, when the restriction lapses, the grantee will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares. Alternatively, at the time of the grant, the grantee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the Section 83(b) election is made, the grantee will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. We will be entitled to an income tax deduction equal to the ordinary income recognized by the grantee in the year in which the grantee recognizes such income.

Performance Shares.  Generally, a plan participant who is granted performance shares will recognize ordinary income in the year of the grant of the right, if a present transfer of stock or value is made to the participant, or in the year of payment if no present transfer occurs. That income will generally be equal to the fair market value of the granted right or payment. We will generally be entitled to an income tax deduction equal to the income recognized by the participant on the grant or payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of executive compensation.  We anticipate that any compensation deemed paid by us in connection with the exercise of both Incentive Stock Options and nonqualified stock options granted with exercise prices equal to or greater than the fair market value of the shares on the grant date will not be subject to the Internal Revenue Code Section 162(m) $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, we believe all compensation deemed paid under the plan with respect to those dispositions or exercises will remain deductible by us without limitation under Internal Revenue Code Section 162(m).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William A. Shopoff is our Chairman of the Board, Chief Executive Officer, and President. He serves in the same capacities for Shopoff Advisors. He is also the founder and President of The Shopoff Group, L.P., a Delaware limited partnership, our sponsor. Shopoff Advisors is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Shopoff Advisors will receive substantial compensation and fees for services relating to the investment and management of our assets. The Shopoff Revocable Trust dated August 12, 2004, a trust owned by William A. Shopoff, is the sole stockholder of Shopoff Securities, Inc., our broker-dealer in this offering.

To satisfy the requirements of the North American Securities Administrators Association, prior to this offering The Shopoff Group purchased 21,100 shares of our common stock at a price of $9.50 per share, or $200,450. The Shopoff Group purchased those shares for cash and may not sell these shares for as long as it serves as the sponsor to us; however, The Shopoff Group may transfer all or a portion of these shares to its affiliates, although it has no current intention to do so.

On November 12, 2009, we retained the law firm of Shopoff & Cavallo LLP to represent our affiliate SPT SWRC, LLC, in connection with the arbitration of a dispute related to one of the assets we acquired and then subsequently sold through this affiliate. Jeffrey Shopoff, one of our directors and the brother of William A. Shopoff, our Chairman, President and Chief Executive Officer, is a named partner in Shopoff & Cavallo LLP. The dispute is related to obligations retained by both Pulte Home, when it sold the Winchester Ranch project to SPT SWRC, LLC, on December 31, 2008, and by SPT SWRC, LLC when it resold the Winchester Ranch project to a company called Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure. The arbitration process is on-going and, although we believe the request for declaratory relief by the claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings and, consequently, we cannot predict the amount of the legal fees that may be incurred in connection with this matter. This related transaction was approved by members of our nominating and corporate governance committee in accordance with the procedures discussed below.

Our Related Party Transaction Policy

Policy Statement.  Our Board of Directors understands that related party transactions (as defined below) may raise concerns among our investors that those transactions are not made in the best interests of our shareholders. It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the nominating and corporate governance committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, our best interest and the best interest of our shareholders. Therefore, we have adopted the written policies and procedures set forth below for the review, approval or ratification of related party transactions.

Our policy has been approved by the Board of Directors and our nominating and corporate governance committee. The nominating and corporate governance committee shall review this policy annually and shall make changes to our policy from time to time. Any changes shall be reported to the Board of Directors at the next meeting following the approval of such changes.

Related Party Transactions Defined.  For the purposes of this policy, a “related party transaction” is any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	we are a participant; and
•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

Related Party Defined.  For purposes of this Policy, a “related party” is any:

•	person who is or was, since the beginning of the last fiscal year, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director;
•	greater than 5 percent beneficial owner of any class of our voting securities;

•	immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5 percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5 percent beneficial owner; or
•	firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5 percent or greater beneficial ownership interest.

Procedures.  The nominating and corporate governance committee shall review the material facts of all related party transactions that require the nominating and corporate governance committee’s approval and either approve or disapprove of the entry into the related party transaction, subject to the exceptions described below. If advance nominating and corporate governance committee approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the nominating and corporate governance committee determines it to be appropriate, ratified at the nominating and corporate governance committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the nominating and corporate governance committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the nominating and corporate governance committee.

Ongoing Related Party transactions.  If a related party transaction will be ongoing, the nominating and corporate governance committee, at its first meeting of each fiscal year, shall review any previously approved or ratified related party transactions that remain ongoing and have a remaining term of more than six months to determine whether they are in compliance with the committee’s guidelines and whether it is in our or our shareholders best interest to continue, modify, or terminate the related party transaction.

Disclosure.  All related party transactions that are required to be disclosed in our filings with the Securities and Exchange Commission, as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

The material features of our policy are also disclosed in our annual report on Form 10-K or in our proxy statement, as and when required by applicable laws, rules and regulations.

OUR ADVISOR

Our advisor, Shopoff Advisors, L.P., is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Shopoff Advisors is a Delaware limited partnership that was formed on November 17, 2006. Mr. William A. Shopoff also owns interests in and is the President of The Shopoff Group, an affiliate of Shopoff Advisors. Since 1992, The Shopoff Group has directed the acquisition and disposition of more than 600 real estate properties, raising more than $200 million in equity.

Shopoff Advisors may engage The Shopoff Group to provide services in connection with our properties.

Management

The following table sets forth information with respect to Shopoff Advisor’s executive officers:

Name	Position
William A. Shopoff	President and Chief Executive Officer
Jeffrey W. Shopoff	Executive Vice President and Corporate Secretary
Edward J. Fitzpatrick	Executive Vice President
Tim McSunas	Chief Investment Officer
Kevin M. Bridges	Chief Financial Officer

The background of each of the executive officers referenced above is described under the “Management of Shopoff Properties Trust, Inc. — The Directors and Executive Officers” section of the prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, Shopoff Advisors generally:

•	evaluates and recommends purchases, sales, refinancings, development and entitlement of property;
•	has responsibility for our day-to-day operations;
•	administers our bookkeeping and accounting functions;
•	serves as our consultant in connection with policy decisions to be made by our board of directors;
•	manages or causes to be managed our properties and other assets; and
•	may render other property-level services if our board of directors requests.

Shopoff Advisors is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, Shopoff Advisors will have a duty to our stockholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

Fees and Expenses

Shopoff Advisors or our other affiliates will receive Acquisition and Advisory Fees, Reimbursement of Acquisition Expenses, Debt Financing Fees, Asset Management Fees, Property Management Fees, Leasing Fees, Construction Fees and Disposition Fees as set forth below in the section entitled “Management Compensation.”

Term

The advisory agreement, which was entered into by us with the approval of a majority of our independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of Shopoff Advisors. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.

The advisory agreement may be terminated by Shopoff Advisors or us upon 60 days’ prior written notice without cause. Each advisory agreement we enter into in the future will include a provision making it terminable by a majority of the independent directors, or the advisor upon 60 days’ prior written notice without cause or penalty.

If the advisory agreement is terminated, the advisory agreement requires Shopoff Advisors to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of the independent directors, will determine that any successor advisor possesses sufficient qualifications to:

•	perform the advisory function for us; and
•	justify the compensation provided for in the contract with us.

If we liquidate all or a portion of our assets, Shopoff Advisors may be entitled to compensation pursuant to the “Subordinated Participation in Net Sale Proceeds” described under the heading “Management Compensation.” Additionally, if the advisory agreement is terminated in connection with the listing of our shares of common stock on a national securities exchange, Shopoff Advisors may be entitled to receive compensation pursuant to the “Subordinated Incentive Listing Fee” described under the heading “Management Compensation.” Further, we may choose to redeem Shopoff Advisors’ limited partner interest in our operating partnership or terminate the advisory agreement with Shopoff Advisors other than for material breach of the advisory agreement, which may entitle it to receive cash, an interest bearing note or if agreed by us and Shopoff Advisors, shares of our common stock or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “Subordinated Performance Fee” described under the heading “Management Compensation” if we liquidated all of our assets for their estimated fair market value. Finally, upon the termination of our advisory agreement, the advisory agreement provides that our independent directors and Shopoff Advisors will agree on the compensation payable to the advisor pursuant to such termination.

Possible Internalization

Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like ours, typically engage a third-party to perform management functions on their behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of Shopoff Advisors into us and the termination of the advisory agreement, with the consideration for such internalization and termination to be determined by us and Shopoff Advisors. In the event Shopoff Advisors is internalized into us, many of Shopoff Advisors’ key employees will become our employees. While we would then be relieved of paying fees to Shopoff Advisors under the advisory agreement, we would be required to pay the salaries of Shopoff Advisors’ employees and related costs and expenses formerly absorbed by Shopoff Advisors under the advisory agreement.

Indemnification

We have agreed to indemnify Shopoff Advisors, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to claims relating to alleged acts or omissions of Shopoff Advisors, provided that:

•	the indemnified person determined, in good faith, that the course of conduct that caused a loss or liability was in our best interests;
•	the indemnified person was acting on behalf of, or performing services for, us;
•	such liability or loss was not the result of negligence or misconduct; and
•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Other Services

In addition to the services described above to be provided by Shopoff Advisors and its affiliates, if we request, affiliates of Shopoff Advisors may provide other property-level services to us and may receive compensation for such services, including development, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to Shopoff Advisors or any of its affiliates.

MANAGEMENT COMPENSATION

The compensation table below outlines compensation that we will pay to Shopoff Advisors, Shopoff Securities, and some of our other affiliates in connection with the investment and management of our assets and other payments that are subordinated to achieving the returns listed in the table below.

In those instances in which there are maximum amounts or ceilings on the compensation and reimbursements which may be received by Shopoff Advisors or the reimbursements which may be received by Shopoff Securities, Shopoff Advisors and Shopoff Securities may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we will not pay, directly or indirectly, a commission or fee to Shopoff Advisors or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

ORGANIZATION AND OFFERING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount(1)
Marketing Fee/Shopoff Securities	Fixed fee of $100,000 per month(2) paid by The Shopoff Group directly to Shopoff Securities (not from the proceeds of this offering) to cover administrative costs, such as employee salaries and other employee-related expenses, the office lease, computer and technology, insurance and office supplies.	$3,600,000
Reimbursement of Organization and Offering Expenses/Shopoff Advisors, Shopoff Securities, and The Shopoff Group	Reimbursement of actual expenses is allowable up to 12.3% of gross offering proceeds at the minimum offering amount; however, we expect actual expenses to be approximately 2.88% of gross offering proceeds, or $5,750,000, if we raise the maximum amount pursuant to this offering.	$5,750,000

ACQUISITION STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount
Acquisition and Advisory Fees/Shopoff Advisors	3% of (i) the contract purchase price of the underlying property, for any real estate asset acquired by us directly or indirectly other than a real estate-related investment, and (ii) the contract purchase price of the underlying property, for any real estate-related investment acquired by us directly or indirectly. We will not pay acquisition and advisory fees in connection with any temporary investments.	$5,827,500
Reimbursement of Acquisition Expenses/Shopoff Advisors and Third Parties	Reimbursement of actual expenses incurred on an on-going basis.(3)	Not determinable at this time.
Debt Financing Fee/Shopoff Advisors	1% of the amount available under any loan or line of credit made available to us. Shopoff Advisors will pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.(4)	Actual amounts are dependent upon the amount of any debt financed and, therefore, cannot be determined at the present time.

(1)	For purposes of this calculation, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, this amount is dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing in connection with the acquisition of our properties or other investments and further assuming no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $400,000,000, less applicable fees, expenses, and reserves for working capital, if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $12,000,000 (3% of $400,000,000); acquisition expenses could be approximately $2,000,000 (.5% of $400,000,000); and debt financing fees could be approximately $4,000,000 (1% of $400,000,000). (See “Estimated Use of Proceeds of this Offering” for more information.)
(2)	We are not receiving a selling commission in connection with the offering. However, at the completion of the offering and in the sole and absolute discretion of The Shopoff Group, a marketing fee is payable from The Shopoff Group to our broker-dealer to assist our broker-dealer in discharging its obligations under the Broker-Dealer Agreement and to cover administrative and operational costs. The monthly marketing fee of $100,000 is estimated based on the anticipated three-year term of the offering and is non-refundable to The Shopoff Group. Payment of the marketing fee from The Shopoff Group to our broker-dealer may also be withheld to the extent that such fee would result in our broker-dealer receiving total underwriting compensation in excess of that which is permitted under the rules of FINRA.
(3)	This amount includes customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average .5% of the contract purchase price of property acquisitions, but the amount of the acquisition expenses is not limited to any specific amount. (See “Estimated Use of Proceeds of this Offering” for more information.)
(4)	In the event that the 1% debt financing fee does not cover all loan or letter of credit fees payable, Shopoff Advisors may seek the approval of our independent directors for reimbursement of amounts due in excess of 1%. In determining whether to pay such excess amount, our independent directors will consider, among other things, (i) the difficulty of the loan transaction by comparison with industry standards, (ii) any extraordinary work undertaken in order to complete the loan process, (iii) the number of lenders involved in the transaction, (iv) variations in the fee structures among different market areas, (v) changes in market conditions which result in substantial increases in the standard fees charged.

OPERATING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount
Asset Management Fee/Shopoff Advisors	A monthly payment of one-twelfth of 2% of (i) the aggregate asset value for operating assets(1) and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value for real estate assets held for greater than one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us directly or indirectly as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Property Management Fees/Shopoff Management, Inc.(2)	3% of gross revenues of the property.	Actual amounts to be paid depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time.
Leasing Fees/Shopoff Management, Inc.	Leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Such fees generally range between 4% to 6% of the gross rental income of the negotiated lease.	Actual amounts to be paid depend upon the negotiated lease rates and, therefore, cannot be determined at this time.
Construction Fee/The Shopoff Group	Paid in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; typically, 3% of total project value paid monthly over project life; provided, however, that no Asset Management Fee will be paid during the time the Construction Fee is being paid.	Not determinable at this time.
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.

(1)	Operating assets are properties that are income producing or in a leased state to be considered income producing.
(2)	Shopoff Management, Inc., a Delaware corporation wholly owned by The Shopoff Revocable Trust dated August 12, 2004, will serve as property manager for any income-producing properties we acquire. For additional information on Shopoff Management, please see “Prospectus Summary — Our Structure.”

DISPOSITION/LIQUIDATION STAGE

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount
Disposition Fee(1)/Shopoff Advisors	(i) in the case of the sale of any real estate asset other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract sales price (such amount, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the competitive real estate commission or 6% of the contracted sales price) or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract purchase price of each property sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Shopoff Advisors has a subordinated participation interest in the profits of Shopoff Partners pursuant to which Shopoff Advisors will receive cash distributions from Shopoff Partners under the circumstances described below.
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount
Subordinated Incentive Listing Fee (Payable only if shares are listed on a national securities exchange)	50% of the amount by which the market value of our common stock exceeds the aggregate capital contributions contributed by stockholders plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.
Subordinated Performance Fee (Payable only if the Subordinated Incentive Listing Fee is not paid and/or Subordinated Participation in Distributable Cash is not paid)	Upon termination of the advisory agreement between us and Shopoff Advisors, a performance fee of 50% of the amount by which the greater of the market value of our outstanding common stock or real estate at the time of termination, plus total distributions paid to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to investors of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock or the net appraised value of our assets at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.

(1)	Payable if Shopoff Advisors provides a substantial amount of services, as determined by our independent directors, in connection with selling one or more assets and subject to certain conditions.

There are many additional conditions and restrictions on the amount of compensation and reimbursements Shopoff Advisors, Shopoff Securities, and affiliated entities may receive. For a more detailed explanation of the fees, expenses, and reimbursements payable to Shopoff Advisors and Shopoff Securities, please see the “Management Compensation” section of this prospectus.

With the exception of any shares issued under our 2007 equity incentive plan, we do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Payments Made or Accrued

The following table shows the total amount of fees and expenses paid in connection with the offering, as of March 31, 2010, categorized as set forth in the table above. All amounts shown in the column “Payments Made or Accrued as of March 31, 2010” have been paid. No amount was accrued as of that date. All amounts shown for “Organization and Offering Expenses” and “Reimbursement of Acquisition Expenses” were paid either directly to third parties, or indirectly to third parties through reimbursements made to Shopoff Advisors or its affiliates for their expenditures on our behalf.

ORGANIZATION AND OFFERING STAGE

Type of Compensation	Payee	Payments Made or Accrued as of March 31, 2010
Marketing Fee	Shopoff Securities	$0
Organization and Offering Expenses	Third parties, directly, or to third parties through reimbursements to Shopoff Advisors, Shopoff Securities, or The Shopoff Group	$2,631,397

ACQUISITION STAGE

Type of Compensation	Payee	Payments Made or Accrued as of March 31, 2010
Acquisition and Advisory Fees	Shopoff Advisors	$594,000
Reimbursement of Acquisition Expenses(1)	Third parties, directly, or to third parties through Shopoff Advisors or The Shopoff Group	$1,096,000
Debt Financing Fee	Shopoff Advisors	$0

(1)	Includes only acquisition expenses on properties we evaluated for acquisition, but did not acquire.

OPERATING STAGE

Type of Compensation	Payee	Payments Made or Accrued as of March 31, 2010
Asset Management Fees	Shopoff Advisors	$243,225
Property Management Fees	Shopoff Management	$0
Leasing Fee	Shopoff Management	$0
Construction Fee	The Shopoff Group	$0
Subordinated Participation in Distributable Cash	Shopoff Advisors	$0

DISPOSITION/LIQUIDATION STAGE

Type of Compensation	Payee	Payments Made or Accrued as of March 31, 2010
Disposition Fee	Shopoff Advisors	$216,953
Subordinated Participation in Distributable Cash	Shopoff Advisors	$0
Subordinated Incentive Listing Fee	Shopoff Advisors	$0
Subordinated Performance Fee	Shopoff Advisors	$0

Limitation on Acquisition-Related Compensation

The total of all acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 3% of, (i) the contract purchase price of the underlying property for any real estate asset acquired by us directly or indirectly other than a real estate-related investment, and (ii) the contract purchase price of the underlying property for any real estate-related investment acquired by us directly or indirectly. We will not pay acquisition and advisory fees in connection with any temporary investments.

Limitation on Payments involving Joint Ventures

In the event we acquire a real estate asset or a real estate-related investment through a joint venture with a third party or an affiliate, the fees specified in the table above would apply to the transaction. However, unless a majority of our independent directors who are not otherwise interested in the transaction approve payment of the full amount of the acquisition and advisory fees and asset management fees as in our best interests, payment of any acquisition and advisory fees and asset management fees owed to Shopoff Advisors by us would be limited to the pro rata portion of our ownership interest in the joint venture. For example, in the case of a joint venture in which we own a 50% interest, our payment of acquisition and advisory fees and asset management fees to Shopoff Advisors would be limited to 50%. The other 50% participant in the joint venture would pay Shopoff Advisors the balance of any acquisition and advisory and asset management fees.

Limitation on Operating Expenses

No reimbursement to Shopoff Advisors or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of Shopoff Advisors, its affiliates or any other supervisory personnel. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for Shopoff Advisors similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of Shopoff Advisors or a person having the power to direct or cause the direction of Shopoff Advisors, whether through ownership of voting securities, by contract or otherwise. Permitted reimbursements, except as set forth above, include salaries and related expenses for non-supervisory services which could be performed directly for us by independent parties such as legal, accounting, transfer agent, data processing and duplication. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse Shopoff Advisors for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under accounting principles generally accepted in the United States of America, including the fees we pay to Shopoff Advisors. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and taxes incurring in connection with the issuance, distribution, transfer and registration of our shares;
•	interest payments;
•	taxes;
•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;
•	the incentive distribution paid to Shopoff Advisors; and
•	acquisition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including without limitation asset management fees.

In any fiscal year, the operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for such year. “Average invested assets” means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in real estate assets or in equity interests and in loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period. As defined, “net income” means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets.

We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

Additional Important Information on Compensation to Our Affiliates

Shopoff Advisors and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Shopoff Advisors may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a stockholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, Shopoff Advisors’ receipt and retention of many of the fees it receives and reimbursements depends upon our making investments in properties. Therefore, the interest of Shopoff Advisors in receiving such fees may conflict with the interest of our stockholders to earn income on their investment in our common stock and may result in our entering into transactions that do not solely reflect your interest as a stockholder. As a result of these potential conflicts of interest, Shopoff Advisors is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us with a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be received by Shopoff Advisors or its affiliates by reclassifying them under a different category.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information in this section represents the historical experience of certain real estate programs managed by our advisor, Shopoff Advisors, sponsor and its affiliates, including certain officers and directors of our advisor and sponsor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in any prior real estate programs. Investors who purchased our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates except for programs one and two under the section titled Registration Statement Programs — Shopoff Properties Trust, Inc.

Our chief executive officer and founder, William A. Shopoff, has served as general partner, president and/or manager in 48 prior programs over the last ten years.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit B show relevant summary information concerning real estate programs sponsored by our sponsor and its affiliates and managed by our advisor, Shopoff Advisors. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) tax results of prior real estate programs (Table III); (4) results of completed operations (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates and our advisor in sponsoring and managing like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

The Table III and Table V data for all private programs (which are generally formed using limited partnerships) are prepared and presented in accordance with the cash basis of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash basis of accounting for income tax purposes, and the limited partnerships are required to report using such basis when more than 50% of their investors are taxpayers that report using the cash basis of accounting for income tax purposes. This presentation was made for consistency and to present results meaningful to the typical individual investor who invests in a limited partnership.

While SEC rules and regulations allow us to record and report results for our private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash method of accounting and accrual method (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.
•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.
•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.
•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.
•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s-length transaction.

The prior real estate programs listed below have performance summaries which were positive in nature as well as negative in nature. These programs reflect the general nature of investing in real estate, the financial results of which can vary widely. If a program has had a significant adverse business development or condition arise that affected the programs performance, details of that adverse business development or condition has been discussed within the program.

Total gross offering proceeds includes the initial capital raised from the private placement offering and subsequent capital infusions if any into the limited partnership or, in a few instances, limited liability companies.

In each of the programs listed below the number of sales of limited partnership interests or membership interest investments is disclosed. The number of sales of limited partnership interests or membership interest investments in each program represents the total head count within each program, not the total number of K-1’s issued by the limited partnership or, in a few instances, limited liability companies, as some investors could have more than one funding source (separate cash account and separate IRA account) resulting in multiple K-1’s for a single investor.

Net results of operations and offering proceeds of completed and on-going programs to date discussed in the following pages refer to the net results of such operations and offering proceeds from inception through December 31, 2009.

Return on Investment (ROI) is calculated by dividing the net income generated by the program, by the gross proceeds from the offering. This represents the total amount of net income as a percentage of invested capital which we believe measures the overall performance of the programs. Because this amount includes the promotional interest paid to the sponsor, it is not indicative of the amount the program’s investors received on their cash investments.

REGISTRATION STATEMENT PROGRAMS — SHOPOFF PROPERTIES TRUST, INC.

Prior programs were deemed to be registration statement programs if the program used funds from the receipt of subscription proceeds of sales of shares of Shopoff Properties Trust common stock to acquire real estate and real estate-related investments in accordance with the Shopoff Properties Trust Investment Strategy and Guidelines policy.

As of December 31, 2009 Shopoff Properties Trust had raised $17,632,000 in subscription proceeds from the sale of 1,856,000 shares of common stock not including shares purchased by our sponsor or shares of vested restricted stock issued to certain directors and executive officers. A portion of these funds were invested in wholly owned, single purpose entities, to acquire real estate and real estate-related investments.

For ongoing programs whose assets have not yet been sold, the income or loss generated to date via operations reflects the accrual method of accounting which generally requires income to be recorded when earned and expenses to be recognized when incurred.

As the disposition of the asset has not yet occurred, the projected primary source of profit and cash for Shopoff Properties Trust has not yet been realized. ROI is not therefore a relevant indicator of the projected future profit and cash expected to be realized by the program and has been excluded.

Ongoing Programs

1. SPT Real Estate Finance, LLC, a Delaware limited liability company, an entity owned 100% by Shopoff Partners, L.P., an affiliated entity of Shopoff Properties Trust, was formed for the purpose of originating real estate mortgages. In September 2008, SPT Real Estate Finance, LLC, originated one real estate loan of $600,000 to Mesquite Venture I, LLC. In January 2009, SPT Real Estate Finance, LLC, originated a second and third real estate loan to Aware Developement Inc (“Aware”).

Mesquite Loan

The Mesquite Venture I, LLC loan is a second position lien behind a $3,681,000 first position lien (the “Senior Loan”), the term of the loan is nine months and bears interest at an annual rate of 14%. The loan is secured by a second deed of trust, assignment of rents and security agreement encumbering real property situated in the City of Mesquite with an appraised value of $11,000,000 as of July 18, 2008.

On or about June 30, 2009, the Company, through SPT Real Estate Finance, LLC, agreed to extend the maturity date of its secured note with Mesquite Venture I, LLC from June 30, 2009 to May 15, 2010. In consideration of this loan extension, Mesquite Venture I, LLC agreed to pay a loan extension fee of five percent of the outstanding principal balance or $30,000 payable as follows: $10,000 upon execution of the secured note extension, $10,000 on October 1, 2009 and $10,000 on January 1, 2010. Mesquite Venture I, LLC also agreed to make a $10,000 payment on April 1, 2010 which will be applied against accrued and unpaid interest. Interest will accrue on the outstanding principal balance at an annual rate of fourteen percent and all accrued and unpaid interest and principal will be due and payable in full at the new maturity date of May 15, 2010.

Mesquite Venture I, LLC failed to pay its August 1, 2009 installment of principal and interest on the Senior Loan and all subsequent installments of principal and interest on the Senior Loan. Accordingly, on September 28, 2009, a Notice of Default and Election to Sell Under Deed of Trust (“NOD”) was recorded on behalf of East West Bank, as beneficiary, with respect to the Senior Loan.

A default on our secured note was triggered when Mesquite Venture I, LLC failed to make their $10,000 loan extension fee payment due on October 1, 2009. Mesquite Venture I, LLC subsequently failed to make its $10,000 loan extension fee payment due on January 1, 2010.

On December 24, 2009, an entity controlled by one of the original guarantors of the aforementioned Senior Loan, entered into a Mortgage Loan Sale Agreement whereby the holder of the Senior Loan, East West Bank, agreed to sell to PLQ Mesquite Investors, LLC (Paul J. Giuntini, one of the original guarantors of the Senior Loan is manager of PLQ Mesquite Investors, LLC), the $3,681,000 mortgage note together with all of East West Bank’s interest in and to any of Mesquite Venture I, LLC’s property held by East West Bank, all collateral and any guarantees obtained in connection with the $3,681,000 note. The purchase price paid by PLQ Mesquite Investors, LLC to East West Bank was $1,800,000.

On December 30, 2009, East West Bank officially assigned to PLQ Mesquite Investors, LLC, the beneficial interest under the Deed of Trust, Security Agreement, Assignment of Rents & Fixture Filing dated as of June 26, 2006, made by Mesquite Venture I, LLC as trustor, for the benefit of East West Bank, as beneficiary and recorded June 26, 2006. Mesquite Venture I, LLC cured its first lien position default upon the purchase, by PLQ Mesquite Investors, LLC, of the $3,681,000 mortgage note from East West Bank as PLQ Mesquite Investors, LLC’s manager, was also a guarantor on the $3,681,000 mortgage note with East West Bank.

Mesquite Venture I, LLC and our Advisor agreed that if Mesquite Venture I, LLC paid (i) all past due payments required as outlined in the extension agreement, (ii) the April 1, 2010 payment of $10,000, and (iii) reimburses SPT Real Estate Finance $10,000 for attorney’s fees incurred due to Mesquite Venture I, LLC’s failure to make timely payments as outlined in the extension agreement, SPT Real Estate Finance would consider Mesquite Venture I, LLC reinstated and would not pursue the guarantees from Mesquite Venture I, LLC and would no longer demand payment in full on their secured note. The total amount due from Mesquite Venture I, LLC was $40,000.

On March 4, 2010, Mesquite Venture I, LLC paid SPT Real Estate Finance the negotiated $40,000, representing (i) the past due loan fee payments of $10,000 each due on October 1, 2009 and January 1, 2010, (ii) the April 1, 2010 payment of $10,000, and (iii) $10,000 for attorney’s fees incurred by SPT Real Estate Finance due to non-payment on behalf of Mesquite Venture I, LLC. The Mesquite Venture I, LLC loan was then deemed reinstated by SPT Real Estate Finance.

Aware Loan

The $2,300,000 in loans to Aware were made pursuant to two promissory notes, which were secured by two separate collateral pledge agreements encumbering the following real property located in Riverside County, California:

•	approximately 118 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Meadowbrook Project”); and
•	approximately 6.11 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Coffman Project”).

The Meadowbrook Project and the Coffman Project are, collectively, the “Lake Elsinore Properties.”

The making of the loans to Aware was a related party transaction in that, immediately prior to the loans being made, Aware purchased from Vineyard Bank two loans made by Vineyard Bank (the “Vineyard Loans”) to our affiliate Springbrook Investments, L.P. whose general partner is a California corporation wholly owned by the Shopoff Revocable Trust.

In lieu of payment of the Vineyard Loans, Aware assigned the Vineyard Loans to SPT Real Estate Finance, LLC. The assignment was completed and documented by two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents, each dated August 29, 2009.

At the time of the assignment of the Vineyard Loans to SPT Real Estate Finance, LLC, the Vineyard Loans were in default and all obligations of Springbrook were due and payable in full. Springbrook executed and delivered to SPT Real Estate Finance, LLC grant deeds to the Lake Elsinore Properties, the underlying real estate collateral for the Vineyard Loans, in consideration for the discharge by SPT Real Estate Finance, LLC of all Springbrook’s obligations under the Vineyard Loans. On September 4, 2009, SPT Real Estate Finance, LLC took title to the Lake Elsinore Properties and on September 24, 2009, SPT Real Estate Finance, LLC deeded the Lake Elsinore Properties to our affiliate, SPT Lake Elsinore Holding Co., LLC.

SPT Real Estate Finance, LLC has used $3,003,887 from the receipt of subscription proceeds of sales of shares of our common stock and our operations to originate and manage its investments. Net income produced by this program to date is $311,410.

2. SPT SWRC, LLC, Delaware limited liability company, an entity owned 100% by Shopoff Partners, L.P., an affiliated entity of Shopoff Properties Trust, was formed for the purpose of making real estate investments in south Riverside County California. In December 2008, SPT SWRC, LLC acquired approximately

60 acres of undeveloped land located in an unincorporated area of Riverside County, California, commonly known as Winchester Hills for $2,000,000.

On March 20, 2009, SPT SWRC, LLC sold to Khalda Development Inc, a California corporation (“Khalda”), approximately 60 acres of land located in an unincorporated area of southwest Riverside County, California, commonly known as Winchester Hills comprising 244 rough graded 7,200 square foot residential lots and a graded superpad with entitlements for 225 attached residential condominium units. The sale was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated February 27, 2009, at a sales price of $5,000,000.

When Khalda purchased the Winchester Hills Project from SPT SWRC, LLC, Khalda assumed SPT SWRC, LLC’s obligation to replace existing subdivision improvement agreements and related bonds on or before June 30, 2009 (the “Obligations”), which Obligations were secured by a deed of trust on the Winchester Hills Project. Pulte Home took the position that, under the sales agreement entered into when Pulte Home sold the Winchester Hills Project to SPT SWRC, LLC, it had the right to accelerate the due date of the Obligations if the Winchester Hills Project was resold by SPT SWRC, LLC without obtaining the consent of Pulte Home to transfer the Obligations in connection with the sale. Based on its assertion that SPT SWRC, LLC sold the Winchester Hills Project to Khalda without Pulte Home’s consent to transfer the Obligations, Pulte Home accelerated the due date of the Obligations. The Obligations were not satisfied by the accelerated due date. Accordingly, on May 1, 2009, Pulte Home caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Riverside County, California. The foreclosure proceedings on the Winchester Hills Project are on-going. Khalda, the current owner of the property, is in the process of obtaining the governmental approvals necessary to satisfy the Obligations and has declared bankruptcy in order to forestall the foreclosure proceedings so that such governmental approvals can be obtained. A consequence of the foreclosure is that ownership of the Winchester Hills Project could pass from Khalda back to Pulte Home.

The Winchester Hills Project is also the subject of a dispute regarding obligations retained by both Pulte Home, when it sold the Winchester Hills Project to SPT SWRC, LLC, on December 31, 2009, and by SPT SWRC, LLC when it resold the Winchester Hills Project to Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure (the “Improvements”). Both sales were made subject to the following agreements which, by their terms, required the Improvements to be made: (i) a Reconveyance Agreement, dated November 15, 2007, by and among Pulte Home and the prior owners of the Winchester Hills Project — Barratt American Incorporated, Meadow Vista Holdings, LLC (“Meadow Vista”) and Newport Road 103, LLC (“Newport”) (the “Reconveyance Agreement”), and (ii) a letter agreement, dated December 30, 2008, executed by SPT SWRC, LLC, Meadow Vista, and Newport, and acknowledged by Pulte Home (the “Subsequent Letter Agreement”). Meadow Vista and Newport, as joint claimants (the “Claimants”) against Pulte Home and SPT SWRC, LLC, have initiated binding arbitration in an effort to require Pulte Home to reaffirm its obligations under the Reconveyance Agreement and the Subsequent Letter Agreement to make the Improvements in light of the subsequent transfer of ownership of the Winchester Hills Project to Khalda, and to require that certain remedial measures be taken to restore the site to a more marketable condition. SPT SWRC, LLC maintains that it is not a proper party to the arbitration, because the declaratory action being sought by the Claimants is to establish rights of the Claimants against Pulte Home, and not against SPT SWRC, LLC, and neither SPT SWRC, LLC nor Pulte Home has taken the position that their respective transfers of the Winchester Hills Project has released them from the obligation to make the Improvements. The arbitration process is at its inception and, although we believe the request for declaratory relief by the Claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings at this time.

SPT SWRC, LLC has used $2,670,131 from the receipt of subscription proceeds of sales of shares of our common stock and our operations to originate and manage its investments. Net income produced by this program to date is $2,043,812.

3. SPT-Lake Elsinore Holding Co., LLC, a Delaware limited liability company wholly owned by our affiliate Shopoff Partners, L.P., was formed for the purpose of making real estate investments in the Lake Elsinore area of Riverside County, California. The following is a summary of the acquisitions made to date:

•	April 2009 — 65 finished residential lots located in the City of Lake Elsinore, Riverside County, California, commonly known as “Wasson Canyon,” for the purchase price of $650,000;
•	May 2009 — 543 single family residential lots, a 9.4 acre park and over 70 acres of open space on a total of 225 acres of unimproved land, commonly referred to as tract 29835 located in the City of Menifee, Riverside County, California, commonly known as the “Underwood Project” for the purchase price of $1,650,000;
•	September 2009 — approximately 118 acres of vacant and unentitled land, commonly known as “Meadowbrook” and approximately 6.11 acres of vacant and unentitled land commonly known as “Coffman,” both located near the City of Lake Elsinore in an unincorporated area of Riverside County, California, acquired from an affiliated entity, SPT Real Estate Finance, LLC. The tax basis of the Meadowbrook and Coffman properties when acquired was $2,614,134;
•	November 2009 — 519 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California for the purchase price of $9,600,000, approximately $2,900,000 of which was paid through an all-inclusive secured promissory note and deed of trust with assignment of rents.

On February 3, 2010, SPT-Lake Elsinore Holding Co., LLC sold to D. R. Horton Los Angeles Holding Company Inc., a California corporation, the sixty five (65) finished residential lots known as Wasson Canyon for $2,231,775 in cash, subject to certain potential price adjustments.

SPT-Lake Elsinore Holding Co., LLC had used approximately $12,866,339 from the proceeds of the sale of shares of our common stock and from our operations to acquire and operate these investments. Net loss produced by this program to date is $(62,851).

4. SPT AZ Land Holdings, LLC, a Delaware limited liability company wholly owned by our affiliate Shopoff Partners, L.P., was formed for the purpose of making real estate investments in the Phoenix Metropolitan area and all surrounding communities of Maricopa County, Arizona. In July 2009, SPT AZ Land Holdings, LLC acquired a final plat of 739 single family residential lots on a total of 200 acres of unimproved land, commonly known as “Desert Moon Estates,” located in the Town of Buckeye, Maricopa County, Arizona. The purchase price was $3,000,000, approximately $2,000,000 of which was paid through a secured promissory note and deed of trust with assignment of rents.

SPT AZ Land Holdings, LLC has used $1,215,822 from the receipt of subscription proceeds of sales of shares of our common stock and our operations to originate and manage its investments. Net loss produced by this program to date is $(25,405).

PROGRAMS SIMILAR IN NATURE TO REGISTRATION STATEMENT OBJECTIVES

Prior programs were deemed to be similar in nature to registration statement objectives if the program raised funds from private placement offerings for the purpose of acquiring real estate as long term investments for eventual sale. Investments in real estate include the purchase of unentitled and undeveloped land, as well as income producing properties.

Programs similar in nature have been classified into the following two categories: “Completed Programs” and “Ongoing Programs”. Programs classified as completed have disposed of the asset(s) in which the program was investing and programs classified as ongoing have not yet disposed of all of the asset(s) in which the program was investing. As disposition of all the asset(s) within a program is the primary source of profit and cash for the sponsor and investors, if a complete disposition of all assets within a program has occurred then the total return on investment (ROI) can be determined. For completed programs, the ROI is presented as an indication of the result of operations for that program.

For ongoing programs whose assets have not yet not been sold, the income or loss generated to date via operations reflects the net uses of cash only. As the disposition of the asset has not yet occurred, the projected primary source of profit and cash for the sponsor and its investors has not yet been realized. ROI is not therefore a relevant indicator of the projected future profit and cash expected to be realized by the program and has been excluded.

Completed Programs

5. MRF — Rockport, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 714 acres of real estate purchased from the Federal Deposit Insurance Corporation (“FDIC”). This single asset was purchased in August 1993 for $335,000. The sale of this one asset was completed in 2000 when the general partner sold its interest to the limited partners as the limited partners desired to hold the asset long term. The private placement offering commenced in August 1993 and was completed in 2000. MRF — Rockport, Ltd. raised total gross offering proceeds of $620,816 from the sale of 10 limited partnership interests. Net loss produced by this program at the time of the general partner’s interest sale was ($132,875), resulting in a ROI of (21%). The losses incurred by the partnership were normal operating expenses related to holding this parcel of land. There was no actual capital loss to the limited partner investors as the limited partners were holding the property as a long term investment.

6. MRF — Cedar Run, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a multifamily/mini-storage project containing a total of 79 apartment units and 204 mini-storage units, located in Odessa, Texas. The properties were purchased in January 1995 for $775,000. The sale of the 79 unit apartment and the 204 unit mini-storage property was completed in 2002. The private placement offering commenced in January 1995 and was completed in 2002. MRF — Cedar Run, Ltd. raised total gross offering proceeds of $844,380 from the sale of 26 limited partnership interests. Net income produced by this program was $110,374, resulting in a ROI of 13%.

7. MRF — Hollywood News L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a 48,000 square foot office building known as the Hollywood News Building, located in City of Hollywood, Los Angeles County, California. This single asset was purchased in December 1997 for $2,779,000. This single asset was sold in 2001. The private placement offering commenced in November 1997 and was completed in 1998. MRF — Hollywood News L.P. raised total gross offering proceeds of $1,025,500 from the sale of 21 limited partnership interests. Net income produced by this program was $2,312,772, resulting in a ROI of 226%.

8. MRF — WFBB, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a three-story Wells Fargo Bank Building, located in Missouri City, Fort Bend County, Texas. The bank building was purchased in 1998 for $1,650,000. The sale of this one asset occurred in 1999. The private placement offering commenced in November 1997 and was completed in 2000. MRF — WFBB L.P. raised total gross offering proceeds of approximately $1,177,690 from the sale of 17 limited partnership interests. Net loss produced by this program to date is $(52,086), resulting in a current ROI of (5)%. The losses incurred by the partnership were the result of significant expenses incurred to satisfy a city mandate to install sprinklers for a building that did not previously require them. The reallocation of cash due to this unforeseen expense caused a material cash flow shortage. The partners decided to sell this asset rather than to continue to invest additional cash to turn this property’s performance positive. The original purpose of this program has been completed but the general partners of MRF Groves, L.P. and MRF Carbon Canyon, L.P. have assigned the limited partners of MRF WFBB, L.P. a percentage of cash flows from MRF Groves, L.P. and MRF Carbon Canyon, L.P. as a compensating measure due to the lower than projected economic performance of MRF-WFBB, L.P. Due to the continued operations of this limited partnership, additional capital was raised from the general partner for general operating activities. The general partner has contributed $1,210 for miscellaneous project expenses.

9. MRF — Lanai, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a property consisting of 7.46 acres of beach front property located along the northeast shoreline of the island of Lana’i along with a 200 ft. leased pier known as Club Lanai. The acquisition of this single asset occurred in February 1998. The purchase price was $2,695,000. The sale of this single asset occurred in 2000. The private placement offering commenced in January 1998 and was completed in 1998. MRF — Lanai, L.P. raised total gross offering proceeds of $1,401,000 from the sale of 34 limited partnership interests. Net loss produced by this program was $(384,000), resulting in a ROI of (27)%. The losses incurred by the partnership were the result of an abrupt termination of the lease when the operator of the pier, the lessee, discontinued its business. The property was subject to a conditional use permit issued to the operator/lessee which the partnership was unable to renew.

10. Texas Land Company Bedford Center, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase the Lakehills Plaza, located in the City of Austin, Travis County, Texas. The acquisition of this single asset occurred in June 1998 for a purchase price of $5,350,000. The sale of this single asset occurred in 2001. The private placement offering commenced in February 1998 and was completed in 1999. Texas Land Company Bedford Center, Ltd. raised total gross offering proceeds of $1,475,101 from the sale of 44 limited partnership interests. Net income produced by this program was $1,190,798, resulting in a ROI of 81%.

11. L & A Michigan Partners, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a 273,000 square foot retail mall known as the Westlakes Mall in southwestern San Antonio, Texas and an adjacent 15.239-acre investment tract suitable for expansion or future development. The Westlakes Mall and the adjacent 15.239 acre investment tract were purchased in July 1998 for $10,200,000. The disposition of these two assets occurred in 2001 via a return of the assets to the lender. The private placement offering commenced in March 1998 and was completed in 1999. L & A Michigan Partners, L.P. raised total gross offering proceeds of $1,760,118 from the sale of 25 limited partnership interests. Net loss produced by this program was $(884,884), resulting in a ROI of (50)%. The losses incurred by the partnership were the result of the anchor tenant of the retail mall filing bankruptcy twice, thus allowing several of the other tenants to terminate their leases. Net operating income (NOI) dropped and the partners decided to give building to the lender.

12. MAP AZ — 7706, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, a 176-unit multifamily property consisting of 30 two story buildings and one supporting HVAC building on a 7.136 acre site in Phoenix, Arizona. This single asset was purchased in May 1998 for $4,100,000. This single asset was sold in 2001. The private placement offering commenced in April 1998 and was completed in 2001. MAP AZ — 7706, L.P. raised total gross offering proceeds of $344,325 from the sale of 7 limited partnership interests. Net loss produced by this program was $(293,298), resulting in a ROI of (85)%. The losses incurred by the partnership were caused by an expansion of the scope of work for a planned renovation, resulting in a material cash flow shortage that was not part of the original underwriting of the project.

13. CAP TX — 8500 L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase four office and light industrial buildings located at 8500 Shoal Creak in Austin, Texas. The four separate assets were purchased in one bulk acquisition for $5,400,000 in October 1998. The disposition of this asset occurred in 2001 via a return of the asset to the lender. The private placement offering commenced in August 1998 and was completed in 1999. CAP TX — 8500 L.P. raised total gross offering proceeds of $5,000 from the sale of 6 limited partnership interests. Net income produced by this program was $908,413 resulting in a ROI of 18,168%.

14. MRF Eastchase, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, the Villas at Eastchase, a 48 unit apartment complex located in Eastern Fort Worth, Tarrant County, Texas. The 48 unit apartment complex was purchased in May 1997 for $750,000 by an affiliate, Asset Recovery Fund. The disposition of this asset occurred in 2000. The private placement offering commenced in September 1998 and was completed in 1999. MRF Eastchase, L.P. raised total gross offering proceeds of $884,284 from the sale of 18 limited partnership interests. Net loss produced by this program was $(338,556), resulting in a ROI of (38)%. The losses incurred by the partnership were the result of an abandonment of a planned conversion from an apartment complex into an assisted living facility. The general partner had negotiated with an assisted living operator to be a partial owner and operator of the project. When the operator’s involvement with the program discontinued, the general partner decided to abandon the conversion and sell at a loss rather than continue the conversion due to the limited experience of the general partner with such conversions.

15. ST Fund, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a 945-acre, a 98-acre, a 2.21-acre and a 47.37-acre property consisting of unentitled and unimproved land in the Foothill and Trabucco areas of East Orange County, California. The 945-acre property was purchased in March 1999 for $9,600,000, the 98-acre property was purchased in February 1999 for $2,150,000, the 2.21-acre property was purchased in February 2000 for $446,165 and the 47.37-acre property was purchased in February 2000 for $625,000. The general partnership interest was sold in 2001 for liabilities plus $1,750,000. The purpose of the partnership was to entitle the property for resale as an upper-end residential subdivision. The private placement offering commenced in February 1999 and was completed in 1999. ST Fund, L.P. raised total gross offering proceeds of $701,000 from the sale of 18 limited partnership interests. Net loss produced by this program was $(201,000), resulting in a ROI of (29)%.

Funds raised from the ST Fund, L.P. were invested in a separate program, Santiago Land Holdings, L.P. through a direct investment as a note. This related fund is discussed separately below (see 15A). The net loss from this program in aggregate was $(201,000) comprised of a Santiago Land Holdings, L.P. loss of $(194,010) and a ST Fund, L.P. loss of $(6,990).

15A. Santiago Land Holdings, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, a 945 acre, a 98 acre, a 2.21 acre and a 47.37 acre property consisting of unentitled and unimproved land in the Foothill and Trabucco areas of East Orange County, California. The 945 acre property was purchased in March 1999 for $9,600,000, the 98 acre property was purchased in February 1999 for $2,150,000, the 2.21 acre property was purchased in February 2000 for $446,165 and the 47.37 acre property was purchased in February 2000 for $625,000. The general partner interest was sold in 2001 for liabilities plus $1,750,000. The purpose of the partnership was to entitle the property for resale as an upper-end residential subdivision. The private placement offering commenced in February 1999 and was completed in 2000. Santiago Land Holdings, L.P. raised total gross offering proceeds of $1,739,709 from the sale of 7 limited partnership interests. Net loss produced by this program was $(194,010), resulting in a ROI of (11)%. The losses incurred by the partnership were due to a situation where the mezzanine lender in the project failed to continue funding the project. By not continuously funding the project as agreed, the mezzanine lender caused the first mortgage to go into default. After causing the first mortgage to go into default, the mezzanine lender and general partner agreed to sell the partnership holding at a small loss to settle their dispute.

16. TSG Fund I, L.P. was formed as a special purpose Texas Limited Partnership. The private placement offering commenced in March 2004 and was completed in 2004. TSG Fund I, L.P. raised a total of $3,182,000 from the sale of 18 limited partnership interests. The funds raised were then loaned to William A. Shopoff, as an individual. Mr. Shopoff used the funds towards the purchase of his business partner’s 50% ownership interest in 6 different entities. Funds remaining from the buyout were used for working capital purposes. The loan to Mr. Shopoff was secured by the 50% ownership interest he acquired from his business partner in the 6 different entities. The term of the loan was a maximum of two years with interest accruing at a rate of 18% per year with an additional payment to the partnership such that each investor would earn a 25% annual internal rate of return. The loan provided that Mr. Shopoff would repay the funds from cash generated from the sale of assets owned by the 6 different entities. Mr. Shopoff repaid the loan in 2005. After repayment of the loan, $1,340,363 in net income was distributed to TSG Fund I, L.P.’s investors, resulting in an ROI of 42%.

17. MRF — Groves Development II, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase two properties consists of 191 acres located in the Highgrove area of Riverside County, California. The acquisition of the first asset, 57 acres, occurred in November 2002 for $450,000. The acquisition of the second asset, 134 acres, occurred in November 2002 for $3,350,000. The sale of these assets occurred in 2004 and 2005. The private placement offering commenced in February 2000 and was completed in 2005. MRF-Groves Development II, L.P. raised total gross offering proceeds of $2,242,458 from the sale of 18 limited partnership interests. Net income produced by this program was $4,743,141, resulting in a ROI of 212%.

18. SEI Multi Family Fund 2003, L.P. was formed as a special purpose Texas Limited Partnership, to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a loan to three properties purchased using low income housing tax credits consisting of Oasis West Apartments, Scottsdale New Ventura, and Sky Harbor Apartments (see programs 45, 46, 49). NES Investments, Inc. a Texas corporation acted as the general partner of SEI Multi Family Fund 2003, L.P. The loan was repaid in 2006. The private placement offering commenced in January 2003 and was completed in 2003. SEI Multi Family Fund 2003, L.P. raised total gross offering proceeds of $751,000 from the sale of 11 limited partnership interests. Net income produced by this program was $257,015 resulting in a ROI of 34%.

19. Tanglewood Self Storage, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase property consisting of a mini-self storage facility in Austin, Texas. The acquisition of this single asset occurred in June 1995 for $1,800,000 and included land, an existing building and personal property. The private placement offering commenced in February 1995 and was completed in 2005. Tanglewood Self Storage, Ltd. raised total gross offering proceeds of $577,682 from the sale of 8 limited partnership interests. Net income produced by this program was $320,040 resulting in a ROI of 55%. In July 2007 a merger with Two Tanglewood, Ltd. occurred due to a project refinance. Two Tanglewood, Ltd. was the surviving entity from the merger (program 20).

20. Two Tanglewood, Ltd. was formed as a special purpose Texas Limited Partnership, to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase land from Tanglewood Self Storage, Ltd. to construct a mini-self storage facility in Austin, Texas. The acquisition of this single asset occurred in October 1999 for $150,000. The construction of the mini-self storage facility followed the acquisition of land adjacent to Tanglewood Self Storage, Ltd (program 19). The private placement offering commenced in October 1999 and was completed in 2007. In July 2007 a merger with Tanglewood Self Storage, Ltd. occurred due to a project refinance. Two Tanglewood, Ltd. was the surviving entity from the merger. The sale of this asset occurred in October 2007. Two Tanglewood Ltd. raised total gross offering proceeds of $296,131 from the sale of 8 limited partnership interests. Net income produced by this program was $1,419,729 resulting in a ROI of 479%.

21. TSG Waterview, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, unimproved and un-entitled lands in the City of Lake Elsinore, County of Riverside, State of California, for the purposes of entitling said lands for ultimate sale in bulk to residential, commercial, and industrial developers. One property has been acquired to date in this program. In March 2007, the partnership acquired 6.38 acres for $2,500,000. In February 2008, TSG Waterview, L.P. sold the 6.07 acres to the Lake Elsinore Redevelopment Agency for $4,150,000. The private placement offering commenced in December 2006 and was completed in 2008. TSG Waterview, L.P. raised $1,772,000 in gross offering proceeds from the sale of 27 limited partnership interests. Net income produced by this program was $767,000 resulting in a ROI of 43%.

22. MRF Carbon Canyon, L.P. and MRF Carbon Canyon II, L.P. were inter-related entities with a common purpose, to participate in the profits from the purchase of undeveloped property located in the City of Brea, Orange County, California whose ownership originated from individual land owners. The original acquisitions were made by MRF Carbon Canyon, L.P. whose limited partners included the partners of Carbon Canyon II, L.P. MRF Carbon Canyon, L.P. whose operations started in 1998 redeemed all investors whose capital contributions were made via IRA and IRA related funds in 2005 for an undivided interest in a portion of the MRF Carbon Canyon, L.P. assets. The investors of these IRA and IRA related funds became limited partners in Carbon Canyon II, L.P. Each of these entities is discussed separately below (see 22A, 22B).

22A. MRF Carbon Canyon, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 611 acres of undeveloped property located in the City of Brea, Orange County, California. In addition the Partnership did acquire, additional tracts of undeveloped property adjacent to the 611 acres including 52 acres and a tract of approximately 27.8 acres. The partnership purchased the right to buy an existing option on the 611 acres in November 1998 for $1,600,000. Although the partnership had the right to buy 611 acres, only 312 ended up being purchased. The 312 acres were purchased in November 2002 for $7,914,584, the 52 acres were purchased in December 1998 for $470,000 and the 27.8 acres were purchased in August 1999 for $140,000. The private placement offering commenced in October 1998 and was completed in 2009. MRF Carbon Canyon L.P. raised total gross offering proceeds of $15,493,152 from the sale of 94 limited partnership interests. Net loss produced by this program was $(11,511,208) resulting in a ROI of (74)%.

On April 27, 2007, MRF Carbon Canyon, L.P. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Central District of California, due to the pending May 1, 2007 maturity of an existing indebtedness of $11,150,000. The beneficiary of this indebtedness was Old Standard Life Insurance Company, an Idaho corporation (“Old Standard”) which is currently in rehabilitation. MRF Carbon Canyon, L.P. proposed several solutions to the pending maturity including a twenty-four month extension of the existing indebtedness with Old Standard. Old Standard was not willing to extend its note beyond the current maturity. MRF Carbon Canyon, L.P. then communicated its desire for a short term extension to Old Standard as MRF Carbon Canyon, L.P. has been working with several potential lending sources to payoff the existing indebtedness owed to Old Standard. Old Standard again indicated that it was not willing to extend its note beyond the current maturity of May 1, 2007. The Chapter 11 reorganization proceeding was filed to protect the asset(s) of MRF Carbon Canyon, L.P. based on the unsuccessful negotiations with Old Standard, and to provide an opportunity to restructure or refinance the obligation.

On February 27, 2008 at a Plan Confirmation Hearing, the United States Bankruptcy Court, Central District of California, approved MRF Carbon Canyon, L.P.’s Plan of Reorganization which was preceded by a settlement between MRF Carbon Canyon, L.P. and Old Standard. This settlement provided MRF Carbon Canyon, L.P. a twenty-four month extension on their existing note with Old Standard. This twenty-four month extension was from the Effective Date of the Plan which was March 14, 2008. To secure its performance of MRF Carbon Canyon, L.P.’s post-Effective Date obligations to Old Standard, MRF Carbon Canyon II, L.P. delivered to Old Standard a first priority deed of trust on the October 2005 acquisition (program 22B).

On June 12, 2009, Old Standard caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Orange County California due to non-payment of principal and interest by MRF Carbon Canyon, L.P. under the Plan of Reorganization approved at the Plan Confirmation Hearing on February 27, 2008. MRF Carbon Canyon, L.P. attempted to negotiate with Old Standard to restructure the existing note extension as approved at the February 27, 2008 Plan Confirmation Hearing. Negotiations between MRF Carbon Canyon, L.P. and Old Standard were not successful and Old Standard elected to accelerate the payments due under the Promissory Note and commenced foreclosure proceedings under the Deed of Trust. The trustee sale occurred on October 13, 2009.

22B. MRF Carbon Canyon II, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase fee unimproved and unentitled land in the City of Brea, Orange County, California for the purpose of rezoning and entitling said land for ultimate sale in bulk to residential, commercial and industrial developers. This program has as limited partners, specific limited partners originally of MRF Carbon Canyon, L.P. who redeemed their interests in MRF Carbon Canyon, L.P. in exchange for undivided interest in a portion of the MRF Carbon Canyon, L.P. assets. Carbon Canyon II, L.P. has made one acquisition. The acquisition was made in October 2005 for $240,000. The private placement offering commenced in October 2005 and was completed in 2009. Carbon Canyon II, L.P. raised total gross offering proceeds of $3,568,801 from the sale of 29 limited partnership interests. Net loss produced by this program was $(3,568,801) resulting in a ROI of (100)%.

On June 12, 2009, Old Standard Life Insurance Company, an Idaho corporation (“Old Standard”) caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Orange County California due to non-payment of principal and interest by MRF Carbon Canyon, L.P. under a Plan of Reorganization approved by the United States Bankruptcy Court, Central District of California at a Plan Confirmation Hearing held on February 27, 2008 (the “Plan of Reorganization”). MRF Carbon Canyon, L.P. had attempted to negotiate with Old Standard to restructure the existing note extension as approved at the February 27, 2008 Plan Confirmation Hearing. Negotiations between MRF Carbon Canyon, L.P. and Old Standard to date were not successful and Old Standard elected to accelerate the payments due under the promissory note and commenced foreclosure proceedings under its first priority deed of trust on the property acquired by MRF Carbon Canyon II, L.P. in October 2005, and pledged to Old Standard as part of the Plan of Reorganization. The trustee sale occurred on October 13, 2009.

23. TSG El Toro, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, unimproved and un-entitled lands in the City of Lake Elsinore, County of Riverside, State of California, for the purposes of entitling said lands for ultimate sale in bulk to residential, commercial, and industrial developers. One property has been acquired to date in this program. In January 2007 the partnership acquired 11.66 acres of commercial zoned property for $2,200,000. In September 2007 4.49 of the 11.66 acres were sold for $1,100,000. The 4.49 acres was subsequently re-contributed to TSG El Toro, L.P. in 2008 in exchange for a limited partnership interest.

TSG El Toro, L.P. acquired the El Toro Property through a loan (the “El Toro Loan”) from Vineyard Bank, N.A., which loan is now owned by California Bank & Trust (“CBT”). On May 15, 2009, a Notice of Default and Election to Sell Under Deed of Trust was filed in the Official Records of Riverside County, California due to the non-payment of outstanding principal and interest on the El Toro Loan, which was due and payable on January 11, 2009, the maturity date. Foreclosure proceedings were subsequently commenced. On or about September 3, 2009, CBT and TSG El Toro, L.P. reached a settlement whereby CBT would continue foreclosure proceedings on the El Toro Property and TSG El Toro, L.P. and the guarantors of the El Toro Loan will execute a no-contest agreement acknowledging the right of CBT to pursue foreclosure and any other remedy to which it has a right. In return, CBT agreed not to pursue the guarantors of the El Toro Loan, which are William Shopoff, as an individual, and The Shopoff Revocable Trust dated August 12, 2004. William and Cindy Shopoff are the sole trustees of The Shopoff Revocable Trust dated August 12, 2004. William Shopoff is our President, Chief Executive Officer and Chairman of the Board of Directors. The trustee sale occurred on December 9, 2009. The private placement offering commenced in December 2006 and was completed in 2009. TSG El Toro, L.P. raised $1,859,000 in gross offering proceeds from the sale of 15 limited partnership interests. Net loss produced from this program was $(1,859,000) resulting in a ROI of (100%).

Ongoing Programs

24. MRF — Groves Development, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase four separate assets totaling 506 acres located in the City of Highgrove, Riverside County, California. The acquisition of the first asset, 9 acres, occurred in March 1998 for $123,921. The acquisition of the second asset, 99.94 acres, occurred in March 1998 for $1,376,079. The acquisition of the third asset, 352 acres, occurred in May 1998 for $4,590,293 and included shares of stock in the Riverside Highland Water Company, a mutual water company. The acquisition of the fourth asset, 46 acres, occurred in December 2004 for $750,000. A portion of these assets acquired were sold in 2004 and in 2005. The private placement offering commenced in February 1998 and was completed in 2004. In 2007 the general partner decided that the private placement offering, which was previously closed in 2004, would be re-opened to investors when a decision was made to change the business plan of the limited partnership resulting in the need for more capital for project operations. The re-opened offering was closed in 2008. MRF — Groves Development L.P. raised total gross offering proceeds of $10,435,663 from the sale of 38 limited partnership interests. Net income produced by this program to date is $22,456,112.

MRF-Groves Development, L.P. was previously combined with MRF-Groves Development II, L.P. (program 17) for presentation purposes on Tables I, II, and III in the Prospectus dated August 29, 2007. MRF-Groves Development, L.P. was removed from Tables I, II, and III in the prospectus dated April 30, 2008, as in 2007, the general partner decided that the private placement offering, previously closed in 2004, would be re-opened to investors when a decision was made to change the business plan of the limited partnership resulting in the need for more capital for project operations. MRF-Groves Development, L.P. was re-combined with MRF-Groves Development, II, L.P. (program 17) for presentation purposes in Table III as in 2008 the re-opened offering was closed.

25. Springbrook Investments, L.P., Springbrook Investments II, L.P., Springbrook South, L.P. are inter-related entities with a common purpose, to participate in the profits of a purchase of unimproved and unentitled land in the Highgrove area of Riverside County, California whose ownership originated from individual land owners. The original acquisitions were made by Springbrook Investments, L.P. whose limited partners included the partners of Springbrook Investments II, L.P. Springbrook Investments, L.P. whose operations started in 2002 redeemed all investors whose capital contributions were made via IRA and IRA related funds in 2005 for an undivided interest in a portion of the Springbrook Investments, L.P. assets. The investors of these IRA and IRA related funds became limited partners in Springbrook Investments II, L.P.

When Springbrook Investments, L.P. sold a portion of its properties acquired, a 1031 exchange was elected by a portion of the Springbrook Investments, L.P. investors. As a portion of the original properties acquired still existed and certain investors elected not to exchange, Springbrook South, L.P. was formed and all remaining original property was deeded to Springbrook South, L.P. in order to redeem all investors who did not participate in the 1031 exchange of Springbrook Investments, L.P. The limited partners of Springbrook Investments, L.P. who did exchange retained an ownership interest in the remaining original property deeded to Springbrook South, L.P.

Each of these entities is discussed below (see 25A, 25B, 25C) however it is important to note that these entities are not inter-related as it relates to the post 1031 operation activities of Springbrook Investments, L.P.

25A. Springbrook Investments, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase fee and/or option interests in twelve separate properties consisting of unimproved and unentitled land in the Highgrove area of Riverside County, California. The first acquisition occurred in September 2002 for $300,000. The second acquisition occurred in August 2003 for $25,000. The third and fourth acquisitions occurred in February 2004 for $507,569 and $455,000, respectively. The fifth acquisition occurred in September 2004 for $2,137,650. The sixth, seventh, and eighth acquisitions occurred in December 2004 for $1,250,000, $927,000 and $400,000, respectively. The ninth and tenth acquisitions occurred in June 2005 for $375,000 and $830,000, respectively. The eleventh acquisition occurred in August 2005 for $950,000. The twelfth acquisition occurred in December 2005 for $86,963. A portion of the properties acquired under the original private placement offering referenced above were sold in September 2002, October 2005 and December 2005. After the December 2005 sale, a subsequent 1031 exchange was elected by the partnership and the remaining property acquired under the private placement offering was deeded to another special purpose California Limited Partnership. The exchanging limited partners then had an undivided interest in fee and/or option interests in properties consisting of unimproved and unentitled land in the City of Lake Elsinore, Riverside County, California and in the Kohanaiki, District of North Kona, Island, County of Hawaii, Hawaii. Since the 1031 exchange in December 2005, the Partnership has purchased fee and/or option interests in nineteen separate properties. The first acquisition occurred in February 2006 for $1,650,000. The second, third, fourth, fifth, sixth, seventh, eighth, ninth, tenth, and eleventh acquisitions occurred in March 2006 for $1,000,000, $689,000, $631,500, $461,000, $261,500, $255,000, $250,000, $235,000, $200,000, and $108,000 respectively. The twelfth and thirteenth acquisitions occurred in May 2006 for $3,000,000 and $650,000 respectively. The fourteenth, fifteenth, sixteenth, and seventeenth acquisitions occurred in June 2006 for $223,500, $211,000, $100,000, and $23,000 respectively. The eighteenth acquisition occurred in September 2006 for $1,497,300. The nineteenth acquisition occurred in May 2007 for $550,000. The private placement offering commenced in March 2002 and was completed in 2005 for the limited partners not involved in the 1031 exchange in 2005 and commenced in December 2005 and was completed in 2006 for the limited partners involved in the 1031 exchange including limited partners not part of the aforementioned 1031 exchange. In 2007 the general partner decided that the private placement offering, which was previously closed in 2005, would be re-opened to investors when an analysis of the business plan of the limited partnership resulted in the need for more capital for project operations. Springbrook Investments, L.P. to date has raised total gross offering proceeds of $11,510,480 from the sale of 105 limited partnership interests. Net income produced by this program to date is $71,957.

On September 3, 2009, Springbrook Investments, L.P. entered into two Settlement Agreements with its lender on two secured promissory notes on properties consisting of unimproved and unentitled land in the City of Lake Elsinore, Riverside County, California. The secured promissory notes were in default and all obligations of Springbrook Investments, L.P. were due and payable in full. In the Settlement Agreements, Springbrook Investments, L.P. agreed to execute and deliver to its lender, grant deeds to the underlying real estate collateral for the secured promissory notes in consideration for a discharge by its lender of all of Springbrook Investment, L.P.’s obligations under the secured promissory notes. Title to the properties referenced in the two Settlement Agreements then passed from Springbrook Investments, L.P. to SPT Real Estate Finance, LLC, the lender under the secured promissory notes (see program 1).

On February 24, 2010, Springbrook Investments, L.P. received a notice of default and demand for payment from council representing Central Pacific Bank (“CPB”), the lender on unimproved and unentitled land in the Kohanaiki, District of North Kona, Island and County of Hawaii, Hawaii. Springbrook Investments, L.P. acquired the North Kona property through a $1,400,000 loan from CPB which matured on June 15, 2009. Since the maturity date of June 15, 2009, Springbrook Investments, L.P. has attempted to negotiate with CPB to restructure or extend the existing note but to date has been unsuccessful in its negotiations. On March 23, 2010, CPB caused a “Notice of Pendency of Action” to be filed in the official records of Circuit Court of the First Circuit State of Hawaii due to non-payment of principal and interest. CPB desires to foreclose the Mortgage, Security Agreement and Financing Statement dated May 16, 2006 recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2006-093101. Springbrook Investments, L.P. is currently weighing its options regarding the filed “Notice of Pendency of Action”.

The tax operations of Springbrook Investments, L.P. referenced above include two activities which do not appropriately reflect the operations of this partnership to date. The 1031 exchange resulted in the deferral of $5,221,619 of income $1,438,977 of which is not included in the program net income to date of $71,957 referenced above. In addition the general partner of Springbrook Investments, L.P. assigned a portion of its partnership interest to a separate affiliated entity which resulted in a $14,914,332 transfer of income which is not included in the program net income to date of $71,957. Inclusion of the $1,438,977 of and the $14,914,332 adjusts the tax net income to date to $16,425,266 from the $71,957 currently shown.

Springbrook Investments, L.P. is comprised of two components, a pre-1031 “Springbrook” portion and a post-1031 “Springbrook (Exchange)” portion. Both components of Springbrook Investments, L.P. were previously presented on Tables I, II, and III in the Prospectus dated August 29, 2007. The post-1031 “Springbrook (Exchange)” portion was removed from Tables I, II, and III as in 2007, the general partner decided that the private placement offering, previously closed in 2006, would be re-opened to investors when a decision was made to change the business plan of the limited partnership resulting in the need for more capital for project operations.

25B. Springbrook Investments II, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, fee and/or option interests in unimproved and unentitled lands in the Highgrove area of Riverside County, California for the purposes of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program has as limited partners, specific limited partners originally of Springbrook Investments, L.P. who redeemed their interests in Springbrook Investments,

L.P. in exchange for and undivided interest in a portion of the Springbrook Investments, L.P. assets. A portion of the assets that Springbrook Investments II, L.P. received in exchange for their redemption of limited partnership interests in Springbrook Investments, L.P. were sold in December 2005, August 2006, and October 2006. The private placement offering commenced in May 2005 and was completed in 2005. Springbrook Investments II, L.P. raised total gross offering proceeds of $638,154 from the sale of 6 limited partnership interests. Net income produced by this program was $4,573,512 resulting in a ROI of 716%.

Although Springbrook Investments II, L.P. had completed operations in 2008 and as such is not required to be disclosed in the ongoing programs section of programs similar in nature to the registration statement objectives section of the prior performance summary, due to its relevance and inter-related relationship with ongoing programs Springbrook Investments, L.P. and Springbrook South, L.P. (programs 25A and 25C) it is included as part of the overall program known as Springbrook Investments, L.P. (program 25).

25C. Springbrook South, L.P. was formed as a special purpose California Limited Partnership, to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, fee and/or option interests in unimproved and unentitled lands in the Highgrove area of Riverside County, California for the purposes of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program holds the remaining assets of Springbrook Investments, L.P. that were not sold in that program’s December 2005 bulk sale. In addition this program has as limited partners all of the limited partners who were part of Springbrook Investments, L.P. at the time of the bulk sale in December 2005, regardless of whether the limited partner participated in the 1031 exchange that occurred after the bulk sale in December 2005. A portion of the remaining assets of Springbrook Investments, L.P. that were deeded to Springbrook South, L.P. after Springbrook Investments, L.P. bulk sale in December 2005, were sold in August, 2006 and October 2006. After the August 2006 sale, a subsequent 1031 exchange was elected by the partnership. All property originally deeded to Springbrook South, L.P. by Springbrook Investments, L.P. that was not sold in the August 2006 and October 2006 property sales remained in the Springbrook South, L.P. Partnership. The exchanging limited partners then had an undivided interest in fee interests in a separate property consisting of unimproved and unentitled land on the northerly side of Kuakini Highway at Lanihau 2nd, in the Kohanaiki, District of North Kona Island, County of Hawaii, Hawaii. Since the 1031 exchange in August 2006, the Partnership has purchased fee and/or option interests in one separate property. The acquisition occurred in October 2006 for $2,300,000. Immediately after the acquisition, Springbrook South, L.P. deeded the property to TSG Kona Kahua, L.P. in exchange for a limited partnership interest in TSG Kona Kahua. No private placement offering has commenced to date in this program. Springbrook South, L.P. has raised total gross offering proceeds of $152,079 for this program from limited partners who participated in the 1031 exchange but $31,539 of this capital was transferred from existing partners capital accounts to new partners capital accounts in 2007, 2008, and 2009. The remaining gross offering proceeds were from existing limited partners who participated in the 1031 exchange. Net income produced by this program to date is $1,231,104. This program does have 34 investors who own limited partnership interests whose origination was from Springbrook Investments, L.P.

The tax operations of Springbrook South, L.P. referenced above include two activities which do not appropriately reflect the operations of this partnership to date. The 1031 exchange resulted in the deferral of $1,664,023 of income which is not included in the program net income to date of $1,231,104 referenced above. In addition the general partner of Springbrook South, L.P. assigned a portion of its partnership interest to a separate affiliated entity which resulted in a $10,588,131 transfer of income which is not included in the program net income to date of $1,231,104. Inclusion of the $1,664,023 and the $10,588,131 adjusts the tax net income to date to $13,483,258 from the $1,231,104 currently shown.

26. Wasson Canyon Investments, L.P.; Wasson Canyon Investments II, L.P.; Wasson West, L.P. are inter-related entities with a common purpose, to participate in the profits of a purchase of unimproved and unentitled land in the City of Lake Elsinore, Riverside County, California whose ownership originated from individual land owners. The original acquisitions were made by Wasson Canyon Investments, L.P. whose limited partners included the partners of Wasson Canyon Investments II, L.P. Wasson Canyon Investments, L.P. whose operations started in 2003 redeemed all investors whose capital contributions were made via IRA and IRA related funds in 2005 for an undivided interest in a portion of the Wasson Canyon Investments, L.P. assets. The investors of these IRA and IRA related funds became limited partners in Wasson Canyon Investments II, L.P.

When Wasson Canyon Investments, L.P. sold a portion of its properties acquired, a 1031 exchange was elected by a portion of the Wasson Canyon Investments, L.P. investors. As a portion of the original properties acquired still existed and certain investors did not want to exchange, Wasson West, L.P. was formed and all remaining original property was deeded to Wasson West, L.P. in order to redeem all investors who did not participate in the 1031 exchange of Wasson Canyon Investments, L.P. The limited partners of Wasson Canyon Investments, L.P. who did exchange retained an ownership interest in the remaining original property deeded to Wasson West, L.P.

Each of these entities is discussed below (see 26A, 26B, 26C) however it is important to note that these entities are not inter-related as it relates to the post 1031 operation activities of Wasson Canyon, Investments, L.P. which was renamed to TSG O’Oma, L.P. and has subsequently been renamed to TSG Kula Nei, L.P.

26A. Wasson Canyon Investments, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase nine separate properties consisting of unimproved and unentitled lands in the Wasson Canyon area of Riverside County, California. The first, second and third acquisitions occurred in December 2003 for $26,373, $257,483, and $921,938, respectively. The fourth acquisition occurred in February 2004 for $225,000. The fifth acquisition occurred in April 2004 for $290,000. The sixth acquisition occurred in June 2004 for $1,979,056. The seventh acquisition occurred in January 2005 for $410,000. The eighth acquisition occurred in March 2005 for $960,000. The ninth acquisition occurred in May 2005 for $2,800,000. A portion of the properties acquired under the original private placement offering referenced above were sold in June 2005, a subsequent 1031 exchange was elected by the partnership and the remaining property acquired under the private placement offering was deeded to another special purpose California Limited Partnership. The exchanging limited partners then had an undivided interest in fee interests in two separate properties consisting of unimproved and unentitled land in the Kohanaiki, District of North Kona Island, County of Hawaii, Hawaii. The first acquisition occurred in August 2005 for $3,000,000 and the second acquisition occurred in December 2005 for $2,750,000. The private placement offering commenced in July 2003 and was completed in 2004 for the limited partners not involved in the 1031 exchange in 2005 and is ongoing for the partners who did exchange in 2005. Wasson Canyon Investments, L.P. raised total gross offering proceeds of $7,754,115 from the sale of 77 limited partnership interests. Net income produced by this program to date is $10,924,611.

On February 24, 2010, TSG Kula Nei, L.P. received a notice of default and demand for payment from council representing Central Pacific Bank (“CPB”), the lender on unimproved and unentitled land in the Kohanaiki, District of North Kona, Island and County of Hawaii, Hawaii. TSG Kula Nei, L.P. acquired the North Kona property through a $2,680,000 loan from CPB which matured on June 15, 2009. Since the maturity date of June 15, 2009, TSG Kula Nei, L.P. has attempted to negotiate with CPB to restructure or extend the existing note but to date has been unsuccessful in its negotiations. On March 23, 2010, CPB caused a “Notice of Pendency of Action” to be filed in the official records of Circuit Court of the First Circuit State of Hawaii due to non-payment of principal and interest. CPB desires to foreclose the Mortgage, Security Agreement and Financing Statement dated December 14, 2005 recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2005-257566. TSG Kula Nei, L.P. is currently weighing its options regarding the filed “Notice of Pendency of Action”.

The tax operations of Wasson Canyon Investments, L.P. referenced above include an activity which does not appropriately reflect the operations of this partnership to date. The 1031 exchange resulted in the deferral of $4,801,425 of income which is not included in the program net income to date of $10,924,611 referenced above. Inclusion of the $4,801,425 adjusts the tax net income to date to $15,726,036 from the $10,924,611 currently shown.

It is important to note that after the 1031 exchange the Wasson Canyon Investments, L.P. was renamed to TSG O’Oma, L.P. and has subsequently been renamed to TSG Kula Nei, L.P.

26B. Wasson Canyon Investments II, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, to acquire unimproved and unentitled lands in the Wasson Canyon area of Riverside County, California for the purposes of entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program has as limited partners, specific limited partners originally of Wasson Canyon Investments, L.P. who redeemed their interests in Wasson Canyon Investments, L.P. in exchange for an undivided interest in a portion of the Wasson Canyon Investments, L.P. assets. A portion of these assets received from Wasson Canyon Investments, L.P. were sold in June 2005. The private placement offering commenced in April 2005 and was completed in 2005. In 2007 the general partner decided that the private placement offering, which was previously closed in 2005, would be re-opened to investors when a decision was made to change the business plan of the limited partnership resulting in the need for more capital for project operations including advances to Wasson West, L.P. (program 26C). Wasson Canyon Investments II, L.P. raised total gross offering proceeds of $1,304,337 from the sale of 18 limited partnership interests. Net income produced by this program to date is $3,559,734.

26C. Wasson West, L.P. was formed as a special purpose California Limited Partnership, to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership, to acquire unimproved and unentitled land in the Wasson Canyon area of Riverside County, California for the purposes of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program holds the remaining assets of Wasson Canyon Investments, L.P. that were not sold in that program’s 2005 bulk sale. In addition to owning the remaining assets of Wasson Canyon Investments, L.P. that were not sold in the June 2005 bulk sale, Wasson West, L.P. has acquired four separate properties of unimproved and unentitled land in the Wasson Canyon area of Riverside County, California for the purpose of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial, and industrial developers. The first acquisition occurred in August 2005 for $285,000. The second acquisition occurred in October 2005 for $325,000. The third acquisition occurred in May 2006 for $445,000. The fourth acquisition occurred in December 2006 for $600,000. The property purchased in May 2006 was subsequently sold in July 2006. In addition this program has as limited partners all of the limited partners who were part of Wasson Canyon Investments, L.P. at the time of the bulk sale in 2005, regardless of whether the limited partner participated in the 1031 exchange that occurred after the bulk sale in 2005. In 2007 the general partner decided that a private placement offering would be opened to investors when a decision was made to change the business plan of the limited partnership resulting in the need for more capital for project operations including the payoff of an existing loan to the partnership. Wasson West, L.P. to date has raised total gross offering proceeds of $2,897,045. Net income produced by this program to date is $66,479. This program does have 34 investors who own limited partnership interests whose origination was from Wasson Canyon Investments, L.P.

Wasson Canyon Investments, L.P. is comprised of two components, a pre-1031 “Wasson Canyon Investments” portion and a post-1031 “TSG Kula Nei” portion. The pre-1031 “Wasson Canyon Investments” portion of 26A was previously presented on Tables I, II, and III in the Prospectus dated August 29, 2007 combined with program numbers 26B (Wasson Canyon Investments II) and 26C (Wasson West) due to these programs being inter-related. The pre-1031 “Wasson Canyon Investments” portion, which included Wasson Canyon Investments II and Wasson West, was removed from Tables I, II, III as in 2007, the general partner decided that the private placement offering, previously closed in 2005, would be re-opened to investors when a decision was made to change the business plan of the limited partnership resulting in the need for more capital for project operations.

27. TSG Cherry Valley, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, an approximately 244-acre parcel of unentitled, unimproved land located in the City of Calimesa, County of Riverside, California and in the adjacent County of Riverside, California. This asset was acquired in September 2004 for $5,000,000. The disposition strategy consists of gaining approvals for a residential subdivision and a sale in bulk to a residential developer. The private placement offering commenced in July 2004 and is ongoing. TSG Cherry Valley, L.P. to date has raised total gross offering proceeds of $7,606.282 from the sale of 69 limited partnership interests. Net income produced by this program to date is $298,459.

28. TSG Little Valley, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase properties consisting of unimproved and unentitled land in the Little Valley Greenwald area of Riverside County, California. Nine separate properties have been purchased to date in this program. The first acquisition was in September 2004 for $271,000. The second, third and fourth acquisitions occurred in December 2004 for $230,000, $550,000 and $230,000, respectively. The fifth and sixth acquisitions occurred in February 2005 for $475,000 and $450,000, respectively. The seventh acquisition occurred in August 2005 for $575,000. The eighth acquisition occurred in February 2006 for $800,000 and the ninth aquisition occurred in November 2009 for $3,000,000 (see discussion below). The private placement offering commenced in August 2004 and was completed in 2006. In 2007 the general partner decided that the private placement offering, which was previously closed in 2006, would be re-opened to investors when an analysis of the business plan of the limited partnership resulted in the need for more capital for project operations including a principle reduction on an existing loan to the partnership. The limited partners and the general partner decided that capital would be treated as a loan to the partnership instead of a capital contribution. The re-opened offering was closed in 2008. In July 2008, the general partner withdrew as general partner and Portfolio Partners, Inc. became the successor general partner. At the time of the general partner’s withdrawl, the Class B limited partners assigned all of their rights, title, and interest as the Class B limited partners to Portfolio Partners, Inc., as the successor general partner. Subsequent to the withdrawal, The Shopoff Group, L.P., an affiliated entity of the predecessor general partner, continued to provide consultative/management services on behalf of the successor general partner. TSG Little Valley, L.P. to date has raised total gross offering proceeds of $4,226,938 from the sale of 32 limited partnership interests. Net loss produced by this program to date is $(443,591).

On November 12, 2009 TSG Little Valley, L.P. purchased from Whiterock Acquisition Co., L.P. for an aggregate purchase price of $3,000,000 (i) 298 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California (the “Ramsgate Property”), (ii) 58 entitled but unimproved residential lots located in the City of Lake Elsinore California (the “Little Valley Property”), and (iii) 400 acres of unentitled and unimproved land located in the City of Chino Hills, California (the “Chino Hills Property”).

Concurrent with the three separate acquisitions from Whiterock Acquisition Co., L.P., on November 12, 2009, TSG Little Valley, L.P. purchased the Asset Management Agreements on the Ramsgate Property, Little Valley Property and Chino Hills Property from Eastbridge Partners, L.P. for $1,710,000. The previously mentioned Asset Management Agreements were between Whiterock Acquisition Co., L.P. and Eastbridge Partners, L.P., as Asset Manager for Whiterock Acquisition Co., L.P., an entity owned by Credit-Suisse. Eastbridge Partners, L.P. is an affiliated entity of The Shopoff Group, L.P. our sponsor.

On November 12, 2009, TSG Little Valley, L.P. sold all of its real estate holdings to SPT Lake Elsinore Holding Co., LLC (see program 3) for a sales price of $9,600,000. $2,900,000 of the sales price was paid by SPT-Lake Elsinore Holding Co., LLC’s execution and delivery into escrow of (a) an all-inclusive purchase money note secured by deed of trust in favor of TSG Little Valley, L.P. as payee therein, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by SPT-Lake Elsinore Holding Co., LLC in favor of TSG Little Valley, L.P. as beneficiary therein, securing the foregoing all-inclusive purchase money note.

29. Spring Mountain Investments, LLC. was formed as a special purpose California Limited Liability Company to offer, pursuant to a private placement offering, membership interest investments in the Limited Liability Company, used by the Limited Liability Company to purchase options for the purchase of an undivided interest, in two separate properties consisting of options on four unimproved commercial parcels located in Riverside, California and options on one hundred eighty six (186) shares of stock in Riverside Highlands Water Company. To date no acquisitions have occurred from the existing option contracts. The private placement offering commenced in March 2005 and is ongoing. The offering to date has raised total gross offering proceeds of $1,335,126 from the sale of 9 membership interests. Net income produced by this program to date is $479,487.

30. TSG Fund II, L.P. was formed as a special purpose California Limited Partnership, to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, investment opportunities in real estate, including real estate-backed mortgages and/or mortgage backed securities, or acquire a limited partnership interest in partnerships or other investment vehicles that have similar investment objectives. TSG GP, LLC, a California Limited Liability Company, is the General Partner. The private placement offering commenced in January 2005 and was completed in 2005. TSG Fund II, L.P. raised total gross offering proceeds of $1,653,057 from the sale of 4 limited partnership interests. Net income produced by this program to date is $94,757.

Funds raised from the TSG Fund II, L.P. were invested in a separate program, TSG Canyon Vista, L.P. through a direct investment as a capital contribution for a limited partnership interest. This related fund is discussed separately below (see 30A).

30A. TSG Canyon Vista, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase properties for industrial development. Two separate properties have been purchased. The first acquisition occurred in June 2005 for $1,630,000. The second acquisition occurred in October 2005 for $1,850,000 of which TSG Canyon Vista, L.P. owns 28.64% for an allocation of $529,840 including an approximately 25,000 square foot building that is generating rental income. The property is located in an unincorporated area of Riverside County, adjacent to Lake Elsinore, California. The private placement offering commenced in June 2005, was completed in 2007, and was reopened in 2008 to allow 3 new partners who owned a tenants-in-common interest in the aforementioned 25,000 square foot building to contribute their property to TSG Canyon Vista, L.P. in exchange for a limited partnership interest and to raise additional capital required due to a change in the original business plan of the limited partnership. TSG Canyon Vista, L.P. raised total gross offering proceeds of $4,624,638 from the sale of 34 limited partnership interests. Net income produced by this program to date is $179,452.

31. Peloton Partners, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership, to acquire investment opportunities in real estate, including real estate-backed mortgages and/or mortgage backed securities. Specific opportunities were not identified or limited and the Partnership only accepts tax exempt funds. Peloton Partners, L.P. has invested in several entitlement and development projects since the formation of the Partnership. These investments include serving as the general partner for a limited partnership that has a joint venture arrangement with the land seller on 50 acres of land in Lake Elsinore, California, serving as the general partner for a limited partnership that has an option to purchase four separate properties in Lake Elsinore, California totaling 18.88 acres, participation as a member of a limited liability company that has an option on 27.66 acres of commercial land in Calimesa, California, participating as a member of a limited liability company that has an option on 10.81 acres of commercially zoned land in an unincorporated area of Riverside County California known as Highgrove, participation as a limited partner in a limited partnership that owns 3.07 acres of unentitled land in Brea, California, participation in a condo development project in Puerto Vallarta, Mexico, investing in a participating loan to a developer of condominium units in Santa Ana, California, and investing in Axion Power International, a leading developer and manufacturer of advanced energy storage components and devices. Peloton Partners, L.P. has also made fifteen real estate loans or loans backed by real estate assets to date. In May 2006 Peloton Partners, L.P. purchased 2.48 acres in Lake Elsinore, California for $425,000. The 2.48 acres was subsequently sold in July 2006. . The private placement offering commenced in July 2004 and is ongoing. Peloton Partners, L.P. to date has raised total gross offering proceeds of $3,923,723 from the sale of 73 limited partnership interests. Net income produced by this program to date is $178,014. This program, which allows the trading of partnership interests, had a value of $0.93 per unit as of December 2009, down from $1.00 per unit at inception.

32. TSG Fund III, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a loan to Wasson West, L.P. a California Limited Partnership. Wasson West, L.P. used the loan funds for working capital and to cover other costs associated with the entitlement of approximately 73.6 acres of land in the Lake Elsinore area of Riverside County. The private placement offering commenced in April 2006 and was completed in 2006. Since the completion of the private placement offering the general partner has contributed

$4,000 for miscellaneous project expenses. The loan was in the amount of $2,000,000. The original term of the loan was one year with interest accruing at a rate of 12% per year. The loan was extended for one additional year in 2007 and for two additional years in 2008. The loan to Wasson West, L.P. was secured by the approximately 73.6 acres of land in the Lake Elsinore area of Riverside County owned by Wasson West, L.P. TSG Fund III, L.P. raised total gross offering proceeds of $2,005,500 from the sale of 18 limited partnership interests. Net income produced by this program to date is $408,707.

33. TSG Fund IV, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a loan to The Shopoff Group, L.P. a Delaware Limited Partnership (“TSG”). TSG used the loan funds for general corporate borrowings to cover any working capital needs of TSG and specific related entities. MRF Groves Development, L.P., Wasson West, L.P., TSG Little Valley, L.P., and White Rock Acquisition Co. (Asset Management Agreements on Ramsgate and Little Valley) are the specific other related entities to TSG referenced above. The private placement offering commenced in October 2006 and is ongoing. The loan is in the maximum amount of $5,000,000. The original term of the loan was a maximum of eighteen months with interest accruing at a rate of 10% per year. The loan to TSG is not secured but contains a provision that any funds received by TSG and other related entities from the sale of projects during the term of the loan and subsequently distributed to William A. Shopoff, president of TSG will be deemed recourse in nature to William A. Shopoff and documented as such. TSG Fund IV, L.P. raised total gross offering proceeds of $3,260,435 from the sale of 36 limited partnership interests. Net income produced by this program to date is $263,108.

34. TSG Kona Kahua, L.P. was formed as a special purpose Hawaii Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, fee and/ or option interest in real property in the Kailua-Kona area along Kuakini Highway, in the District of North Kona, Island and County of Hawaii, State of Hawaii, for the purposes of zoning and entitling said lands for the development of residential condominiums and other related uses, the sale in bulk thereof to residential, commercial, and industrial developers, and/or the construction of residential units for sale and/or lease. Two properties have been acquired to date in this program. In October 2006 the partnership acquired 1.959 acres from Springbrook South, L.P. Springbrook South, L.P. contributed the 1.959 acres to TSG Kona Kahua, L.P. in exchange for a limited partnership investment. The second acquisition occurred in April 2007 when the partnership acquired .942 acres for $1,550,000. The private placement offering commenced in October 2006 and was completed in 2007 but was reopened in 2009 due to a change in the business plan of the limited partnership. TSG Kona Kahua, L.P. raised total gross offering proceeds of $3,354,588 from the sale of 30 limited partnership interests. Net loss produced by this program to date is $(165,934).

35. TSG Fund V, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make an investment in another special purpose Delaware Limited Partnership, Shopoff Investors II, L.P. whose primary purpose is to make a loan to The Shopoff Group, L.P. a Delaware Limited Partnership (“TSG”). TSG will use the loan funds to cover organizational expenses for a new income trust public offering to be sponsored by TSG. The new income trust public offering to be sponsored by TSG is a filing with the SEC for a publicly registered, non-exchange traded real estate investment trust whose focus is the acquisition and origination of various types of secured mortgages. The private placement offering commenced in May 2009 and is ongoing. The loan is in the maximum amount of $5,000,000. The term of the loan is open ended with interest accruing at a rate of 14% per year. The loan to TSG is not secured but contains a provision that regular interest and principal shall be due and payable to the extent of TSG’s receipt from time to time of organizational and offering expense reimbursement payments, payment to be made in each instance within fifteen days after TSG’s receipt of same, until such time that all principal and regular interest owing under the note has been paid in full. TSG is also obligated to pay to TSG Fund V, L.P. a net profits interest equal to ten percent of TSG’s net profits from income trust fee income, payable annually within ninety days after the end of the calendar year, until such time that TSG no longer earns net profits from income trust fee income. Income trust fee income refers to fee income from the new income trust public offering to be sponsored by TSG. TSG Fund V, L.P. raised total gross offering proceeds of $975,050 from the sale of 8 limited partnership interests. Net loss produced by this program to date is $(37).

SECURED LOAN ACQUISITION PROGRAMS

In 1992 our sponsor created the entity Asset Recovery Fund (“ARF”) whose primary purpose was to invest in non-performing, delinquent, and foreclosed loans secured by real estate assets. These loans secured by real estate assets included residential, multi-family, commercial, office, and industrial properties. These non-performing, delinquent, and foreclosed loans secured by real estate assets were purchased directly for programs created by ARF and through partnerships/joint ventures with other entities (i.e. Resolution Trust Corporation (“RTC”)/Federal Deposit Insurance Corporation (“FDIC”)/Fair Housing Authority (“FHA”)).

During the underwriting process the Sponsor would analyze the investment in non-performing, delinquent, and foreclosed loans secured by real estate assets. The sponsor would determine what business model would provide the highest value for the program. The business model would forecast immediate access to the underlying property secured by these non-performing, delinquent, and foreclosed loans or forecast a workout of the non-performing, delinquent, and foreclosed loans. When the sponsor was able to execute on a programs specific business model the investment in the loan (s) would result in positive earnings for the program resulting in profit and cash to the limited and general partners. For certain programs the sponsor was not able to execute the specific business model resulting in little or no profit and cash to the limited and general partners. The programs that made little or no profit and cash suffered from longer than projected foreclosure processes, higher than projected foreclosure expenses, and lower levels of cooperation from debtors on workout loans.

Completed Programs

36. MRF Wayforest, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, a general partnership interest in the 1994 Land Fund II-Dallas I, L.P. and comply with the terms of all its limited partnership agreement dated November 17, 1994. The private placement offering commenced in May 1994 and was completed in 1999. MRF Wayforest, Ltd. raised total gross offering proceeds of $2,525,939 from the sale of 39 limited partnership interests. Net income produced by this program was $808,299, resulting in a ROI of 32%.

37. 1994 Land Fund II — Dallas 1, L.P.; MRF-Land Fund Dallas, L.P.; Dallas Land Fund II, L.P. are inter-related entities with a common purpose, to participate in the profits of a pool of 40 non-performing real estate loans whose ownership originated from the RTC. The top tier (Tier I) was 1994 Land Fund II —  Dallas 1, L.P. whose ownership was two entities, the RTC as limited partner and MRF-Land Fund Dallas, L.P. as general partner (Tier II). Dallas Land Fund II, L.P. (Tier III) made a participating loan to MRF — Land Fund Dallas, L.P. (Tier II) in order to participate in the profits of 1994 Land Fund II — Dallas 1, L.P. (Tier I) This loan was made through MRF — Land Fund, Inc. the general partner of MRF — Land Fund Dallas, L.P. (Tier II). Each of these separate entities is discussed separately below (37A, 37B, 37C).

37A. 1994 Land Fund II — Dallas 1, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase loans secured by properties consisting of ownership of a pool of 40 non-performing real estate loans purchased from the RTC in November 1994 for $2,594,441. The RTC was the limited partner and MRF-Land Fund Dallas, L.P. was the general partner. The private placement offering commenced in November 1994 and was completed in 1994. 1994 — Land Fund II — Dallas 1, L.P. raised total gross offering proceeds of $22,591,646 from the sale of 2 limited partnership interests. Net income produced by this program was $12,164,070, resulting in a ROI of 54%.

37B. MRF — Land Fund Dallas, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, a general partnership interest in the 1994 Land Fund II-Dallas I, L.P. and comply with the terms of its limited partnership agreement dated November 17, 1994. The private placement offering commenced in November 1994 and was completed in 1998. MRF — Land Fund Dallas L.P. raised total gross offering proceeds of approximately $5,138,616 from the sale of 7 limited partnership interests. Net income produced by this program was $5,527,232, resulting in a ROI of 108%.

37C. Dallas Land Fund II, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a participating loan to MRF-Land Fund Dallas, L.P. in order to participate in the profits of

1994 Land Fund II-Dallas 1, L.P. of which MRF Land Fund Dallas, L.P. was the general partner. The private placement offering commenced in December 1994 and was completed in 2003. Dallas Land Fund II, L.P. raised total gross offering proceeds of $1,664,049 from the sale of 11 limited partnership interests. Net income produced by this program was $1,342,375, resulting in a ROI of 81%.

38. RTC Land Assets 1995-NP2C, L.P.; RTC Land Assets Trust 1995-NP2C; MRF 1995-NP2C, L.P. are inter-related entities with a common purpose, to participate in the profits of a pool of selected non-performing land and construction loans and land REO of several depository institutions and act in partnership with the RTC in its corporate capacity. RTC Land Assets 1995-NP2C, L.P. was formed as the entity to hold the assets of RTC Land Assets Trust 1995-NP2C into which the RTC had transferred the selected non-performing land and construction loans and land REO of several depository institutions and the RTC in its corporate capacity. MRF 1995-NP2C, L.P. was formed to assume the role of general partner of the RTC Land Assets Trust 1995-NP2C. The sponsor was the successful bidder for the Western Pools Class A Certificate(s) of RTC Land Assets Trust 1995 NP2C which were being offered by the RTC. Each of these entities is discussed below (38A, 38B, 38C).

Due to the unique structure of the NP2C transaction, the project generated substantial tax losses in entities 38A and 38B but cash gains. This was due to the RTC contribution of assets to the partnership with a high tax basis relative to the value of the assets. The losses shown in the RTC Land Assets 1995 NP2C, L.P. (38A) and RTC Land Assets Trust 1995 NP2C (38B) are not reflective of the success of the program. At the level the sponsor and its investors participated (MRF 1995 NP2C, L.P. (38C), a profit was generated.

38A. RTC Land Assets 1995 NP2C, L.P. was formed as a special purpose Delaware Limited Partnership to hold the assets of RTC Land Assets Trust 1995-NP2C, a Delaware Business Trust formed to hold a pool of selected non-performing land and construction loans and land REO of several depository institutions and the RTC. The entity commenced operations in September 1995 and was completed in 1997. RTC Land Assets 1995 NP2C L.P. raised total capital of $8,411,549 from the sale of 2 limited partnership interests. Net loss produced by this program was $(1,051,772), resulting in a ROI of (13)%.

38B. RTC Land Assets Trust 1995 NP2C was formed as a special purpose Delaware Business Trust to hold the assets of RTC Land Assets Trust, L.P. and to hold a pool of selected non-performing land and construction loans and land REO of several depository institutions and the RTC. The entity commenced operations in September 1995 and was completed in 1995. RTC Land Assets Trust 1995 NP2C raised total capital of $21,016,207 from the sale of 2 limited partnership interests. Net loss produced by this program was $(9,864,105), resulting in a ROI of (47)%.

38C. MRF 1995 NP2C, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, a general partnership interest in an entity that owned a pool of selected non-performing land and construction loans and a land REO of several depository institutions and act in partnership with the RTC. MRF 1995 NP2C, L.P. acted as an affiliated entity that acted as a pass through of RTC Land Assets Trust 1995 NP2C, an entity into which the RTC transferred the above referenced pool of non-performing loans in September 1995. The private placement offering commenced in September 1995 and was completed in 1995. MRF 1995 NP2C L.P. raised total gross offering proceeds of $2,250,070 from the sale of 2 limited partnership interests. Net income produced by this program was $3,381,379, resulting in a ROI of 150%.

39. MRF — Atlanta Pools, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 19 non-performing multi-family loans that were purchased from the RTC in March 1995 for $3,760,541. The private placement offering commenced in March 1995 and was completed in 1999. MRF — Atlanta Pools, L.P. raised total gross offering proceeds of $4,603,500 from the sale of 2 limited partnership interests. Net loss produced by this program was $(157,499), resulting in a ROI of (3)%.

Funds raised from the MRF — Atlanta Pools, Ltd were invested in three separate programs, MRF Atlanta 1, Ltd., Atlanta 5, Ltd., and Atlanta 20, Ltd. either through direct investments as capital or as notes. Each of these related funds is discussed separately below (see 39A, 39B, and 39C). The net loss from these programs in aggregate was $(157,499) comprised of a MRF — Atlanta 1, Ltd. loss of $(1,217,721), a MRF Atlanta 5, Ltd. gain of $246,012, a MRF — Atlanta 20, Ltd. loss of $(948) and a MRF Atlanta Pools, Ltd. gain of $815,158.

39A. MRF — Atlanta 1, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase non-performing multi-family loans that were purchased from the RTC. The private placement offering commenced in March 1995 and was completed in 1995. MRF — Atlanta 1, Ltd. raised total gross offering proceeds of $1,397,840 from the sale of 2 limited partnership interests. Net loss produced by this program was $(1,217,721), resulting in a ROI of (87)%.

39B. MRF — Atlanta 5, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase non-performing multi-family loans that were purchased from the RTC. The private placement offering commenced in March 1995 and was completed in 1995. MRF — Atlanta 5, Ltd. raised total gross offering proceeds of $1,502,705 from the sale of 2 limited partnership interests. Net income produced by this program was $246,012, resulting in a ROI of 16%. Although MRF — Atlanta 5, Ltd. had completed operations in 1996 and as such is not required to be disclosed in the prior performance summary, due to its relevance to MRF — Atlanta Pools, Ltd. (program number 39), MRF — Atlanta 5, Ltd. is included in the Prior Performance Summary.

39C. MRF — Atlanta 20, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase non-performing multi-family loans that were purchased from the RTC. The private placement offering commenced in March 1995 and was completed in 1995. MRF — Atlanta 20, Ltd. raised total gross offering proceeds of $761 from the sale of 5 limited partnership interests. Net loss produced by this program was $(948), resulting in a ROI of (125)%. Although MRF — Atlanta 20, Ltd had completed operations in 1998 and as such is not required to be disclosed in the prior performance summary, due to its relevance to MRF — Atlanta Pools, Ltd. (program number 39), MRF Atlanta 20, Ltd is included in the Prior Performance Summary.

40. MRF — North/Central, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase loans related to 3 commercial real properties consisting of 2501, 2600, and 2601 Westward Drive, San Antonio, Texas, cumulatively known as Westwood Plaza. Loans related to these assets were purchased from the FHA in September 1996 for $4,032,579. The private placement offering commenced in September 1996 and was completed in 2001. MRF — North/Central, L.P. raised total gross offering proceeds of $1,725,001 from the sale of 22 limited partnership interests. Net income produced by this program was $849,335, resulting in a ROI of 49%.

INSTITUTIONAL PROGRAMS — NO OWNERSHIP; MANAGEMENT AGREEMENT

After the creation of ARF whose primary purpose was to invest in non-performing, delinquent, and foreclosed loans secured by real estate assets, ARF was hired to act in the capacity of servicer for Credit Suisse First Boston in several programs of which Credit Suisse First Boston was the owner of the assets that ARF was servicing.

ARF and its successors, Eastbridge Partners, L.P. and The Shopoff Group, L.P., as servicer had the responsibility to provide asset management services for the assets acquired by the owner and to provide loan servicing services for the assets acquired. These duties included identifying the target acquisition, negotiating the acquisition for several different owners, managing the loan foreclosure business and assembling the project. After the project was assembled ARF handled the marketing and disposition of the assets. In the case of asset management responsibilities for programs that owned unentitled and un-developed land, ARF had the responsibility of obtaining entitlements, regulatory permits and other jurisdictional approvals necessary to complete the sale of the asset.

Investors should note that White Rock Acquisition Co. L.P. is an entity whose underlying legal owner is Credit Suisse First Boston. Investors should also note that none of the programs owned by Credit Suisse First Boston are included in the Prior Performance Tables.

Completed Programs

41. Asset Management Agreement on Ramsgate; was entered into on February 15, 2001 by and between White Rock Acquisition Co. L.P. (the “Owner”), and Eastbridge Partners, L.P. (the “Asset Manager”). Eastbridge Partners, L.P. on behalf of Owner has acquired certain real property and improvements thereon commonly known as Ramsgate in the City of Lake Elsinore, County of Riverside, California. The Asset Manager’s duty is to oversee the day-to-day management, servicing and administration of the Ramsgate assets. The Asset Manager earns as compensation an annual servicing fee, disposition fee, brokerage fee, and incentive fees. There are four separate programs under the Ramsgate management agreement; each separate program is described separately below (See 41A, 41B, 41C, 41D).

41A. Casa Feliz was a 138 unit student occupied multifamily property in Tuscon, Arizona near the University of Arizona campus. Acquired in January 29, 1998 for $4,000,000 this asset sold on August 23, 1999 for $5,175,000. Credit Suisse First Boston Mortgage Capital LLC. (Owner) contributed $4,225,000 to this program. Net income produced by this program was zero, resulting in a ROI of 0%.

41B. Santa Fe Railroad was a property consisting of four (4) parcels totaling 1,393 acres in San Bernardino and Kern Counties, California. Three parcels were purchased in December 1997 for $1,975,000 and the fourth parcel was purchased in February 1998 for $278,000. All parcels were sold in December 2003. Credit Suisse First Boston Mortgage Capital LLC. (Owner) contributed $3,452,706 to this program. Net income produced by this program was $394,513, resulting in a ROI of 11%.

41C. Post Oak Place was an undivided interest in 2.53 acres of land and a 77,000 square foot 3 story multi-tenant office building located in Houston Texas’s Galleria business district. The asset was acquired in April of 1998 for $5,351,000 and sold in May 2000 for $5,750,000. Credit Suisse First Boston Mortgage Capital LLC. (Owner) contributed $5,415,539 to this program. Net income produced by this program was $12,976, resulting in a ROI of .2%.

41D. Ramsgate is a 1,189 acre residential tract located in the City of Lake Elsinore, County of Riverside, California. Eastbridge Partners, L.P. and its successor entity The Shopoff Group, have managed the improvement process including obtaining entitlements, regulatory permits, and other approvals necessary to complete the partial sale of this asset. Ramsgate acquired the 1,189 acres in January 1998 for $7,700,000 and in 2009 completed the final sale of its assets (November and December 2003, September and October 2004, November 2006, and November 2009.) Credit Suisse First Boston Mortgage Capital LLC. (Owner) has contributed $19,091,026 to this program. Net income produced by this program was $33,481,084 resulting in a ROI of 175%.

42. Asset Management Agreement on Chino Hills; was entered into on February 15, 2001 by and between White Rock Acquisition Co. L.P. (the “Owner”), and Eastbridge Partners, L.P. (the “Asset Manager”). Eastbridge Partners, L.P. on behalf of Owner has acquired 400 acres of land in the City of Chino Hills, County of San Bernardino, California. The Asset Manager’s duty is to oversee the day-to-day management, servicing and administration of the Chino Hills asset. The Asset Manager earns as compensation an annual servicing fee, disposition fee, brokerage fee, and incentive fees. The note was purchased in May 1998 for $2,238,000. In November 2009 White Rock Acquisition Co. L.P. sold the 400 acres of land in the City of Chino Hills. Credit Suisse First Boston Mortgage Capital LLC (Owner) contributed $3,405,426 to this program. Net loss produced by this program was $(1,735,675) resulting in a ROI of (51)%.

43. Asset Management Agreement on Little Valley; was entered into on June 1, 2004 by and between White Rock Acquisition Co. L.P. (the “Owner”), and Eastbridge Partners, L.P. (the “Asset Manager”). Eastbridge Partners, L.P. on behalf of Owner has acquired 12.14 acres of land in the unincorporated area of the County of Riverside, California. White Rock Acquisition Co. L.P. has entered into a Joint Entitlement Agreement between TSG Little Valley, L.P., White Rock Acquisition Co. L.P., and Eastbridge Partners, L.P. to jointly seek entitlements to develop the Properties as a single family residential community and to thereafter market and sell their respective properties to one or more third-party homebuilders. The Asset Manager’s duty is to manage the White Rock Property and administer the processing of the development entitlement of the Project as a single family residential community, and thereafter to market and sell the Project to one or more merchant homebuilders on the best terms available in the marketplace. The Asset Manager earns as compensation an annual servicing fee, disposition fee, brokerage fee, and an incentive fee. The 12.14 acres owned by White Rock Acquisition Co. L.P. is comprised of three separate purchases. The first acquisition occurred in June 2004 for $190,000. The second acquisition occurred in July 2004 for $250,000. The third acquisition occurred in December 2004 for $250,000. White Rock Acquisition Co. L.P. sold the 12.14 acres of land in the unincorporated area of the County of Riverside in November 2009. Credit Suisse First Boston Mortgage Capital LLC (Owner) contributed $1,000,000 to this program. Net loss produced by this program was $(729,207) resulting in a ROI of (73)%.

LOW INCOME HOUSING TAX CREDIT PROGRAMS

The Low Income Housing Tax Credit (LIHTC or Tax Credit) program was created by the Tax Reform Act of 1986 as an alternate method of funding housing for low- and moderate-income households, and has been in operation since 1987. Until 2000, each state received a tax credit of $1.25 per person that it can allocate towards funding housing that meets program guidelines (currently, legislation is pending to increase this per capita allocation). This per capital allocation was raised to $1.50 in 2001, to $1.75 in 2002, and adjusted for inflation beginning in 2003. These tax credits are then used to leverage private capital into new construction or acquisition and rehabilitation of affordable housing.

The tax credits are determined by the development costs, and are used by the owner. However, often, because of IRS regulations and program restrictions, the owner of the property will not be able to use all of the tax credits, and therefore, many LIHTC properties are owned by limited partnership groups that are put together by syndicators. In this manner, a variety of companies and private investors participate within the LIHTC program, investing in housing development and receiving credit against their federal tax liability in return.

Tax Credits must be used for new construction, rehabilitation, or acquisition and rehabilitation and projects must also meet the following requirements:

•	20 percent or more of the residential units in the project are both rent restricted and occupied by individuals whose income is 50 percent or less of area median gross income or 40 percent or more of the residential units in the project are both rent restricted and occupied by individuals whose income is 60 percent or less of area median gross income.
•	When the LIHTC program began in 1987, properties receiving tax credits were required to stay eligible for 15 years. This eligibility time period has since been increased to 30 years.

As detailed below by asset, each LIHTC program has produced aggregate losses which are a combination of operational deficits and depreciation. These operational deficits are primarily due to the lack of differential in market rents and subsidized rents of which LIHTC projects thrive on, utility bills that were materially higher than underwritten despite utility retrofits by the sponsor, and costs of property insurance which increased dramatically after the 911 terrorist attack. However, our limited partners have received substantially all of the projected tax credits as underwritten despite the ongoing operating deficits at each entity. Through 2007, $9,263,403 in tax credits have been delivered by the sponsor to the program members. In addition, the operating deficits have continued to be funded by our sponsor under the guarantee imbedded in the limited partnership agreement. ROI on this type of program is not the measure of success, as the partnerships are designed to create tax losses as well as to provide tax credits to the limited partners.

Completed Programs

44. MAP AZ-980 L.P. was formed on February 25, 1998 as a Texas Limited Partnership. This Limited Partnership was amended on May 1, 1998. The General Partner is ARF MAP AZ-980, Inc., FPLP, Inc. is the special limited partner, and the investor limited partner is First Partners Corporate Limited Partnership IV. The Partnership was organized to acquire, rehabilitate, and operate a single asset, a 134 unit apartment building (including land) in Scottsdale, Arizona, for rental to low income tenants. The project was acquired in 1998 for $4,000,000 and rehabilitation was completed in 1999. The sale of this one asset was completed in 2006 when the general partner sold its interest to DLFP Scottsdale, LLC. The Project received an allocation of low income housing tax credits from the Arizona Department of Commerce under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. MAP AZ-980, L.P. raised capital of $1,458,240 from the sale of 2 limited partnership interests. Net loss produced by this program at the time of the general partners interest sale was $(1,176,761). Cumulative tax credits delivered by the sponsor to program members at the time of the general partners interest sale was $1,549,502.

45. MAP AZ-5235 L.P. was formed on February 25, 1998 as a Texas Limited Partnership. This Limited Partnership was amended on May 1, 1998. The General Partner is ARF MAP AZ-5235, Inc., FPLP, Inc. is the special limited partner, and the investor limited partner is First Partners Corporate Limited Partnership IV. The Partnership was organized to acquire, rehabilitate, and operate a single asset, a 100 unit apartment building (including land) in Phoenix, Arizona, for rental to low income tenants. The project was acquired in 1998 for $2,000,000 and rehabilitation was completed in 2001. The sale of this one asset was completed in 2006 when the general partner sold its interest to DLPF Oasis, LLC. The Project received an allocation of low income housing tax credits from the Arizona Department of Commerce under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. MAP AZ-5235, L.P. raised capital of $766,952 from the sale of 2 limited partnership interests. Net loss produced by this program at the time of the general partners interest sale was $(2,478,468). Cumulative tax credits delivered by the sponsor to program members at the time of the general partners interest sale was $958,173.

46. Arbor Place Apartments L.P. was formed on February 28, 1998 as an Arkansas Limited Partnership. This Limited Partnership was amended on December 23, 1998. The General Partner is KNE Corporation and the investor limited partner is KeyCorp Investment Limited Partnership V. The Partnership was organized to acquire land and buildings in Little Rock Arkansas, and to rehabilitate and operate thereon 98 multi-family residential apartment units for rental to low income tenants. The project was placed into service in December 2000. The sale of this asset was completed in 2008 when the general partner sold its interest to TERRAVISTA I, LLC but six months prior to the actual date the general partner sold its ownership interest to TERRAVISTA I, LLC the general partner had ceased to have any active management role in project operations and as a result had no material effect on project profits, losses, or tax credits delivered to program members. The Project received an allocation of low income housing tax credits from the Arkansas Development Finance Authority under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. Arbor Place Apartments, Ltd. raised capital of $1,965,168 from the sale of 4 limited partnership interests. Net loss produced by this program while under active management by the general partner was $(3,232,055). Cumulative tax credits delivered by the sponsor to program members is $1,345,896.

47. Arbor Place II Apartments, L.P. was formed on December 1, 1998 as an Arkansas Limited Partnership. This Limited Partnership was amended on December 30, 1998. The General Partner is Arbor Apartments Corporation and the investor limited partner is KeyCorp Investment Limited Partnership IX. The Partnership was organized to acquire, rehabilitate and operate a 107 unit apartment complex in Little Rock, Arkansas, for rental to low income tenants. The project was acquired in 1998 and rehabilitation was completed in 2001. The sale of this asset was completed in 2008 when the general partner sold its interest to TERRAVISTA II, LLC but six months prior to the actual date the general partner sold its ownership interest to TERRAVISTA II, LLC the general partner had ceased to have active management role in project operations and as a result had no material effect on project profits, losses, or tax credits delivered to program members. The Project received an allocation of low income housing tax credits from the Arkansas Development Finance Authority under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. Arbor Place II Apartments, Ltd. raised capital of $1,399,729 from the sale of 2 limited partnership interests. Net loss produced by this program while under active management by the general partner was $(2,958,295). Cumulative tax credits delivered by the sponsor to program members is $841,619.

48. MAP MI-15001, Limited Dividend Housing Association (“LDHA”) L.P. was formed on September 22, 1999 as a Michigan Limited Partnership. This Limited Partnership was amended on December 14, 1999. The

General Partner is ARF MAP MI-15001, L.P., and the investor limited partner is Key Investment Fund Limited Partnership XVII. The Partnership was organized to acquire, rehabilitate and operate a 352 unit townhome complex in Romulus, Michigan, for rental to low income tenants. The project was acquired in 1999 for $8,150,000 and rehabilitation was completed in 2001. The Project received an allocation of low income housing tax credits from the Michigan State Housing Development Authority under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. MAP MI-15001 LDHA L.P. is financed and constructed under Section 221(d)(4) of the National Housing Act, as amended, and is administered by the U.S. Department of Housing and Urban Development (“HUD”). Under this program the Partnership provides housing to low and moderate income tenants, subject to regulation by HUD as to rental charges and operating methods. Lower rental charges to tenants are recovered by the Partnership through rent subsidies provided by HUD. The Section 221(d) (4) and Section 8 programs are major HUD programs.

Over the past several years the rental market in the Detroit area experienced significant deterioration, resulting in a corresponding decrease in asset values for rental properties. MAP MI-15001, LDHA, L.P. experienced an asset value decrease to a current state where the loan amount on the property far exceeded the value of the property. After a Michigan LIHTC appraiser confirmed MAP MI-15001, LDHA, L.P.’s opinion of decreased value for its asset, MAP MI-15001, LDHA, L.P. begin negotiations with the original lender HUD, through its servicer GMAC, to buy out the loan at a discounted rate. HUD sold MAP MI-15001, LDHA, L.P.’s loan, along with several others, to a third-party. Negotiations were started with the new lender during which MAP MI-15001, LDHA, L.P. and its sole limited partner, Key Investment Fund Limited Partnership XVII, were informed that the new lender had decided to foreclose on the property rather than pursue any offers submitted to them. In February, 2008 control of the property was turned over to a court appointed Receiver and for six months MAP MI-15001, L.P. had the right to redeem the property before legally losing the asset. In May 2008 a settlement was reached with MAP MI-15001, LDHA, L.P.’s new lender RRE Sky Harbor, LLC whereby MAP MI-15001, LDHA, L.P. executed a deed-in-lieu in favor of RRE Sky Harbor, LLC giving up all rights of ownership to the property.

MAP MI-15001 LDHA, L.P. raised capital of $10,729,227 from the sale of 2 limited partnership interests. Net loss produced by this program at the time the deed-in-lieu was executed in favor of RRE Sky Harbor, LLC was $(10,729,227). Cumulative tax credits delivered by the sponsor to program members at the time the deed-in-lieu was executed in favor of RRE Sky Harbor, LLC was $4,568,213.

CONFLICTS OF INTEREST

Our management will be subject to various conflicts of interest arising out of our relationship with Shopoff Advisors, The Shopoff Group, Shopoff Securities and their affiliates. All agreements and arrangements, including those relating to compensation, between us and Shopoff Advisors, The Shopoff Group, Shopoff Securities and their affiliates are not the result of arm’s-length negotiations. The limitations on Shopoff Advisors described below have been adopted to control when we enter into transactions with Shopoff Advisors, Shopoff Securities and their affiliates. With respect to the conflicts of interest described herein, Shopoff Advisors, The Shopoff Group, Shopoff Securities and their affiliates have informed us that they will endeavor to balance their interests with our interests.

We believe that the compensation paid to Shopoff Advisors and its affiliates under the advisory agreement is on terms no less favorable to us than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Shopoff Advisors and Its Affiliates

We rely on Shopoff Advisors and its affiliates to select our investments and to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of us, Shopoff Advisors and its affiliates. Key executives of Shopoff Advisors have conflicts of interest in allocating management time, services and functions among Shopoff Advisors and the various existing real estate programs and any future real estate programs or business ventures that they may organize or serve. Shopoff Advisors has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities in connection with us and the various other real estate programs advised or managed by affiliates of Shopoff Advisors.

Process for Resolution of Conflicting Opportunities

The Shopoff Group, an affiliate of Shopoff Advisors, has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, Shopoff Advisors and its affiliates could be subject to conflicts of interest between ours and other real estate programs.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

•	the effect of the acquisition on the diversification of our portfolio;
•	the amount of funds we have available for investment; and
•	the estimated income tax effects of the purchase and subsequent disposition.

The independent directors must, by majority vote, approve all actions by Shopoff Advisors or its affiliates that present potential conflicts with us.

We believe that the above factors, including the obligations of Shopoff Advisors and its affiliates to present to us any property opportunities that satisfy our investment objectives, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions from Affiliates of Shopoff Advisors

We may acquire properties from affiliates of Shopoff Advisors, including our directors or officers. The prices we pay for such properties will not be the subject of arm’s-length negotiations. In certain cases, market conditions may require us to acquire a property at greater than such property’s current appraised value. However, in most cases, we will not acquire a property from Shopoff Advisors or any affiliate, including our officers and directors, unless an independent appraiser confirms that our purchase price is equal to or less than the property’s estimated fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. We cannot absolutely assure you that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser.

We May Purchase Properties from Persons with Whom Affiliates of Shopoff Advisors Have Prior Business Relationships

We may purchase properties from sellers with whom Shopoff Advisors or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, Shopoff Advisors will experience a conflict between our current interests and their interest in preserving any ongoing business relationship with such seller. Our board of directors will not, and Shopoff Advisors has informed us that it will not, consummate any such purchases in a manner that would effect a breach of any of our fiduciary obligations.

Shopoff Advisors May Have Conflicting Fiduciary Obligations in the Event Shopoff Properties Trust, Inc. Acquires Properties with Shopoff Advisors’ Affiliates

Shopoff Advisors may advise us to acquire an interest in a property through a joint venture arrangement with Shopoff Advisors’ affiliates. In such instance, Shopoff Advisors will have a fiduciary duty to us, our stockholders and the affiliate participating in the joint venture arrangement. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to us.

Receipt of Fees and Other Compensation by Shopoff Advisors and its Affiliates

Shopoff Advisors and its affiliates will receive the compensation as described in the “Management Compensation” section of the prospectus. The acquisition fee described therein is based upon the purchase price of the properties we acquire and will be payable to Shopoff Advisors despite the lack of cash available to make distributions to our stockholders. To that extent, Shopoff Advisors benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, Shopoff Advisors’ receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of Shopoff Advisors in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.

Non-Arm’s-Length Agreements; Conflicts; Competition

The agreements and arrangements, including those relating to compensation, between us, Shopoff Advisors and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While we will not make loans to Shopoff Advisors or its affiliates, we may borrow money from Shopoff Advisors or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. Shopoff Advisors and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or “give-ups” may be received by Shopoff Advisors or its affiliates, nor may Shopoff Advisors or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Shopoff Properties Trust, Inc. and Shopoff Advisors is the Same Law Firm

Manatt, Phelps & Phillips, LLP acts as our legal counsel and legal counsel to Shopoff Advisors. Manatt, Phelps & Phillips, LLP is not acting as counsel for the stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Manatt, Phelps & Phillips, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of Shopoff Advisors or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Manatt, Phelps & Phillips, LLP may inadvertently act in derogation of the interest of parties which could adversely affect us, our ability to meet our investment objectives and, therefore, our stockholders.

Shopoff Securities is Participating as our Sole Broker-Dealer in the Sale of Our Common Stock

Shopoff Securities is a securities dealer wholly owned by the Shopoff Revocable Trust dated August 12, 2004, a trust owned by William A. Shopoff, the President, Chief Executive Officer and Chairman of the Board of us and of Shopoff Advisors. It is participating as the sole securities broker-dealer in this offering. We are not receiving a selling commission in connection with the offering. However, at the completion of the offering and in the sole and absolute discretion of The Shopoff Group, a marketing fee is payable from The Shopoff Group to our broker-dealer to assist our broker-dealer in discharging its obligations under the Broker-Dealer Agreement and to cover administrative and operational costs. A monthly marketing fee of $100,000 is estimated based on the anticipated three-year term of the offering and is non-refundable to The Shopoff Group. Payment of the marketing fee from The Shopoff Group to our broker-dealer may also be withheld to the extent that such fee would result in our broker-dealer receiving total underwriting compensation in excess of that which is permitted under the rules of FINRA.

Our broker-dealer may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Shopoff in performing independent “due diligence” with respect to us. We do not anticipate that there will be any review of our structure, formation or operations performed by our broker-dealer. Because the broker-dealer is our affiliate, any review conducted cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Overview

We are a Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2011. On November 30, 2006, we filed a registration statement on Form S-11 (File No. 333-139042) with the SEC to offer a minimum of 1,700,000 shares and a maximum of 20,100,000 shares of common stock for sale to the public. The SEC declared the registration statement effective on August 29, 2007, and we then launched our on-going initial public offering. We sold the minimum offering of 1,700,000 shares on August 29, 2008, at $9.50 per share. As of December 31, 2009, we had sold 1,856,000 shares of common stock for $17,632,000, excluding shares purchased by the Sponsor. Once 2,000,000 shares are sold, the offering price will increase to $10.00 per share until an additional 18,100,000 shares of common stock are sold.

We filed a Post-Effective Amendment No. 1 to our registration statement on April 30, 2008. The SEC declared our Post-Effective Amendment No. 1 to our registration statement on Form S-11 for our on-going initial public offering effective on May 13, 2008.

We filed a Post-Effective Amendment No. 2 to our registration statement on January 21, 2009. The SEC declared our Post-Effective Amendment No. 2 to our registration statement on Form S-11 for our on-going initial public offering effective on February 9, 2009.

We filed a Post-Effective Amendment No. 3 to our registration statement on May 1, 2009 and amended it as Post-Effective Amendment No. 4 on May 21, 2009.

The SEC declared that our Post-Effective Amendment No. 4 to our registration statement on Form S-11 for our on-going initial public offering effective on May 27, 2009.

We filed a Post-Effective Amendment No. 5 to our registration statement on August 17, 2009. The SEC declared our Post-Effective Amendment No. 5 to our registration statement on Form S-11 for our on-going initial public offering effective on August 24, 2009.

On December 31, 2008, the Company acquired its first real estate property; as such, management believes that the Company commenced its planned principal operations and transitioned from a development stage enterprise to an active company.

We have used and will continue to use the proceeds of our on-going initial public offering to acquire undeveloped real estate assets that present “value-added” opportunities or other opportunistic investments for our stockholders, to obtain entitlements on such opportunities if applicable, and to hold such assets as long-term investments for eventual sale. “Entitlements” is an all inclusive term used to describe the various components of our value added business plan. We will undertake various functions to enhance the value of our land holdings, including land planning and design, engineering and processing of tentative tract maps and obtaining required environmental approvals. All of these initial entitlements are discretionary actions as approved by the local governing jurisdictions. The subsequent entitlement process involves obtaining federal, state, or local biological and natural resource permits if applicable. Federal and state agencies may include the U.S. Army Corps of Engineers, the U.S. Fish and Wildlife Service, state wildlife, or others as required. By obtaining these approvals or entitlements, we can remove impediments for development for future owners and developers of the projects. It is through this systematic process that we believe that we can realize profits for our investors by enhancing asset values of our real estate holdings. The majority of the property acquired will be located primarily in the States of California, Nevada, Arizona, Hawaii and Texas. If market conditions dictate and if approved by our board of directors, we may invest in properties located outside of these states. On a limited basis, we may acquire interests in income producing properties and ownership interests in firms engaged in real estate activities or whose assets consist of significant real estate holdings, provided these investments meet our overall investment objectives. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership, or wholly owned subsidiaries of the Operating Partnership. Our wholly owned subsidiary, Shopoff General Partner, LLC, is the sole general partner of the Operating Partnership. We have no paid employees. The Advisor conducts our operations and manages our portfolio of real estate investments.

The recent focus of our acquisitions has been on distressed or opportunistic property offerings. At our inception, our focus was on adding value to property through the entitlement process, but the current real estate market has generated a supply of real estate projects that are all partially or completely developed versus vacant, undeveloped land. This changes the focus of our acquisitions to enhancing the value of real property through redesign and engineering refinements and removes much of the entitlement risk that we expected to undertake. Although acquiring distressed assets at greatly reduced prices from the peaks of 2005 – 2006 does not guaranty us success, we believe that it does allow us the opportunity to acquire more assets than previously contemplated.

We believe there will be continued distress in the real estate market in the near term and expect this to put downward pressure on near term prices. Our view of the mid to long term is more positive, and we expect property values to improve over the four- to ten-year time horizon. Our plan is to be in a position to capitalize on these opportunities for capital appreciation.

Through December 31, 2009, we had purchased eight properties, one of which was subsequently sold on March 20, 2009 and had originated three secured real estate loans, two of which were subsequently converted to real estate owned on September 4, 2009 as a result of settlement negotiations between the obligor and us. We had no properties in escrow as of December 31, 2009. We have placed no additional properties in escrow since December 31, 2009.

A portion of the proceeds of our on-going offering will be reserved to meet working capital needs and contingencies associated with our operations. We believe this reserve allocation will aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. We will initially allocate to our working capital reserve not less than 0.5% and not more than 5% of the gross proceeds of the offering (assuming we raise the maximum offering). As long as we own any undeveloped real estate assets, we will retain as working capital reserves an amount equal to at least 0.5% and not more than 5% of the gross proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties and/or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code for our tax year ending December 31, 2011. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income, excluding net capital gains. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income (if any) and results of operations.

Results of Operations

Although we are in our first full calendar year of operations and have made several acquisitions without the use of capital from outside investment firms, we contemplate using capital from these outside investment firms in the coming years to grow the Company’s investment base. As such our results of operations as of the date of this report are not indicative of those expected in future periods. In addition, our results of operations for the twelve months ended December 31, 2009 are not comparable to those of the same periods in 2008.

Through December 31, 2009, we have acquired eight properties and sold one property. The first property was purchased on December 31, 2008 for an amount of $2,000,000 and we incurred closing and related costs of approximately $614,000 including $476,774 in reconveyance costs. This property was subsequently sold on March 20, 2009 for $5,000,000 and the Company has recognized a gain on the sale of approximately $2,045,000. The second property was purchased on April 17, 2009 for an amount of $650,000 and we incurred closing and related costs of approximately $45,000. The third property was purchased on May 19, 2009, for an amount of $1,650,000 and we incurred closing and related costs of approximately $60,000. The fourth property was purchased on July 31, 2009, for an amount of $3,000,000 which included a seller note carry back of $2,000,000 and we incurred closing and related costs of approximately $1,482. The fifth and sixth properties were acquired on September 4, 2009 via a Settlement Agreement with Springbrook Investments, L.P., a California limited partnership (“Springbrook”), in which Springbrook agreed to execute and deliver a grant deed to the underlying real estate collateral in consideration for the discharge by us of all of Springbrook’s obligations under two secured promissory notes owned by the Company. The tax basis of the fifth property when acquired was $2,152,210 and tax basis of the sixth property when acquired was $472,436. The seventh and eighth properties were purchased on November 5, 2009 for an aggregate amount of $9,600,000, which included a seller note carryback of $2,900,000, and we incurred closing and related costs of approximately $320,000 including an acquisition fee paid to our Advisor in the amount of $288,000.

Through December 31, 2009, we have originated three secured real estate loans receivable: one in an amount of $600,000 to one borrower and two separate loans to a second borrower in the aggregate amount of $2,300,000. The two separate loans to a second borrower in the aggregate amount of $2,300,000 were converted to real estate owned on September 4, 2009 when we took title to the underlying real estate serving as collateral for the two loans. The $600,000 secured real estate loan receivable incurred zero closing costs as all title, escrow and attorney fees were paid for by the borrower through escrow. As of December 31, 2009, from the $600,000 loan we have received $63,000 in interest income, accrued interest receivable of $42,345, paid an acquisition fee of $18,000, or 3% of the contract price to the Advisor, which was paid to SPT Real Estate Finance, LLC upon the closing of escrow on September 30, 2008, and paid the Advisor asset management fees of $15,000. Prior to the conversion of the two separate loans aggregating $2,300,000 to real estate owned, we had accrued $324,647 in interest income, paid an acquisition fee of $69,000, or 3% of the contract price to the Advisor, which was paid upon the closing of escrow on January 9, 2009, and paid the Advisor asset management fees of $31,207. As of December 31, 2009, since the conversion of the two separate loans aggregating $2,300,000 to real estate owned, we paid the Advisor asset management fees of $13,774.

Revenues for the year ended December 31, 2009 approximated $5,472,000. These revenues consisted primarily of sales of real estate, interest income on notes receivable, interest income on cash held at financial institutions, and loan fees from an extension on an existing note receivable originated by the Company.

Expenses for the year ended December 31, 2009 (including income taxes) approximated $5,051,000. These expenses consisted primarily of cost of sales of real estate, professional fees, stock compensation to certain directors and officers, insurance premiums, dues and subscriptions, independent director fees, general and administrative expenses, and a provision for income taxes.

For the year ended December 31, 2009, we had a net profit of $421,107 due primarily to the sale of real estate, interest income on notes receivable, interest income on cash held at financial institutions, and loan fees from an extension on an existing note receivable originated by the Company. These revenues were partially offset by cost of sales of real estate, stock compensation to certain directors and officers, general and administrative costs, consisting primarily of professional fees, insurance premiums, independent director fees, dues and subscriptions and printing expenses, and depreciation on a Company owned enterprise resource planning system, and a provision for income taxes.

The Company recognized a provision for income taxes of $138,486 for the twelve months ended December 31, 2009 as a result of the Company recognizing profits for the first time during the three months ended March 31, 2009 primarily from the sale of a real estate investment. The Company was not required to recognize a provision for income taxes prior to the three months ended March 31, 2009.

Comparison of Twelve Months Ended December 31, 2009 to Twelve Months Ended December 31, 2008

We transitioned from a development stage enterprise in the three months ended December 31, 2008 and began active operations upon the acquisition of our first property on December 31, 2008.

Total revenues.  Total revenues increased by $5,319,353, or 3491.4% to $5,471,709 for the twelve months ended December 31, 2009 compared to $152,356 for the twelve months ended December 31, 2008. The significant components of revenue are discussed below.

Sale of real estate.  This caption represents revenues earned from the disposition of real estate and real estate-related investments. We earned $5,000,000 for the twelve months ended December 31, 2009 compared to $0 for the twelve months ended December 31, 2008 when in March 2009, the Company sold its first real estate asset known as the Pulte Home Project originally purchased in December 2008 to Khalda.

Interest income, notes receivable.  This caption represents revenues earned from the origination of secured real estate loans. Interest income, notes receivable increased $387,992 or 1,847.6% to $408,992 for the twelve months ended December 31, 2009 compared to $21,000 for the twelve months ended December 31, 2008. The increase was related to the origination of a second and third secured real estate loan receivable, made by the Company in January 2009, to Aware, in the aggregate amount of $2,300,000.

Interest income and other.  This caption represents revenues earned from the interest earned on cash held in escrow accounts, operating accounts, savings accounts, certificates of deposits, or other similar investments. Interest income and other decreased $98,639, or 75.1% to $32,717 for the twelve months ended December 31, 2009 compared to $131,356 for the twelve months ended December 31, 2008. The decrease was primarily related to the reduction in the amount of cash available for temporary investments due to the use of Company cash to make real estate and real estate-related investments and for the payment of Company operating expenses.

Loan fees.  This caption represents origination fees earned from investments in secured real estate loans. We earned $30,000 in loan fees for the twelve months ended December 31, 2009 compared to $0 for the twelve months ended December 31, 2008. The loan fee was earned when the Company approved an extension of a pending maturity date on an existing secured real estate note receivable originally made in September 2008.

Total expenses.  Total expenses increased by $3,432,146, or 212.1% to $5,050,602 (including a provision for income taxes of $138,486), for the twelve months ended December 31, 2009 compared to $1,618,456 for the twelve months ended December 31, 2008. The significant components of expense are discussed below.

Due diligence costs related to properties not acquired.  Due diligence costs related to properties not acquired decreased $982,061 or 95.5% to $45,827 for the twelve months ended December 31, 2009 compared to $1,027,888 for the twelve months ended December 31, 2008. The decrease was primarily related to (i) a reduction in the number of potential real estate investments reviewed by the Company, (ii) the implementation of condensed evaluation procedures for potential real estate investments resulting in a more efficient and economical underwriting process, and (iii) the reclassification of certain real estate related memberships and subscriptions previously expensed as due diligence on properties not acquired to dues and subscriptions.

Stock based compensation.  This caption represents restricted stock grants, stock options, and other share based compensation authorized by the Company’s board of directors. We incurred $587,038 in stock based compensation for the twelve months ended December 31, 2009 compared to $0 for the twelve months ended December 31, 2008. The Company had not issued any stock options nor incurred any other share based compensation expense as of December 31, 2008.

Cost of sale of real estate.  Cost of sale of real estate represents direct costs attributable to the investment in the goods sold by the Company, in our case un-developed and under developed real estate assets. We incurred $2,955,288 in cost of sale of real estate for the twelve months ended December 31, 2009 compared to $0 for the twelve months ended December 31, 2008. The Company had not sold any real estate investments during the year ended December 31, 2008.

Acquisition fees.  Acquisition fees represent compensation paid to our Advisor for services provided to us during the identification, negotiation, underwriting, and purchase of our real estate-related investments. We incurred $69,000 in acquisition fees for the twelve months ended December 31, 2009 paid to the Advisor for services rendered in originating two secured real estate loans compared to $0 for the twelve months ended December 31, 2008.

Dues and subscriptions.  Dues and subscriptions represent fees paid by the Company for membership in and benefits from various real estate and real estate-related organizations. We incurred $154,337 in dues and subscriptions for the twelve months ended December 31, 2009 compared to $0 for the twelve months ended December 31, 2008. The Company had entered into certain contractual arrangements with real estate or real estate-related organizations as of December 31, 2008 but those expenses were classified under due diligence on properties not acquired as the Company used those services specifically to aid the Advisor in the evaluation of potential acquisitions. The Company began expensing those contractual arrangements as dues and subscriptions during the twelve months ended December 31, 2009.

Insurance.  Insurance increased by $5,624, or 2.7% to $214,213 for the twelve months ended December 31, 2009 compared to $208,589 for the twelve months ended December 31, 2008. The increase was primarily due to the Company recognizing a full year of directors and officers insurance premiums in 2009 as compared to 2008. Prior to August 2008 when the Company met its minimum offering requirement, breaking escrow and beginning operations, the Sponsor paid for the Company’s directors and officers insurance premiums. The Company would accrued a reimbursement to the Sponsor when the insurance premiums were paid by the Sponsor.

Professional fees.  Professional fees increased by $188,457, or 71.3% to $452,890 for the twelve months ended December 31, 2009 compared to $264,433 for the twelve months ended December 31, 2008. The increase was primarily due to (i) increased legal fees due to the documentation of and subsequent conversion to real estate owned, a new secured note receivable and legal expenses related to the extension of and subsequent default of an existing note receivable originated on September 30, 2008, (ii) more extensive annual 10-K and 10-Q reporting periods in 2009 as compared to 2008 resulting in higher accounting and legal fees, and (iii) the Company filing more 8-K’s, post effective amendments, and post effective amendment supplements in 2009 as compared to 2008 also resulting in higher accounting and legal fees.

Director compensation.  Director compensation increased by $101,472, or 171.0% to $160,807 for the twelve months ended December 31, 2009 compared to $59,335 for the twelve months ended December 31, 2008. The increase was primarily due to (i) the accrual of director compensation over twelve months for the twelve months ended December 31, 2009 as compared to only four months for the twelve months ended December 31, 2008 as directors did not begin earning compensation until the Company broke escrow and began operations which occurred on August 29, 2008, and (ii) the Company holding more board and committee meetings in 2009 as compared to 2008 due to more extensive Company activities. Prior to the Company breaking escrow and beginning operations, most board and committee meetings were primarily capital raising and administrative in nature.

General and administrative.  General and administrative costs increased by $214,505, or 368.5% to $272,716 for the twelve months ended December 31, 2009 as compared to $58,211 for the twelve months ended December 31, 2008. The increase was primarily due to (i) a higher number of overall SEC filings during the twelve months ended December 31, 2009 as compared to the twelve months ended December 31, 2008 resulting in higher printing expenses, (ii) depreciation expense incurred on Company purchased enterprise resource planning system for the twelve months ended December 31, 2009 which had not been implemented during the twelve months ended December 31, 2008 and (iii) a higher level of asset management fees paid on real estate-related investments under management by Shopoff Advisor in 2009 as compared to 2008.

Provision for income taxes.  This caption represents the amount on the consolidated statement of operations that estimates the Company’s total income tax liability for the year. We incurred $138,486 in provision for income taxes for the twelve months ended December 31, 2009 compared to $0 for the twelve months ended December 31, 2008. The Company sold its first real estate investment during the three months ended March 31, 2009.

Recent Market Developments

There have been historic disruptions in the financial system during the years 2008 and 2009, the effects of which are continuing. The recent failure of large U.S. financial institutions and the resulting turmoil in the U.S. and global financial sector has had, and will likely continue to have, a negative impact on the terms and availability of credit and the state of the economy generally within the U.S.

On October 3, 2008, the Troubled Asset Relief Program was signed into law, as part of the Emergency Economic Stabilization Act of 2008 (“EESA”), giving the U.S. Department of the Treasury authority to deploy up to $700 billion to improve liquidity in the capital markets, including the authority to direct $250 billion into preferred stock investments in banks. Then, on February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law as a sweeping economic recovery package intended to stimulate the economy and provide for broad infrastructure, energy, health, and education needs. This legislation was followed by the U.S. President’s Homeowner Affordability and Stability Plan, announced on February 18, 2009, to address the crisis in the mortgage market which has had ripple effects in other parts of the credit markets.

It is presently unclear what impact the EESA, ARRA, the Homeowner Affordability and Stability Plan, and the other liquidity and funding initiatives of the Federal Reserve, and other agencies and any additional programs that may be initiated in the future, will have on the financial markets, the U.S. banking and financial industries, and the broader U.S. and global economies. To the extent the market does not respond favorably to the EESA, ARRA, the Homeowner Affordability and Stability Plan, real estate companies, such as ours, may have difficulty securing mortgage debt at reasonable rates or at all. In addition, while the economic downturn may present opportunities for us to acquire assets that are undervalued, this opportunity is hampered by the increased cost of capital and uncertainty as to when the markets will stabilize.

Organization and Offering Costs

Our organization and offering costs may be paid by the Advisor, our broker-dealer and their affiliates on our behalf. These organization and offering costs include all expenses to be paid by us in connection with our ongoing initial public offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement to the advisor for other costs in connection with preparing supplemental sales materials; (iv) the cost of educational conferences held by us (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (v) reimbursement to the broker-dealer for travel, meals, lodging, and attendance fees incurred by employees of the broker-dealer to attend retail seminars conducted by broker-dealers.

Pursuant to the advisory agreement and the broker-dealer agreement, we are obligated to reimburse the Advisor, the broker-dealer or their affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the advisor is obligated to reimburse us to the extent the organization and offering costs incurred by us in the offering exceed 12.34% of our gross offering proceeds. The Advisor and its affiliates have incurred on our behalf organization and offering costs of $5.11 million through December 31, 2009. Such costs are only a liability to us to the extent the organization and offering costs do not exceed 12.34% of the gross proceeds of the offering. From commencement of our ongoing initial public offering through December 31, 2009, we had sold 1,856,000 shares for gross offering proceeds of $17.632 million, excluding shares purchased by the Sponsor and recorded organization and offering costs of $2.63 million.

Liquidity and Capital Resources

We broke escrow in our on-going initial public offering on August 29, 2008 and commenced real estate operations with the acquisition of our first material real estate investment on December 31, 2008. This first real estate investment was sold on March 20, 2009 for $5,000,000. We are offering and selling to the public up to 2,000,000 shares of our common stock, $.01 par value per share, at $9.50 per share and 18,100,000 shares of our common stock, $.01 par value per share, at $10.00 per share. As of December 31, 2009, we had sold and accepted 1,856,000 shares of our common stock for $17,632,000 not including shares issued to the Sponsor and excluding vested restricted stock grants issued to certain officers and directors. As of December 31, 2009, we had received but had not yet accepted, additional subscriptions for the sale of 6,300 shares of our common stock at a price of $9.50 per share. We had sold and accepted 1,836,200 shares of our common stock for $17,443,900 as of December 31, 2008.

Our principal demand for funds is and will be for the acquisition of undeveloped real estate properties and other real estate-related investments, the payment of operating and general and administrative expenses, capital expenditures and payments under debt obligations when applicable.

We did not pay any distributions to stockholders for the twelve months ended December 31, 2009.

As of December 31, 2009, our current liabilities totaled $5,568,226 and consisted of accounts payable and accrued liabilities, due to related parties, interest on notes payable, income taxes payable, and notes payable secured by Company assets. We do not currently have sufficient liquidity to meet these current obligations as disclosed however as discussed further in Note 11 of the notes to consolidated financial statements, on February 3, 2010 we sold an existing Company asset for $2,231,775 and on March 5, 2010 and March 11, 2010, we successfully executed extensions on two separate secured notes payable which management believes will allow the Company to meet its current obligations.

As a result of the closing of a proposed acquisition that occurred on November 5, 2009 and discussed further in Note 1 of the notes to consolidated financial statements, a substantial portion of our remaining liquidity as of September 30, 2009 was utilized. Management believes that it will be able to raise additional capital for the Company through one or more potential sources including additional common stock sales, re-capitalization via a co-investment joint venture relationship, the sale of an asset currently owned by the Company and or securing appropriate longer-term debt.

Cash Flows

We had limited operations during the twelve months ended December 31, 2008, because our registration statement was not declared effective with the SEC until August 29, 2007 and the Company did not meet the minimum offering requirement of the sale of 1,700,000 shares of common stock until August 29, 2008. Until the Company met the minimum offering requirement, all proceeds raised from the offering were held in an escrow account at Wells Fargo Bank N.A. We were designated as a development stage enterprise as a result of our limited operations for the nine months ended September 30, 2008. We transitioned from a development stage enterprise in the three months ended December 31, 2008 and began active operations upon the acquisition of our first property on December 31, 2008.

The following is a comparison of the main components of our statements of cash flows for the twelve months ended December 31, 2009 to the twelve months ended December 31, 2008:

Cash From Operating Activities

We used $557,129 in operating activities for the twelve months ended December 31, 2009 compared to $1,484,712 that was used in operating activities for the twelve months ended December 31, 2008. This $557,129 was comprised of net income of $421,107 comprised primarily of revenue from the sale of real estate of $5,000,000, interest income on secured notes receivable of $408,992, interest income of $32,717 from subscription proceeds, a loan fee from the extension of a loan maturity on an existing note receivable of $30,000, cost of sales of real estate of $2,955,288, stock compensation expense from restricted stock grants and stock options issued to directors and executive officers of $587,038, due diligence costs related to projects not acquired of $45,827, dues and subscriptions of $154,337, professional fees of $452,890, insurance expenses of $214,213, acquisition fees of $69,000, general and administrative expenses of $272,716, director compensation expenses of $160,807 and a provision for income taxes of $138,486, a decrease in the amount owed to related parties of $115,435, an increase in accounts payable and accrued liabilities of $471,451, an increase in interest payable of $72,493, an inccrease in income taxes payable of $42,986, an increase in prepaid expenses and other assets of $20,824, gain on sale of real estate investment of $2,044,712, stock compensation expenses from restricted stock grants and stock options issued to directors and executive officers of $587,038 and depreciation expense of $28,767.

Cash From Investing Activities

We used $6,363,577 in investing activities for the twelve months ended December 31, 2009 compared to $6,521,276 that was used in investing activities for the twelve months ended December 31, 2008. This $6,363,577 was a result of originating two loans secured by real estate in the amount of $2,300,000, accruing interest on the two loans secured by real estate of $324,647, obtaining the underlying real estate serving as collateral for the two loans via two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents and Settlement Agreement’s with the borrowers on the loans and then incurring other property related expenses of $183,909, a reduction in prepaid interest of $42,000 on a third loan secured by real estate, the accruing of interest of $42,345 on a third loan secured by real estate, the accruing of loan fees of $20,000 on a third loan secured by real estate, the sale of one real estate property for $5,000,000, related project costs to the one real estate property sold in the amount of $341,154, the reduction of deposits in the amount of $3,300,000, $2,300,000 which was originally placed into an escrow account for a real estate-related investment that has been made by us and a separate $1,000,000 deposit which was originally placed into an escrow account for the purchase of a real estate investment that has been acquired by us, the purchase of four properties and related acquisition and other property related expenses of $11,325,592 and the capitalization of expenses related to the purchase of property and equipment of $83,931.

Cash From Financing Activities

We used $419,968 in financing activities for the twelve months ended December 31, 2009 compared to $15,292,134 that was provided by financing activities for the twelve months ended December 31, 2008. The $419,968 was primarily comprised of the reimbursement to the Sponsor of $477,965 in organization and offering expenses, the issuance of common stock to subscribers of $188,100, the receipt of $59,850 in stock subscriptions, and $189,953 in restricted cash comprised of subscription proceeds and related interest, which were not accepted by us as of December 31, 2009, and certificates of deposit securing letters of credit for bonds related to a Company owned asset.

Our principal demands for cash will be for property acquisitions and the payment of our operating and administrative expenses, future debt service obligations and distributions to our stockholders. Generally, we will fund our property acquisitions from the net proceeds of our public offering. We intend to acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for properties in cash. Due to the delays between the sales of our shares, our acquisition of properties, and the subsequent disposition of properties, there will be a delay, potentially a number of years, in the benefits to our stockholders, if any, of returns generated from our investments.

As of December 31, 2009, we have raised $17,832,450 in common stock sales including shares purchased by our Sponsor and have invested a majority of this cash in Company assets, significantly reducing funds for operating and administrative expenses and existing and future debt service obligations. Management is aware that in addition to the global and regional economic crisis affecting real estate in general, our current lack of liquidity can be reasonably anticipated to have a material impact on capital resources necessary for the entitlement of our properties.

Our ability to finance our operations is subject to several uncertainties including those discussed above under “Recent Market Developments” and under “Risk Factors,” and accordingly, we cannot guarantee that we will have adequate cash from this offering or be able to generate adequate cash from other non-offering sources such as (i) sales of Company assets, (ii) securing appropriate longer-term debt, or (iii) funding via joint venture relationships with real estate private equity firms and hedge funds that have an interest in our investment space, in order to fund our operating and administrative expenses, any future debt service obligations and any future payment of distributions to our stockholders. Our ability to ultimately sell our real estate investments is partially dependent upon the condition of real estate markets at the time we are required or prepared to sell and the ability of purchasers to obtain financing at reasonable commercial rates.

Potential future sources of capital include secured and unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. However, we currently have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Management believes that (i) there has been a recent shift in the investment attitude from potential shareholders from a capital preservation to a long-term capital appreciation mentality which will result in an increase in sales of our common stock as compared to results for the twelve months ended December 31, 2009, (ii) sales of Company assets as an alternative funding source is viable as the we recently closed on the sale of a Company asset to a third-party for a purchase price 243% higher than the purchase price originally paid for by us, and we are currently evaluating a third-party offer to purchase an existing Company asset at a purchase price that is 142% higher than the purchase price originally paid for by us, (iii) lending sources for land assets have become more available although the cost of funds could be prohibitive in nature, and (iv) a recapitalization of us whereby a third-party capital source would take partial ownership of existing Company assets in a joint venture arrangement in exchange for cash is possible as at least one real estate private equity firm has expressed an interest in taking a partial ownership position with existing Company assets. As a result of (i), (ii), (iii), and (iv) above, we believe we will have sufficient funds for the operation of the Company for the foreseeable future. If (i), (ii), (iii), and (iv) discussed above do not happen, we may need to consider alternative solutions or we may need to cease operations.

Management was successful in extending each of two secured promissory notes for one year in exchange for a principal pay down at the initial maturity dates of at least $500,000 for each secured promissory note and an increase in the existing interest rate for each secured promissory note of two percent. These two secured promissory notes both had initial maturity dates in 2010 and had an aggregate principal balance of $4,900,000, $2,000,000 for one secured promissory note and $2,900,000 for the second secured promissory note. As of the date of this prospectus, the $2,900,000 secured promissory note has been partially paid down and has a current principal balance of $1,908,416.

Distributions

We have not paid any distributions as of December 31, 2009. Our board of directors will determine the amount of distributions, if any, to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code. Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid. Although a change in the REIT tax code related to safe harbor rules has been adopted reducing the safe harbor from four to two years, we have not changed our business strategy which is market driven. We will consider making a distribution to shareholders upon an asset sale but may choose instead to reinvest the proceeds rather than making a distribution. Our stockholders should have the expectation that no substantial income will be generated from our operations for some time from the time we begin property acquisitions although we anticipate making distributions sooner than previously disclosed to shareholders.

The Advisory Agreement

The Advisor is responsible for overseeing the day to day operations of us and has the authority to carry out all our objectives and purposes. The Advisor has a fiduciary responsibility to us and to our stockholders in carrying out its duties under this Agreement. In providing advice and services hereunder, the Advisor shall not (i) engage in any activity which would require it to be registered as an “Investment Advisor,” as that term is defined in the Investment Advisors Act of 1940 or in any state securities law or (ii) cause us to make such investments as would cause us to become an “Investment Company,” as that term is defined in the Investment Company Act of 1940.

Our board of directors has the right to revoke the Advisor’s authority at any time. We shall pay the Advisor the following fees:

Acquisition and Advisory Fees:  3% of, (i) with respect to any real estate asset acquired by us directly or indirectly other than a real estate related investment, the contract purchase price of the underlying property, and (ii) with respect to any real estate related investment acquired by us directly or indirectly, the contract purchase price of the underlying property.

Debt Financing Fee:  1% of amount available under any loan or line of credit made available to us.

Asset Management Fees:  a monthly payment in an amount equal to one-twelfth of 2% of (i) the aggregate asset value for operating assets and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value as determined from time to time for real estate assets held for greater than one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us, directly or indirectly, as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.

Disposition Fees:  equal to, (i) in the case of the sale of any real estate asset, other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract price or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract purchase price of each real estate asset sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments. A disposition fee payable under this section may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each real estate asset, upon disposition thereof, shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract price of each real estate asset or (ii) the competitive real estate commission for each real estate asset. We will pay the disposition fees for a property at the time the property is sold.

Subordinated Participation in Distributable Cash:  The Subordinated Participation in Distributable Cash shall be payable to the Advisor at the time or times that the Company determines that the Subordinated Participation in Distributable Cash has been earned by the Advisor.

Subordinated Incentive Fee Due Upon Listing:  Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Fee Upon Listing. The Subordinated Incentive Fee Due Upon Listing shall be payable to the Advisor following twelve (12) months after Listing. We shall have the option to pay such fee in the form of cash, common stock, a promissory note with interest accrued as of the date of Listing, or any combination of the foregoing, as determined by the board of directors. In the event the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor following Listing, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Upon Termination or Subordinated Participation in Distributable Cash following receipt of the Subordinated Incentive Fee Due Upon Listing.

Subordinated Performance Fee Due Upon Termination:  Upon termination of this Agreement, the Advisor shall be entitled to the Subordinated Performance Fee Due Upon Termination.

Investment Objectives

A discussion of our Investment Objectives is set forth on page 34.

A discussion of the real estate and real estate-related investments executed by us as of December 31, 2009 is set forth on page 44 of our Annual Report on Form 10-K for the period ended December 31, 2009 incorporated herein by reference.

Critical Accounting Policies

As defined by the SEC, our critical accounting policies will be those which are both important to the portrayal of our financial condition and results of operations, and which require management’s most difficult, subjective, and/or complex judgments, often as a result of the need to make significant estimates and assumptions about the future effect of matters that are inherently uncertain. Such estimates and assumptions will be made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. An accounting estimate requires assumptions about uncertain matters that could have a material effect on the Consolidated Financial Statements if a different amount within a range of estimates were used or if estimates changed from period-to-period. Estimates are made under facts and circumstances at a point in time, and changes in those facts and circumstances could produce actual results that differ from when those estimates were made, perhaps in material adverse ways. When we begin our operating activities, we anticipate that our critical accounting policies will include those which are described immediately below.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. These estimates will be made and evaluated on an on-going basis, using information that is currently available as well as applicable assumptions believed to be reasonable under the circumstances. Actual results may vary from those estimates; in addition, such estimates could be different under other conditions and/or if we use alternative assumptions.

Principles of Consolidation

Since the Company’s wholly owned subsidiary, Shopoff General Partner, LLC, is the sole general partner of the Operating Partnership and has unilateral control over its management and major operating decisions (even if additional limited partners are admitted to the Operating Partnership), the accounts of the Operating Partnership are consolidated in the Company’s consolidated financial statements. The accounts of Shopoff General Partner, LLC are also consolidated in the Company’s consolidated financial statements since it is wholly owned by the Company. SPT Real Estate Finance, LLC, SPT-SWRC, LLC, SPT-Lake Elsinore Holding Co., LLC, SPT AZ Land Holdings, LLC, and Shopoff TRS, Inc. are also 100% owned by the Operating Partnership and therefore their accounts are consolidated in the Company’s financial statements as of December 31, 2009 and December 31, 2008.

All intercompany accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Revenue and Profit Recognition

It is the Company’s policy to recognize gains on the sale of investment properties. In order to qualify for immediate recognition of revenue on the transaction date, the Company requires that the sale be consummated, the buyer’s initial and continuing investment be adequate to demonstrate a commitment to pay, any receivable resulting from seller financing not be subject to future subordination, and that the usual risks and rewards of ownership be transferred to the buyer. We would expect these criteria to be met at the close of escrow. The Company’s policy also requires that the seller not have any substantial continuing involvement with the property. If we have a commitment to the buyer in a specific dollar amount, such commitment will be accrued and the recognized gain on the sale will be reduced accordingly.

Transactions with unrelated parties which in substance are sales but which do not meet the criteria described in the preceding paragraph will be accounted for using the appropriate method (such as the installment, deposit, or cost recovery method) as set forth in the Company’s policy. Any disposition of a real estate asset which in substance is not deemed to be a “sale” for accounting purposes will be reported as a financing, leasing, or profit-sharing arrangement as considered appropriate under the circumstances of the specific transaction.

For income-producing properties, we intend to recognize base rental income on a straight-line basis over the terms of the respective lease agreements (including any rent holidays). Differences between recognized rental income and amounts contractually due under the lease agreements will be credited or charged (as applicable) to rent receivable. Tenant reimbursement revenue, which is expected to be comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other expenses, will be recognized as revenue in the period in which the related expenses are incurred.

Interest income on the Company’s real estate notes receivable is recognized on an accrual basis over the life of the investment using the interest method. Direct loan origination fees and origination or acquisition costs are amortized over the term of the loan as an adjustment to interest income. The Company will place loans on nonaccrual status when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the Company will reserve the accrual for unpaid interest and will not recognize subsequent interest income until the cash is received, or the loan returns to accrual status.

We believe that the accounting policy related to revenue recognition is a critical accounting policy because of the significant impact revenue recognition will have on our consolidated financial statements.

Cost of Real Estate Assets Not Held for Sale

We anticipate that real estate assets will principally consist of wholly-owned undeveloped real estate for which we will obtain entitlements and hold such assets as long term investments for eventual sale. Undeveloped real estate not held for sale will be carried at cost subject to downward adjustment as described in “Impairment” below. Cost will include the purchase price of the land, related acquisition fees, as well as costs related to entitlement, property taxes and interest. In addition, any significant other costs directly related to acquisition and development of the land will be capitalized. The carrying amount of land will be charged to earnings when the related revenue is recognized.

Income-producing properties will generally be carried at historical cost less accumulated depreciation. The cost of income-producing properties will include the purchase price of the land and buildings and related improvements. Expenditures that increase the service life of such properties will be capitalized; the cost of maintenance and repairs will be charged to expense as incurred. The cost of building and improvements will be depreciated on a straight-line basis over their estimated useful lives, which are expected to principally range from approximately 15 to 39 years. When depreciable property is retired or disposed of, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in operations.

The costs related to abandoned projects are expensed when management believes that such projects are no longer viable investments.

Property Held for Sale

The Company has a policy for property held for sale. Our policy, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets, requires that in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods report the results of operations of the component as discontinued operations.

When a property is held for sale, such property will be carried at the lower of (i) its carrying amount or (ii) the estimated fair value less costs to sell. In addition, a depreciable property being held for sale (such as a building) will cease to be depreciated. We will classify operating properties as held for sale in the period in which all of the following criteria are met:

•	Management, having the authority to approve the action, commits to a plan to sell the asset;
•	The asset is available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such asset;
•	An active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;
•	The sale of the asset is probable, and the transfer of the asset is expected to qualify for recognition as a completed transaction within one year;
•	The asset is being actively marketed for sale at a price that is reasonable in relation to its current estimated fair value; and
•	Given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be abandoned.

Selling commissions and closing costs will be expensed when incurred.

We believe that the accounting related to property valuation and impairment is a critical accounting estimate because: (1) assumptions inherent in the valuation of our property are highly subjective and susceptible to change and (2) the impact of recognizing impairments on our property could be material to our consolidated balance sheets and statements of operations. We will evaluate our property for impairment periodically on an asset-by-asset basis. This evaluation includes three critical assumptions with regard to future sales prices, cost of sales and absorption. The three critical assumptions include the timing of the sale, the land residual value and the discount rate applied to determine the fair value of the income-producing properties on the balance sheet date. Our assumptions on the timing of sales are critical because the real estate industry has historically been cyclical and sensitive to changes in economic conditions such as interest rates and unemployment levels. Changes in these economic conditions could materially affect the projected sales price, costs to acquire and entitle our land and cost to acquire our income-producing properties. Our assumptions on land residual value are critical because they will affect our estimate of what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Our assumption on discount rates is critical because the selection of a discount rate affects the estimated fair value of the income-producing properties. A higher discount rate reduces the estimated fair value of such properties, while a lower discount rate increases the estimated fair value of these properties. Because of changes in economic and market conditions and assumptions and estimates required of management in valuing property held for investment during these changing market conditions, actual results could differ materially from management’s assumptions and may require material property impairment charges to be recorded in the future.

Long-Lived Assets

The Company has a policy for property held for investment. Our policy requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset held for use is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

Our policy also requires us to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to shareholders) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

Estimated Fair Value of Financial Instruments and Certain Other Assets/Liabilities

The Company’s financial instruments include cash, accounts receivable, prepaid expenses, security deposits, accounts payable and accrued expenses. Management believes that the fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing interest rates and the short-term maturities of such financial instruments.

Management has concluded that it is not practical to estimate the fair value of amounts due to and from related parties. The Company’s policy requires, where reasonable, that information pertinent to those financial instruments be disclosed, such as the carrying amount, interest rate, and maturity date; such information is included in Note 7 of the 2009 consolidated financial statements. Management believes it is not practical to estimate the fair value of related party financial instruments because the transactions cannot be assumed to have been consummated at arm’s length, there are no quoted market values available for such instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments (if any) and the associated potential cost.

The Company does not have any assets or liabilities that are measured at fair value on a recurring basis and, as of December 31, 2009 and December 31, 2008, did not have any assets or liabilities that were measured at fair value on a nonrecurring basis.

When the Company has a loan that is identified as being impaired or being reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable in accordance with Company policy and is collateral dependent, it is evaluated for impairment by comparing the estimated fair value of the underlying collateral, less costs to sell, to the carrying value of the loan.

Our Company policy establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices for identical financial instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as instruments that have little to no pricing observability as of the reported date. These financial instruments do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The Company’s policy also discusses determining fair value when the volume and level of activity for the asset or liability has significantly decreased and identifying transactions that are not orderly. Company policy emphasizes that even if there has been a significant decrease in the volume and level of activity for an asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. Furthermore, Company policy requires additional disclosures regarding the inputs and valuation technique(s) used in estimating the fair value of assets and liabilities as well as any changes in such valuation technique(s).

Notes Receivable

The Company’s notes receivable are recorded at cost, net of loan loss reserves, and evaluated for impairment at each balance sheet. The amortized cost of a note receivable is the outstanding unpaid principal balance, net of unamortized costs and fees directly associated with the origination or acquisition of the loan.

The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. A reserve is established when the present value of payments expected to be received, observable market prices, or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) of an impaired loan is lower than the carrying value of that loan.

Organization and Offering Costs

The Company’s organization and offering costs may be paid by the Company’s Advisor, broker-dealer and their affiliates on the Company’s behalf. These organization and offering costs include all expenses to be paid by us in connection with the Company’s ongoing initial public offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement to the advisor for other costs in connection with preparing supplemental sales materials; (iv) the cost of educational conferences held by us (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (v) reimbursement to the broker-dealer for travel, meals, lodging, and attendance fees incurred by employees of the broker-dealer to attend retail seminars conducted by broker-dealers.

Pursuant to the advisory agreement and the broker-dealer agreement, the Company is obligated to reimburse the advisor, the broker-dealer or their affiliates, as applicable, for organization and offering costs paid by them on the Company’s behalf, provided that the Advisor is obligated to reimburse us to the extent the organization and offering costs incurred by us in the offering exceed 12.34% of the Company’s gross offering proceeds. The Company’s Advisor and its affiliates have incurred on the Company’s behalf organization and offering costs of $5.11 million through December 31, 2009. Such costs are only a liability to us to the extent the organization and offering costs do not exceed 12.34% of the gross proceeds of the offering. From commencement of the Company’s ongoing initial public offering through December 31, 2009, the Company had sold 1,856,000 shares for gross offering proceeds of $17.632 million and recorded organization and offering costs of $2.63 million.

Potential Investments in Partnerships and Joint Ventures.

If we invest in limited partnerships, general partnerships, or other joint ventures we will evaluate such investments for potential variable interests pursuant to Company policy. We will evaluate variable interest entities (VIEs) in which we hold a beneficial interest for consolidation. VIEs, as defined by Company policy, are legal entities with insubstantial equity, whose equity investors lack the ability to make decisions about the entity’s activities, or whose equity investors do not have the right to receive the residual returns of the entity if they occur. An entity will be considered a VIE if one of the following applies:

•	The total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties (i.e., the equity investment at risk is not greater than the expected losses of the entity).
•	As a group the holders of the equity investment at risk lack any one of the following three characteristics of a controlling financial interest:
•	The direct or indirect ability to make decisions about an entity’s activities through voting rights or similar rights.

•	The obligation to absorb the expected losses of the entity if they occur.
•	The right to receive the expected residual returns of the entity if they occur.

An equity investment of less than 10% of total assets generally should be considered to be insufficient to fund the entity’s operations unless there is clear evidence to the contrary, such as evidence that it can get financing for its activities without additional subordinated financial support.

If the Company is the interest holder that will absorb a majority of the VIE’s expected losses and/or receive a majority of the VIE’s expected residual returns, we will be deemed to be the primary beneficiary and must consolidate the VIE. Management will use its judgment when determining if we are the primary beneficiary of, or have a controlling interest in, an unconsolidated entity. Factors considered in determining whether we have significant influence or we have control include risk and reward sharing, experience and financial condition of the other partners, voting rights, involvement in day-to-day capital and operating decisions and continuing involvement. In the primary beneficiary decision, it is important to realize that a holder which will absorb the majority of losses takes precedence over any other interest holder. The determination of which enterprise (if any) is the primary beneficiary would be made as of the date the company first becomes involved with the VIE — unless events requiring reconsideration of the status of the entity’s variable interest holders have occurred.

Investments in companies that are not consolidated will be accounted for using the equity method when we have the ability to exert significant influence. Generally, significant influence will exist if we have the ability to exercise significant influence over the operating and financial policies of an investee, which may need to include the ability to significantly influence the outcome of corporate actions requiring shareholder approval of an investee. Significant influence is generally presumed to be achieved by owning 20 percent or more of the voting stock of the investee. However, we will be required to evaluate all of the facts and circumstances relating to the investment to determine whether there is predominant evidence contradicting our ability to exercise significant influence, such as the inability by us to obtain financial information from the investee. Under this method, an investee company’s accounts are not reflected within the Company’s consolidated balance sheet and statement of operation; however, the Company’s share of the earnings or losses of the investee company will be reflected in the caption “Equity in net earning of unconsolidated subsidiaries” in the Company’s statement of operations. The Company’s carrying value in an equity method investee company will be reflected in the caption “Investments in unconsolidated subsidiaries” in the Company’s consolidated balance sheet.

Investments in companies in which we cannot exert significant influence will be accounted for under the cost method. Under this method, the Company’s share of the earnings or losses of such investee companies will not be included in the Company’s consolidated balance sheet or statement of operations.

The accounting policy relating to the need to consolidate or to account for such investments or acquisitions using the equity method of accounting is a critical accounting policy due to the judgment required in determining whether we are the primary beneficiary or have control or significant influence.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when management estimates that future taxable income will not fully utilize deferred tax assets.

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, as amended, or the Code, beginning with the taxable year ending December 31, 2011. The Company has not yet qualified as a REIT. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any year, it will be subject to federal income taxes on taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders.

The Company has adopted a policy for accounting for uncertainty in income taxes. The Company’s policy prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This policy also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adopting of the Company’s policy for accounting for uncertainty in income taxes did not result in any adjustment to the Company’s beginning tax positions. As of December 31, 2009, the Company did not have any unrecognized tax benefits.

Stock-Based Compensation

Stock-based compensation will be accounted for in accordance with Company policy which requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the consolidated financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. Our Company policy covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Non-controlling Interests in Consolidated Financial Statements

The Company classifies noncontrolling interests (previously referred to as “minority interest”) as part of consolidated net earnings and includes the accumulated amount of noncontrolling interests as part of stockholders’ equity. The net loss amounts the Company has previously reported are now presented as “Net loss attributable to Shopoff Properties Trust, Inc.” and, earnings per share continues to reflect amounts attributable only to the Company. Similarly, in the presentation of shareholders’ equity, the Company distinguishes between equity amounts attributable to the Company’s stockholders and amounts attributable to the noncontrolling interests — previously classified as minority interest outside of stockholders’ equity. Increases and decreases in the Company’s controlling financial interests in consolidated subsidiaries will be reported in equity similar to treasury stock transactions. If a change in ownership of a consolidated subsidiary results in loss of control and deconsolidation, any retained ownership interests are remeasured with the gain or loss reported in net earnings.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (“SFAS 168”). Under SFAS 168, The FASB Accounting Standards Codification (“Codification”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On July 1, 2009, the Codification superseded all then-existing non-SEC accounting and reporting standards for nongovernmental entities. All nongrandfathered non-SEC accounting literature not included in the Codification became nonauthoritiative at that time. SFAS 168 is effective for interim and annual periods ended after September 15, 2009. The adoption of SFAS 168 did not have a significant impact on the Company’s consolidated financial statements.

In May 2009, FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events (“SFAS 165”), which was incorporated into the FASB Codification 855-10, Subsequent Events —  Overall (“FASB ASC 855-10”). FASB ASC 855-10, which is effective for interim and annual periods ending after June 15, 2009, establishes general standards of and accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The adoption of FASB ASC 855.10 did not have an impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

Subsequent Events

Mesquite Venture I, LLC Note Receivable

On March 4, 2010, Mesquite Venture I, LLC paid SPT Real Estate Finance a negotiated $40,000, representing (i) the past due loan fee payments of $10,000 each due on October 1, 2009 and January 1, 2010, (ii) the April 1, 2010 payment of $10,000, and (iii) $10,000 for attorney’s fees incurred by SPT Real Estate Finance due to non-payment on behalf of Mesquite Venture I, LLC. Mesquite Venture I, LLC was then deemed reinstated by SPT Real Estate Finance. See Note 3 of the notes to consolidated financial statements.

Sale of Real Estate Property

On December 8, 2009, an affiliate of the Company, SPT-Lake Elsinore Holding Co., LLC, (“Seller”) executed a Purchase and Sale and Escrow Agreement for the sale of the Wasson Canyon Project, purchased on April 17, 2008 from MS Rialto Wasson Canyon CA, LLC, to D. R. Horton Los Angeles Holding Company Inc., (“Buyer”) a California corporation. The contract price was $2,750,000.

On January 20, 2010, Seller and Buyer entered into a certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (the “First Amendment”). Pursuant to the First Amendment, if the City of Lake Elsinore, the County of Riverside, or other governmental agency reduces the actual fee amounts payable by Buyer to less than the expected fee amounts as detailed in Exhibit A of the First Amendment, then Buyer will pay Seller an amount for each lot equal to the difference between the actual fee amounts payable by Buyer and the expected fee amounts for such lot.

On February 3, 2010, in addition to a sales price reduction from $2,750,000 to $2,231,775, Buyer and Seller executed a participation agreement in which Buyer agreed to pay to Seller, fifty percent (50%) of any gross profit that exceeds a twenty four percent (24%) gross profit margin on the sale of units to be developed on the lots purchased by the Buyer.

Pursuant to the Sale Agreement, the Buyer did not assume the Seller’s obligation to replace existing subdivision improvement agreements (the “SIA’s”) and related bonds (the “Bonds”) which the Seller agreed to replace when seller originally purchased the property on April 17, 2009 from MS Rialto Wasson Canyon CA, LLC. The transaction closed February 3, 2010.

Extension of Notes Payable

On March 5, 2010 our affiliate SPT-Lake Elsinore Holding Co., LLC, executed an extension on an existing $2,900,000 secured promissory note with TSG Little Valley, L.P. A one year extension of the maturity date was granted to SPT-Lake Elsinore Holding Co., LLC by TSG Little Valley, L.P. in exchange for a principal pay down of at least $500,000 on or before the original maturity date of November 6, 2010 and a two percent increase in the original interest rate beginning on the original maturity date of November 6, 2010. As of the date of this prospectus, Buyer has made a $991,584 principal reduction on this secured promissory note.

On March 11, 2010 our affiliate SPT AZ Land Holdings, LLC, executed an extension on an existing $2,000,000 secured promissory note with AZPro Development Inc. A one year extension of the maturity date was granted to SPT AZ Land Holdings, LLC by AZPro Development Inc. in exchange for a principal pay down of $500,000 on or before the original maturity date of July 31, 2010 and a two percent increase in the original interest rate beginning on the original maturity date of July 31, 2010.

Other

Subsequent to December 31, 2009 and through March 29, 2009, we sold and accepted $76,950 of gross offering proceeds to purchase 8,100 shares of our common stock which includes $59,850 of subscribed stock (6,300 shares) included in the consolidated financial statements as of December 31, 2009.

Subsequent to December 31, 2009 and through March 29, 2009, organization and offering costs totaling approximately $34,985 were incurred by the Advisor and its affiliates on behalf of us.

STOCK OWNERSHIP

The following table shows, as of December 31, 2009, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (2) our directors; (3) our executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on the total of 2,067,250 shares of our common stock outstanding, including 173,750 shares of restricted stock and 16,400 vested stock options, as of December 31, 2009. There is no established public trading market for our shares of common stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Class
TSG Little Valley, L.P., greater than 5% shareholder	380,500	18.41%
Gerald S. Lindenmuth, greater than 5% shareholder	288,600	13.96%
Edward J. Fitzpatrick, Executive Vice President and Director(3)	75,000	3.63%
Tim McSunas, Chief Investment Officer(3)	55,000	2.66%
Kevin M. Bridges, Chief Financial Officer, Corporate Secretary, and Director(3)	26,150	1.26%
William A. Shopoff, President and Chief Executive Officer and Director(4)	21,100	1.02%
Patrick Meyer, Director(5)	5,875	*
Glenn Patterson, Director(5)	5,875	*
Stuart McManus, Director(5)	5,750	*
Melanie Barnes, Director(5)	5,750	*
Jeffrey W. Shopoff, Director(5)	5,750	*
Kerry Vandell, Director(5)	5,000	*
All Named Executive Officers and Directors as a Group (9 persons)	211,250	10.22%

*	Represents less than 1% ownership.
(1)	The address of each person listed is c/o Shopoff Properties Trust, Inc., 8951 Research Drive, Irvine, California 92618.
(2)	Under Securities and Exchange Commission’s rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities in which he or she has no economic or pecuniary interest.
(3)	Includes shares of restricted stock granted under the 2007 equity incentive plan as of August 29, 2008, the date we reached the minimum offering. Forfeiture conditions lapse with respect to one-fifth of the restricted stock on each anniversary of the date of grant.
(4)	Represents 21,100 shares of common stock owned directly by our sponsor. William A. Shopoff, President and Chief Executive Officer of our sponsor, may be deemed to be the beneficial owner of these shares of common stock.
(5)	Includes shares of restricted stock granted under the 2007 equity incentive plan as of August 29, 2008, the date we reached the minimum offering. Forfeiture conditions lapse with respect to one-fourth of the restricted stock on each anniversary of the date of grant.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock does not purport to be complete. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. Copies of our charter and bylaws are available upon request. The following summary description describes our charter and bylaws that will be effective upon consummation of this offering.

Our charter provides that we may issue up to 200,000,000 shares of our common stock, par value $0.01 per share. Following completion of this offering, shares of our common stock will be issued and outstanding, and no shares of our preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock will entitle the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock, voting as a single class, may elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Subject to certain exceptions, our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence. Maryland law also does not require approval of a parent corporation to merge and sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of our stockholders.

Dividends, Liquidation and Other Rights

All shares of our common stock offered by this prospectus have been duly authorized and, upon issuance in exchange for the purchase price thereof, will be fully paid and nonassessable. Holders of shares of our common stock will be entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of shares of our common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock will have equal dividend, liquidation and other rights.

Preferred Stock and Power to Reclassify Shares of Our Common Stock

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into preferred stock, to classify any unissued shares of our common stock or preferred stock and to reclassify any previously classified but unissued shares of any series of our preferred stock previously authorized by our board of directors. The issuance of any preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest. As of the completion of this offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue. We believe that the power of our board of directors to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue or to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in your best interest.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for us to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the value of outstanding shares of our capital stock; or
•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;
•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in us being “closely held” under the federal income tax laws;
•	cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or
•	before our shares constitute a class of “publicly-offered securities,” result in 25% or more of our shares being owned by ERISA investors;

will be null and void, with the intended transferee acquiring no rights in such shares of stock, and result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to allow us to register such shares in the name of the trust. We will designate the trustee, but he will not be affiliated with us. The beneficiary of the trust will be one or more charitable organizations that are named by us.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust when the record date for which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

The shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share paid in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the market price per share on the date that we, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a purported transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned shares of common stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares or by Shopoff Advisors. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any certificates representing our common stock will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of us that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Share Redemptions

We do not have a share redemption program. Accordingly, we have not redeemed any shares of our common stock and we received no formal requests to do so in 2009.

IMPORTANT PROVISIONS OF MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law in effect as of the date of this prospectus and our charter and our bylaws that will become effective upon consummation of this offering, copies of which may be obtained from us by contacting us at the address indicated on page xvi.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the MGCL and our charter and bylaws. Our board of directors, including our independent directors, unanimously approved our charter and bylaws. Any subsequent amendment to our charter requires the affirmative vote of a majority of our outstanding shares, except that amendments to the provisions of our charter relating to the removal of directors are required to be approved by our stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter. Our bylaws provide that our board of directors has the exclusive power, by the affirmative vote of a majority of our directors to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Stockholders’ Meetings

An annual meeting of our stockholders will be held each year, at least 30 days after the delivery of our annual report, upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president or a majority of our board of directors or a majority of the independent directors, and will be called by the president upon written request of stockholders holding in the aggregate at least a majority of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to be cast at the meeting constitutes a quorum, and the majority of all the votes cast at the meeting by our stockholders is sufficient to approve any matter which properly comes before the meeting.

Our Board of Directors

Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than three. Any vacancy on our board may be filled only by a majority of the remaining directors, even if such a majority constitutes fewer than a quorum. Our bylaws provide that a majority of our board of directors must be independent directors.

Pursuant to our charter, our board of directors will be divided into five classes of directors. Beginning in 2007, directors of each class will be chosen for five-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The initial terms of the first, second, third, fourth and fifth classes expired or will expire in 2008, 2009, 2010, 2011 and 2012, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least three annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or a change of control of us, even though a tender offer or change of control might be in the best interest of our stockholders.

Our charter provides that a director may be removed at any meeting of stockholders called expressly, but not necessarily, for that purpose by the affirmative vote of a majority of the outstanding shares. Also, we have elected in our bylaws to be subject to certain provisions of Maryland law that provide that the right to fill vacancies on our board of directors is vested exclusively in our board of directors. This provision will prevent our stockholders, even if they are successful in removing incumbent directors from filling the vacancies created by such removal with their own nominees.

Fiduciary Duties

Shopoff Advisors and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation on Organizational and Offering Expenses

The total organizational and offering expenses that we will pay in connection with our formation and the offering and sale of shares of our common stock will be reasonable, and in any event, will not exceed an amount equal to 15% of the gross proceeds raised in this offering.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by judgment or other final adjudication and which is material to the cause of action.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, or
•	the director or officer actually received an improper personal benefit in money, property or services, or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our charter provides that none of our directors or officers will be liable to our company or our stockholders for money damages and that we will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to our directors, our officers, our advisor, our advisor’s affiliates and any individual who, while our director or officer at our request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, we will not indemnify or hold harmless our directors, our officers, our advisor or our advisor’s affiliates unless all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	our directors, our officers, our advisor or our advisor’s affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;
•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and
•	such liability or loss was not the result of:
•	negligence or misconduct by our officers or directors (other than the independent directors) or our advisor or their affiliates; or
•	gross negligence or willful misconduct by the independent directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, Shopoff Advisors or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or
•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;
•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;
•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and
•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause us to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter.

The indemnification provided in our charter is not exclusive of any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by us or others, with respect to claims, issues or matters in relation to which we would not have obligation or right to indemnify such person under the provisions of our charter.

Defenses Available

There are defenses available to our directors and officers under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder’s action in good faith, in a manner he or she reasonably believed to be in our best interests and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by an officer or employee of us whom the director reasonably believes to be reliable and competent in the matters presented or experts, including lawyers, certified public accountants, and other persons, which the director reasonably believes to be within the person’s professional or expert competence or a committee of the board of directors on which the director does not serve as to a matter within its designated authority so long as the director has a reasonable belief that the committee merits its confidence.

Inspection of Books and Records

Shopoff Advisors will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with U.S. generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If Shopoff Advisors or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, Shopoff Advisors and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in us and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with Shopoff Advisors or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of us and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or
•	one of the following:
•	remaining our stockholders and preserving their interests in us on the same terms and conditions as existed previously; or
•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	which would result in the stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of us;
•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;
•	in which our stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or
•	in which we would bear any of the costs of the roll-up transaction if our stockholders do not approve the roll-up transaction.

Anti-Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the outstanding voting stock of the corporation or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL only with respect to affiliates of us and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any affiliate of us. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

(1)	a person who makes or proposes to make a control share acquisition,
(2)	an officer of the corporation, or
(3)	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(a)	one-tenth or more but less than one-third,
(b)	one-third or more but less than a majority, or
(c)	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Article II, Section 2.11 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,
•	two-thirds vote requirements for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.

Our independent directors will nominate replacements for vacancies amongst the independent directors’ positions. In addition to this, we intend, at such time as we are eligible, to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors, with respect to non-independent directors, may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) vest in the board the exclusive power to fix the number of directorships and (c) require, unless called by our chairman of our board of directors, our president or chief executive officer or our board of directors, at the request of the holders of at least 10% of outstanding shares, to call for a special meeting.

Dissolution or Termination of Shopoff Properties Trust, Inc.

We may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and a majority of our outstanding shares, or by a majority of our then-outstanding shares without the necessity for concurrence by our board. If, before 10 years from the date of offering, August 29, 2017, our common stock is not listed on a national securities exchange or quoted on a national market system or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the stockholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the net proceeds to our stockholders.

Transactions with Affiliates

We have established restrictions on dealings between us, Shopoff Advisors and any of their officers, directors or affiliates in our charter and elsewhere. Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in the best interests of us and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between us and any of our directors or between us and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:

•	the fact of the common directorship or interest is disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors even if the disinterested directors constitute less than a quorum; or
•	the fact of the common directorship or interest is disclosed to or known by our stockholders entitled to vote and the transaction is authorized approved or ratified by the disinterested stockholders entitled to vote; or
•	the transaction is fair and reasonable to us.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

SHARES AVAILABLE FOR FUTURE SALE

All of the shares of common stock offered and sold by this prospectus to the public will be freely tradable under the federal securities laws, except shares held by our affiliates, such as officers and directors. We may issue up to 20,100,000 shares to the public and up to 1,655,000 shares pursuant to our 2007 equity incentive plan.

AGREEMENT OF LIMITED PARTNERSHIP

The following description of the Agreement of Limited Partnership for Shopoff Partners, a Delaware limited partnership formed on November 17, 2006, is a summary of the provisions included in the Agreement of Limited Partnership. Currently, Shopoff General Partner, LLC is the sole general partner, and we and Shopoff Advisors are the limited partners of Shopoff Partners.

Management

Shopoff Partners has been organized as a Delaware limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of Shopoff Partners, we have full, exclusive and complete responsibility and discretion in the management and control of it.

Capital Contribution

We currently own substantially all of the limited partnership interests in Shopoff Partners. We will contribute to Shopoff Partners all the net proceeds of the offering as a capital contribution in exchange for additional limited partnership interests. Shopoff Advisors owns a special limited partnership interest in Shopoff Partners. Shopoff General Partner, LLC owns a 1% General Partnership interest in Shopoff Partners. Shopoff Advisors has no voting rights by virtue of its special limited partner interest.

The Agreement of Limited Partnership provides that if Shopoff Partners requires additional funds at any time or from time to time in excess of funds available to Shopoff Partners from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to Shopoff Partners on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, we generally will be obligated to contribute the proceeds of a securities offering as additional capital to Shopoff Partners.

If we contribute additional capital to Shopoff Partners, we will revalue the assets of Shopoff Partners to their fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such assets that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership as if there was a taxable disposition of such property for such estimated fair market value on the date of the revaluation.

Distributions

Shopoff Advisors is a special limited partner of Shopoff Partners. As a special limited partner, Shopoff Advisors will have no voting rights.

As the special limited partner, Shopoff Advisors is entitled to receive an incentive distribution equal to 50% of Distributable Cash (as defined below) after we have received distributions from Shopoff Partners in an amount equal to:

•	the stockholders’ invested capital; and
•	a 10% annual, cumulative, non-compounded return on such capital.

Until such time as we receive such 10% return, Shopoff Advisors will not receive any incentive distributions.

“Distributable Cash” means the sum of Disposition Proceeds, Distributable Cash From Operations, and to the extent our board of directors so determines, Refinancing Proceeds.

“Disposition Proceeds” means (i) the net cash funds or proceeds (including unused property reserves held at time of disposition) resulting from the sale or other disposition of Shopoff Partners’ assets, after deduction of the payment of all expenses incurred in connection therewith; plus (ii) all net cash proceeds subsequently received on any installment payments on promissory notes and/or installment contracts held by Shopoff Partners’ in connection with the sale or other disposition of Shopoff Partners’ assets after payment of any underlying indebtedness related to the assets sold; less (iii) such amounts for reserves as Shopoff General Partner deems reasonably necessary for future Shopoff Partners’ operations; and

“Distributable Cash From Operations” means the funds provided from Shopoff Partners’ operations, rent payments, interest on the Shopoff Partners’ cash and short-term investments and excess operating reserves, without deduction for non-cash expenses (such as cost recovery and amortization of imputed interest), but after deducting cash funds used to pay all other expenses (including asset management fees), debt service, replacements, and capital improvements, together with a reasonable allowance for contingencies and reserves during the same period of time.

“Refinancing Proceeds” means (i) the net cash funds or proceeds resulting from the financing or refinancing of, or any other borrowing secured by, Shopoff Partners’ assets, after deduction for the payment of all expenses incurred in connection therewith; less (ii) such amounts for reserves as Shopoff General Partner deems reasonably necessary for future Shopoff Partners’ operations.

The Agreement of Limited Partnership provides that Shopoff Partners will distribute to its partners Distributable Cash periodically as determined by Shopoff General Partner in accordance with the percentage interests of Shopoff General Partner and the limited partners of Shopoff Partners and the entitlement of Shopoff Advisors. In its sole discretion, Shopoff General Partner will determine the amounts of such distributions. Shopoff Partners does not intend to maintain cash reserves to fund distributions.

The Distributable Cash will be distributed (a) first, 100% to us (directly as a limited partner and indirectly through Shopoff General Partner) until we have received an amount equal to the sum of our stockholders’ invested capital, and (b) second, to us, a 10% annual, cumulative, non-compounded return on such capital. Thereafter, 50% of the remaining amount of Distributable Cash to us and 50% to Shopoff Advisors. Until such time as we receive such 10% return, Shopoff Advisors will not receive any incentive distributions.

Upon liquidation of Shopoff Partners, the proceeds of such liquidation shall be applied and distributed in the order of priority and in the same manner as provided above after providing for the liabilities of Shopoff Partners.

If the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange, the advisory agreement provides that Shopoff Advisors may be entitled to receive compensation pursuant to the “Subordinated Incentive Listing Fee” described under the heading “Management Compensation.” Further, we may choose to redeem Shopoff Advisors’ interest as a special limited partner in Shopoff Partners, or terminate the advisory agreement with Shopoff Advisors other than for material breach of the advisory agreement, which may entitle it to receive cash, an interest bearing note, or if agreed by us and Shopoff Advisors, shares of common stock of us or units of limited partnership interests in Shopoff Partners equal to the amount that would be payable to the advisor pursuant to the “Subordinated Performance Fee” described under the heading “Management Compensation” if we liquidated all of our assets for their estimated fair market value.

Operations

The Agreement of Limited Partnership requires that Shopoff Partners use its best efforts to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that Shopoff Partners will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

In addition to the administrative and operating costs and expenses incurred by Shopoff Partners, Shopoff Partners will pay all our administrative costs and expenses, including:

•	all expenses relating to our formation and continuity of existence;
•	all expenses relating to our public offering, including our organizational expenses;
•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;
•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body;
•	the actual cost of goods and services used by us and obtained from entities not affiliated with Shopoff Advisors, other than acquisition expenses;
•	interest and other costs for borrowed money, including discounts, points and other similar fees;
•	taxes and assessments on income of us or our real estate assets;
•	costs associated with insurance required in connection with our business or by our directors;
•	expenses of managing and operating properties owned by us, payable to the property manager, whether or not the property manager is an affiliate of us;

•	all compensation and expenses payable to the independent directors and all expenses payable to the non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;
•	expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;
•	expenses connected with distributions in cash or otherwise made or caused to be made by us to our stockholders;
•	expenses of amending, converting liquidating or terminating us or our charter;
•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;
•	administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which Shopoff Advisors receives a separate fee);
•	transfer agent and registrar’s fees and charges paid to third parties; and
•	audit, accounting, legal and other professional fees; and
•	all other operating or administrative costs incurred by us in the ordinary course of business on behalf of Shopoff Partners.

Term

Shopoff Partners will continue until August 29, 2017 or until dissolved upon our bankruptcy, dissolution or withdrawal, unless the limited partners elect to continue Shopoff Partners; the sale or other disposition of all or substantially all the assets of Shopoff Partners; or the election by the general partner.

Tax Matters

Under the Agreement of Limited Partnership, we will be the tax matters partner of Shopoff Partners and, as such, will have authority to oversee tax audits and to make tax elections under the federal income tax laws on behalf of Shopoff Partners.

FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the federal income tax issues that you, as a prospective stockholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below, among others.

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to become inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Shopoff Properties Trust, Inc.

We intend to first elect REIT status for tax year 2011. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Manatt, Phelps & Phillips, LLP has acted as tax counsel to us in connection with this offering. Manatt, Phelps & Phillips, LLP, has issued an opinion letter to us concluding that we have been organized in conformity with the requirements for qualification and taxation as a REIT and that our proposed method of operation as described in this prospectus will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2011, and thereafter. The Manatt, Phelps & Phillips, LLP opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Manatt, Phelps & Phillips, LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Internal Revenue Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2011, or in any future year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Manatt, Phelps & Phillips, LLP will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Manatt, Phelps & Phillips, LLP can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;
•	we may be subject to the “alternative minimum tax” on any items of tax preference;
•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (including foreign currency gain that is attributable to otherwise permitted income from foreclosure property) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;
•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;
•	if we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% or the 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;
•	if we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests;
•	if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure;
•	if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.
•	we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.
•	a 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our “taxable REIT subsidiaries” (“TRS”) if and to the extent that the IRS successfully adjusts the reported amounts of these items.
•	if we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	if at the effective date of our REIT election, the aggregate fair market value of the assets that we own on such date exceeds our aggregate adjusted tax basis for such assets on that date, we will be subject to tax on that difference at the highest corporate rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 10-year period following the effective date of our REIT election. Alternatively, we can elect to have the property treated as sold in a taxable transaction in connection with the election.
•	we will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.
•	we may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.
•	we may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

•	we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations.

Requirements for Qualification

To qualify as a REIT, a corporation must meet the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year for which our REIT election is to be effective.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of us. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership based upon its pro rata share of capital interest in the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as assets and gross income of us for purposes of applying the requirements described in this prospectus.

We will be classified as a C corporation prior to the effective date of our REIT election. If we have accumulated earnings and profits for a tax year in which we were classified as a C corporation rather than as a REIT, we must distribute our non-REIT earnings and profits before the end of our first REIT year. This is another REIT qualification requirement. Distributions made to comply with this requirement are treated as made from earnings and profits which, but for the distribution, would result in failure to meet this requirement. These distributions are not treated as distributions for purposes of calculating the dividends paid deduction. In the event that we determine that we have such accumulated non-REIT earnings and profits at the effective date of our REIT election, we intend to take appropriate actions to satisfy this requirement.

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a “taxable REIT subsidiary” (“TRS”). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the IRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

We expect that we and one of our corporate subsidiaries, Shopoff TRS, Inc., will make an election for that subsidiary to be treated as a TRS for U.S. federal income tax purposes. We may form additional TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us.

Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”
•	interest on debt or obligations secured by mortgages on real property or on interests in real property;
•	capital gains;
•	gains from the sale of real estate assets; and
•	dividends or other distributions on and gain from the sale of shares in other REITs.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, as well as dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to us.

Income

For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income text. Any fees earned by Shopoff TRS, Inc., our TRS, will not be included for purposes of the gross income tests.

Dividend Income

We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income text, but not under the 75% gross income text. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income texts.

Foreign Investment and Exchange Gains

A REIT must be a U.S. domestic entity, but it is permitted to hold foreign real estate or other foreign-based assets, provided the 75% and 95% income tests and other requirements for REIT qualification are met. A REIT that holds foreign real estate or other foreign-based assets may have foreign currency exchange gain under the foreign currency transaction tax rules. Current law excludes certain foreign currency gain from the computation of qualifying income for purposes of the 75% income test or the 95% income test respectively. The exclusion is solely for purposes of the computations under these tests.

The statutory change defines two new categories of income for purposes of the exclusion rules: “real estate foreign exchange gain” and “passive foreign exchange gain.” Real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and the 95% income tests. Passive foreign exchange gain is excluded for purposes of the 95% test but is included in gross income and treated as non-qualifying income, to the extent that it is not real estate foreign exchange gain, for purposes of the 75% income test.

Real estate foreign exchange gain is foreign currency gain which is attributable to: (i) any item of income qualifying for the numerator for the 75% income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property. Real estate foreign exchange gain also includes certain foreign currency gains attributable to certain “qualified business units” of the REIT.

Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to: (i) any item of income or gain included in the numerator for the 95% income test; (ii) acquisition or ownership of obligations other than described in the preceding paragraph; (iii) becoming the obligor under obligations other than described in the preceding paragraph; and (iv) any other foreign currency gain to be determined by the IRS.

Notwithstanding the foregoing rules, except in the case of certain income excluded under the hedging rules, foreign currency exchange gain derived from engaging in dealing, or substantial and regular trading, in certain securities shall constitute gross income that does not qualify under either the 75% or 95% income test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire to carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property

To the extent that we own real property or interests therein, rents we receive will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;
•	we attach a schedule of the sources of our income to our tax return; and
•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Shopoff Properties Trust, Inc.,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to avoid any sale of assets that will be treated as being held “primarily for sale to customers in the ordinary course of a trade or business” or to conduct such a sale through a TRS. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business. Foreign currency gain or loss that is attributable to any prohibited transaction is taken into account in determining the amount of prohibited transaction net income subject to the 100% prohibited transactions tax.

Asset Tests

To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;
•	government securities;
•	interests in mortgages on real property;
•	stock of other REITs;
•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or
•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

The term “cash” for purposes of the REIT asset qualification rules is defined to include foreign currency if the REIT or its “qualified business unit” uses such foreign currency as its functional currency, but only to the extent such foreign currency is held for use in the normal course of the activities of the REIT or the “qualified business unit” giving rise to income in the numerator for the 75% or 95% income test, or directly related to acquiring or holding assets qualifying for the numerator in the 75% assets test, and is not held in connection with a trade or business of trading or dealing in certain securities.

The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities as measured by vote or value. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

We are allowed to own up to 100% of the stock of a TRS which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 25% of our assets can consist of securities of TRSs, determined on a quarterly basis.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values or solely by the change in the foreign currency exchange rate used by us to value a foreign asset. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of a de minimis amount, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and pay a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

Distribution Requirements

To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus
•	the sum of specified items of non-cash income that exceeds a percentage of our income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;
•	95% of our REIT capital gain income for such year; and
•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock.

We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder’s adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT’s earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Stockholders on the Disposition of the Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. Tax rate reductions that were enacted in 2003 with respect to certain capital gains and dividends are scheduled to expire at the end of 2010. Under current law, the tax rates in effect before those changes will apply for 2011 and thereafter. However, there is controversy currently concerning what the highest marginal individual income tax rate will be for 2011 and later tax years. There is also controversy concerning what the maximum individual tax rate for long term capital gain will be for such years. However, though both tax rates are likely to increase, it is also expected that the tax rate differential between capital gain and ordinary income for non-corporate taxpayers will continue to be significant. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate the tax rate at which such distribution is taxable to non-corporate shareholders. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non- corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. An exempt stockholder also may have unrelated business income as a result of a distribution by us if we engage in a transaction that results in our receiving excess inclusion income. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;
•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. corporate stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or
•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
•	Any portion of the dividends paid to a non-U.S. stockholder that is treated as excess inclusion income will not be eligible for exemption from the 305 withholding tax or a reduced treaty rate.

A non-U.S. stockholder generally will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or
•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Other Tax Consequences

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;
•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;
•	will result in unrelated business taxable income to the plan;
•	will provide sufficient liquidity; and
•	is prudent under the general ERISA standards.

In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

The Department of Labor has issued regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”
•	“freely-transferable;” and
•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Securities Exchange Act of 1934 within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;
•	any requirement that advance notice of a transfer or assignment be given to the issuer;
•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and
•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our charter will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock.

Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to plan stockholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If our underlying assets were treated as “plan assets,” an investment in us also might constitute an improper delegation of fiduciary responsibility to us. and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, Shopoff Advisors and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in us., the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the estimated fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

The 20,100,000 shares offered to residents of our sales states and to our affiliates are being offered through Shopoff Securities, a registered broker-dealer affiliated with us and our advisor. The shares are being offered on a “best efforts” basis, which means generally that our broker-dealer will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

Our board of directors and our broker-dealer have determined the offering price of $9.50 per share for the first 2,000,000 shares sold and $10.00 per share for the remaining 18,100,000 shares sold. While our board considered primarily the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, the offering price is not related to the company’s historical book value or earnings and bears no relationship to any established criteria for valuing adjusted or outstanding shares.

Our broker-dealer will not receive commissions from the gross offering proceeds. Our sponsor will pay a fixed monthly marketing fee of approximately $100,000 per month to our broker-dealer for a total of $3,600,000 for the full term of the offering. At no time will the fees paid to the broker-dealer exceed 10% of the gross proceeds of the offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Our broker-dealer may authorize other broker-dealers who are members of FINRA to sell shares, however, no sales commissions will be paid on such shares and no reimbursements of expenses or other payments will be made in connection with such sales. While we do not anticipate paying any compensation to broker-dealers in this offering, if any compensation was to be paid, in no event would it, combined with all other compensation paid, exceed 10% of the gross proceeds of the offering. Our broker-dealer intends to offer our shares directly to investors. Registered representatives of our broker-dealer will conduct retail seminars and informational meetings with prospective investors, which will consist of PowerPoint presentations and question & answer forums. We currently anticipate that the maximum expense reimbursement payable to our broker-dealer will be $2,330,000.

	$16,150,000 Minimum Offering			$200,000,000 Maximum Offering
	Percentage	Dollar Amount		Percentage	Dollar Amount
Expense Reimbursement (includes Sales and Advertising, Educational Conferences, and Sales Seminars, as shown in detail immediately below)	4.8856	$789,026		1.1650%	$2,330,000
— Sales and Advertising (Promotion) (includes creative development, production expenses, media expenses, and certain travel, lodging and meals)		$735,837	(1)	0.6400%	$1,280,000	(2)
— Educational Conferences (includes, conference fees, travel, lodging, meals, and in-house training)		$17,070	(1)	0.1500%	$300,000	(2)
— Sales Seminars (includes seminar rooms, travel, lodging, meals, and logistical consultants)		$36,119	(1)	0.3750%	$750,000	(2)
Sales Incentive	None	None		None	None
Due Diligence	None	None		None	None
Monthly Marketing Fee ($100,000 per month)	0	$0	(3)	1.8000%	$3,600,000
Legal Fees incurred on behalf of broker-dealer	0.1547%	$25,000		0.0500%	$100,000
TOTAL	5.0403%	$814,026		3.0150%	$6,030,000

(1)	Detail of Expense Reimbursement Totaling $789,026.
(2)	Detail of Expense Reimbursement Totaling $2,330,000.
(3)	The sponsor is entitled to withhold payment of the monthly marketing fee to the broker-dealer if necessary to ensure that compensation to the broker-dealer at no time exceeds 10% of the gross offering proceeds, the limitation imposed by FINRA. The sponsor will withhold payment of the monthly marketing fee until it determines that the payment of such fee, combined with other compensation paid to the broker-dealer, does not exceed the 10% threshold at any given time.

We have agreed to indemnify our broker-dealer against liabilities arising under the Securities Act of 1933, unless such liability arises from information in this prospectus relating to our broker-dealer and supplied by our broker-dealer. Causes of action resulting from violations of federal or state securities laws will be governed by such law.

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

Our sponsor, The Shopoff Group, purchased 21,100 shares of our common stock, at a price of $9.50 per share, or $200,450. Our sponsor purchased such shares for cash and may not sell such shares for as long as it serves as our sponsor; however, the sponsor may transfer all or a portion of such shares to affiliates, but has no present intention to do so. Our sponsor or its affiliates may also purchase additional shares of us. Our sponsor has advised us that it would expect to hold its shares as stockholder for investment and not for distribution. Shares sold to the sponsor or its affiliates did not count toward the minimum amount of shares required to break escrow. In addition, neither our broker-dealer nor any other broker-dealer receives any compensation with respect to shares sold to our sponsor or its affiliates.

As of the date the minimum offering amount of 1,700,000 shares was attained, we granted, under our 2007 equity incentive plan, 5,000 shares of our common stock to Jeffrey W. Shopoff, one of our directors and Vice President of Investor Relations of our broker-dealer, and 18,750 shares of our common stock to Kevin M. Bridges, one of our directors, our Chief Financial Officer and Corporate Secretary, and Treasurer of our broker-dealer.

On August 29, 2009, we granted, under our 2007 equity incentive plan, incentive stock options to purchase 3,000 shares of our common stock to Jeffrey W. Shopoff, one of our directors and Vice President of Investor Relations of our broker-dealer, and incentive stock options to purchase 37,000 shares of our common stock to Kevin M. Bridges, one of our directors, our Chief Financial Officer and Corporate Secretary, and Treasurer of our broker-dealer.

Payment for shares should be made by check payable to “Wells Fargo Bank, N.A., as Escrow Agent for Shopoff Properties Trust, Inc.”, and mailed to “Shopoff Properties Trust 8951 Irvine, CA 92618, Attention: Investor Services.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the potential subscriber receives this prospectus. Each subscriber will receive a confirmation of his or her purchase. All accepted subscriptions will be for whole shares and for not less than 2,000 shares.

Investors whose subscriptions are received in good order will be admitted as stockholders of our company periodically, but not less often than monthly. Escrowed proceeds will be released to us on the date that the applicable stockholder is admitted to our company. Interest earned on the escrow account was released to us once the minimum offering amount was reached.

This offering is being conducted in compliance with SEC Rules 10b-9 and 15c2-4. The escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, North Carolina and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the Subscription Agreement in Exhibit A to this prospectus in order to effect the designation.

Our broker-dealer may sell shares to retirement plans, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.

Neither our broker-dealer nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

SALES LITERATURE

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by Shopoff Advisors, may include the following: a brochure describing Shopoff Advisors and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a Power Point and/or DVD presentation that provides information regarding us and our offering; the past performance of private programs managed by Shopoff Advisors and its affiliates; and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein.

The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

EXPERTS

Our consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period then ended appearing in our Annual Report on Form 10-K have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report below, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. The statements under the caption “Federal Income Tax Considerations — Taxation of Shopoff Properties Trust, Inc.” as they relate to federal income tax matters have been reviewed by Manatt, Phelps & Phillips, LLP and Manatt, Phelps & Phillips, LLP has opined as to certain federal income tax matters relating to an investment in shares of us. Manatt, Phelps & Phillips, LLP will advise us with respect to real estate law and other matters as well. Manatt, Phelps & Phillips, LLP has also represented Shopoff Advisors, as well as various other affiliates of Shopoff Advisors, in other matters and may continue to do so in the future. DLA Piper US LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby.

LEGAL PROCEEDINGS

Below is a discussion of certain legal and/or administrative proceedings to which we or our affiliates are subject. No determination can be made at this time as to the materiality of such proceedings to our business.

Pulte Home Project

As discussed under “REAL ESTATE AND REAL ESTATE-RELATED INVESTMENTS — Completed Projects — Winchester Hills (Pulte Home) Project”, a previously owned real estate property known as the “Pulte Home Project” or “Winchester Ranch” is the subject of a dispute regarding obligations retained by both the seller, Pulte Home, when it sold the project to our affiliate, SPT SWRC, LLC, on December 31, 2008, and by SPT SWRC, LLC when it resold the project to Khalda on March 20, 2009, to complete certain Improvements. Both sales were made subject to a Reconveyance Agreement and a Subsequent Letter Agreement which, by their terms, required the Improvements to be made. Meadow Vista and Newport, as joint claimants against Pulte Home and SPT SWRC, LLC, have initiated binding arbitration in an effort to (1) require Pulte Home to reaffirm its obligations under the Reconveyance Agreement and the Subsequent Letter Agreement to make the Improvements in light of the subsequent transfer of ownership of the project to Khalda, (2) require that certain remedial measures be taken to restore the site to a more marketable condition, and (3) for damages. Neither SPT SWRC, LLC nor Pulte Home has taken the position that their respective transfers of the project have released them from the obligation to make the Improvements, and the current owner, Khalda, has not failed to, or refused to, conduct the Improvements required in the Reconveyance Agreement. The arbitration process is on-going and, although we believe the request for declaratory relief by the Claimants has no legal basis, and is premature since no actual dispute yet exists, we cannot predict the outcome of the arbitration proceedings at this time.

FINRA

During 2009, Shopoff Advisors advised us that FINRA examined Shopoff Securities’ records as part of its routine sales practice and financial/operational examination for the purpose of meeting applicable regulatory mandates and providing Shopoff Securities with an assessment as to its compliance with applicable securities rules and regulations. Shopoff Securities is the broker-dealer for our ongoing public offering. On December 29, 2009, FINRA issued an examination report, which included certain cautionary items that did not need to be included in the Central Registration Depository (the securities industry online registration and licensing database) nor did they need to be reported on Shopoff Securities’ Form BD or Form U4 (each, a Uniform Application for Broker-Dealer Registration used by broker-dealers to register and update their information with the SEC and FINRA, respectively). Additionally, the examination report included a referral of issues related to our offering to a separate examination. This separate examination is ongoing and, as of April 29, 2010, neither we nor Shopoff Securities has received communication from FINRA regarding this separate examination. We do not know when the examination will be resolved or what, if any, actions FINRA may require us to take as part of that resolution. This examination could result in fines, penalties or administrative remedies or no actions asserted against us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.shopoff.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Incorporation By Reference

This prospectus incorporates by reference the following:

•	Annual Report of Shopoff Properties Trust, Inc. on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 30, 2010, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2010;
•	Current Reports of Shopoff Properties Trust, Inc. on Form 8-K, filed on February 9, 2010 and February 11, 2010.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Shopoff Securities, Inc.
8951 Research Drive
Irvine, California 92618
(877) TSG-REIT

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

EXHIBIT A

SUBSCRIPTION AGREEMENT
FOR SHARES OF
SHOPOFF PROPERTIES TRUST, INC.

INSTRUCTIONS FOR INVESTORS OTHER THAN CUSTODIAL ACCOUNTS:
WIRE TRANSFERS SHOULD BE SENT TO:

Wells Fargo Bank, N.A., as Escrow Agent for Shopoff Properties Trust, Inc.

Bank: Wells Fargo Bank
ABA: 121000248
Account: 0001038377
BNF: Corporate Trust Clearing
Attn: Amy Perkins
REF: Shopoff Trust Subscription Escrow

Name of investor:

RETURN COMPLETED SUBSCRIPTION AGREEMENT TO:
Shopoff Properties Trust
8951 Research Drive
Irvine, CA 92618

INSTRUCTIONS FOR CUSTODIAL ACCOUNTS:

For custodial accounts, please complete and send a copy of this Subscription Agreement along with your Investor Questionnaire and Agreement to Shopoff Properties Trust at the address above. Shopoff Properties Trust will review the subscription documents for accuracy and will forward to your Custodian within 48 hours. Your Custodian will complete their portion and send the subscription documents to Shopoff Properties Trust and wire the appropriate funds to Wells Fargo, N.A.

QUESTIONS? CONTACT SHOPOFF PROPERTIES TRUST INVESTOR SERVICES:

Toll-free phone: 1-877-874-7348 (REIT)    Fax: 949-417-1399    Email: info@shopoff.com

***** FOR OFFICE USE ONLY *****

Check # - -	Complied By: - -	W/S - -
Batch # - -	Input By: - -	Region - -
Subscription # - -	Proofed By: - -	Territory - -
Deposit Date - -	Posted By: - -
Admit Date - -

SUBSCRIPTION AGREEMENT
FOR SHARES OF
SHOPOFF PROPERTIES TRUST, INC.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Shopoff Properties Trust, Inc., a Maryland corporation (the “Company”), and the investor whose signature appears on the signature page hereto (the “Investor”), and shall be effective as of the date of acceptance by the Company. The Investor should read this Subscription Agreement carefully and execute the signature page.

1. - -  SUBSCRIPTION AMOUNT AND PAYMENT. - -

The Investor hereby subscribes to acquire, on the terms and conditions set forth in this Subscription Agreement, the number of the Company’s common shares, par value $0.01 per share (the “Shares”), set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank, N.A., as Escrow Agent, of the aggregate subscription price for the subscribed Shares. The subscription price shall be $9.50 per Share until the first 2,000,000 Shares are sold and then the subscription price will increase to $10.00 per Share.

2. - -  ACCEPTANCE BY THE COMPANY. - -

This Subscription Agreement shall be effective and binding upon the parties only when it has been accepted and agreed to by the Company. The Company may accept or reject any subscription, in whole or in part, in its sole and absolute discretion. Neither the Company nor any person or entity acting on behalf of the Company may accept the Investor’s subscription until at least five business days after the date that the Investor receives the prospectus of the Company, dated April 29, 2010, as supplemented to date (the “Prospectus”). This Subscription Agreement will be accepted upon receipt of a completed copy in good order executed by the Investor. If the Company receives a check not conforming to the instructions provided in the Escrow Agreement, it shall return such check directly to such investor not later than noon of the next business day following its receipt. Checks of rejected investors will be promptly returned to such investors.

3. - -  DISCLOSURE BY THE COMPANY. - -

The Company hereby advises the Investor that:

a.	All prospective investors are urged to carefully read the Prospectus. Prospective investors should rely solely on the Prospectus in deciding whether or not to invest in the Company, and not on any other information or representations from other sources.
b.	Prospective investors should understand the risks associated with an investment in the Company, as described in the Prospectus, prior to submitting this Subscription Agreement to the Company.
c.	There is no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.
d.	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies, have no need for liquidity in this investment and are prepared to bear the risk of an investment in the Company for an indefinite period of time.
e.	BY EXECUTING THIS AGREEMENT, THE INVESTOR DOES NOT WAIVE ANY RIGHTS THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

4. - -  SPECIAL NOTICES. - -

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY — CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law of 1968 (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:
(1)	to the issuer;
(2)	pursuant to the order or process of any court;
(3)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;
(4)	to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;
(5)	to holders of securities of the same class of the same issuer;
(6)	by way of gift or donation inter vivos or on death;
(7)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;
(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;
(10)	by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(12)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(13)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;
(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;
(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or
(17)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.
(c)	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

SPECIAL NOTICE FOR NORTH CAROLINA RESIDENTS ONLY — SUITABILITY STANDARDS

You must qualify for this investment based on the following higher suitability standards for subscribers residing in North Carolina:

North Carolina:  Investors must have either: (1) a minimum net worth of at least $300,000; or (2) a minimum annual gross income of at least $100,000 and a net worth of at least $100,000.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please separately initial each representation where indicated in this Subscription Agreement and sign the appropriate lines below. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

The Investor has executed this Subscription Agreement as of the date set forth below.

Signature of Investor	Signature of Joint Owner (if applicable)
Date: - -	Date: - -

Signature of Custodian/Trustee (if applicable)

Date: - -

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN)

Accepted by Shopoff Properties Trust, Inc.

By: Name: - - Title: - -

5. - -  INVESTOR REPRESENTATIONS (INITIAL ALL REPRESENTATIONS) - -

a.	Taxpayer Identification Number Confirmation: The Investor, under penalties of perjury, certifies that (1) the taxpayer identification number shown on the Subscription Information page herein is the Investor’s correct taxpayer identification number (or the Investor is waiting for a number to be issued to it), and (2) the Investor is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (“IRS”) that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Investor that the Investor is no longer subject to backup withholding. NOTE: CLAUSE (2) IN THIS REPRESENTATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN INVESTOR INFORMATION SECTION.	Initials	Initials
b.	Other Representations and Warranties. Please separately initial each of the representations below. Except in the case of fiduciary accounts, the Investor may not grant any person a power of attorney to make such representations on its behalf. In order to induce the Company to accept this subscription, the Investor hereby represent and warrants to the Company as follows:
	(1) I have received the Prospectus, and I am purchasing Shares for my own account.	Initials	Initials

(2)

I have (1) a minimum net worth (exclusive of my home, home furnishings and personal automobiles) of at least $250,000; or (2) a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In addition, I meet any applicable higher suitability requirements imposed by my state of primary residence described in the Prospectus under “SUITABILITY STANDARDS.”

		Initials	Initials
	(3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	Initials	Initials
	(4) I accept and agree to be bound by the terms and conditions of the Company’s Articles of Incorporation and Bylaws.	Initials	Initials

(5)

If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, then, pursuant to the special notice to California residents set forth in Section 4 of this Subscription Agreement, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

		Initials	Initials

The Investor declares that the information supplied in this Section 5, and the other information provided by the Investor in completing this Subscription Agreement, is true and correct and may be relied upon by the Company in connection with the Investor’s investment in the Company.

6. - -  ELECTRONIC DELIVERY OF REPORTS AND UPDATES - -

I authorize Shopoff Properties Trust, Inc. to make available on its website at www.shopoff.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. Send notices to: (you must provide an e-mail address if you choose this option)

E-Mail Address: (May not be initially available)

Subscription Information

	Investor Information	Qualified Plans Only — Trustee (Custodian) Information
Amount of Subscription: $ - -	Investor 1 Name: - -	Trustee Name - -
Number of Shares: - -	Investor 2 Name: - -	Trustee Address 1 - -
Initial Investment -or- Additional Investment	Address Line 1: - -	Trustee Address 2 - -
Shares are being purchased through a Registered Investment Advisor or net of commission	Address Line 2: - -	Trustee City, State, Zip Code - -
	City, State, Zip Code: - -	Trustee Telephone # - -
State of Sale: - -	Phone 1 (daytime): - -
	Phone 2 (evening): - -	Trustee Tax Identification Number - -
Fax Number: - -
	Email: - -	Investor’s Account Number with Trustee - -
_ US Citizen _ US Citizen residing outside the US _ Foreign Citizen, Country: - -
_ Check this box if you are subject to backup withholding

Investment Type (check one)

_ Individual	_ Tenants-In-Common	_ IRA	_ Keogh (H.R. 10)	_ Corporation or Partnership (Please attach agreement/corporate resolution)
_ Joint Tenants	_ Married Person, Separate Property	_ SEP IRA	_ Pension Plan	_ Non-Profit Organization (Please attach agreement/corporate resolution)
_ Community Property	_ Custodian for: _ UGMA _ UTMA	_ ROTH IRA	_ Profit Sharing Plan	_ Trust (_ Taxable _ Tax-Exempt)
_ Other (specify)	State of UGMA or UTMA:			_ Charitable Remainder Trust	(For Trusts, please attach pages of trust which list name of trust, trustees, signatures and date)

Investment Title

Title Line

1 - -

Title Line

2 - -

Tax Identification Number: - -

Broker-Dealer and Registered Representative Information

Full Legal Name: Shopoff Securities Inc.	Representative Name: - -	Advisor Number: - -
_ REGISTERED INVESTMENT ADVISOR (RIA): All sales of Common Stock must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its Capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.
Contact Person: Investor Relations	Representative Address: 8951 Research Drive
Contact Person Email Address: info@shopoff.com	Representative’s City, State, Zip: Irvine, CA 92618
Broker Dealer Address: 8951 Research Drive	Representative’s Phone: - -
City, State, Zip: Irvine, CA 92618	Representative’s Email: - -
Phone: 949-417-1396 FINRA/CRD Number: 142866 Tax ID Number: 20-5666784

Distribution/Dividend Information (Choose one of the following options):

OPTION 1	OPTION 2	OPTION 3 (Direct Deposit)
_ Send dividends via check to investor’s home address (not available for qualified plans)	_ Send dividends via check to third-party payee listed below: (not available for qualified plans without custodial approval)	_ I authorize Shopoff Properties Trust, Inc. or its agent (collectively, “Shopoff”) to deposit my dividends to the checking or savings account identified below. This authority will remain in force until I notify Shopoff in writing to cancel it. In the event that Shopoff deposits funds erroneously into my account, Shopoff is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
	NAME - -	Financial Institution Name - -
	ADDRESS - -	ABA/Routing Number - -
	CITY, STATE, ZIP - -	Account Number - -
	ACCOUNT # - -	(for Direct Deposit, please enclose a voided check).

Registered Representative, Broker Signatures

The Investor’s registered representative (the “Registered Representative”) must sign below to complete the order. The Registered Representative hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the Investor’s legal place of residence on the Subscription Information page herein or the state in which the sale was made, if different. The Registered Representative warrants that it has reasonable grounds to believe this investment is suitable (pursuant to Section 2310 of FINRA’s Conduct Rules) for the Investor and that it has informed the Investor of all aspects of liquidity and marketability of this investment pursuant to Section 2310 of FINRA’s Conduct Rules.

The undersigned confirm by their signatures that they recognize and have complied with their obligations under the FINRA’s Conduct Rules, and that they (1) have reasonable grounds to believe that the information and representations concerning the Investor are true, correct and complete in all respects; (2) have discussed the Investor’s prospective purchase of Shares with the Investor; (3) have advised the Investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to the Investor; (5) have reasonable grounds to believe that the purchase of Shares is a suitable investment for the Investor, that the Investor meets the suitability standards applicable to the Investor set forth in the Prospectus and related supplements, if any, and that the Investor is in a financial position to enable the Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (6) believe, to the best of their knowledge, that the information provided in this Subscription Agreement is true, correct and complete, including, but not limited to, the Investor’s taxpayer identification number.

I attest that I am a Registered Broker subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, I have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Registered Representative Signature	Branch Manager Signature (If required by Broker-Dealer)
Date: - -	Date: - -

All items on the Subscription Agreement must be completed in order for a prospective investor’s subscription to be processed.

EXHIBIT B

PRIOR PERFORMANCE TABLES

Prior Performance Tables

The information in this section and in the Prior Performance Summary included in this prospectus beginning on page 78 show relevant summary information concerning real estate programs sponsored by our sponsor and its affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) tax results of prior real estate programs (Table III); (4) results of completed operations (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of the prior performance tables is to enable you to evaluate the experience of our sponsor and its affiliates in sponsoring like programs.

The Table III and Table V data for all private programs (which are generally formed using limited partnerships) are prepared and presented in accordance with the cash basis of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash basis of accounting for income tax purposes, and the limited partnerships are required to report using such basis when more than 50% of their investors are taxpayers that report using the cash basis of accounting for income tax purposes. This presentation was made for consistency and to present results meaningful to the typical individual investor who invests in a limited partnership.

The various prior performance tables contain program specific results for certain programs classified as “Programs Similar in Nature to Registration Statement Objectives” in the prior performance summary of the Registration Statement. As the prior performance tables contain date specific information, several of the programs under the classifications above have been excluded from the prior performance tables. The classifications are described more fully in the Prior Performance Summary of this Registration Statement.

Prior programs were deemed to be similar in nature to registration statement objectives if the program raised funds from private placement offerings for the purpose of acquiring real estate as long term investments for eventual sale. Investments in real estate include the purchase of unentitled and un-developed land, as well as income producing properties.

Glossary of Terms

Listed below are various prior performance table terms and their related definitions. This glossary of terms is intended to aid the prospective investor as they evaluate the experience of our sponsor and its affiliates in sponsoring like programs.

Acquisition Expenses — expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

Acquisition Fee — The total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by a program. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees or points paid by borrowers to the sponsor in programs which make or invest in mortgage loans, or any fee of a similar nature, however designated. Excluded shall be development fees and construction fees paid to persons not affiliated with the sponsor in connection with the actual development and construction of a project.

Affiliate — (i) any person directly or indirectly controlling, controlled by or under common control with another person (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person (iii) any officer, director, partner of such person and (iv) if such other person is an officer, director, or partner, any company for which such person acts in any such capacity.

Allocation of Project Costs — expenditures authorized and paid by a particular program as required to meet the particular programs objectives as a percentage of the dollar amount raised by the sponsor.

Capital Contribution — the gross amount of investment in a program by a participant, or all participants as the case may be. Unless otherwise specified, capital contribution shall be deemed to included principal amounts to be received on account of mandatory deferred payments.

Cash Flow — program cash funds provided from operations, including lease payments on net leases from builders and sellers, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements.

Competitive Real Estate Commission — that real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

Dollar Amount Offered — the amount of funds that the sponsor was seeking to raise through a confidential private placement offering for limited partnership interests in a specific program the sponsor was forming.

Dollar Amount Raised — the actual amount of funds that the sponsor raised through a confidential private placement offering for limited partnership interests in a specific program the sponsor was forming.

Financing — all indebtedness encumbering program properties or incurred by the program, the principal amount of which is scheduled to be paid off over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bona-fide pre-payment provision in the financing agreement.

Outstanding Project Cash — amount of cash raised by a particular program from all sources including third-party debt financing, limited and general partner contributions, and other project loans that has not been used for expenditures authorized and paid by a particular program.

Program — a limited or general partnership, a limited liability company, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans. A program includes the offering by the sponsor of securities, the proceeds of which are to be used for investments in real estate and real estate related assets. The purchaser of the securities offered by the sponsor acquires an indirect economic interest in any asset(s) purchased by the program through their ownership of a limited partnership interest or a membership interest in a limited liability company, as applicable, but not a direct interest in the underlying asset(s).

Program Management Fee — a fee paid to the sponsor or other persons for management and administration of the program.

Project Costs — expenditures authorized and paid by a particular program as required to meet the particular programs objectives. Expenditures typically include the land purchase price, acquisition expenses, acquisition fees, loan expenses, loan fees, loan interest, management fees, engineering and consulting expenses, agency fees, accounting and tax expenses, copying and printing expenses, political and charitable contributions, and other small miscellaneous charges such as wiring fees and delivery charges.

Purchase Price — the price paid upon the purchase or sale of a particular property, including the amount of acquisition fees and all liens and mortgages on the property, but excluding points and prepaid interest.

Sponsor — a “Sponsor” is any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or participate in the management of a program, and any affiliate of any such person, but does not include a person whose only relation with the program is as that of an independent property manager, whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of syndicate interest. A person may also be a sponsor of the program by:

(i)	Taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the program, either alone or in conjunction with one or more other persons.
(ii)	Receiving a material participation in the program in connection with the founding or organizing of the business of the program, in consideration of services or property, or both services and property.
(iii)	Having a substantial number of relationships and contacts with the program.
(iv)	Possessing significant rights to control program properties.
(v)	Receiving fees for providing services to the program which are paid on a basis that is not customary in the industry.
(vi)	Providing goods or services to the program on a basis which was not negotiated at arm’s-length with the program.

Table I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

Table I presents the experience of the Company in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2009.

	Groves(c)	TSG Little Valley(d)	Two Tanglewood(e)	TSG Waterview(f)	TSG El Toro(g)	Carbon Canyon(h)
Dollar Amount Offered	$10,141,000	$4,100,000	$549,888	$1,771,844	$2,245,000	$27,800,000
Dollar Amount Raised	$10,435,663	$4,226,938	$296,131	$1,772,000	$1,859,000	$19,061,953
Percentage Amount Raised	102.91%	103.10%	53.85%	100.01%	288.22%	68.57%
Less offering expenses:
Selling commissions	—	—	—	—	—	—
Marketing support & Due diligence Reimbursement	—	—	—	—	—	—
Organization and offering expenses	—	—	—	—	—	—
Due diligence allowance	—	—	—	—	—	—
Reserves	—	—	—	—	—	—
	—	—	—	—	—	—
% available for investment	102.91%	103.10%	53.85%	100.01%	288.22%	68.57%
Project Costs:
Outstanding Project Cash	0%	0%	0%	0%	0%	0%
Loans to Related Entities(a)	0%	0%	0%	0%	118%	1%
Land Costs	87%	85%	51%	141%	74%	16%
Capitalized Project Costs	65%	19%	653%	34%	0%	2%
Loan Fees	3%	3%	20%	0%
Acquisition Fees Paid	1%	3%	0%	0%	5%	0%
Allocation of Project Costs	157%	109%	724%	175%	198%	20%
Available Proceeds used for Project Costs(b)	98.53%	49.39%	12.90%	58.74%	100.00%	53.92%
Percent Leveraged	37.63%	110.93%	93.32%	40.09%	0.00%	430.38%
Date offering began	02/25/98	08/17/04	10/07/99	12/18/06	12/01/06	10/19/98
Date offering ended	12/31/08	12/31/08	12/31/05	12/31/08	12/09/09	10/13/09
Length of offering (months)	130	52	75	24	36	132
Months to invest 90% of amount available for investment (measured from beginning of offering)	21	17	1	3	2	26
Number of investors	38	32	8	27	15	123

(a)	Loans to Related Entities represent the investment of funds resulting in receivables to the programs. Receivables include refundable escrow deposits, loans to related entities, and capital investments in related entities.
(b)	For the entities where the Project Cost percentage exceeds 100%, the entities leveraged the properties and/or received miscellaneous income from program activities (upon acquisition and/or thereafter) and used part of the net proceeds to finance entitlement/acquisition of the properties. Offering proceeds that were not expended were distributed to the investors as a return of capital. Excess contributions were also returned to investors as a return of capital. Please see detail on Table 3.
(c)	Refers to program number 24 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 28 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 20 in the Prior Performance Summary beginning on page 78.
(f)	Refers to program number 21 in the Prior Performance Summary beginning on page 78.
(g)	Refers to program number 23 in the Prior Performance Summary beginning on page 78.
(h)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.

Table II
COMPENSATION TO SPONSOR (UNAUDITED)

Table II presents the types of compensation paid to Sponsor and affiliates in connection with prior offerings that closed in the three years prior to December 31, 2009.

	Groves(a)	TSG Little Valley(b)	Two Tanglewood(c)	TSG Waterview(d)	TSG El Toro(e)	Carbon Canyon(f)	Totals
Date Offering Commenced	2/25/1998	8/17/2004	10/7/1999	12/18/2006	12/19/2006	10/19/1998
Dollar Amount Raised	$10,435,663	$4,226,938	$296,131	$1,772,000	$1,859,000	$19,061,953	$37,557,890
Amount paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group	$—	$—	$—	$—	$—	$—	$—
Marketing Support & due Diligence Reimbursement	—	—	—	—	—	—	$—
Organization & Offering Expenses	—	—	—	—	—	—	$—
Due Diligence Allowance	—	—	—	—	—	—	$—
Loan fees	—	125,500	—	—	—	—	$125,500
Acquisition Fees	67,600	109,500	—	50,000	100,000	—	327,100
Total	$67,600	$235,000	$—	$50,000	$100,000	—	$452,600
Amount paid to Sponsor for Real Estate Commissions and Disposition Fees	$9,858,435	$—	$347,929	$249,000	$—	$—	$10,455,364
Amount paid to Sponsor for Management of Real Estate Owned	$911,869	$600,000	$—	$220,000	$456,480	$625,600	$2,813,949
Dollar Amount of Cash Generated from Operations Before Deducting payments to Sponsor	$22,456,112	$(443,591)	$1,419,729	$767,000	$(1,859,000)	$(15,080,009)	$7,260,241
Amount Paid to Sponsor from Operations – 2007
Property Management Fees	$—	$—	$—	$—	$—	$—	$—
Asset management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—	$—
Amount Paid to Sponsor from Operations – 2008
Property Management Fees	—	—	—	—	$—	$—	$—
Asset management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—	$—
Amount Paid to Sponsor from Operations – 2009
Property Management Fees	—	—	—	—	$—	$—	$—
Asset management Fees	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—	$—
Cumulative cash flow from operations	$22,456,112	$(443,591)	$1,419,729	$767,000	$(1,859,000)	$(15,080,009)	$7,260,241

(a)	Refers to program number 24 in the Prior Performance Summary beginning on page 78.
(b)	Refers to program number 28 in the Prior Performance Summary beginning on page 78.
(c)	Refers to program number 20 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 21 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 23 in the Prior Performance Summary beginning on page 78.
(f)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.

Table III
Tax Results of Prior Programs

This Table presents Results of Operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

	2009(a)	2008(b)	2007(c)	2006(d)	2005(e)
Reconciliations:
Income
Capital Gain (Loss)	$(1,144,456)	$—	$2,930,109.00	$14,630,795.00	$36,838,376
Operating Income (Loss)	—	773,648	7,356	8,577	783
Income (Loss) from rental activities	(617)	32,462	(616,805)	(125,885)	(199,626)
Interest Income	22,920	402,374	14,393	18,113	53,958
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$(1,443,918)	$(1,225,573)
Expense related to Portfolio	—	—	—	—	—
Interest Expense	—	—	—	—	(123,887)
Investment Interest Expense	(6,388,425)	(441,964)	(328,149)	—	—
Subtotal	(7,510,578)	766,510	2,006,904	13,087,682	35,344,031
Other Expenses
Guarantee payment to partners	$—	$—	$—	$—	$—
Contribution	—	(5,550)	(3,625)	(3,167)	(4,750)
Guarantee Payment	—	—	—	—	—
Income (Expenses) from K-1	(7,527,491)	743,382	1,991,840	13,060,474	35,157,426
Net Income (Loss) per book	$(11,399,032)	$736,938	$1,957,292	$12,985,899	$35,117,767
Less: Cash Distributions From:
Operating Activities – to Investors	$17,991	$—	$—	$13,147,528	$35,703,978
Investing & Financing Activities	—	—	—	—	—
Other – (Return of Capital)	249,606	4,928,296	1,716,445	(204,396)	5,297,378
Total Cash Distributions	267,597	4,928,296	1,716,445	12,943,132	41,001,356
Cash Generated (Deficiency) after Cash Distributions	(11,666,629)	(4,191,358)	240,847	42,767	(5,883,589)
Tax and Distribution Data Per $1,000 invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(5)	$799	$(646)	$(193)	$(240)
From Recapture	—	—	—	—	—
Capital Gain (Loss)	(11,418)	(465)	2,589	13,160	35,427
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$73	$1,103	$—	$—	$—
Investment Income		42	19,970	3,737	5,486
Return of Capital	—	—	6,936	—	2,156
Sources (on Cash basis)
Operations	$73	$1,103	$—	$—	$—
Investment Activities(f)		42	19,970	3,737	5,486
Refinancing	—	—	—	—	—
Other (Return of Capital)	—	—	6,936	—	2,156

(a)	For detail on the Results of Operations refer to page B-8 of the Prior Performance Tables. Page B-8 details each separate program whose individual Results of Operations in aggregate equal the totals below.
(b)	For detail on the Results of Operations refer to page B-10 of the Prior Performance Tables. Page B-10 details each separate program whose individual Results of Operations in aggregate equal the totals below.
(c)	For detail on the Results of Operations refer to page B-11 of the Prior Performance Tables. Page B-11 details each separate program whose individual Results of Operations in aggregate equal the totals below.
(d)	For detail on the Results of Operations refer to page B-13 of the Prior Performance Tables. Page B-13 details each separate program whose individual Results of Operations in aggregate equal the totals below.

(e)	For detail on the Results of Operations refer to page B-14 of the Prior Performance Tables. Page B-14 details each separate program whose individual Results of Operations in aggregate equal the totals below.
(f)	Investing Activities represent the results of real estate and, to a lesser extent, lending activities. In addition to general operating income and expenses, the disposition of asset(s) within a program is the primary source of profit and cash for the sponsor and investors. Real estate activities include the sale of asset(s) owned within a program and lending activities include the repayment of debt placed by a program as a real estate related investment.

Table III
Tax Results of Prior Programs — 2009

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

	Groves(a)	TSG Fund II, LP(b)	TSG Fund III, LP(c)	TSG Little Valley(d)	TSG El Toro(e)	Carbon Canyon(f)	Total 2009
Reconciliations:
Income
Capital Gain (Loss)	$—	$—	$—	$(298,428)	$(1,717,607)	$871,579	$(1,144,456)
Operating Income (Loss)	—	—	—	—	—	—	—
Income (Loss) from rental activities	—	(617)	—	—	—	—	(617)
Interest Income	—	—	22,920	—	—	—	22,920
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$—	$—	$—	$—
Expense related to Portfolio	—	—	—	—	—	—	—
Interest Expense	—	—	—	—	—	—	—
Investment Interest Expense	—	—	—	(91,962)	(225,810)	(6,070,653)	(6,388,425)
Subtotal	$—	$(617)	$22,920	$(390,390)	$(1,943,417)	$(5,199,074)	$(7,150,578)
Other Expenses
Guarantee payment to partners	$—	$—	$—	$—	$—	$—	$—
Total Other Deductions	—	—	(3,880)	(3,190)	(8,140)	(1,703)	(16,913)
Contribution	—	—	—	—	—	—	—
Guarantee Payment	—	—	—	—	—	—	—
Income (Expense) from K-1	$—	$(617)	$19,040	$(393,580)	$(1,951,557)	$(5,200,777)	$(7,527,491)
Net Income (Loss) per book	$(2,750)	$(709)	$17,991	(393,580)	$(1,951,807)	$(9,068,177)	$(11,399,032)
Less: Cash Distributions From:
Operating Activities – to Investors	$—	$—	$17,991	$—	$—	$—	$17,991
Investing & Financing Activities	—	—	—	—	—	—	—
Other – (Return of Capital)	—	—	84,929	93,666	—	71,011	249,606
Total Cash Distributions	—	—	102,920	93,666	—	71,011	267,597
Cash Generated (Deficiency) after Cash Distributions	$(2,750)	$(709)	$(84,929)	$(487,246)	$(1,951,807)	$(9,139,188)	$(11,666,629)
Tax and Distribution Data Per $1,000 invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(3)	$(1)	$(1)	$—	$—	$—	$(5)
From Recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	$—	$—	$(4)	$(394)	$(1,952)	$(9,068)	$(11,418)
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$51	$22	$—	$—	$73
Investment Income	—	—	—	—	—	—	—
Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
Operations	$—	$—	$51	$22	$—	$—	$73
Investment Activities(g)	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—
Other (Return of Capital)	—	—	—	—	—	—	—

(a)	Refers to program number 24 in the Prior Performance Summary beginning on page 78.

(b)	Refers to program number 30 in the Prior Performance Summary beginning on page 78.
(c)	Refers to program number 32 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 28 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 23 in the Prior Performance Summary beginning on page 78.
(f)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.
(g)	Investing Activities represent the results of real estate and, to a lesser extent, lending activities. In addition to general operating income and expenses, the disposition of asset(s) within a program is the primary source of profit and cash for the sponsor and investors. Real estate activities include the sale of asset(s) owned within a program and lending activities include the repayment of debt placed by a program as a real estate related investment.

Table III
Tax Results of Prior Programs — 2008 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

	Groves(a)	Springbrook II(b)	TSG Fund II, LP(c)	TSG Fund III, LP(d)	TSG Little Valley(e)	TSG Waterview(f)	TSG EI Toro(g)	Carbon Canyon(h)	Total 2008
Reconciliations:
Income
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Operating Income (Loss)	—	—	—	—	—	773,648	$—	$—	773,648
Income (Loss) from rental activities	—	—	32,452	—	—	—	$—	$—	32,452
Interest Income	—	172	2,988	399,214	—	—	$—	$—	402,374
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$—	$—	$—	$—	$—	$—
Expense related to Portfolio	—	—	—	—	—	—	$—	$—	—
Interest Expense	—	—	—	—	—	—	—	—	—
Investment Interest Expense	—	—	—	—	—	—	—	(441,964)	(441,964)
Subtotal	$—	$172	$35,440	$399,214	$—	773,648	—	(441,964)	$766,510
Other Expenses
Guarantee payment to partners	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total Other Deductions	(1,669)	(7,216)	—	(5,393)	(875)	—	—	(2,425)	(17,578)
Contribution	(250)	—	—	—	—	—	—	(5,300)	(5,550)
Guarantee Payment	—	—	—	—	—	—	—	—	—
Income (Expense) from K-1	$(1,919)	$(7,044)	$35,440	$393,821	$(875)	$773,648	$—	$(449,689)	$743,382
Net Income (Loss) per book	$(5,509)	$(7,044)	$34,686	$393,821	(1,375)	$773,648	$(800)	$(450,489)	$736,938
Less: Cash Distributions From:
Operating Activities – to Investors	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investing & Financing Activities	—	—	—	—	—	—	$—	—	—
Other – (Return of Capital)	—	27,000	—	2,065,145	297,151	2,539,000	$—	—	4,928,296
Total Cash distributions	—	27,000	—	2,065,145	297,151	2,539,000	$—	—	4,928,296
Cash Generated (Deficiency) after Cash Distributions	$(5,509)	$(34,044)	$34,686	$(1,671,324)	$(298,526)	$(1,765,352)	$(800)	$(450,489)	$(4,191,358)
Tax and Distribution Data Per $1,000 invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(4)	$—	$32	$—	$(1)	$774	$(1)	$(1)	$799
From Recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	(2)	(7)	—	(5)	(1)	—	$—	$(450)	$(465)
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$1,031	$72	$—	$—	$—	$1,103
Investment Income	—	42	—	—	—	—	—	—	42
Return of capital	—	—	—	—	—	—	—	”	—
Sources (on Cash basis)
Operations	$—	$—	$—	$1,031	$72	$—	$—	$—	$1,103
Refinancing	—	—	—	—	—	—	—	—	42
Investment Activities(i)	—	42	—	—	—	—	—	—	—
Other (Return of Capital)	—	—	—	—	—	—	—	—	—

(a)	Refers to program number 24 in the Prior Performance Summary beginning on page 78.
(b)	Refers to program number 25 in the Prior Performance Summary beginning on page 78.
(c)	Refers to program number 30 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 32 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 28 in the Prior Performance Summary beginning on page 78.
(f)	Refers to program number 21 in the Prior Performance Summary beginning on page 78.
(g)	Refers to program number 23 in the Prior Performance Summary beginning on page 78.
(h)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.
(i)	Investing Activities represent the results of real estate and, to a lesser extent, lending activities. In addition to general operating income and expenses, the disposition of asset(s) within a program is the primary source of profit and cash for the sponsor and investors. Real estate activities include the sale of asset(s) owned within a program and lending activities include the repayment of debt placed by a program as a real estate related investment.

Table III
Tax Results of Prior Programs — 2007 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

Reconciliations:	Groves(a)	Springbrook II(b)	TSG Fund II, LP(c)	TSG Fund III, LP(d)	TSG Little Valley(e)	Tanglewood Self Storage(f)	Two Tanglewood(g)	TSG Waterview(h)	TSG El Toro(i)	Carbon Canyon(j)	Total 2007
Income
Capital Gain (Loss)	$—	$—	$—	$—	$—	$—	$2,832,583	$—	$97,526	$—	$2,930,109
Operating Income (Loss)	—	—	7,356	—	—	—	—	—	—	—	7,356
Income (Loss) from Rental Activities	—	392	—	—	—	(39,868)	(576,937)	—	—	—	(616,805)
Interest Income	—	—	11,305	—	—	458	—	532	1,706	—	14,393
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Expense related to Portfolio	—	—	—	—	—	—	—	—	—	—	—
Interest Expense	—	—	—	—	—	—	—	—	—	—	—
Investment Interest Expense	—	—	—	—	—	—	—	—	—	(328,149)	(328,149)
Subtotal	$—	$392	$18,661	$—	$—	$(39,410)	$2,255,646	$532	$99,232	$(328,149)	$2,006,904
Other Expenses
Guarantee Payment to Partners	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total Other Deductions	(800)	(2,738)	—	(2,733)	(800)	(276)	(376)	(1,000)	—	(2,716)	(11,439)
Contribution	(1,975)	—	—	—	(500)	—	—	—	—	(1,150)	(3,625)
Guarantee Payment	—	—	—	—	—	—	—	—	—	—	—
Income (Expense) from K-1	$(2,775)	$(2,346)	$18,661	$(2,733)	$(1,300)	$(39,686)	$2,255,270	$(468)	$99,232	$(332,015)	$1,991,840
Net Income (Loss) per book	$(12,630)	$(2,346)	$17,663	$(2,733)	$(11,560)	$(39,686)	$2,255,140	$(6,648)	$93,607	$(333,515)	$1,957,292
Less: Cash Distributions From:
Operating Activities – to Investors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investing & Financing Activities	—	—	—	—	—	—	—	—	—	—	—
Other – (Return of Capital)	12,130	—	—	—	—	—	1,704,315	—	—	—	1,716,445
Total Cash Distributions	12,130	—	—	—	—	—	1,704,315	—	—	—	1,716,445
Cash Generated (Deficiency) after Cash Distributions	$(24,760)	$(2,346)	$17,663	$(2,733)	$(11,560)	$(39,686)	$550,825	$(6,648)	$93,607	$(333,515)	$240,847
Tax and Distribution Data Per $1,000 invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(10)	$—	$6	$—	$(10)	$(40)	$(577)	$(7)	$(6)	$(2)	$(646)
From Recapture	—	—	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	(3)	(3)	—	(3)	(1)	—	2,833	—	98	(332)	2,589
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investment Income	—	—	—	—	—	—	19,970	—	—	—	19,970
Return of Capital	—	—	—	—	—	—	6,936	—	—	—	6,936
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—	—	—	—	—	—	19,970
Investment Activities(k)	—	—	—	—	—	—	19,970	—	—	—	—
Other (Return of Capital)	—	—	—	—	—	—	6,936	—	—	—	6,936

(a)	Refers to program number 24 in the Prior Performance Summary beginning on page 78.
(b)	Refers to program number 25 in the Prior Performance Summary beginning on page 78.
(c)	Refers to program number 30 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 32 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 28 in the Prior Performance Summary beginning on page 78.
(f)	Refers to program number 19 in the Prior Performance Summary beginning on page 78.
(g)	Refers to program number 20 in the Prior Performance Summary beginning on page 78.
(h)	Refers to program number 21 in the Prior Performance Summary beginning on page 78.

(i)	Refers to program number 23 in the Prior Performance Summary beginning on page 78.
(j)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.
(k)	Investing Activities represent the results of real estate and, to a lesser extent, lending activities. In addition to general operating income and expenses, the disposition of asset(s) within a program is the primary source of profit and cash for the sponsor and investors. Real estate activities include the sale of asset(s) owned within a program and lending activities include the repayment of debt placed by a program as a real estate related investment.

Table III
Tax Results of Prior Programs — 2006 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

Reconciliations:	Groves(a)	Springbrook(b)	TSG Fund II, LP(c)	TSG Fund III, LP(d)	TSG Little Valley(e)	Tanglewood Self Storage(f)	Two Tanglewood(g)	Carbon Canyon(h)	Total 2006
Income
Capital Gain (Loss)	$164,423	$14,466,372	$—	$—	$—	$—	$—	$—	$14,630,795
Operating Income (Loss)	—	—	8,577	—	—	—	—	—	8,577
Income (Loss) from rental activities	—	—	—	—	—	(15,488)	(110,397)	—	(125,885)
Interest Income	—	1,695	15,586	—	—	832	—	—	18,113
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$(2,410)	$—	$—	$—	$—	$(1,441,508)	$(1,443,918)
Expense related to Portfolio	—	—	—	—	—	—	—	—	—
Interest Expense	—	—	—	—	—	—	—	—	—
Investment Interest Expense	—	—	—	—	—	—	—	—	—
Subtotal	$164,423	$14,468,067	$21,753	$—	$—	$(14,656)	$(110,397)	$(1,441,508)	$13,087,682
Other Expenses
Guarantee payment to partners	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total Other Deductions	(15,163)	(1,600)	—	(372)	(1,290)	(474)	—	(5,412)	(24,041)
Contribution	—	—	(1,167)	—	—	—	—	(2,000)	(3,167)
Guarantee Payment	—	—	—	—	—	—	—	—	—
Income (expense) from K-1	$149,260	$14,466,467	$20,586	$(372)	$(1,290)	$(15,130)	$(110,397)	$(1,448,650)	$13,060,474
Net Income (Loss) per book	$131,345	$14,466,217	$13,871	$(372)	$(25,475)	$(15,130)	$(110,397)	$(1,474,160)	$12,985,899
Less: Cash Distributions From:
Operating Activities – to Investors	$—	$13,147,528	$—	$—	$—	$—	$—	$—	$13,147,528
Investing & financing Activities	—	—	—	—	—	—	—	—	—
Other – (Return of Capital)	—	(204,396)	—	—	—	—	—	—	(204,396)
Total Cash distributions	—	12,943,132	—	—	—	—	—	—	12,943,132
Cash Generated (Deficiency) after Cash Distributions	$131,345	$1,523,085	$13,871	$(372)	$(25,475)	$(15,130)	$(110,397)	$(1,474,160)	$42,767
Tax and Distribution Data Per $1,000 invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(18)	$—	$2	$—	$(25)	$(16)	$(110)	$(26)	$(193)
From Recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	149	14,465	(4)	—	(1)	—	—	(1,449)	13,160
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investment Income	47	3,690	—	$—	—	—	—	—	3,737
Return of capital	—	—	—	$—	—	—	—	—	—
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investment Activities(i)	47	3,690	—	—	—	—	—	—	3,737
Refinancing	—	—	—	—	—	—	—	—	—
Other (Return of Capital)	—	—	—	—	—	—	—	—	—

(a)	The Groves totals represent activity that occurred for programs 17, and 24 in the Prior Performance Summary beginning on page 78.
(b)	The Springbrook totals represent activity that occurred in 2006 for programs 25B, and 25C in the Prior Performance Summary beginning on page 78. The Springbrook totals also include a portion of the general partners partnership interest assigned to an affiliated entity.
(c)	Refers to program number 30 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 16 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 28 in the Prior Performance Summary beginning on page 78.
(f)	Refers to program number 19 in the Prior Performance Summary beginning on page 78.
(g)	Refers to program number 20 in the Prior Performance Summary beginning on page 78.
(h)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.
(i)	Investing Activities represent the results of real estate and, to a lesser extent, lending activities. In addition to general operating income and expenses, the disposition of asset(s) within a program is the primary source of profit and cash for the sponsor and investors. Real estate activities include the sale of asset(s) owned within a program and lending activities include the repayment of debt placed by a program as a real estate related investment.

Table III
Tax Results of Prior Programs — 2005 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

Reconciliations:	Groves(a)	Springbrook(b)	TSG Fund II, LP(c)	TSG Little Valley(d)	Tanglewood Self Storage(e)	Two Tanglewood(f)	Carbon Canyon(g)	Total 2005
Income
Capital Gain (Loss)	$15,481,561	$20,625,482	$—	$—	$—	$—	$731,333	$36,838,376
Operating Income (Loss)	—	—	(419)	1,202	—	—	—	783
Income (Loss) from rental activities	—	—	50	—	(43,760)	(155,916)	—	(199,626)
Interest Income	—	6,526	47,432	—	—	—	—	53,958
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$(16,829)	$—	$—	$—	$(1,208,744)	$(1,255,573)
Expense related to Portfolio	—	—	—	—	—	—	—	—
Interest Expense	(123,887)	—	—	—	—	—	—	(123,887)
Investment Interest Expense	—	—	—	—	—	—	—	—
Subtotal	$15,357,674	$20,632,008	$30,234	$1,202	$(43,760)	$(155,916)	$(477,411)	$35,344,031
Other Expenses
Guarantee Payment to Partners	$—	$—	$—	$—	$—	$—	$—	$—
Total Other Deductions	(38,204)	—	—	(850)	(474)	—	(142,327)	$(181,855)
Contribution	(1,500)	(3,250)	—	—	—	—	—	(4,750)
Guarantee Payment	—	—	—	—	—	—	—	—
Income (Expense) from K-1	$15,317,970	$20,628,758	$30,234	$352	$(44,234)	$(155,916)	$(619,738)	$35,157,426
Net Income (Loss) per book	$15,308,964	$20,621,188	$29,246	$(10,579)	$(44,244)	$(155,916)	$(630,892)	$35,117,767
Less: Cash Distributions From:
Operating Activities – to Investors	$15,082,790	$20,621,188	$—	$—	$—	$—	$—	$35,703,978
Investing & Financing Activities	—	—	—	—	—	—	—	—
Other – (Return of Capital)	367,060	4,930,318	—	—	—	—	—	5,297,378
Total Cash Distributions	15,449,850	25,551,506	—	—	—	—	—	41,001,356
Cash Generated (Deficiency) after Cash Distributions	$(140,886)	$(4,930,318)	$29,246	$(10,579)	$(44,244)	$(155,916)	$(630,892)	$(5,883,589)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(9)	$(8)	$(1)	$(11)	$(44)	$(156)	$(11)	$(240)
From Recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	15,442	20,622	(17)	—	—	—	(620)	35,427
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—	$—	$—	$—
Investment Income	1,491	3,995	—	—	—	—	—	5,486
Return of Capital	—	1,794	—	—	306	56	—	2,156
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—	$—	$—	$—
Investment Activities(h)	1,491	3,995	—	—	—	—	—	5,486
Refinancing	—	—	—	—	—	—	—	—
Other (Return of Capital)	—	1,794	—	—	306	56	—	2,156

(a)	The Groves totals represent activity that occurred for programs 17, and 24 in the Prior Performance Summary beginning on page 78.
(b)	The Springbrook totals represent activity up to the 1031 exchange that occurred in 2005 for programs 25A, 25B, and 25C in the Prior Performance Summary beginning on page 78. The Springbrook totals also include a portion of the general partners partnership interest assigned to an affiliated entity.
(c)	Refers to program number 30 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 28 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 19 in the Prior Performance Summary beginning on page 78.

(f)	Refers to program number 20 in the Prior Performance Summary beginning on page 78.
(g)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.
(h)	Investing Activities represent the results of real estate and, to a lesser extent, lending activities. In addition to general operating income and expenses, the disposition of asset(s) within a program is the primary source of profit and cash for the sponsor and investors. Real estate activities include the sale of asset(s) owned within a program and lending activities include the repayment of debt placed by a program as a real estate related investment.

Table IV
Results of Completed Operations (Unaudited)

Table IV presents the Tax and Distribution per $1,000 of investment, and Cash Distribution to Investors for programs which have completed operations in the most recent five years (no longer hold properties) 2005-2009, even if they still hold notes.

	Groves II(a)	Tanglewood(b)	Two Tanglewood(c)	TSG Waterview(d)	Springbrook II(e)	TSG EI Toro(f)	Carbon Canyon(g)	TSG Fund I, LP(h)	SEI Multi-Family Fund 2003, LP(i)
Dollar Amount Raised	$2,242,458	$577,682	$296,131	$1,772,000	$638,154	$1,859,000	$19,061,953	$3,182,000	$751,000
Number of Properties Purchased	3	1	2	1	0	1	4	1	1
Date of Closing of Offering	5/4/2005	2/28/2006	12/31/2007	1/16/2008	5/12/2005	12/9/2009	10/13/2009	12/31/2004	12/31/2003
Date of First Sale of Property	1/8/2004	7/31/2007	10/11/2007	2/1/2008	8/4/2006	9/17/2009	n/a	12/16/2005	12/31/2006
Date of Final Sale of Property	5/4/2005	7/31/2007	10/11/2007	2/27/2008	10/5/2006	n/a	n/a	12/16/2005	12/16/2006
Tax and Distribution Data Per $1,000 Investment
Federal Income Tax Results
Ordinary Income (Loss)
From Operations	$(285)	$566	$(4,771)	$433	$4	$(3)	$(3)	$421	$(2)
From Recapture	$—	$—	$—	$—	$—	$—	$—	$—	$—
Capital Gain (loss)	$2,400	$(12)	$9,565	$—	$7,180	$(997)	$(1,539)	(0)	344
Deferred Gain	$—	$—	$—	$—	$—	$—	$—	$—	$—
Capital	$—	$—	$—	$—	$—	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total	$2,115	$554	$4,794	$433	$7,184	$(1,000)	$(1,541)	421	342
Cash Distributions to Investors
Source (on GAAP basis)
Investment Income	$2,603	$—	$—	$433	$7,180	$—	$—	$—	$345
Return of Capital	$514	$1,788	$5,794	$1,000	$987	$—	$252	$1,421	$997
Total	$3,117	$1,788	$5,794	$1,433	$8,167	$—	$252	$1,421	$1,342
Source (on Cash Basis)
Sales	$—	$—	$—	$—	$—	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—
Operations	$(2)	$—	$—	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total	$(2)	$—	$—	$—	$—	$—	$—	$—	$—

(a)	Refers to program number 17 in the Prior Performance Summary beginning on page 78.
(b)	Refers to program number 19 in the Prior Performance Summary beginning on page 78.
(c)	Refers to program number 20 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 21 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program number 25B in the Prior Performance Summary beginning on page 78.
(f)	Refers to program number 23 in the Prior Performance Summary beginning on page 78.
(g)	Refers to program number 22 in the Prior Performance Summary beginning on page 78.
(h)	Refers to program number 16 in the Prior Performance Summary beginning on page 78.
(i)	Refers to program number 18 in the Prior Performance Summary beginning on page 78.

Table V
Sales or Disposals of Properties (Unaudited)
January 1, 2007 Through December 31, 2009

Table V presents all sales or disposals of properties for programs with similar investment activities for the most recent 3 years.

	Selling Price Net of Closing Costs and GAAP Adjustments							Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Paid at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustment Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing & Soft Costs(1)	Total	Gain on Sale of Investment	Excess (Deficiency) of Property Operating Cash Receipts over Cash Expenditures
Two Tanglewood, Ltd(i)
Self Storage, Austin, TX	06/15/95	10/11/07	$2,255,566.85	$3,629,700.00	$—	$—	$5,885,266.85	$3,629,700.00	$515,797.85	$4,145,497.85	$1,739,769.00	—
TSG El Toro, L.P.(ii)												—
Vacant Land, Riverside, CA	01/16/07	09/17/07	$760,000.00	$—	$350,000.00	$—	$1,110,000.00	$550,550.00	$465,843.00	$1,016,393.00	$93,607.00	—
TSG Waterview, LP(iii)
Vacant Land, Lake Elsinore, CA	03/30/07	02/27/08	$2,637,090.81	$1,244,873.00	$—	$—	$3,881,963.81	$1,244,873.00	$1,870,090.81	$3,114,963.81	$767,000.00	—
SPT SWRC, LLC(iv)
Vacant Land, Riverside County, CA	12/31/08	03/20/09	$4,667,939.49	—	—	—	$4,667,939.49	—	$2,623,227.30	$2,623,227.30	$2,044,712.19	—
Table V Totals			$10,320,597.15	$4,874,573.00	$350,000.00	$—	$15,545,170.15	$5,425,123.00	$5,474,958.96	$10,900,081.96	$4,645,088.19	$—

1	The Total Acquisition Cost, Capital Improvements, Closing and Soft Costs column includes partnership profit and loss activity from prior years before the actual sale listed above occurred. The inclusion of prior year activity amounts allows for the presentation of the limited partnership gain or loss on the sale of the asset as opposed to the gain or loss on the sale at a point in time in the life of the limited partnership.
(i)	Refers to program 20 in the Prior Performance Summary beginning on page 78
(ii)	Refers to program 23 in the Prior Performance Summary beginning on page 78.
(iii)	Refers to program 21 in the Prior Performance Summary beginning on page 78.
(iv)	Refers to program 2 in the Prior Performance Summary beginning on page 78.

Table V
Sales or Disposals of Properties
January 1, 2006 Through December 31, 2008 (Unaudited)

Table V presents all sales or disposals of properties for programs with similar investment activities for the most recent 3 years.

Project Name	Date of Acquisition	Date of Final Sale	Average Holding Period (In Years)(1)		Project Costs ($)	Net Sales Price ($)(2)	Profit From Sales ($)	Sales Profit %(3)	Annualized Sales Profit %(4)
Two Tanglewood. Ltd(i)	6/15/1995	10/11/2007	12.33		$4,145,497.85	$5,885,266.85	$1,739,769.00	41.97%	3.40%
TSG El Toro, L.P.(ii)	1/16/2007	9/17/2007	0.67		$1,016,393.00	$1,110,000.00	$93,607.00	9.21%	13.78%
TSG Waterview, L.P.(iii)	3/30/2007	2/27/2008	0.92		$3,114,963.81	$3,881,963.81	$767,000.00	24.62%	26.91%
SPT SWRC, LLC(iv)	12/31/08	3/20/09	0.22		$2,623,227.30	$4,667,939.49	$2,044,712.19	77.95%	360.13%
Project Totals			5.07	(5)	$10,900,081.96	$15,545,170.15	$4,645,088.19	42.62%	8.41%

(1)	The average holding period (in years) is calculated by subtracting the date of final sale from the date acquired and dividing by 365.
(2)	The net sale price of $15,545,170.15 is comprised of $16,668,150.00 in gross revenues less $1,122,979.85 in closing costs.
(3)	The sales profit percentage is calculated by dividing Profit From Sales by Project Costs.
(4)	The annualized sales profit is calculated by dividing the sales profit percentage by the average holding period in years.
(5)	The project totals average holding period (in years) is a weighted average calculation of average holding period in years and project costs.
(i)	For detail on the Two Tanglewood. Ltd refer to page B-17 of the Prior Performance Tables. Page B-17 details each separate sale whose individual sales as disposals in aggregate equal the totals above.
(ii)	For detail on the TSG El Toro, L.P. refer to page B-17 of the Prior Performance Tables. Page B-17 details each separate sale whose individual sales as disposals in aggregate equal the totals above.
(iii)	For detail on the TSG Waterview, L.P. refer to page B-17 of the Prior Performance Tables. Page B-17 details each separate sale whose individual sales as disposals in aggregate equal the totals above.
(iv)	For detail on the SPT SWRC, LLC refer to page B-17 of the Prior Performance Tables. Page B-17 details each separate sale whose individual sales as disposals in aggregate equal the totals above

20,100,000 Shares

Prospectus

You should rely only on the information contained in this prospectus and in supplements to this prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-139042

SHOPOFF PROPERTIES TRUST, INC.

SUPPLEMENT NO. 1 DATED OCTOBER 1, 2009

TO THE PROSPECTUS DATED AUGUST 17, 2009

This document supplements, and should be read in conjunction with, our prospectus dated August 17, 2009 (the “Prospectus”). The purpose of this Supplement No. 1 is to disclose:

•	the status of our public offering;
•	update of real estate and real estate-related investments;
•	changes in our management and management equity incentives;
•	modification of our related party transaction policy;
•	update to certain listings in our Prior Performance Summary.

I. Status of the Offering

We commenced our ongoing public offering of 20,100,000 shares of common stock on August 29, 2007. As of September 30, 2009, we sold 1,851,400 shares for aggregate gross offering proceeds of approximately $17,588,300. As of September 30, 2009 we had received but not yet accepted subscriptions for an additional 4,600 shares for aggregate gross offering proceeds of approximately $43,700. The number of shares remaining to be sold is 146,000 shares at $9.50 and 18,100,000 shares at $10.00. We will sell shares until the close of the offering on August 29, 2010, or until the maximum offering has been sold.

II. Real Estate and Real Estate-Related Investments

A. Aware Development Company Loan

The text beginning on Page 44 of the Prospectus with respect to one of our current projects, referred to as the “Aware Development Company Loan,” is hereby deleted and replaced in its entirety with the updated disclosure below:

“On January 9, 2009, SPT Real Estate Finance, LLC (“SPT Real Estate Finance”), an affiliate of ours formed for the purpose of facilitating our lending transactions, made two separate loans to Aware Development Company, Inc. (“Aware”), in the aggregate amount of $2,300,000. The loans to Aware were made from the proceeds of our public offering and pursuant to two promissory notes, which were secured by two separate collateral pledge agreements encumbering the following real property located in Riverside County, California:

•	approximately 118 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Meadowbrook Project”); and
•	approximately 6.11 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Coffman Project”).

The Meadowbrook Project and the Coffman Project are, collectively, the “Lake Elsinore Properties.”

The making of the loans to Aware was a related party transaction in that, immediately prior to the loans being made, Aware purchased from Vineyard Bank two loans made by Vineyard Bank (the “Vineyard Loans”) to our affiliate Springbrook Investments, L.P. (“Springbrook”). Springbrook’s general partner is a California corporation of which the stock is 100% owned by the Shopoff Revocable Trust. William (our President, Chief Executive Officer and Chairman of the Board) and Cindy Shopoff are the sole trustees of the Shopoff Revocable Trust.

1

On or about July 9, 2009, Aware informed SPT Real Estate Finance that Springbrook had not made the payments due under the Vineyard Loans. Aware also indicated that it would not pay to SPT Real Estate Finance the amount due on the two loans SPT Real Estate Finance made to Aware and that, in lieu of payment, Aware would transfer the Vineyard Loans to SPT Real Estate Finance. The assignment of the Vineyard Loans from Aware to SPT Real Estate Finance was completed and documented by two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents, each dated August 29, 2009.

At the time of the assignment of the Vineyard Loans to SPT Real Estate Finance, the Vineyard Loans were in default and all obligations of Springbrook were due and payable in full. Springbrook agreed to execute and deliver to SPT Real Estate Finance grant deeds to the underlying real estate collateral for the Vineyard Loans in consideration for the discharge by SPT Real Estate Finance of all Springbrook’s obligations under the Vineyard Loans. This agreement was documented by two Settlement Agreements, each dated September 3, 2009, between Springbrook and SPT Real Estate Finance. On September 4, 2009, SPT Real Estate Finance took title to the Lake Elsinore Properties, the collateral under the Vineyard Loans. On September 24, 2009, SPT Real Estate Finance deeded the Lake Elsinore Properties to our affiliate, SPT Lake Elsinore Holding Co., LLC.

We intend to hold the Lake Elsinore Properties for the long-term for the purpose of capital appreciation and, accordingly, we have no current plans for improvement or development of the Lake Elsinore Properties.

The Meadowbrook Project is an undeveloped property that is not anticipated to be developed until after 2015. The property is currently zoned rural residential, and a zone change, general plan amendment, and tentative map approval are necessary to achieve the entitlements being sought. As such, it is anticipated that the Meadowbrook Project will be developed after entitled or partially improved projects owned by others in the vicinity of the City of Lake Elsinore are developed. The Meadowbrook Project competes with nearby projects, such as Tentative Tract Maps 25475 (commonly known as Tuscany Crest) and 33725 (commonly known as Tuscany Valley), which consist of a total of approximately 355 single-family lots. Other competition may come from nearby properties that obtain entitlements for residential development prior to the development of the Meadowbrook Project.

The Coffman Project is part of a proposed annexation, led by the City of Lake Elsinore, of a larger area of properties into the City of Lake Elsinore. The annexation will occur concurrently with the update of the City of Lake Elsinore’s General Plan and Environmental Report (the “General Plan”). This update to the General Plan will provide for a change to the zoning of the property from commercial-industrial to multi-family/high-density residential development, allowing up to 18 units per acre. The annexation is anticipated to be completed in 2010, although the City of Lake Elsinore has not committed to a completion date for the annexation and update of the General Plan. Projects with which the Coffman Project may compete include a 126-unit multi-family project proposed by MBK Homes near the Coffman Project. Timing for the MBK Homes project is unknown.

The land use entitlements discussed above require discretionary approvals from the Riverside County Board of Supervisors, in the case of the Meadowbrook Project, and from the City of Lake Elsinore, in the case of the Coffman Project. As such, there is a risk that a majority vote will not be obtained in the timeframe in which we intend to develop these properties, if at all.

Annual taxes are estimated at $22,000 for the Meadowbrook Project and $5,000 for the Coffman Project at a tax rate of 1.0043% on the basis of $2,152,210 and $472,436, respectively. There are no mortgages, liens, or other encumbrances on the Lake Elsinore Properties, other than normal property tax liability.

We previously reported, in our Form 8-K filed with the Securities and Exchange Commission on January 15, 2009, the details of two loans made to Aware on January 9, 2009 by SPT Real Estate Finance. The above description of the Memoranda of Assignment of Note, Deed of Trust and Loan Documents and the Settlement Agreements is qualified in its entirety by reference to the full text of the documents which are attached to our Current Report on Form 8-K filed on September 11, 2009, as Exhibits 10.1, 10.2, 10.3, and 10.4.”

2

B. Winchester Hills (Pulte Home) Project

The text beginning on Page 46 of the Prospectus with respect to the completed project, referred to as the “Winchester Hills (Pulte Home) Project,” is hereby deleted and replaced in its entirety with the updated disclosure below:

“Completed Projects

Winchester Hills (Pulte Home) Project

On March 20, 2009, our affiliate, SPT SWRC, LLC, a Delaware limited liability company (“SPT SWRC”), sold to Khalda Development Inc, a California corporation (“Khalda”), 244 rough graded 7,200 square foot residential lots and a graded superpad with entitlements for 225 attached residential condominium units on approximately 60 acres of land located in an unincorporated area of southwest Riverside County, California, commonly known as Winchester Hills (the “Winchester Hills Project”). The sale was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated February 27, 2009, at a sales price of $5,000,000. Shopoff Advisors received a disposition fee of 3% of the contract sales price, or $150,000, in connection with the sale.

SPT SWRC had originally acquired the Winchester Hills Project on December 31, 2008, from Pulte Home Corporation (“Pulte Home”) for a purchase price of $2,000,000. Shopoff Advisors received an acquisition fee of 3% of the contract purchase price, or $60,000 in connection with the purchase. Pulte Home is not affiliated with us or any of our affiliates.

When Khalda purchased the Winchester Hills Project from SPT SWRC, Khalda assumed SPT SWRC’s obligation to replace existing subdivision improvement agreements and related bonds on or before June 30, 2009 (the “Obligations”), which Obligations were secured by a deed of trust on the Winchester Hills Project. Pulte Home took the position that, under the sales agreement entered into when Pulte Home sold the Winchester Hills Project to SPT SWRC, it had the right to accelerate the due date of the Obligations if the Winchester Hills Project was resold by SPT SWRC without obtaining the consent of Pulte Home to transfer the Obligations in connection with the sale. Based on its assertion that SPT SWRC sold the Winchester Hills Project to Khalda without Pulte Home’s consent to transfer the Obligations, Pulte Home accelerated the due date of the Obligations. The Obligations were not satisfied by the accelerated due date. Accordingly, on May 1, 2009, Pulte Home caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Riverside County, California. The foreclosure proceedings on the Winchester Hills Project are on-going. Khalda, the current owner of the property, is in the process of obtaining the governmental approvals necessary to satisfy the Obligations and has declared bankruptcy in order to forestall the foreclosure proceedings so that such governmental approvals can be obtained. A consequence of the foreclosure is that ownership of the Winchester Hills Project could pass from Khalda back to Pulte Home.

The Winchester Hills Project is also the subject of a dispute regarding obligations retained by both Pulte Home, when it sold the Winchester Hills Project to SPT SWRC, on December 31, 2009, and by SPT SWRC when it resold the Winchester Hills Project to Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure (the “Improvements”). Both sales were made subject to the following agreements which, by their terms, required the Improvements to be made: (i) a Reconveyance Agreement, dated November 15, 2007, by and among Pulte Home and the prior owners of the Winchester Hills Project — Barratt American Incorporated, Meadow Vista Holdings, LLC (“Meadow Vista”) and Newport Road 103, LLC (“Newport”) (the “Reconveyance Agreement”), and (ii) a letter agreement, dated December 30, 2008, executed by SPT SWRC, Meadow Vista, and Newport, and acknowledged by Pulte Home (the “Subsequent Letter Agreement”). Meadow Vista and Newport, as joint claimants (the “Claimants”) against Pulte Home and SPT SWRC, have initiated binding arbitration in an effort to require Pulte Home to reaffirm its obligations under the Reconveyance Agreement and the Subsequent Letter Agreement to make the Improvements in light of the subsequent transfer of ownership of the Winchester Hills Project to Khalda, and to require that certain remedial measures be taken to restore the site to a more marketable condition. SPT SWRC maintains that it is not a proper party to the arbitration, because the declaratory action being sought by the Claimants is to establish rights of the Claimants against Pulte Home, and not against SPT SWRC, and neither SPT SWRC nor Pulte Home has taken the position that their respective transfers of the Winchester Hills Project has released them from the obligation to make the Improvements. The arbitration process is at its

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inception and, although we believe the request for declaratory relief by the Claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings at this time.”

III. Management of Shopoff Properties Trust, Inc.

A. Appointment of New Director

On September 23, 2009, our board of directors appointed Mr. Kerry Vandell as an independent director to fill the vacancy created by the resignation of director Diane Kennedy, following the recommendation of our nominating and corporate governance committee. Mr. Vandell is a Professor of Finance and Director of the Center for Real Estate at the Paul Merage School of Business at University of California — Irvine. Mr. Vandell will serve on our audit committee and nominating and corporate governance committee. Mr. Vandell is a Class III director and will stand for election at our 2010 annual meeting of shareholders. As a director, Mr. Vandell will be entitled to the director compensation set forth in the Prospectus, including a restricted stock award of 5,000 which shall vest in equal percentages over a period of four years and a stock option grant of 3,000 shares annually thereafter.

B. Update of Stock Option Grants

On August 29, 2009, the compensation committee of our board of directors modified the anticipated stock option grants to our executive officers (two of whom are also directors) shown under the subheadings “Director Compensation” and “Executive Officer Compensation” on Page 53 of the Prospectus. The anticipated stock option grants as disclosed in the Prospectus and the actual stock option grants made on August 29, 2009, are set forth below:

	Anticipated Grant	Actual Grant
Edward Fitzpatrick, Executive Vice President, Director	50,000	0
Kevin Bridges, Chief Financial Officer, Corporate Secretary, Director	12,500	37,000
Tim McSunas, Chief Investment Officer	33,000	25,000

The options will vest in equal percentages over a period of five years, with the initial vesting being as of the date of grant. The exercise price of the options is $9.50 per share.

On August 29, 2009, our compensation committee made the anticipated grants disclosed in the Prospectus of stock options to purchase 3,000 shares to each of our directors who are not also executive officers and 3,500 shares to those directors who serve as chairpersons of our standing committees. These stock options shall vest in equal percentages over a period of four years, with the initial vesting being as of the date of grant. The exercise price of the options is $9.50 per share.

C. Change in Executive Officer Title

Tim McSunas was promoted by our board of directors from Senior Vice President — Acquisitions to Chief Investment Officer on September 23, 2009.

IV. Certain Relationships and Related Transactions

The Prospectus is hereby updated to provide that our full board of directors shall review and approve related party transactions in lieu of the nominating and corporate governance committee. Pages 57 and 58 of the Prospectus are hereby modified to reflect this change in our related party transaction policy.

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V. Prior Performance Summary

A. Registration Statement Programs — Shopoff Properties Trust, Inc. — On-going Programs

The following two programs are hereby added to the list of “On-going Programs” under the heading “Registration Statement Programs — Shopoff Properties Trust, Inc.” on Page 70 of the Prospectus. These are special purpose entities formed by us to hold the various real estate and real estate-related assets we acquire:

1. SPT — Lake Elsinore Holding Co., LLC

“SPT — Lake Elsinore Holding Co., LLC , a Delaware limited liability company wholly owned by our affiliate Shopoff Partners, L.P., was formed for the purpose of making real estate investments in the Lake Elsinore area of Riverside County, California. In April 2009, SPT — Lake Elsinore Holding Co., LLC acquired sixty five (65) finished lots located in the City of Lake Elsinore, Riverside County, California, commonly known as Wasson Canyon for the purchase price of $650,000. In May 2009, SPT — Lake Elsinore Holding Co., LLC acquired 543 single family residential lots, a 9.4 acre park and over 70 acres of open space on a total of 225 acres of unimproved land commonly referred to as tract 29835 located in the City of Menifee, Riverside County, California, commonly known as the “Underwood Project.” The purchase price was $1,650,000. As of June 30, 2009, SPT — Lake Elsinore Holding Co., LLC has used $2,473,507 from the proceeds of the sale of our common stock to acquire these investments. To date, no net income has resulted from this program.”

2. SPT AZ Land Holdings, LLC

“SPT AZ Land Holdings, LLC , a Delaware limited liability company wholly owned by our affiliate Shopoff Partners, L.P., was formed for the purpose of making real estate investments in the Phoenix Metropolitan area and all surrounding communities of Maricopa County, Arizona. In July 2009, SPT AZ Land Holdings, LLC acquired a final plat of 739 single family residential lots on a total of 200 acres of unimproved land, commonly known as “Desert Moon Estates,” located in the Town of Buckeye, Maricopa County, Arizona. The purchase price was $3,000,000, approximately $2,000,000 of which was paid through a secured promissory note and deed of trust with assignment of rents. To date SPT AZ Land Holdings, LLC has used $1,006,484 from the proceeds of the sale of our common stock to acquire these investments. To date, no net income has resulted from this program.”

B. Programs Similar in Nature to Registration Statement Objectives — Ongoing Programs

The following five programs under the heading “Programs Similar in Nature to Registration Statement Objectives — On-going Programs” are updated as specified below beginning on Page 76 of the Prospectus:

1. #22A — MRF Carbon Canyon, L.P.

The last paragraph under the program listed as Item #22A on Page 76 of the Prospectus is hereby deleted and replaced in its entirety with the following updated paragraph:

“On June 12, 2009, Old Standard caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Orange County, California due to non-payment of principal and interest by MRF Carbon Canyon, L.P. under the Plan of Reorganization approved at the Plan Confirmation Hearing on February 27, 2008 (the “Plan of Reorganization”). MRF Carbon Canyon, L.P. has attempted to negotiate with Old Standard to restructure the existing note extension, as approved at the February 27, 2008 Plan Confirmation Hearing. Negotiations between MRF Carbon Canyon, L.P. and Old Standard to date have not been successful and Old Standard has elected to accelerate the payments due under the promissory note and has commenced foreclosure proceedings under its first priority deed of trust on the property acquired by MRF Carbon Canyon II, L.P. in October 2005, and pledged to Old Standard as part of the Plan of Reorganization. The trustee sale is currently scheduled for October 13, 2009.”

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2. #22B — MRF Carbon Canyon II, L.P.

The following paragraph is hereby added as a second paragraph to the description of the program listed as Item #22A on Page 76 of the Prospectus:

“On June 12, 2009, Old Standard Life Insurance Company, an Idaho corporation (“Old Standard’) caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Orange County California due to non-payment of principal and interest by MRF Carbon Canyon, L.P. under a Plan of Reorganization approved by the United States Bankruptcy Court, Central District of California at a Plan Confirmation Hearing held on February 27, 2008 (the “Plan of Reorganization”). MRF Carbon Canyon, L.P. has attempted to negotiate with Old Standard to restructure the existing note extension as approved at the February 27, 2008 Plan Confirmation Hearing. Negotiations between MRF Carbon Canyon, L.P. and Old Standard to date have not been successful and Old Standard has elected to accelerate the payments due under the promissory note and has commenced foreclosure proceedings under its first priority deed of trust on the property acquired by MRF Carbon Canyon II, L.P. in October 2005, and pledged to Old Standard as part of the Plan of Reorganization. The trustee sale is currently scheduled for October 13, 2009.”

3. #23A Springbrook Investments, L.P.

The following paragraph is hereby added as the last paragraph to the description of the program listed as Item #23A on Page 77 of the Prospectus:

“On September 3, 2009, Springbrook Investments, L.P. entered into two Settlement Agreements with its lender on two secured promissory notes on properties consisting of unimproved and unentitled land in the City of Lake Elsinore, Riverside County, California. The secured promissory notes were in default and all obligations of Springbrook Investments, L.P. were due and payable in full. In the Settlement Agreements, Springbrook Investments, L.P. agreed to execute and deliver to its lender, grant deeds to the underlying real estate collateral for the secured promissory notes in consideration for a discharge by its lender of all of Springbrook Investment, L.P.’s obligations under the secured promissory notes.”

4. #27 — Spring Mountain Investments, LLC

The paragraph for the program listed as Item #27 on Page 81 of the Prospectus is hereby deleted in its entirety and replaced with the following updated paragraph:

“27. Spring Mountain Investments, LLC was formed as a special purpose California Limited Liability Company to acquire options to purchase (i) an undivided interest in two separate properties consisting of unimproved medium-density residential parcels located in Riverside, California, and (ii) 186 shares of stock in Riverside Highlands Water Company. To date no acquisitions have been made from the existing option contracts. On or about April 6, 2009, Spring Mountain Investments, LLC was informed by one of the owners of the property for which Spring Mountain Investments, LLC held an option, that such owner had lost its property in a foreclosure proceeding and accordingly, Spring Mountain Investments, LLC no longer has the ability to acquire such property through the exercise of its option. Funds for this program were raised through a private placement offering, which commenced in March 2005 and is on-going. The offering to date has raised total gross offering proceeds of $1,182,326 from the sale of 9 membership interests. Net income produced by this program to date is $924,914.”

5. #34 — TSG El Toro, L.P.

The paragraphs for the program listed as Item #34 on Page 83 of the Prospectus are hereby deleted in their entirety and replaced with the following updated paragraphs:

“34. TSG El Toro, L.P. was formed as a special purpose California limited partnership to purchase unimproved and unentitled lands in the City of Lake Elsinore, County of Riverside, State of California, and to entitle such lands for ultimate sale in bulk to residential, commercial, and industrial developers. In January 2007, the partnership acquired 11.66 acres of commercial-zoned

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property (the “El Toro Property”), the sole property acquired to date in this program, for $2,200,000. In September 2007, 4.49 of the 11.66 acres were sold for $1,100,000. The 4.49 acres was subsequently re-contributed to TSG El Toro, L.P. in 2008 in exchange for a limited partnership interest. Funds for this program were raised through a private placement offering, which commenced in December 2006 and is on-going. To date, TSG El Toro, L.P. has raised $1,859,000 in gross offering proceeds from the sale of 15 limited partnership interests. Net income produced from this program to date is $92,807.

TSG El Toro, L.P. acquired the El Toro Property through a loan (the “El Toro Loan”) from Vineyard Bank, N.A., which loan is now owned by California Bank & Trust (“CBT”). On May 15, 2009, a Notice of Default and Election to Sell Under Deed of Trust was filed in the Official Records of Riverside County, California due to the non-payment of outstanding principal and interest on the El Toro Loan, which was due and payable on January 11, 2009, the maturity date. Foreclosure proceedings were subsequently commenced. On or about September 3, 2009, CBT and TSG El Toro, L.P. reached a settlement whereby CBT will continue foreclosure proceedings on the El Toro Property and TSG El Toro, L.P. and the guarantors of the El Toro Loan will execute a no-contest agreement acknowledging the right of CBT to pursue foreclosure and any other remedy to which it has a right. In return, CBT agreed not to pursue the guarantors of the El Toro Loan, which are William Shopoff, as an individual, and The Shopoff Revocable Trust dated August 12, 2004. William and Cindy Shopoff are the sole trustees of The Shopoff Revocable Trust dated August 12, 2004. William Shopoff is our President, Chief Executive Officer and Chairman of the Board of Directors.”

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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-139042

SHOPOFF PROPERTIES TRUST, INC.

SUPPLEMENT NO. 2 DATED DECEMBER 22, 2009

TO THE PROSPECTUS DATED AUGUST 17, 2009

This document supplements, and should be read in conjunction with, our prospectus dated August 17, 2009 (the “Prospectus”), as supplemented by Prospectus Supplement No. 1, dated October 1, 2009 (“Supplement No. 1”). The purpose of this Supplement No. 2 is to disclose:

•	the status of our public offering;
•	updates real estate and real estate-related investments;
•	certain information regarding our sole broker-dealer, Shopoff Securities Inc.;
•	updates to certain listings in our Prior Performance Summary;
•	our quarterly report for the quarter ended September 30, 2009.

I. Status of the Offering

We commenced our ongoing public offering of 20,100,000 shares of common stock on August 29, 2007. As of November 30, 2009, we sold 1,856,000 shares for aggregate gross offering proceeds of approximately $17,632,000. The number of shares remaining to be sold is 144,000 shares at $9.50 and 18,100,000 shares at $10.00. We will sell shares until the earlier of the close of the offering on August 29, 2010, or the sale of the maximum offering.

II. Real Estate and Real Estate-Related Investments

Mesquite Valley Loan

The information below is hereby added as the last three paragraphs under the heading “Mesquite Valley Loan,” on page 46 of the Prospectus:

“Mesquite Venture I, LLC failed to pay its August 1, 2009 installment of principal and interest on the Senior Loan and all subsequent installments of principal and interest on the Senior Loan. Accordingly, on September 28, 2009, a Notice of Default and Election to Sell Under Deed of Trust (“NOD”) was recorded on behalf of East West Bank, as beneficiary, with respect to a senior deed of trust securing certain obligations of Mesquite Venture I, LLC to East West Bank, including without limitation indebtedness under a promissory note in the original principal amount of $3,681,000 (the “Senior Loan”). As of the date hereof, Mesquite Venture I, LLC has also failed to pay the $10,000 loan extension fee due on October 1, 2009 to SPT Real Estate Finance, LLC, under the Secured Note. As a result of Mesquite Venture I, LLC’s default on the Senior Loan, and on the Secured Note, SPT Real Estate Finance, LLC is pursuing its legal remedies against the guarantors of the Secured Note.”

Tuscany Valley Project

The text beginning on Page 46 of the Prospectus under the heading “TSG Little Valley Project,” is hereby deleted and replaced in its entirety with the updated disclosure below:

“Purchase and Sale Agreement; Promissory Note

On November 5, 2009, our affiliate, SPT-Lake Elsinore Holding Co., LLC, a Delaware limited liability company and wholly owned subsidiary of our affiliate, Shopoff Partners, L.P. (“Buyer”), purchased real property commonly known as “Tuscany Valley,” consisting of (a) 519 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California (the “Lake Elsinore Property”), and (b) 400 acres of unentitled and unimproved land located in the City of Chino Hills, California (the “Chino Hills Property”). The combined purchase price for the Lake Elsinore Property and the Chino Hills Property was $9,600,000.

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The purchase of the Lake Elsinore Property and the Chino Hills Property was made pursuant to a series of purchase agreements and amendments thereto that were entered into by the parties over the course of more than twelve months between September 30, 2008 and November 5, 2009 (collectively, the “Tuscany Valley Purchase Agreement”), by and between Shopoff Advisors and TSG Little Valley L. P., a California limited partnership (“Seller”).

Pursuant to the Tuscany Valley Purchase Agreement, Seller agreed to sell and Shopoff Advisors agreed to buy, 163 entitled but unimproved residential lots located in the City of Lake Elsinore, California. The contract purchase price was $4,890,000. On September 3, 2009, the Tuscany Valley Purchase Agreement was amended as follows: (a) Buyer agreed to purchase additional property from Seller consisting of 356 entitled but unimproved, residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California, (b) the purchase price was increased to $9,600,000 from $4,890,000, (c) the nonrefundable deposit requirement was increased to $2,000,000 from $1,000,000, and (d) the escrow closing date was amended to on or before November 30, 2009. In addition, Shopoff Advisors assigned all of its rights, title and interest in the Tuscany Valley Purchase Agreement to Buyer.

Of the total purchase price, $2,900,000 was paid by Buyer’s execution and delivery of (a) an all-inclusive purchase money note secured by deed of trust (“Promissory Note”) in favor of Seller, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by Buyer in favor of Seller, as beneficiary therein, securing the Promissory Note. The Promissory Note bears interest at a rate of twelve percent per annum, and is payable in full on November 6, 2010. No payments are due during the term of the Promissory Note. The Promissory Note includes the unpaid balance of another promissory note made on April 3, 2006, in the original principal amount of $2,000,000, payable by Seller to 1st Centennial Bank (the “Included Note”). The Included Note is secured by a deed of trust encumbering a portion of the the Lake Elsinore Property. The outstanding principal balance on the Included Note as of November 3, 2009 was approximately $1,750,000. The current payee under the Included Note is the Federal Deposit Insurance Corporation, as receiver for 1st Centennial Bank.

Even though the Promissory Note is all-inclusive, if Seller fails to pay any installments when due upon the Included Note, Buyer has retained the right to make such payments directly to payee of the Included Note, and the amount so paid shall be credited against the next following installment or installments due under the Promissory Note. If Buyer fails to make any payment when required under the Promissory Note, Seller has the option to immediately declare all sums due and owing under the Promissory Note.

The foregoing description of the Tuscany Valley Purchase Agreement is qualified in its entirety by reference to the full text of the Tuscany Valley Purchase Agreement and the amendments thereto which are attached to our Current Report on Form 8-K filed on November 12, 2009 as Exhibits 10.1 through 10.5.

The above description of Promissory Note is qualified in its entirety by the full text of the Promissory Note which is attached to our Current Report on Form 8-K filed on November 12, 2009 as Exhibit 10.6.

Seller is our shareholder, with ownership of 380,500 shares as of September 30, 2009, which represents approximately 19.95% of our total shares outstanding. Stevan J. Gromet, President of Portfolio Partners, Inc., a California corporation, the general partner of Seller, is also our shareholder, with ownership of 47,800 shares as of September 30, 2009, which represents approximately 2.51% of our total shares outstanding.

Shopoff Advisors received an acquisition fee equal to 3% of the contract purchase price, or $288,000, upon consummation of the transaction.

Plans for Development; Competitive Conditions; Risks

Lake Elsinore Property

We intend to hold the residential portion of the Lake Elsinore Property and then sell it to merchant homebuilders when residential housing market conditions improve, which we anticipate may occur within the next 3 to 5 years. We will endeavor to maintain the existing entitlements and to position the project for a sale to merchant homebuilders and/or a master developer. We plan to hold the commercial property for an indefinite period of time and then market it for sale to a commercial developer when market conditions improve. Current Lake Elsinore Property entitlements include three residential subdivision tentative tract maps that were

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approved in 2006. These entitlements include a specific plan amendment, approval under the California Environmental Quality Act, resource agency permits, and other associated entitlements. The commercial property is currently zoned for commercial use but has no other approved entitlements.

Competing projects and properties that may affect the ability of SPT — Lake Elsinore Holding Co., LLC to sell the Lake Elsinore Property at an acceptable price include existing and planned residential communities within the Lake Elsinore submarket and unentitled land that is approved for development during the holding period for the subject properties. In addition, indirect competition from resales and foreclosure sales will also affect the timing and pricing for residential subdivisions in the Lake Elsinore submarket. Based on data collected from a lot inventory analysis conducted by Province West Residential Land Brokerage Services, a land brokerage firm, as of July 2009, there were approximately 2,833 finished, blue topped lots, and 993 mass graded lots in the Lake Elsinore, California submarket. There are an additional 3,093 lots that have tentative map approval in the Lake Elsinore submarket. Finished lots are fully improved lots ready for home construction, with wet and dry utilities and street improvements to serve the lots. Blue topped lots are graded lots without utilities, and usually lack street improvements other than grading and temporary drainage. Mass graded lots include groups of adjacent lots that have been graded to the general configuration of the final lots, but will require additional grading, utility installation and street improvements to finish the mass graded lots.

Future development and sale of the Lake Elsinore Property is subject to certain requirements, including: (i) extension of development agreement and other land use entitlements, (ii) completion of public infrastructure improvements, (iii) obtaining off-site easements for construction of project roadways, and (iv) market conditions.

Extension of a Development Agreement.  The development agreement associated with the projects is set to expire in June 2010. Advisor representatives met with the City of Lake Elsinore in September 2009 to discuss extending the development agreement to the year 2020 to allow for the development and build-out of the associated projects. The City of Lake Elsinore was receptive to an extension of the development agreement, and a draft agreement for the extension is being prepared for review by the City of Lake Elsinore. Tentative map expirations for the projects are tied to the development agreement, and as such will not expire if an extension of the development agreement is approved. If we are unable to secure approval of the extension for the development agreement, the subject tentative maps could expire and we would lose the benefits of the development agreement, including reduced development impact fees that were previously negotiated as part of the development agreement. If this occurs, we will evaluate alternatives for the projects, including legal remedies to reinstate the development agreement and the processing of new entitlements for the subject properties.

Completion of Public Infrastructure Improvements.  Offsite water and sanitary sewage treatment utilities to serve the projects are dependent on a nearby project proposed by Pulte Homes and other underlying landowners (together “landowner”). If the landowner project delays the development of the subject properties, we will have to either wait until landowner develops its property and extends the utilities, or enter into a reimbursement agreement with landowner to allow us to finance all of the necessary infrastructure improvements and later receive reimbursement from landowner. If we are unable to enter into a cost-sharing and reimbursement agreement with landowner, there will be additional costs allocated to our subject properties. The additional costs will be projected and factored into the decision making process as to whether we should proceed with development or wait until the landowner project constructs the water and sewer infrastructure.

Obtaining Off-Site Easements.  Offsite grading easements will need to be obtained from adjacent property owners in order to construct a project roadway as designed. We will negotiate with each land owner, and may be required to pay a fee for easements, but we currently expect the costs of the easements to be reasonable. This is a normal and customary process in our business. Because the proposed road is a dedicated public street, if any of the land owners refuse to grant the necessary easement, the City of Lake Elsinore may use its power of eminent domain to obtain the easement. The City of Lake Elsinore’s eminent domain power, coupled with the benefits paved streets, provides the subject adjacent land owners from whom Buyer needs the grading easements with an incentive to agree to the easements.

Market Conditions.  If the market conditions are such that there are no buyers for the subject properties in their fully entitled condition, we will either hold the properties and wait until the market improves to the

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point of producing viable buyers at acceptable price points, or elect to transfer the property to an entity that specializes in site improvement construction which entity could be our taxable REIT subsidiary. In case of the latter, the transferee would grade the site to super-pad conditions or continue past the super-pad condition to create finished lots which can then be sold to home builders on a lot take down program. We would maintain the existing property entitlements, and would file applications to extend the development agreement and tentative maps associated with the acquired properties. We have good working relationships with current elected officials and city staff which should enable us to effectively maintain the entitlements when necessary.

Chino Hills Property

We plan to hold the Chino Hills Property and market the land for sale as “mitigation land” (land used by developers to satisfy legal requirements to compensate for the environmental impact of their development projects elsewhere), as the 400 acres present an opportunity for mitigation in a highly visible area along California State Routes 91 and 71. Potential buyers of mitigation land include local government agencies, conservation funds and authorities, and private developers seeking mitigation land as conditions of their developments. The property is located in an area designated as Potential Conservation Land on the Orange County Transportation Authority’s Green Vision Map, and is highly consistent with the criteria for conservation lands. The property is consistent with the following key conservation criteria:

•	Provides connectivity and habitat for wildlife movement;
•	Enhances natural lands contiguity — adjacent to Chino Hills State Park;
•	Consistent with impacted habitats including grasslands and riparian woodland habitats;
•	Provides an opportunity to partner with agencies and organizations through Chino Hills State Park;
•	Offers scenic views, trail access and extensions, and expanded access to Chino Hills State Park in an area that is highly visible along California State Routes 91 and 71.

Other properties that are not yet identified as mitigation land may compete with our business plan to sell the Chino Hills Property for mitigation as land owners may attempt to sell their properties as mitigation rather than development property due to the downturn in the real estate market. However, the large size (400 acres) of the Chino Hills Property and its unique location provide distinct advantages when marketing the property for sale as mitigation land.

Our holding and ultimate sale of the Chino Hills Property is subject to certain requirements, including: (i) site maintenance, and (ii) market conditions.

Site Maintenance.  The Chino Hills Property is undeveloped, but must be maintained to reduce the potential for wildfires through clearing of brush and debris that are potential fire hazards. In October 2008, the majority of the vegetation on the property was burned in a large regional wildfire that started on a nearby property and spread to the subject property by Santa Ana winds. We will maintain the property by periodically removing and thinning vegetation consistent with applicable laws and regulations.

Market Conditions.  The timing of a sale of the Chino Hills Property as mitigation land is unknown at this time. If the market conditions are such that there are no buyers for the Chino Hills Property, we currently plan to hold the property until there is such a market.

Taxes

Annual taxes are estimated at $63,572 for the Lake Elsinore Property and $34,551 for the Chino Hills Property at a tax rate of 1.0043% and 1.0057% on the basis of an allocation of the purchase price of $6,330,000 to the Lake Elsinore Property and $3,270,000 to the Chino Hills Property.”

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III. Shopoff Securities Inc.

On November 3, 2009, pursuant to SEC Rule 17a-11, Shopoff Securities, Inc. (the “firm”), the sole broker dealer for our on-going initial public offering, became aware of a net capital deficiency. The firm operates under the SEC rule 15c3-3 exemption and has a minimum net capital requirement of $5,000. On November 3, 2009, the firm had $1,394 in net capital which was deficient of the minimum net capital requirement by $3,606. The firm took the following steps to correct this matter: The firm ceased all securities business and informed the Financial Industry Regulatory Authority, its designated examining authority, of the net capital violation. The deficiency was corrected on November 5, 2009 and the Financial Industry Regulatory Authority approved the firm to resume security business operations on November 18, 2009.

IV. Prior Performance Summary

A.	Registration Statement Programs — Shopoff Properties Trust, Inc. — On-going Programs

1. SPT Real Estate Finance, LLC

a. Mesquite Venture I, LLC Loan.  A third paragraph is hereby added to program #1, SPT Real Estate Finance, LLC, on Page 70 of the Prospectus, to update the status of the Mesquite Venture I, LLC loan transaction:

“Mesquite Venture I, LLC failed to pay its August 1, 2009 installment of principal and interest on the Senior Loan and all subsequent installments of principal and interest on the Senior Loan. Accordingly, on September 28, 2009, a Notice of Default and Election to Sell Under Deed of Trust (“NOD”) was recorded on behalf of East West Bank, as beneficiary, with respect to a senior deed of trust securing certain obligations of Mesquite Venture I, LLC to East West Bank, including without limitation indebtedness under a promissory note in the original principal amount of $3,681,000 (the “Senior Loan”). As of the date hereof, Mesquite Venture I, LLC has also failed to pay the $10,000 loan extension fee due on October 1, 2009 to SPT Real Estate Finance, LLC, under the Secured Note. As a result of Mesquite Venture I, LLC’s default on the Senior Loan, and on the Secured Note, SPT Real Estate Finance, LLC is pursuing its legal remedies against the guarantors of the Secured Note.”

b. Aware Loan.  The following paragraphs are further added under program #1 — SPT Real Estate Finance, LLC, on Page 70 of the Prospectus to include disclosure of a loan (and the collateral acquired as a result of the borrower’s default on such loan) referred to as the “Aware Loan:”

“On January 9, 2009, SPT Real Estate Finance, LLC, made two separate loans to Aware Development Company, Inc. (“Aware”), in the aggregate amount of $2,300,000. The loans to Aware were made pursuant to two promissory notes, which were secured by two separate collateral pledge agreements encumbering the following real property located in Riverside County, California:

•	approximately 118 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Meadowbrook Project”); and
•	approximately 6.11 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California (the “Coffman Project”).

The Meadowbrook Project and the Coffman Project are, collectively, the “Lake Elsinore Properties.”

The making of the loans to Aware was a related party transaction in that, immediately prior to the loans being made, Aware purchased from Vineyard Bank two loans made by Vineyard Bank (the “Vineyard Loans”) to our affiliate Springbrook Investments, L.P. whose general partner is a California corporation wholly owned by the Shopoff Revocable Trust.

In lieu of payment of the Vineyard Loans, Aware assigned the Vineyard Loans to SPT Real Estate Finance, LLC. The assignment was completed and documented by two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents, each dated August 29, 2009.

At the time of the assignment of the Vineyard Loans to SPT Real Estate Finance, LLC, the Vineyard Loans were in default and all obligations of Springbrook were due and payable in full. Springbrook executed and delivered to SPT Real Estate Finance, LLC grant deeds to the Lake Elsinore Properties, the underlying

5

real estate collateral for the Vineyard Loans, in consideration for the discharge by SPT Real Estate Finance, LLC of all Springbrook’s obligations under the Vineyard Loans. On September 4, 2009, SPT Real Estate Finance, LLC took title to the Lake Elsinore Properties and on September 24, 2009, SPT Real Estate Finance, LLC deeded the Lake Elsinore Properties to our affiliate, SPT Lake Elsinore Holding Co., LLC.”

2. SPT SWRC, LLC

The following paragraph is added under program #2 — SPT SWRC, LLC, on Page 70 of the Prospectus to update the disclosure regarding property acquired from Pulte Home:

“The Pulte Home Project is also the subject of a dispute regarding obligations retained by both Pulte Home, when it sold the Winchester Ranch project to SPT SWRC, LLC, on December 31, 2008, and by SPT SWRC, LLC when it resold the Winchester Ranch project to Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure (the “Improvements”). Both sales were made subject to the following agreements which, by their terms, required the Improvements to be made: (i) a Reconveyance Agreement, dated November 15, 2007, by and among Pulte Home and the prior owners of the Winchester Ranch project — Barratt American Incorporated, Meadow Vista Holdings, LLC (“Meadow Vista”) and Newport Road 103, LLC (“Newport”) (the “Reconveyance Agreement”), and (ii) a letter agreement, dated December 30, 2008, executed by SPT SWRC, LLC, Meadow Vista, and Newport, and acknowledged by Pulte Home (the “Subsequent Letter Agreement”). Meadow Vista and Newport, as joint claimants (the “Claimants”) against Pulte Home and SPT SWRC, LLC, have initiated binding arbitration in an effort to require Pulte Home to reaffirm its obligations under the Reconveyance Agreement and the Subsequent Letter Agreement to make the Improvements in light of the subsequent transfer of ownership of the Winchester Ranch project to Khalda, and to require that certain remedial measures be taken to restore the site to a more marketable condition. SPT SWRC, LLC maintains that it is not a proper party to the arbitration, because the declaratory action being sought by the Claimants is to establish rights of the Claimants against Pulte Home, and not against SPT SWRC, LLC, and neither SPT SWRC, LLC nor Pulte Home has taken the position that their respective transfers of the Winchester Ranch project has released them from the obligation to make the Improvements. The arbitration process is at its inception and, although we believe the request for declaratory relief by the Claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings at this time.”

3. SPT — Lake Elsinore Holding Co., LLC

The text beginning on Page 5 of Supplement No. 1, under the heading “V. Prior Performance Summary” with respect to SPT — Lake Elsinore Holding Co., LLC is hereby deleted and replaced in its entirety with the updated disclosure below:

“SPT — Lake Elsinore Holding Co., LLC, a Delaware limited liability company wholly owned by our affiliate Shopoff Partners, L.P., was formed for the purpose of making real estate investments in the Lake Elsinore area of Riverside County, California. The following is a summary of the acquisitions made to date:

•	April 2009 — 65 finished lots located in the City of Lake Elsinore, Riverside County, California, commonly known as “Wasson Canyon,” for the purchase price of $650,000;
•	May 2009 — 543 single family residential lots, a 9.4 acre park and over 70 acres of open space on a total of 225 acres of unimproved land, commonly referred to as tract 29835 located in the City of Menifee, Riverside County, California, commonly known as the “Underwood Project” for the purchase price of $1,650,000;
•	September 24, 2009 — approximately 118 acres of vacant and unentitled land, commonly known as “Meadowbrook” and approximately 6.11 acres of vacant and unentitled land commonly known as “Coffman,” both located near the City of Lake Elsinore in an unincorporated area of Riverside County, California, acquired from an affiliated entity, SPT Real Estate Finance, LLC. The tax basis of the Meadowbrook and Coffman properties when acquired was $2,614,134;
•	November 2009 — 519 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California for the purchase price of $9,600,000.

6

SPT — Lake Elsinore Holding Co., LLC has used $12,684,271 from the proceeds of the sale of our common stock to acquire these investments. To date, no net income has resulted from this program.”

B.	Programs Similar in Nature to Registration Statement Objectives — Ongoing Programs

#22A MRF Carbon Canyon, L.P. and #22B — MRF Carbon Canyon II, L.P.

Programs #22A — MRF Carbon Canyon, L.P. and #22B — MRF Carbon Canyon II, L.P., as updated on Page 5 of the Supplement No. 1, are hereby further updated to disclose that the trustee sale occurred on October 13, 2009.

#26 — TSG Little Valley, L.P.

Program #26 on Page 81 of the Prospectus is hereby supplemented with the updated disclosure below:

“On November 12, 2009 TSG Little Valley, L.P. purchased from Whiterock Acquisition Co., L.P. for an aggregate purchase price of $3,000,000 (i) 298 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California (the “Ramsgate Property”), (ii) 58 entitled but unimproved residential lots located in the City of Lake Elsinore California (the “Little Valley Property”), and (iii) 400 acres of unentitled and unimproved land located in the City of Chino Hills, California (the “Chino Hills Property”).

Concurrent with the three separate acquisitions from Whiterock Acquisition Co., L.P., on November 12, 2009, TSG Little Valley, L.P. purchased the Asset Management Agreements on the Ramsgate Property, Little Valley Property and Chino Hills Property from Eastbridge Partners, L.P. for $1,710,000. The previously mentioned Asset Management Agreements were between Whiterock Acquisition Co., L.P. and Eastbridge Partners, L.P., as Asset Manager for Whiterock Acquisition Co., L.P., an entity owned by Credit-Suisse.

On November 12, 2009, TSG Little Valley, L.P. sold all of its real estate holdings to SPT Lake Elsinore Holding Co., LLC (see SPT Lake Elsinore Holding Co., LLC above under Registration Statement Programs — Shopoff Properties Trust, Inc. — On-going Programs) for a sales price of $9,600,000. $2,900,000 of the sales price was paid by SPT — Lake Elsinore Holding Co., LLC’s execution and delivery into escrow of (a) an all-inclusive purchase money note secured by deed of trust in favor of TSG Little Valley, L.P. as payee therein, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by SPT — Lake Elsinore Holding Co., LLC in favor of TSG Little Valley, L.P. as beneficiary therein, securing the foregoing all-inclusive purchase money note.”

#34 TSG El Toro L.P.

Program #34 — TSG EL Toro, L.P., as updated on Page 6 of the Supplement No. 1, is hereby further updated to disclose that the trustee sale occurred on December 9, 2009.

C.	Institutional Programs — No Ownership; Management Agreement

Program #42D, #43, and #44, on Page 88 of the Prospectus, are hereby supplemented with the updated disclosure below:

1. #42D — Ramsgate

“On November 12, 2009, Whiterock Acquisition Co., L.P. sold the Ramsgate Property to TSG Little Valley, L.P. (see program number #26 under Programs Similar in Nature to Registration Statement Objectives  — Ongoing Programs) for a sales price of $1,557,875, including the projects Asset Management Agreement sold separately to TSG Little Valley, L.P.

2. #43 — Asset Management Agreement on Chino Hills

“On November 12, 2009, Whiterock Acquisition Co., L.P. sold the Little Valley Property to TSG Little Valley, L.P. (see program number #26 under Programs Similar in Nature to Registration Statement Objectives — Ongoing Programs) for a sales price of $2,714,698, including the projects Asset Management Agreement sold separately to TSG Little Valley, L.P.

7

3. #44 — Asset Management Agreement on Little Valley

“On November 12, 2009, Whiterock Acquisition Co., L.P. sold the Chino Hills Property to TSG Little Valley, L.P. (see program number #26 under Programs Similar in Nature to Registration Statement Objectives  — Ongoing Programs) for a sales price of $437,427, including the projects Asset Management Agreement sold separately to TSG Little Valley, L.P.

V. Quarterly Report for the Quarter Ended September 30, 2009

On November 16, 2009, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, a copy of which is attached to this Supplement as Exhibit A (without exhibits).

8

EXHIBIT A

Form 10-Q for the period ended September 30, 2009
filed on November 16, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2009

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

From the transition period from  to

Commission File Number: 333-139042

SHOPOFF PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-5882165
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification No.)

8951 Research Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(877) 874-7348

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule-405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files.Yes ☐ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

As of November 16, 2009, there were 1,912,100 shares of Shopoff Properties Trust, Inc. outstanding.

i

PART I — FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

The Registration Statement on Form S-11 (the “Registration Statement”) of Shopoff Properties Trust, Inc. (the “Company”) was declared effective by the Securities and Exchange Commission (the “SEC”) on August 29, 2007. The September 30, 2009 condensed consolidated financial statements of the Company required to be filed with this Quarterly Report on Form 10-Q within 45 days of the quarter end was prepared by management without audit and commences on the following page, together with the related notes. In the opinion of management, the September 30, 2009 condensed consolidated financial statements present fairly the financial position, results of operations and cash flows of the Company. This report should be read in conjunction with the annual report of the Company for the year ended December 31, 2008, included in the Company’s Form 10-K previously filed with the SEC on March 31, 2009.

1

SHOPOFF PROPERTIES TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2009 (Unaudited) and December 31, 2008

	September 30, 2009 (Unaudited)	December 31, 2008
ASSETS
Cash and cash equivalents	$5,883,379	$7,486,696
Restricted cash	43,700	—
Notes receivable, net	621,173	558,000
Real estate deposits	2,000,000	3,300,000
Real estate investments	8,511,917	2,614,134
Prepaid expenses and other assets	114,373	55,807
Property and equipment, net	108,068	45,047
Total Assets	$17,282,610	$14,059,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$283,259	$64,596
Due to related parties	14,555	132,135
Note payable secured by real estate investment	2,000,000	—
Total Liabilities	2,297,814	196,731
Equity
Shopoff Properties Trust, Inc. stockholders equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 1,907,500 and 1,857,300 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	19,075	18,573
Additional paid-in capital, net of offering costs	15,612,835	15,472,346
Subscribed stock, $0.01 par value, 4,600 shares subscribed	43,700	—
Accumulated deficit	(690,914)	(1,628,066)
Total Shopoff Properties Trust, Inc. stockholders equity	14,984,696	13,862,853
Noncontrolling interest	100	100
Total Equity	14,984,796	13,862,953
Total Liabilities and Equity	$17,282,610	$14,059,684

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

SHOPOFF PROPERTIES TRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine months Ended September 30, 2009 and 2008
(Unaudited)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine months Ended September 30, 2009	Nine months Ended September 30, 2008
Revenues:
Sale of real estate	$—	$—	$5,000,000	$—
Interest income, notes receivable	42,345	—	387,819	—
Interest income and other	5,212	50,127	31,890	73,252
Loan Fees	30,000	—	30,000	—
	77,557	50,127	5,449,709	73,252
Expenses:
Cost of sales of real estate	51,920	—	2,958,928	—
Stock based compensation	474,556	—	474,556	—
Professional fees	84,038	47,394	341,897	111,200
Insurance	52,176	41,168	163,779	152,787
General and administrative	27,846	13,599	160,398	40,926
Dues and Subscriptions	37,008	—	124,802	—
Director compensation	40,614	15,958	117,433	15,958
Acquisition fees paid to advisor	—	—	69,000	—
Due diligence costs related to properties not acquired	1,687	595,018	33,947	595,018
	769,845	713,137	4,444,740	915,889
Net (loss) income before income taxes	(692,288)	(663,010)	1,004,969	(842,637)
Provision for income taxes	(48,663)	—	67,818	—
Net (loss) income available to common shareholders per common share:	$(643,625)	$(663,010)	$937,151	$(842,637)
Basic	$(0.34)	$(1.05)	$0.50	$(3.67)
Diluted	$(0.34)	$(1.05)	$0.45	$(3.67)
Weighted-average number of common shares outstanding used in per share computations:
Basic	1,876,546	632,095	1,867,947	229,291
Diluted	1,876,546	632,095	2,084,697	229,291

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

SHOPOFF PROPERTIES TRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine months Ended September 30, 2009 and 2008
(Unaudited)

	Nine months Ended September 30, 2009	Nine months Ended September 30, 2008
Cash Flows From Operating Activities
Net income (loss)	$937,151	$(842,637)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of real estate investment	(2,069,914)	—
Depreciation expense	17,761	—
Stock based compensation expense	474,556	—
Changes in assets and liabilities:
Due to related parties	(117,580)	(149,841)
Accounts payable and accrued liabilities	218,663	45,026
Prepaid expenses and other assets	(58,565)	(36,480)
Net cash used in operating activities	(597,928)	(983,932)
Cash Flows From Investing Activities
Purchase of property and equipment	(80,780)	—
Notes receivable, net	(63,173)	(537,000)
Real estate investments	(6,511,917)	—
Proceeds from sale of real estate investment, net	4,684,047	—
Real estate deposits	1,300,000	—
Net cash used in investing activities	(671,823)	(537,000)
Cash Flows From Financing Activities
Offering costs paid to advisor	(477,965)	(2,078,357)
Stock subscriptions	43,700	76,807
Issuance of common stock to subscribers	144,400	16,200,350
Restricted cash	(43,701)	778,765
Net cash (used in) provided by financing activities	(333,566)	14,977,565
Net change in cash	(1,603,317)	13,456,633
Cash, beginning of period	7,486,696	200,550
Cash, end of period	$5,883,379	$13,657,183
Supplemental Information For Non-Cash Investing and Financing Activities
Acquisition of land with assumption of debt	$2,000,000	$—
Cash paid for income taxes	$91,500	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

SHOPOFF PROPERTIES TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

Shopoff Properties Trust, Inc. (the “Trust”) was incorporated on November 16, 2006 under the laws of the State of Maryland. The Trust intends to elect to be treated as a real estate investment trust (“REIT”) for federal income tax purposes for its tax year ending December 31, 2010. The Trust was incorporated to raise capital and acquire ownership interests in undervalued, undeveloped, non-income producing real estate assets for which the Trust will obtain entitlements and hold such assets as long-term investments for eventual sale. In addition, the Trust may acquire partially improved and improved residential and commercial properties and other real estate investments. It is presently expected that the majority of the Trust’s real estate related assets will be located in California, Nevada, Arizona, Hawaii and Texas. The Trust and all of its majority-owned subsidiaries are hereinafter collectively referred to as (the “Company” or “We”).

The recent focus of our acquisitions has been on distressed or opportunistic property offerings. At our inception, our focus was on adding value to property through the entitlement process, but the current real estate market has generated a supply of real estate projects that are all partially or completely developed versus vacant, undeveloped land. This changes the focus of our acquisitions to enhancing the value of real property through redesign and engineering refinements and removes much of the entitlement risk that we expected to undertake. Although acquiring distressed assets at greatly reduced prices from the peaks of 2005 – 2006 does not guaranty us success, we believe that it does allow us the opportunity to acquire more assets than previously contemplated.

We believe there will be continued distress in the real estate market in the near term and expect this to put downward pressure on near term prices. Our view of the mid to long term is more positive, and we expect property values to improve over the four- to ten-year time horizon. Our plan is to be in a position to capitalize on these opportunities for capital appreciation.

The Company is conducting a best-efforts initial public offering in which it is offering 2,000,000 shares of its common stock at a price of $9.50 per share. If the 2,000,000 shares are sold, the offering price will increase to $10.00 per share until an additional 18,100,000 shares of common stock are sold. On August 29, 2008, the Company met the minimum offering requirement of the sale of at least 1,700,000 shares of common stock. As of September 30, 2009, the Company had accepted subscriptions for the sale of 1,851,400 shares of its common stock at a price of $9.50 per share not including 21,100 shares issued to The Shopoff Group L.P. and not including 35,000 shares of vested restricted stock issued to certain officers and directors. As of September 30, 2009, the Company had sold but not yet accepted subscriptions for the sale of 4,600 shares of its common stock at a price of $9.50 per share. As of September 30, 2009, the Company had 144,000 shares of common stock at a price of $9.50 and 18,100,000 shares at a price of $10.00 remaining for sale. On August 27, 2009, the Company announced that it had extended the expiration date of its best-efforts initial public offering by one year, from August 29, 2009 until August 29, 2010 (or until the date the entire offering is sold).

On December 31, 2008, we acquired our first real estate property, which was sold on March 20, 2009 (See Note 4). As such, management believes that the Company has commenced its planned principal operations and transitioned from a development stage enterprise to an active company. The Company adopted December 31 as its fiscal year end.

As of September 30, 2009, the Company owned five properties, sixty five finished residential lots in the City of Lake Elsinore, California purchased for $650,000, five hundred forty three unimproved residential lots in the City of Menifee, California purchased for $1,650,000, a final plat of 739 single family residential lots on a total of 200 acres of unimproved land in the Town of Buckeye, Maricopa County, Arizona purchased for $3,000,000, approximately 118 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California acquired via a Settlement Agreement with Springbrook Investments, L.P., a California limited partnership (“Springbrook”), in which Springbrook agreed to execute and deliver a grant deed to the underlying real estate collateral in consideration for the discharge by the Company of all of Springbrook’s obligations under a secured promissory note owned by the Company and

5

SHOPOFF PROPERTIES TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS  – (continued)

approximately 6.11 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California also acquired via a Settlement Agreement with Springbrook, in which Springbrook agreed to execute and deliver a grant deed to the underlying real estate collateral in consideration for the discharge by the Company of all of Springbrook’s obligations under a second, separate secured promissory note owned by the Company (See Note 4). Through June 30, 2009, the Company had originated three loans, a $600,000 secured loan to Mesquite Venture I, LLC and two secured loans totaling $2,300,000 to Aware Development Company, Inc. of which one loan, the $600,000 secured loan to Mesquite Venture I, LLC was outstanding as of September 30, 2009 (See Note 3).

The Company’s day-to-day operations are managed by Shopoff Advisors, L.P., a Delaware limited partnership (the “Advisor”), as further discussed in Note 7. The Advisor manages, supervises and performs the various administrative functions necessary to carry out our day-to-day operations. In addition, the Advisor identifies and presents potential investment opportunities and is responsible for our marketing, sales and client services. Pursuant to the Advisory Agreement, the Advisor’s activities are subject to oversight by our board of directors.

All of the properties acquired on behalf of us are owned or managed by Shopoff Partners, L.P., a Maryland limited partnership of which we own a majority interest (the “Operating Partnership”), or by wholly owned subsidiaries of the Operating Partnership. The Trust’s wholly owned subsidiary, Shopoff General Partner, LLC, a Maryland limited liability company (the “Sole General Partner”), is the sole general partner of the Operating Partnership and owns 1% of the equity interest therein. The Trust and the Advisor own 98% and 1% of the Operating Partnership, respectively, as limited partners.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such financial statements and accompanying notes are the representation of the Company’s management, who is responsible for their integrity and objectivity.

The information furnished has been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting, the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and disclosures have been condensed or omitted and therefore should be read in conjunction with the consolidated financial statements and notes thereto contained in the annual report on Form 10-K for the year ended December 31, 2008. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (which consisted only of normal recurring adjustments) which management considers necessary to present fairly the financial position of the Company as of September 30, 2009, the results of operations for the three and nine month periods ended September 30, 2009 and 2008, and cash flows for the nine months ended September 30, 2009 and 2008. The results of operations for the three months ended September 30, 2009 are not necessarily indicative of the results anticipated for the entire year ending December 31, 2009. Amounts related to disclosure of December 31, 2008 balances within these interim condensed consolidated financial statements were derived from the audited 2008 consolidated financial statements and notes thereto.

Principles of Consolidation

Since the Company’s wholly owned subsidiary, Shopoff General Partner, LLC, is the sole general partner of the Operating Partnership and has unilateral control over its management and major operating decisions (even if additional limited partners are admitted to the Operating Partnership), the accounts of the Operating Partnership are consolidated in the Company’s consolidated financial statements. The accounts of Shopoff General Partner, LLC are also consolidated in the Company’s consolidated financial statements since it is
6

SHOPOFF PROPERTIES TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

wholly owned by the Company. SPT Real Estate Finance, LLC, SPT-SWRC, LLC, SPT-Lake Elsinore Holding Co., LLC and SPT AZ Land Holdings, LLC are also 100% owned by the Operating Partnership and therefore their accounts are consolidated in the Company’s financial statements as of September 30, 2009 and December 31, 2008.

All intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

It is the Company’s policy to require management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. These estimates will be made and evaluated on an on-going basis, using information that is currently available as well as applicable assumptions believed to be reasonable under the circumstances. Actual results may vary from those estimates; in addition, such estimates could be different under other conditions and/or if we use alternative assumptions.

Reclassifications

Certain amounts in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk

The financial instrument that potentially exposes the Company to a concentration of credit risk principally consists of cash. The Company deposits its cash with high credit financial institutions. As of September 30, 2009, the Company maintained cash balances at certain financial institutions in excess of the Federal Deposit Insurance Corporation (“FDIC”) limit of $250,000 ($100,000 prior to September 30, 2008). Bank balances in excess of the FDIC limit as of September 30, 2009 and December 31, 2008 approximated $17 and $2,481,000, respectively.

As of September 30, 2009 and December 31, 2008, the Company maintained marketable securities in a money market account at certain financial institutions in excess of the Securities Investor Protection Corporation (“SIPC”) limit of $500,000. Bank balances in excess of the SIPC limit as of September 30, 2009 and December 31, 2008 approximated $4,452,000 and $3,961,000, respectively. This money market account, also known as a brokerage safekeeping account, is protected by additional coverage that the financial institution has purchased through Lloyd’s of London, which provides additional protection up to $149.5 million.

The Company’s real estate related assets are located in Arizona, California and Nevada. Accordingly, there is a geographic concentration of risk subject to fluctuations in the local economies of Arizona, California and Nevada. Additionally, the Company’s operations are generally dependent upon the real estate industry, which is historically subject to fluctuations in local, regional and national economies.

Revenue and Profit Recognition

It is the Company’s policy to recognize gains on the sale of investment properties. In order to qualify for immediate recognition of revenue on the transaction date, the Company requires that the sale be consummated, the buyer’s initial and continuing investment be adequate to demonstrate a commitment to pay, any receivable resulting from seller financing not be subject to future subordination, and that the usual risks and rewards of ownership be transferred to the buyer. We would expect these criteria to be met at the close of

7

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

escrow. The Company’s policy also requires that the seller not have any substantial continuing involvement with the property. If we have a commitment to the buyer in a specific dollar amount, such commitment will be accrued and the recognized gain on the sale will be reduced accordingly.

Transactions with unrelated parties which in substance are sales but which do not meet the criteria described in the preceding paragraph will be accounted for using the appropriate method (such as the installment, deposit, or cost recovery method) as set forth in the Company’s policy. Any disposition of a real estate asset which in substance is not deemed to be a “sale” for accounting purposes will be reported as a financing, leasing, or profit-sharing arrangement as considered appropriate under the circumstances of the specific transaction.

For income-producing properties, we intend to recognize base rental income on a straight-line basis over the terms of the respective lease agreements (including any rent holidays). Differences between recognized rental income and amounts contractually due under the lease agreements will be credited or charged (as applicable) to rent receivable. Tenant reimbursement revenue, which is expected to be comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other expenses, will be recognized as revenue in the period in which the related expenses are incurred.

Interest income on the Company’s real estate notes receivable is recognized on an accrual basis over the life of the investment using the interest method. Direct loan origination fees and origination or acquisition costs are amortized over the term of the loan as an adjustment to interest income. The Company will place loans on nonaccrual status when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the Company will reserve the accrual for unpaid interest and will not recognize subsequent interest income until the cash is received, or the loan returns to accrual status.

Notes Receivable

The Company’s notes receivable are recorded at cost, net of loan loss reserves, and evaluated for impairment at each balance sheet date. The amortized cost of a note receivable is the outstanding unpaid principal balance, net of unamortized costs and fees directly associated with the origination or acquisition of the loan.

The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. A reserve is established when the present value of payments expected to be received, observable market prices, or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) of an impaired loan is lower than the carrying value of that loan.

Cost of Real Estate Assets Not Held for Sale

We anticipate that real estate assets will principally consist of wholly-owned undeveloped real estate for which we will obtain entitlements and hold such assets as long term investments for eventual sale. Undeveloped real estate not held for sale will be carried at cost subject to downward adjustment as described in “Impairment” below. Cost will include the purchase price of the land, related acquisition fees, as well as costs related to entitlement, property taxes and interest. In addition, any significant other costs directly related to acquisition and development of the land will be capitalized. The carrying amount of land will be charged to earnings when the related revenue is recognized.

Income-producing properties will generally be carried at historical cost less accumulated depreciation. The cost of income-producing properties will include the purchase price of the land and buildings and related improvements. Expenditures that increase the service life of such properties will be capitalized; the cost of maintenance and repairs will be charged to expense as incurred. The cost of building and improvements will be depreciated on a straight-line basis over their estimated useful lives, which are expected to principally

8

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

range from approximately 15 to 39 years. When depreciable property is retired or disposed of, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in operations.

The costs related to abandoned projects are expensed when management believes that such projects are no longer viable investments.

Property Held for Sale

The Company’s policy, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets, requires that in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods report the results of operations of the component as discontinued operations.

When a property is held for sale, such property will be carried at the lower of (i) its carrying amount or (ii) the estimated fair value less costs to sell. In addition, a depreciable property being held for sale (such as a building) will cease to be depreciated. We will classify operating properties as held for sale in the period in which all of the following criteria are met:

•	Management, having the authority to approve the action, commits to a plan to sell the asset;
•	The asset is available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such asset;
•	An active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;
•	The sale of the asset is probable, and the transfer of the asset is expected to qualify for recognition as a completed transaction within one year;
•	The asset is being actively marketed for sale at a price that is reasonable in relation to its current estimated fair value; and
•	Given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be abandoned.

Selling commissions and closing costs will be expensed when incurred.

We believe that the accounting related to property valuation and impairment is a critical accounting estimate because: (1) assumptions inherent in the valuation of our property are highly subjective and susceptible to change and (2) the impact of recognizing impairments on our property could be material to our condensed consolidated balance sheets and statements of operations. We will evaluate our property for impairment periodically on an asset-by-asset basis. This evaluation includes three critical assumptions with regard to future sales prices, cost of sales and absorption. The three critical assumptions include the timing of the sale, the land residual value and the discount rate applied to determine the fair value of the income-producing properties on the balance sheet date. Our assumptions on the timing of sales are critical because the real estate industry has historically been cyclical and sensitive to changes in economic conditions such as interest rates and unemployment levels. Changes in these economic conditions could materially affect the projected sales price, costs to acquire and entitle our land and cost to acquire our income-producing properties. Our assumptions on land residual value are critical because they will affect our estimate of what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Our assumption on discount rates is critical because the selection of a discount rate affects the estimated fair value of the income-producing properties. A higher discount rate reduces the estimated fair value of such properties, while a lower discount rate increases the estimated fair value of these properties. Because of changes in economic and market conditions and assumptions and estimates required of management in valuing property held for investment during these changing

9

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

market conditions, actual results could differ materially from management’s assumptions and may require material property impairment charges to be recorded in the future.

Long-Lived Assets

The Company’s policy requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset held for use is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. There were no impairment losses recorded for the three and nine months ended September 30, 2009 and December 31, 2008.

The Company’s policy also requires us to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to shareholders) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

Earnings Per Share

Basic net income (loss) per share (“EPS”) is computed by dividing income (loss) by the weighted average number of common shares outstanding during each period. The computation of diluted net income (loss) further assumes the dilutive effect of stock options, stock warrants and contingently issuable shares, if any.

As of September 30, 2009, the Company had granted 173,750 shares of restricted stock to certain directors and officers, 35,000 of which vested as of September 30, 2009 and 138,750 of which remain unvested as of September 30, 2009. However, such unvested shares were included in the calculation of EPS for the nine months ended September 30, 2009 since their effect will be dilutive.

As of September 30, 2009, the Company had 78,000 stock options that were granted to certain directors and officers, 16,400 of which vested as of September 30, 2009 and 61,600 of which remain unvested as of September 30, 2009. The 78,000 stock options were included in the calculation of EPS for the nine months ended September 30, 2009 since their effect will be dilutive.

The following is a reconciliation of the shares used in the computation of basic and diluted EPS for the three and nine month periods ended September 30, 2009 and 2008, respectively:

	Three Months Ended September 30,		Nine months Ended September 30,
	2009	2008	2009	2008
		(Unaudited)
Numerator:
Net (loss) income	$(643,625)	$(663,010)	$937,151	$(842,637)
Denominator:
Weighted average outstanding shares of common stock	1,876,546	632,095	1,867,947	229,291
Effect of contingently issuable restricted stock	—	—	138,750	—
Effect of contingently issuable stock options	—	—	78,000	—
Weighted average number of common shares and potential common shares outstanding	1,876,546	632,095	2,084,697	229,291
Basic (loss) income per common share	$(0.34)	$(1.05)	$0.50	$(3.67)
Diluted (loss) income per common share	$(0.34)	$(1.05)	$0.45	$(3.67)

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Estimated Fair Value of Financial Instruments and Certain Other Assets/Liabilities

The Company’s financial instruments include cash, accounts receivable, prepaid expenses, security deposits, accounts payable and accrued expenses and notes payable. Management believes that the fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing interest rates and the short-term maturities of such financial instruments.

Management has concluded that it is not practical to estimate the fair value of amounts due to and from related parties. The Company’s policy requires, where reasonable, that information pertinent to those financial instruments be disclosed, such as the carrying amount, interest rate, and maturity date; such information is included in Note 7. Management believes it is not practical to estimate the fair value of related party financial instruments because the transactions cannot be assumed to have been consummated at arm’s length, there are no quoted market values available for such instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments (if any) and the associated potential cost.

The Company does not have any assets or liabilities that are measured at fair value on a recurring basis and, as of September 30, 2009 and December 31, 2008, did not have any assets or liabilities that were measured at fair value on a nonrecurring basis.

When the Company has a loan that is identified as being impaired or being reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable in accordance with Company policy and is collateral dependent, it is evaluated for impairment by comparing the estimated fair value of the underlying collateral, less costs to sell, to the carrying value of the loan.

Our Company policy establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices for identical financial instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as instruments that have little to no pricing observability as of the reported date. These financial instruments do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The Company’s policy also discusses determining fair value when the volume and level of activity for the asset or liability has significantly decreased and identifying transactions that are not orderly. Company policy emphasizes that even if there has been a significant decrease in the volume and level of activity for an asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. Furthermore, Company policy requires additional disclosures regarding the inputs and valuation technique(s) used in estimating the fair value of assets and liabilities as well as any changes in such valuation technique(s).

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The following items are measured at fair value on a recurring basis subject to the Company’s disclosure requirements at September 30, 2009 and December 31, 2008:

	As of September 30, 2009
			Fair Value Measurements Using:
	Carrying Value	Total Fair Value	Quoted Markets Prices (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets (Liabilities) Cash Equivalents	$4,951,753	$4,951,753	$4,951,753	$—	$—

	As of December 31, 2008
			Fair Value Measurements Using:
	Carrying Value	Total Fair Value	Quoted Markets Prices (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets (Liabilities) Cash Equivalents	$4,460,643	$4,460,643	$4,460,643	$—	$—

Noncontrolling Interests in Consolidated Financial Statements

The Company classifies noncontrolling interests (previously referred to as “minority interest”) as part of consolidated net earnings ($0 for the each of the quarters ended September 30, 2009 and 2008, respectively) and includes the accumulated amount of noncontrolling interests as part of stockholders’ equity ($100 for the quarter ended September 30, 2009 and year ended December 31, 2008, respectively). The net loss amounts the Company has previously reported are now presented as “Net loss attributable to Shopoff Properties Trust, Inc.” and, earnings per share continues to reflect amounts attributable only to the Company. Similarly, in the presentation of shareholders’ equity, the Company distinguishes between equity amounts attributable to the Company’s stockholders and amounts attributable to the noncontrolling interests — previously classified as minority interest outside of stockholders’ equity. Increases and decreases in the Company’s controlling financial interests in consolidated subsidiaries will be reported in equity similar to treasury stock transactions. If a change in ownership of a consolidated subsidiary results in loss of control and deconsolidation, any retained ownership interests are remeasured with the gain or loss reported in net earnings.

Stock-Based Compensation

The Company’s policy requires that all employee stock options and rights to purchase shares under stock participation plans be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award.

Subsequent Events

The Company defines subsequent events as transactions and events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The Company’s policy requires a disclosure of the date through which subsequent events have been evaluated by management. The Company must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. Management has evaluated subsequent events through November 16, 2009, which is the date the accompanying condensed consolidated financial statements were issued.

Recently Issued Accounting Pronouncements

In June 2009, the issued Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

replacement of FASB Statement No. 162 (“SFAS 168”). Under SFAS 168, The FASB Accounting Standards Codification (“Codification” or “ASC”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On July 1, 2009, the Codification superseded all then-existing non-SEC accounting and reporting standards for nongovernmental entities. All nongrandfathered non-SEC accounting literature not included in the Codification became nonauthoritiative at that time. SFAS 168 is effective for interim and annual periods ended after September 15, 2009. The adoption of SFAS 168 did not have a significant impact on the Company’s condensed consolidated financial statements.

In May 2009, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 165, Subsequent Events (“SFAS 165”), which was incorporated into the FASB Codification 855-10, Subsequent Events — Overall (“FASB ASC 855-10”). FASB ASC 855-10, which is effective for interim and annual periods ending after June 15, 2009, establishes general standards of and accounting for and disclosure of events that occur after the balances sheet date but before financial statements are issued or are available to be issued. The adoption of FASB ASC 855.10 did not have an impact on the Company’s condensed consolidated financial statements.

In April 2009, the FASB issued three FASB Staff Positions (“FSP”) related to fair value measurements:

•	FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FASB ASC 820-10-65-4”)
•	FSF No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FASB ASC 825-10-65-1”)
•	FAS No. FAS 115-2 and FAS 124-2, Recognition and Preservation of Other-Than-Temporary Impairments (“FASB ASC 320-10-65-1”)

The adoption of the above FSP’s did not have an impact on the Company’s condensed consolidated financial statements.

3. NOTES RECEIVABLE

As of September 30, 2009 and December 31, 2008, the Company, through wholly owned subsidiaries, had invested in real estate loans receivable as follows (dollars in thousands):

Loan Name Location of Related Property or Collateral	Date Acquired/ Originated	Property Type	Loan Type	Book Value as of September 30, 2009	Book Value as of December 31, 2008	Contractual Interest Rate	Annual Effective Interest Rate at September 30, 2009	Maturity Date as of September 30, 2009
Mesquite Venture I
Mesquite, Nevada	9/30/2008	Vacant Land	Second deed of Trust	$600,000	$558,000	14.00%	14.00%	5/15/2010
Reserve for loan losses				—	—
				$600,000	$558,000

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

3. NOTES RECEIVABLE  – (continued)

The following summarizes the activity related to real estate loans receivable for the nine months ended September 30, 2009:

Real estate loans receivable – December 31, 2008	$558,000
Origination of real estate loans	2,300,000
Amortization of prepaid interest	42,000
Real estate loans receivable converted to real estate owned (REO)	(2,300,000)
Provision for loan losses	—
Real estate loans receivable – September 30, 2009	$600,000

Mesquite Venture I, LLC

On September 30, 2008, the Company originated, through SPT Real Estate Finance, LLC, one real estate loan for an amount of $600,000. All attorney and closing costs were paid by the borrower. The loan is a second position lien behind a $3,681,000 first position lien. The term of the loan was nine months due on June 30, 2009 and bore interest at an annual rate of 14%. The loan is secured by a deed of trust, assignment of rents and security agreement encumbering real property situated in the City of Mesquite with an appraised value of $11,000,000 as of July 18, 2008. On September 30, 2008, the Company recorded this real estate loan as a note receivable with $63,000 of prepaid interest netted against the note balance. Prepaid interest is amortized over the life of the note. The Company recognized interest income related to this note of $42,000 for the nine months ended September 30, 2009 and $21,000 for the year ended December 31, 2008. As of September 30, 2009 and December 31, 2008, the note receivable balance net of the unamortized interest was $600,000 and $558,000, respectively.

The compensation received by the Company’s Advisor and its affiliates in connection with this transaction is as follows: (i) an acquisition fee equal to 3% of the loan amount, or $18,000, and (ii) monthly asset management fees equal to 1/12 of 2% of the total loan amount, or $1,000 per month, plus capitalized entitlement and project related costs, for the first year, and then based on the appraised value of the asset after one year. The total compensation received by Shopoff Advisors as of September 30, 2009, was $30,000.

On or about June 30, 2009, the Company, through SPT Real Estate Finance, LLC, agreed to extend the maturity date of its secured note with Mesquite Venture I, LLC from June 30, 2009 to May 15, 2010. In consideration of this loan extension, Mesquite Venture I, LLC agreed to pay a loan extension fee of five percent of the outstanding principal balance or $30,000 payable as follows: $10,000 upon execution of the secured note extension, $10,000 on October 1, 2009 and $10,000 on January 1, 2010. Mesquite Venture I, LLC also agreed to make a $10,000 payment on April 1, 2010 which will be applied against accrued and unpaid interest. Interest will accrue on the outstanding principal balance at an annual rate of fourteen percent and all accrued and unpaid interest and principal will be due and payable in full at the new maturity date of May 15, 2010. As of the date of this filing, Mesquite Venture I, LLC had not made the $10,000 loan extension fee payment due October 1, 2009. The Company’s advisor is currently in discussions with Mesquite Venture I, LLC regarding the unpaid $10,000 loan extension fee payment due October 1, 2009.

For the three and nine months ended September 30, 2009, SPT Real Estate Finance, LLC recognized accrued interest receivable of $21,173, on the secured real estate loan.

See Note 11 for additional information.

Aware Development Inc.

On January 9, 2009, SPT Real Estate Finance, LLC closed two separate loans to Aware Development Company, Inc., a California corporation (“Aware”). One loan was in the amount of $1,886,000 and the other loan was in the amount of $414,000. The loans were made from the proceeds of the offering and pursuant to two secured note agreements, each dated January 9, 2009 (the “Aware Notes”). The Aware Notes were secured by two separate Collateral Assignment and Pledge of Note, Deed of Trust and Loan Documents, each

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

3. NOTES RECEIVABLE  – (continued)

dated January 9, 2009 (collectively, “Pledge Agreements”), by and between Aware and SPT Real Estate Finance, LLC encumbering real property situated in the County of Riverside, California. Interest was payable on the Aware Notes to SPT Real Estate Finance, LLC at a rate of 28% per annum and the principal amount of the Aware Notes plus accrued interest was due and payable six months from the date of funding, or July 9, 2009. These Aware Notes could not be prepaid in whole or in part prior to such date, except in connection with a payoff by Aware of the underlying senior notes in favor of Vineyard Bank N.A., a national banking association (“Vineyard”), in accordance with the Pledge Agreements.

This was a related party transaction. Prior to the closing, Aware had entered into two separate note purchase agreements with Vineyard. Pursuant to the note purchase agreements, Aware had agreed to purchase from Vineyard two loans made by Vineyard to Springbrook Investments, L.P., a California limited partnership (“Springbrook”), whose general partner is a California corporation which is 100% owned by The Shopoff Revocable Trust dated August 12, 2004 (the “Shopoff Trust”). William and Cindy Shopoff are the sole trustees of the Shopoff Trust. William Shopoff is the president, chief executive officer and chairman of the board of directors of the Company. One of the two loans made by Vineyard to Springbrook was in the original principal amount of $5,187,000 and the other was in the original principal amount of $1,072,000 (as heretofore modified, collectively the “Vineyard Loans”).

The following were additional material terms with respect to the Vineyard Loans:

•	Aware agreed that, in the absence of additional defaults other than payment defaults, Aware would forbear from exercising its rights and remedies under the Vineyard Loans, including without limitation foreclosure, from the date January 9, 2009 through July 9, 2009 (“Forbearance Period”), in order to allow Springbrook time to attempt to refinance the Vineyard Loans. During the Forbearance Period, interest and other required payments required of Springbrook under the Vineyard Loans would continue to accrue at the stated rate, and would be added to principal.
•	At any time during the Forbearance Period, Aware agreed to accept, as payment in full under the Vineyard Loans, with respect to one note, the sum of $1,896,000 plus all accrued interest then due under the Notes, of which amount Springbrook would cause to be paid $1,886,000 directly to SPT Real Estate Finance, LLC, and $10,000 to Aware and all other amounts directly to SPT Real Estate Finance, LLC and, with respect to the second note, the sum of $424,000 plus all accrued interest then due under the Aware Notes, of which amount Springbrook would cause to be paid $414,000 directly to SPT Real Estate Finance, LLC, and $10,000 to Aware and all other amounts directly to SPT Real Estate Finance, LLC.
•	The commercial guaranties executed by William A. Shopoff, an individual, and William A. Shopoff and Cindy I. Shopoff, as Trustees of the Trust, in connection with the Vineyard Loans, were released, and Aware waived any and all right to recover under the same.

This transaction was approved by a majority of the Company’s board of directors (without the participation of William A. Shopoff), including a majority of the Company’s independent directors.

On or about July 12, 2009, SPT Real Estate Finance, LLC was informed by Aware that the Forbearance Period had ended and that Springbrook had not made payments in full under the Vineyard Loans which consisted, with respect to one note, of the sum of $1,886,000 plus all accrued interest due under the Note and, with respect to the second note, the sum of $414,000 plus all accrued interest due under the Note.

Aware also indicated that, in addition to Springbrook not making payments in full under the Vineyard Loans, Aware would not be paying to SPT Real Estate Finance, LLC as documented in the Pledge Agreements, the aggregate of $2,300,000 plus accrued interest due and payable to SPT Real Estate Finance, LLC at the maturity date of July 12, 2009 and that in full settlement of its liability to SPT Real Estate Finance, LLC, Aware would be transferring the Pledge Agreements to SPT Real Estate Finance, LLC.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

3. NOTES RECEIVABLE  – (continued)

Simultaneously with Aware indicating that it would not be paying to SPT Real Estate Finance, LLC all sums due and owing as agreed to in the Pledge Agreements, the aggregate of $2,300,000 plus accrued interest due, Highgrove Inc., the general partner of Springbrook of which the sole shareholder is the Shopoff Trust, indicated that it would be executing a deed-in-lieu of foreclosure in favor of SPT Real Estate Finance, LLC.

On August 24, 2009, SPT Real Estate Finance, LLC, acquired ownership of the two Vineyard Loans pursuant to two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents (the “Assignment Agreements”) executed by Aware in favor of SPT Real Estate Finance LLC. Subsequently, SPT Real Estate Finance LLC, as lender pursuant to the Assignment Agreements, entered into two Settlement Agreements, each dated September 3, 2009, with Springbrook. In the Settlement Agreements, Springbrook agreed to execute and deliver to SPT Real Estate Finance, LLC grant deeds to the underlying real estate collateral for the Vineyard Loans in consideration for the discharge by SPT Real Estate Finance, LLC of all Springbrook’s obligations under the Vineyard Loans. Accordingly, on September 4, 2009, SPT Real Estate Finance, LLC took title to the following Springbrook properties which served as collateral under the Vineyard Loans:

•	approximately 118 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California; and
•	approximately 6.11 acres of vacant and unentitled land located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California.

On September 24, 2009, SPT Real Estate Finance, LLC deeded the collateral under the Vineyard Loans to SPT Lake Elsinore Holding Co., LLC, an affiliated entity wholly owned by the Operating Partnership.

Prior to Aware executing the Assignment Agreements, Aware had provided SPT Real Estate Finance, LLC with an appraisal completed for Vineyard dated June 18, 2008 concluding that the “as is” land value for the 117.24 acre property is $1,760,000. Aware also provided SPT Real Estate Finance, LLC with an appraisal completed for Vineyard dated June 9, 2008 concluding that the “as is” land value for the 6.11 acre property is $1,650,000. The total value for the two properties based on the aforementioned appraisals performed in June of 2008 is $3,410,000. Although the two appraisals are fifteen months old and the Company has not obtained more recent appraisals, the Company believes that the combined appraised value of $3,410,000 is a representative value for the two properties.

The compensation received by the Company’s affiliated advisor, the Advisor, and its affiliates in connection with this transaction was as follows: (i) an acquisition fee equal to 3% of the loan amount, or $69,000, and (ii) monthly asset management fees equal to 1/12 of 2% of the total loan amount, or $3,833 per month, plus capitalized entitlement and project related costs, for the first year, and then based on the appraised value of the asset after one year. The total compensation received by Shopoff Advisors as of September 30, 2009, was $100,208.

For the three and nine months ended September 30, 2009, SPT Real Estate Finance, LLC recognized accrued interest receivable of $21,173 and $324,647, respectively, on the two Aware Notes. The Aware Notes of $1,886,000 and $414,000 and the related accrued interest receivable previously included in notes receivable are now included as investments in real estate on the accompanying condensed consolidated balance sheets.

4. REAL ESTATE INVESTMENTS

Winchester Ranch (Pulte Home Project)

SPT — SWRC, LLC, an entity wholly owned by the Operating Partnership, was formed in October 2008 principally to acquire real estate properties in the area known as Southwest Riverside County California. Because SPT — SWRC, LLC is wholly owned by the Operating Partnership, the accounts of SPT — SWRC, LLC are consolidated in the Company’s consolidated financial statements.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

4. REAL ESTATE INVESTMENTS  – (continued)

On December 31, 2008, SPT-SWRC, LLC, closed on the acquisition of certain parcels of land (the “Pulte Home Project”) pursuant to a Purchase Agreement, dated December 23, 2008, with Pulte Home Corporation, a Michigan corporation (“Pulte Home”), an entity unaffiliated with the Company and its affiliates. The purchase price of the Pulte Home Project was $2,000,000. The Pulte Home Project is located in an area commonly known as Winchester Ranch and consists of partially improved land with the surface being in the first stage of the grading process and with streets and lots undefined (rough graded). The land is zoned for residential properties with a portion set aside for multi-family residential units.

In connection with this acquisition, the Company incurred acquisition costs of approximately $614,000, which includes $476,774 in reconveyance costs that were capitalized in the accompanying condensed consolidated balance sheets as part of the purchase price. The compensation received by the Company’s affiliated advisor, the Advisor, and its affiliates upon consummation of this transaction was as follows: (i) an acquisition fee equal to 3% of the contract purchase price, or $60,000, and (ii) monthly asset management fees equal to 1/12 of 2% of the total contract price, or $3,333 per month, plus capitalized entitlement and project related costs, for the first year, and then based on the appraised value of the asset after one year.

In connection with the purchase, SPT-SWRC, LLC agreed to replace existing subdivision improvement agreements and related bonds within 180 days of the closing, or September 30, 2009, and it executed a deed of trust in the amount of $4,692,800 securing this obligation. The deed of trust also secures SPT- SWRC, LLC’s obligation to record Tract Map No. 30266-2 within 180 days of the closing (see Note 8). In addition, Pulte Home had the right of first refusal to repurchase the Pulte Home Project, subject to certain terms and conditions and the Company’s approval of such repurchase.

On February 27, 2009, SPT-SWRC, LLC entered into a purchase and sale agreement to sell the Pulte Home Project to Khalda Development, Inc. (“Khalda”), an entity unaffiliated with the Company and its affiliates. The contract sales price was $5,000,000 and the transaction closed escrow on March 20, 2009. The Company recognized a gain on sale related to this transaction of approximately $2,070,000. In connection with this purchase, Khalda assumed SPT-SWRC, LLC’s obligation to replace the existing subdivision improvement agreements and related bonds on or before September 30, 2009. Pulte Home waived its right of first refusal to repurchase the Pulte Home Project.

On May 1, 2009, Pulte Home caused a “Notice of Default and Election to Sell Under Deed of Trust” to be filed in the Official Records of Riverside County with respect to the Pulte Home Project. Pulte is alleging that SPT-SWRC, LLC was obligated by Section B(10) of the deed of trust to obtain Pulte Home’s written consent to the transfer of the obligations secured by the Deed of Trust to Khalda and that no such consent was obtained, despite Pulte Home’s execution of a waiver of its right of first refusal to repurchase the Pulte Home Project. A transfer of the Pulte Home Project in violation of the provisions of the deed of trust allows Pulte Home to accelerate the performance of the existing, secured obligations of SPT-SWRC, LLC and to commence foreclosure proceedings under the deed of trust.

Management believes the sale of the Pulte Home Project by SPT-SWRC, LLC to Khalda is completed. Khalda was aware of the obligations secured by the deed of trust and assumed such obligations when it purchased the Pulte Home Project from SPT-SWRC on March 20, 2009. Management believes that the maximum amount of any legal exposure resulting from any action by Pulte Home with respect to this property would be limited to the value of the property, which is no longer owned by SPT-SWRC, LLC. Khalda, the current owner of the property, is in the process of obtaining the governmental approvals necessary to satisfy its obligations and has declared bankruptcy in order to forestall the foreclosure proceedings so that such governmental approvals can be obtained. A consequence of the foreclosure is that ownership of the Winchester Hills Project could pass from Khalda back to Pulte Home.

The Pulte Home Project is also the subject of a dispute regarding obligations retained by both Pulte Home, when it sold the Winchester Ranch project to SPT SWRC, LLC, on December 31, 2008, and by SPT

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

4. REAL ESTATE INVESTMENTS  – (continued)

SWRC, LLC when it resold the Winchester Ranch project to Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure (the “Improvements”). Both sales were made subject to the following agreements which, by their terms, required the Improvements to be made: (i) a Reconveyance Agreement, dated November 15, 2007, by and among Pulte Home and the prior owners of the Winchester Ranch project — Barratt American Incorporated, Meadow Vista Holdings, LLC (“Meadow Vista”) and Newport Road 103, LLC (“Newport”) (the “Reconveyance Agreement”), and (ii) a letter agreement, dated December 30, 2008, executed by SPT SWRC, LLC, Meadow Vista, and Newport, and acknowledged by Pulte Home (the “Subsequent Letter Agreement”). Meadow Vista and Newport, as joint claimants (the “Claimants”) against Pulte Home and SPT SWRC, LLC, have initiated binding arbitration in an effort to require Pulte Home to reaffirm its obligations under the Reconveyance Agreement and the Subsequent Letter Agreement to make the Improvements in light of the subsequent transfer of ownership of the Winchester Ranch project to Khalda, and to require that certain remedial measures be taken to restore the site to a more marketable condition. SPT SWRC, LLC maintains that it is not a proper party to the arbitration, because the declaratory action being sought by the Claimants is to establish rights of the Claimants against Pulte Home, and not against SPT SWRC, LLC, and neither SPT SWRC, LLC nor Pulte Home has taken the position that their respective transfers of the Winchester Ranch project has released them from the obligation to make the Improvements. The arbitration process is at its inception and, although we believe the request for declaratory relief by the Claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings at this time.

Wasson Canyon Project

SPT — Lake Elsinore Holding Co., LLC, an entity wholly owned by the Operating Partnership, was formed in March 2009 principally to acquire real estate properties in the Lake Elsinore area of Riverside County California. Because SPT — Lake Elsinore Holding Co., LLC is wholly owned by the Operating Partnership, the accounts of SPT — Lake Elsinore Holding Co., LLC are consolidated in the Company’s consolidated financial statements.

On April 17, 2009, SPT — Lake Elsinore Holding Co., LLC closed on the purchase of real property constituting sixty five (65) finished lots located in the City of Lake Elsinore, Riverside County, California, commonly known as Wasson Canyon (the “Wasson Canyon Project”), for the purchase price of $650,000. The purchase was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase Agreement”), dated April 14, 2009, by and between the SPT — Lake Elsinore Holding Co., LLC, buyer and MS Rialto Wasson Canyon CA, LLC, a Delaware limited liability company, as seller.

Pursuant to the Purchase Agreement, SPT — Lake Elsinore Holding Co., LLC agreed to replace existing subdivision improvement agreements and related bonds within 180 days of the closing and executed a deed of trust in the amount of $650,000 securing this obligation. This obligation is customary in transactions of this type.

In addition, pursuant to the Purchase Agreement, MS Rialto Wasson Canyon CA, LLC has the right of first refusal to repurchase the Wasson Canyon Project from SPT — Lake Elsinore Holding Co., LLC. Under the terms of the right of first refusal agreement entered into in connection with this transaction, MS Rialto Wasson Canyon CA, LLC may exercise its right of first refusal by matching the terms and conditions of a bona fide offer received by SPT — Lake Elsinore Holding Co., LLC from a third party to purchase all or a portion of the Wasson Canyon Project.

Finally, pursuant to the Purchase Agreement, SPT — Lake Elsinore Holding Co., LLC assumed the obligations of MS Rialto Wasson Canyon CA, LLC as a party to a profits participation agreement, dated June 28, 2005 (the “Profits Participation Agreement”), pursuant to which SPT — Lake Elsinore Holding Co., LLC is obligated to share 50% of project revenues, less project costs and certain other deductions, earned by it (calculated based on MS Rialto Wasson Canyon CA, LLC’s original basis) if the Wasson Canyon Project is

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

4. REAL ESTATE INVESTMENTS  – (continued)

resold in a bulk sale. The original parties to the Profits Participation Agreement were Wasson Canyon Holdings, LLC, as obligor, and Wasson Canyon Investments, L.P., as obligee. The obligee assigned its rights to Wasson Canyon Investments II, L.P., an entity whose general partner is an affiliate of the Company’s sponsor, The Shopoff Group. As a result of the decline in overall property values since 2005, as a practical matter, the profits participation would only take effect in the event of a bulk sale of the Wasson Canyon Project in excess of $7,500,000, or approximately $115,385 per lot.

MS Rialto Wasson Canyon CA, LLC is not affiliated with the Company or any of its affiliates.

The Company’s affiliated advisor, Shopoff Advisors, L.P., received an acquisition fee equal to 3% of the contract purchase price, or $19,500, upon consummation of the transaction.

As of the nine months ended September 30, 2009, SPT — Lake Elsinore Holding Co., LLC had incurred, in addition to the purchase price of $650,000, an additional $362,543 in capitalized project costs including the previously mentioned $19,500 acquisition fee.

Underwood Project

On May 19, 2009, SPT — Lake Elsinore Holding Co., LLC, closed on the purchase of real property constituting 543 single family residential lots, a 9.4 acre park and over 70 acres of open space on a total of 225 acres of unimproved land commonly referred to as tract 29835 located in the City of Menifee, Riverside County, California, commonly known as the “Underwood Project.” The purchase price was $1,650,000. The purchase was made pursuant to a Purchase Agreement, dated May 13, 2009, by and between the Buyer and U.S. Bank National Association.

U.S. Bank National Association is not affiliated with the Company or any of its affiliates.

The Company’s affiliated advisor, Shopoff Advisors, L.P., received an acquisition fee equal to 3% of the contract purchase price, or $49,500, upon consummation of the transaction.

As of the nine months ended September 30, 2009, SPT — Lake Elsinore Holding Co., LLC had incurred, in addition to the purchase price of $1,650,000, an additional $88,675 in capitalized project costs including the previously mentioned $49,500 acquisition fee.

Desert Moon Estates Project

On July 31, 2009, SPT AZ Land Holdings, LLC, an entity wholly owned by the Operating Partnership, closed on the purchase of real property consisting of a final plat of 739 single family residential lots on a total of 200 acres of unimproved land commonly known as “Desert Moon Estates” located in the Town of Buckeye, Maricopa County, Arizona. The purchase price was $3,000,000. The purchase was made pursuant to a Purchase Agreement, dated June 29, 2009, by and between the SPT AZ Land Holdings, LLC and AZPro Developments, Inc., an Arizona corporation. On July 28, 2009, SPT AZ Land Holdings, LLC and AZPro Developments, Inc. executed a First Amendment to the Purchase Agreement modifying the terms of the original Purchase Agreement through the addition of a $2,000,000 Secured Promissory Note in favor of AZPro Developments, Inc. (the “Promissory Note”) (see Note 5) and deed of trust wherein AZPro Developments, Inc. will act as beneficiary and a concurrent reduction of cash required to close from $3,000,000 to $1,000,000.

AZpro Developments, Inc. is not affiliated with the Company or any of its affiliates.

The Company’s affiliate advisor, Shopoff Advisors, L.P., received an acquisition fee equal to 3% of the contract purchase price, or $90,000, upon consummation of the transaction.

As of the nine months ended September 30, 2009, SPT AZ Land Holdings., LLC had incurred, in addition to the purchase price of $3,000,000, an additional $39,911 in capitalized project costs comprised

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

4. REAL ESTATE INVESTMENTS  – (continued)

primarily of the previously mentioned acquisition fee, county tax and CFD credits and accrued interest on the secured promissory note to AZPro Development, Inc.

Springbrook Properties

On September 24, 2009, SPT — Lake Elsinore Holding Co., LLC, was deeded real property with an existing basis of $2,624,647, from SPT Real Estate Finance, LLC which was previously collateral on two separate secured real estate loans originated by SPT Real Estate Finance, LLC as discussed in Note 3. The real property received was comprised of approximately 118 acres of vacant and unentitled land, and approximately 6.11 acres of vacant and unentitled land, both located near the City of Lake Elsinore, in an unincorporated area of Riverside County, California. Prior to September 24, 2009, SPT Real Estate Finance, LLC had entered into two separate Settlement Agreements with Springbrook which agreed to execute and deliver to SPT Real Estate Finance, LLC grant deeds to the underlying real estate collateral for the Vineyard Loans in consideration for the discharge by SPT Real Estate Finance, LLC of all Springbrook’s obligations under the Vineyard Loans.

The Company’s affiliate advisor, Shopoff Advisors, L.P., did not receive an acquisition fee upon consummation of the transaction.

As of the nine months ended September 30, 2009, SPT Lake Elsinore Holding Co., LLC had incurred, in addition to the assumption of the existing basis of $2,624,647 from SPT Real Estate Finance, LLC, an additional $96,142 in capitalized project costs.

5. NOTE PAYABLE SECURED BY REAL ESTATE INVESTMENT

As discussed in Note 4 and in connection with the closing of Desert Moon Estates, SPT AZ Land Holdings, LLC executed a $2,000,000 promissory note and deed of trust in favor of AZPro Developments, Inc.

Interest on the Promissory Note will accrue on the principal outstanding from the date of the Promissory Note at a rate of six percent (6.00%) per annum. Payments of interest only will be made quarterly in arrears on November 1, 2009, February 1, 2010 and May 1, 2010. On the maturity date of the Promissory Note, July 31, 2010, the entire outstanding principal balance and all unpaid interest on the Promissory Note will be due and payable in full. The Promissory Note is secured by a Deed of Trust with Assignment of Rents which encumbers the Desert Moon Estates Property. SPT AZ Land Holdings, LLC may prepay in whole or in part the principal amount outstanding under the Promissory Note, together with accrued and unpaid interest thereon computed to the date of prepayment and any sums owing to AZPro Developments, Inc., without penalty or premium.

If SPT AZ Land Holdings, LLC fails to pay any installment of interest by the fifth day of each calendar quarter, AZPro Developments, Inc. has the right to assess a late fee equal to 10% of the amount that is delinquent and the interest rate on the entire principal amount outstanding will adjust to 12% per annum from the date the delinquent payment was first due until the delinquent payment has been made. Similar penalties apply if the principal is not paid upon the maturity date.

For the three and nine months ended September 30, 2009, SPT AZ Land Holdings, LLC recognized accrued interest payable of $20,384, on the outstanding Promissory Note.

6. STOCKHOLDERS’ EQUITY

Common Stock

The Company commenced a best-efforts initial public offering of 2,000,000 shares of its common stock at an offering price of $9.50 per share. Once 2,000,000 shares are sold, the offering price will increase to $10.00 per share until an additional 18,100,000 shares of common stock are sold.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

6. STOCKHOLDERS’ EQUITY  – (continued)

On November 27, 2006, The Shopoff Group L.P., the Company’s sponsor, purchased 21,100 shares of the Company’s common stock for total cash consideration of $200,450.

As of September 30, 2009, the Company had sold and accepted 1,851,400 shares of its common stock for $17,588,300 not including 21,100 shares issued to The Shopoff Group L.P. and not including 35,000 shares of vested restricted stock previously issued to certain officers and directors. As of September 30, 2009, the Company had sold $43,700 in stock subscriptions for 4,600 shares which had not yet been accepted by the Company. The stock was recorded as subscribed stock in the accompanying condensed consolidated balance sheets. As of December 31, 2008, the Company had sold and accepted 1,836,200 shares of its common stock for $17,443,900 not including 21,100 shares issued to The Shopoff Group L.P.

Restricted Stock Grants

The Company, under its 2007 Equity Incentive Plan, approved the issuance of restricted stock grants to its officers and non-officer directors on August 29, 2008, the date the Company reached the minimum offering amount of $16,150,000. The restricted stock grants, which aggregated 173,750 shares and have an individual value of $9.50 per share, have a vesting schedule of five years for officers and four years for non-officer directors. On August 29, 2009, 35,000 shares of restricted stock grants vested. During the nine months ended September 30, 2009, 5,000 shares of restricted stock were forfeited, 5,000 shares of restricted stock were subsequently reissued and 138,750 shares of restricted stock remained unvested and outstanding at September 30, 2009. The forfeiture and reissuance were the result of a departure of one of our directors and her subsequent replacement as director.

For the three and nine months ended September 30, 2009, the Company recognized compensation expense of $360,208 comprised of $332,500 for the vesting of restricted stock grants and $27,708 in accrued compensation expenses for unvested restricted stock grants. The vested restricted stock grants were recorded as $350 common stock for the par value of the vested restricted stock grants and $332,150 additional paid-in capital in the accompanying condensed consolidated balance sheets.

Stock Option Grants

The Company, under its 2007 Equity Incentive Plan, approved the granting of stock options to certain of its officers and non-officer directors on August 29, 2009. A total of 78,000 non-qualified stock options were granted: (i) independent director Glenn Patterson, 3,500 shares, (ii) independent director Patrick Meyer, 3,500 shares, (iii) independent director Stuart McManus, 3,000 shares, (iv) independent director Melanie Barnes, 3,000 shares (v) director Jeff Shopoff, 3,000 shares, (vi) officer Tim McSunas, 25,000 shares and (vii) officer Kevin Bridges, 37,000 shares. The options granted vest in 4 or 5 equal installments beginning on the grant date and on each anniversary of the grant date over a period of 3 or 4 years. The options have a contractual term of 10 years.

The fair value of stock-based awards is calculated using the Black-Scholes option pricing model. The Black-Scholes model requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. There is insufficient trading history in the Company’s common stock to allow for a historically based assessment of volatility. Furthermore, the Company’s shares are not traded on an exchange. The expected volatility is therefore based on the historical volatility of publicly traded real estate investment trusts with investment models and dividend policies deemed comparable to those of the Company. In accordance with the guidance in the Accounting Standards Codification (“ASC”) topic 718-S99 (originally issued as the SEC’s Staff Accounting Bulletin No. 110) the expected term of options is the average of the vesting period and the expiration date. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The Company does not expect to pay dividends in the foreseeable future, thus the dividend yield is assumed to be zero. These factors could change in the future, affecting the determination of stock-based compensation expense for grants made in future periods. The Company used the following

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

6. STOCKHOLDERS’ EQUITY  – (continued)

weighted-average assumptions in determining the fair value of its officer and director stock options granted in the nine months ended September 30, 2009:

Expected volatility	70%
Expected term	6.9 yrs
Risk-free interest rate	3.0%
Dividend yield	—%

The weighted-average grant date fair value of officers and non-officers’ directors options granted during the nine months ended September 30, 2009 was $6.44.

For the three and nine months ended September 30, 2009, the Company recognized compensation expense with respect to stock option grants of approximately $114,000, which was recorded to additional paid-in capital in the accompanying condensed consolidated balance sheets. Based on the Company’s historical turnover rates and the vesting pattern of the options, management has assumed that forfeitures are not significant in the determination of stock option expense.

The following is a summary of the changes in stock options outstanding during the nine months ended September 30, 2009:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding at December 31, 2008	—	$—
Granted	78,000	9.50
Outstanding at September 30, 2009	78,000	$9.50	9.9
Exercisable at September 30, 2009	16,400	$9.50	9.9

Based on the closing stock price of $9.50 at September 30, 2009, aggregate intrinsic value of options outstanding at September 30, 2009 was zero.

Options outstanding that have vested and are expected to vest as of September 30, 2009 are as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Vested	16,400	$9.50	10
Expected to vest	61,600	9.50	10
Total	78,000	9.50	10

7. OTHER RELATED PARTY TRANSACTIONS

The Company’s Advisor and affiliated entities have incurred organizational and offering costs on the Company’s behalf. Pursuant to a written agreement, such entities accepted responsibility for such costs and expenses until the Company’s Registration Statement was declared effective by the Securities and Exchange Commission (“SEC”) and the minimum offering amount was raised. However, at no time will the Company’s obligation for such organizational and offering costs and expenses exceed 12.34% of the total proceeds raised in the Offering, as more fully disclosed in the Company’s Registration Statement. We are allowed to reimburse the Advisor up to 15% of the gross offering proceeds during the offering period, however the Advisor is required to repay us for any organizational and offering costs and expenses reimbursed to it by us that exceed

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

7. OTHER RELATED PARTY TRANSACTIONS  – (continued)

12.34% of the gross offering proceeds within 60 days of the close of the offering. As of September 30, 2009 we had reimbursed the Advisor $460,138 in excess of the 12.34% limit.

As of September 30, 2009 and December 31, 2008, such costs and expenses approximated $5,050,000 and $4,624,000 respectively. Of the approximately $5,050,000 incurred by the Advisor and its affiliates, the Company has reimbursed them approximately $2,631,000. The $2,631,000 of reimbursed organizational and offering costs was netted against additional paid-in capital in the accompanying consolidated balance sheet.

On November 27, 2006, the Advisor contributed $100 for a 1% limited partnership interest in the Operating Partnership. Such investment is reflected as a minority interest in the accompanying consolidated financial statements.

The sole general partner of the Advisor is wholly owned by the Shopoff Trust. William and Cindy Shopoff are the sole trustees of the Shopoff Trust. The Advisor and its affiliates will receive substantial compensation and fees for services relating to the investment and management of the Company’s assets. Such fees, which were not negotiated on an arm’s-length basis, will be paid regardless of the performance of the real estate investments acquired or the quality of the services provided to the Company.

The Shopoff Trust is also the sole stockholder of Shopoff Securities, Inc., the Company’s sole broker-dealer engaged in the initial public offering described above. Shopoff Securities, Inc. (which was formed in September 2006) is not receiving any selling commissions in connection with the offering, but is entitled to receive a fixed monthly marketing fee of $100,000 from the Company’s Sponsor and reimbursements from the Company for expenses incurred in connection with the sale of shares. The $100,000 fixed monthly marketing fee and reimbursements from the Company for expenses incurred in connection with the sale of shares is not due and payable from the Sponsor to Shopoff Securities, Inc. until the completion of the offering and is contingent upon a determination by the Sponsor, in its sole and absolute discretion, that the payment of the fixed monthly marketing fee will not result in total underwriting compensation to Shopoff Securities, Inc. exceeding the amount which is permitted under the rules of the Financial Industry Regulatory Authority. As of September 30, 2009, the offering had not yet been completed. As the offering had not yet been completed the Sponsor had made no determination whether a payment to Shopoff Securities Inc. would exceed the total underwriting compensation permitted under the rules of the Financial Industry Regulatory Authority.

The relationship between the Company and the Advisor is governed by an advisory agreement (the “Agreement”). Under the terms of the Agreement, the Advisor is responsible for overseeing the day-to-day operations of the Company and has the authority to carry out all the objectives and purposes of the Company. The Advisor has a fiduciary responsibility to the Company and its stockholders in carrying out its duties under the Agreement. In providing advice and services, the Advisor shall not (i) engage in any activity which would require it to be registered as an “Investment Advisor,” as that term is defined in the Investment Advisors Act of 1940, or in any state securities law or (ii) cause the Company to make such investments as would cause the Company to become an “Investment Company,” as that term is defined in the Investment Company Act of 1940. The Company’s Board of Directors has the right to revoke the Advisor’s authority at any time.

In accordance with the Agreement, the Company will pay the Advisor the following fees:

•	Acquisition and Advisory Fees: 3% of, with respect to any real estate asset or real estate-related investment acquired by the Company directly or indirectly, the contract purchase price of the underlying property.
•	Debt Financing Fee: 1% of the amount available under any loan or line of credit made available to the Company upon the receipt of the proceeds from such loan or line of credit.
•	Asset Management Fee: a monthly payment equal to one-twelfth of 2% of (i) the aggregate asset value for operating assets and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by the Company, directly or

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7. OTHER RELATED PARTY TRANSACTIONS  – (continued)

indirectly, as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value as determined from time to time for real estate assets held for greater than one year by the Company, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by the Company directly or indirectly, as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by the Company for the purchase of the real estate-related investment.
•	Disposition Fees: equal to (i) in the case of the sale of any real estate asset, other than real estate-related investments, the lesser of (a) one-half of the competitive real estate commission paid up to 3% of the contract price or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract price of each real estate asset sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price. Any disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by the Company for each real estate asset, upon disposition thereof, shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract price of each real estate asset or (ii) the competitive real estate commission for each real estate asset. The Company will pay the disposition fees for a property at the time the property is sold.
•	Additional Fees: The Agreement includes certain other fees that will be payable to the Advisor upon the occurrence of certain potential events such as listing on a national securities exchange or termination of the Agreement.

8. PROPOSED ACQUISITION

On September 30, 2008, the Company’s Advisor entered into a purchase and sale agreement and joint escrow instructions to purchase certain parcels of land from TSG Little Valley, L.P., a California limited partnership (“TSG Little Valley”), consisting of 163 entitled, but unimproved, residential lots, located in the City of Lake Elsinore, County of Riverside, State of California. The contract purchase price was for $4,890,000. The Company’s Advisor paid an initial non-refundable deposit to TSG Little Valley of $1,000,000 on October 7, 2008. The $1,000,000 deposit was paid solely from the proceeds of the Company’s initial public offering.

On September 3, 2009, the Company’s Advisor executed an assignment of purchase and sale agreement whereby the Advisor assigned all of its rights, title and interest in the purchase and sale agreement and joint escrow instructions between Advisor and TSG Little Valley to SPT — Lake Elsinore Holding Co., LLC an affiliated entity wholly owned by the Operating Partnership.

On September 3, 2009, SPT — Lake Elsinore Holding Co., LLC entered into a first amendment to purchase and sale agreement and joint escrow instructions with TSG Little Valley. This first amendment to purchase and sale agreement and joint escrow instructions amended the original purchase and sale agreement and joint escrow instructions dated September 30, 2008 as previously amended by those certain amended/supplemental escrow instructions dated October 16, 2008, October 27, 2008, November 11, 2008, November 25, 2008, December 30, 2008, January 13, 2008, January 27, 2009 and February 24, 2009. The original purchase and sale agreement and joint escrow instructions were further amended by that certain undated Corrective Amendment, whereby (a) SPT — Lake Elsinore Holding Co., LLC agreed to purchase additional property from TSG Little Valley consisting of 356 entitled but unimproved, residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California, (b) the purchase price was increased to $9,600,000 from $4,890,000, (c) the non-refundable deposit requirement was increased to $2,000,000 from $1,000,000 and (d) the escrow closing date was amended to on or before November 30, 2009. The Company’s Advisor paid

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8. PROPOSED ACQUISITION  – (continued)

the additional non-refundable deposit to TSG Little Valley of $1,000,000 on September 4, 2009. The additional $1,000,000 deposit was paid solely from the proceeds of the Company’s initial public offering.

The $2,000,000 and $1,000,000 deposits are included in real estate deposits in the accompanying condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008 respectively.

The Company’s Advisor, on behalf of the Company, has ordered and received two separate appraisals on the assets it intends to purchase from TSG Little Valley. One appraisal, dated October 15, 2008, states that the concluded market value for the 519 entitled, but unimproved, residential lots and 2 commercial lots is $6,330,000. The second appraisal, dated April 29, 2009, states that the concluded market value for the 400 acres of unentitled and unimproved land is $4,900,000. The total value from the two appraisals performed in October of 2008 and April of 2009 is $11,230,000.

Stevan J. Gromet, President of Portfolio Partners, Inc., a California corporation, the general partner of TSG Little Valley, is a shareholder of the Company with ownership of 47,800 shares as of September 30, 2009 which represents approximately 2.51% of our total shares outstanding including 21,100 shares purchased by our sponsor and 35,000 vested restricted stock grants issued to our officers and directors. TSG Little Valley is also a shareholder of the Company with ownership of 380,500 shares as of September 30, 2009 which represents approximately 19.95% of the Company’s total shares outstanding including 21,100 shares purchased by our sponsor and 35,000 vested restricted stock grants issued to our officers and directors.

See Note 11 for additional information.

9. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on its results of operations or financial condition. Although the Company is not subject to any legal proceedings, its subsidiary, SPT-SWRC, LLC is the subject of a Notice of Default filing and binding arbitration proceeding as described in Note 4. The Company believes the Notice of Default and binding arbitration proceeding will have no material adverse effect on its results of operations or financial condition.

Organizational and Offering Costs

The Company’s Advisor and affiliated entities have incurred offering costs and certain expenses on the Company’s behalf. Pursuant to a written agreement, such entities accepted responsibility for such costs and expenses until the Company’s Registration Statement was declared effective by the SEC and the minimum offering amount was raised. The Company’s obligation for such costs and expenses will not exceed 12.34% of the total proceeds raised in the Offering, as more fully disclosed in the Company’s Registration Statement. During 2008 and the nine months ended September 30, 2009, the Company reimbursed its Advisor and affiliated entities approximately $2,631,000. As of September 30, 2009, the Advisor and affiliated entities have incurred $2,419,000 in excess of the 12.34% limitation on organizational and offering costs. The Company is not obligated to reimburse the Advisor or other affiliated entities any amount above 12.34% of gross offering proceeds.

Specific Performance

When SPT-SWRC, LLC purchased the Pulte Home Project on December 31, 2008, SPT-SWRC, LLC agreed as a condition of ownership to assume responsibility of a specific performance requirement as detailed in the Reconveyance Agreement, an assignment of which was an exhibit in the original Purchase Agreement. The requirement obligates SPT-SWRC, LLC to complete specific development requirements on adjacent parcels of land not owned by SPT-SWRC, LLC. Currently the primary obligor of this specific development

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SHOPOFF PROPERTIES TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

9. COMMITMENTS AND CONTINGENCIES  – (continued)

requirement is Khalda, through their purchase of said property from SPT-SWRC, LLC on March 20, 2009 and subsequent assumption of the Reconveyance Agreement. If Khalda Development Inc. fails to perform its obligations under the assumed Reconveyance Agreement, then the obligee could look to SPT-SWRC, LLC as a remedy.

The monetary exposure under these obligations, if any, to SPT-SWRC, LLC cannot be determined at this time.

10. REGISTRATION STATEMENT

The Company filed Post Effective Amendment No. 5 to our registration statement on Form S-11 for the Company’s ongoing initial public offering with the SEC on August 17, 2009. The August 24, 2009 the SEC declared our Post Effective Amendment No. 5 to our registration statement on Form S-11 for our on-going initial public offering effective which extends our offering period through August 29, 2010.

11. SUBSEQUENT EVENTS

Note Receivable

On or about October 12, 2009, the Company was informed that on September 28, 2009 a Notice of Default and Election to Sell Under Deed of Trust (“NOD”) was recorded on behalf of East West Bank, as beneficiary (“East West Bank”), with respect to a senior deed of trust securing certain obligations of Mesquite Venture I, LLC (“Borrower”) to East West Bank, including without limitation indebtedness under a promissory note in the initial principal amount of $3,681,000 (the “Senior Loan”). The NOD was filed due Borrower’s failure to pay the August 1, 2009 installment of principal and interest and all subsequent installments of principal and interest under the Senior Loan. The Borrower also has failed to pay a loan extension fee due to the Company on October 1, 2009, under the $600,000 loan made by the Company to Borrower (“Mesquite Loan”). As a result of Borrower’s default on the Senior Loan, and on the Mesquite Loan, the Company is in the process of providing a default notice to Borrower and accelerating the indebtedness under the Mesquite Loan. While the Company may have the right to reinstate the Senior Loan under applicable documents or applicable law, it does not presently intend to do so. The Company does intend to sue on the personal guarantees obtained in connection with the Mesquite Loan.

Management is in the process of evaluating this situation but believes that the Borrower, who is currently negotiating with East West Bank, will be successful in its discussions and will ultimately cure both the NOD filed by East West Bank and the payment default on the Company’s note receivable. Management believes that the full amount of the notes receivable is still collectible and as such, did not establish a reserve against the note receivable as of September 30, 2009.

Proposed Acquisition

On October 15, 2009, SPT-Lake Elsinore Holding Co., LLC entered into a second amendment to purchase and sale agreement and joint escrow instructions with TSG Little Valley. This second amendment to purchase and sale agreement and joint escrow instructions amended the original purchase and sale agreement and joint escrow instructions dated September 30, 2008 as previously amended to provide that $2,900,000 of the purchase price would be paid by SPT-Lake Elsinore Holding Co., LLC’s execution and delivery into escrow of (a) an all-inclusive purchase money note secured by deed of trust in favor of TSG Little Valley as Payee therein, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by SPT-Lake Elsinore Holding Co., LLC in favor of TSG Little Valley as beneficiary therein, securing the foregoing all-inclusive purchase money note. On October 15, 2009, SPT-Lake Elsinore Holding Co., LLC entered into a restated second amendment to purchase and sale agreement and joint escrow instructions with TSG Little Valley. This restated second amendment to purchase and sale agreement and joint escrow instructions with TSG Little Valley was entered into for the sole purpose of correcting a signature block.

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SHOPOFF PROPERTIES TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

11. SUBSEQUENT EVENTS  – (continued)

On November 5, 2009, SPT-Lake Elsinore Holding Co., LLC closed on the purchase of real property from TSG Little Valley consisting of 519 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land suitable for mitigation located in the City of Chino Hills, California.

Other

On November 3, 2009, pursuant to SEC Rule 17a-11, Shopoff Securities, Inc. (“the firm”), the Company’s broker dealer for its ongoing initial public offering, became aware of a net capital deficiency. The firm operates under the SEC rule 15c3-3 exemption and has a minimum net capital requirement of $5,000. The firm currently had $1,394 in net capital which was deficient of the minimum net capital requirement by $3,606. The firm took the following steps to correct this matter: The firm ceased all securities business and informed the Financial Industry Regulatory Authority, its designated examining authority, of the net capital violation. The deficiency had not been corrected at the time of the filing of this report.

Subsequent to September 30, 2009, additional organization and offering costs totaling approximately $26,096 were incurred by the Advisor and its affiliates on behalf of the Company.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

You should read the following discussion and analysis together with our condensed consolidated financial statements and notes thereto included in this Quarterly Report on Form 10-Q. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” below for a description of these risks and uncertainties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this quarterly report on Form 10-Q are forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Historical results and trends should not be taken as indicative of future operations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative/regulatory changes, including changes to laws governing the taxation of REITs; availability of capital; interest rates; our ability to service our debt; competition; supply and demand for undeveloped land and other real estate in our proposed market areas; the prospect of a continuing relationship with Shopoff Advisors; changes in accounting principles generally accepted in the United States of America; and policies and guidelines applicable to REITs. These risks and uncertainties should be considered in evaluating forward- looking statements and undue reliance should not be placed on such statements. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, such information should not be regarded as a representation by us or any other person that any of our objectives and plans, which we consider to be reasonable, will be achieved.

Company Overview

We are a Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2010. On November 30, 2006, we filed a registration statement on Form S-11 (File No. 333-139042) with the SEC to offer a minimum of 1,700,000 shares and a maximum of 20,100,000 shares of common stock for sale to the public. The SEC declared the registration statement effective on August 29, 2007, and we then launched our on-going initial public offering. We sold the minimum offering of 1,700,000 shares on August 29, 2008, at $9.50 per share. As of September 30, 2009 we had sold 1,851,400 shares of common stock for $17,588,300, excluding shares purchased by the Sponsor. Once 2,000,000 shares are sold, the offering price will increase to $10.00 per share until an additional 18,100,000 shares of common stock are sold.

We filed a Post-Effective Amendment No. 1 to our registration statement on April 30, 2008. The SEC declared our Post-Effective Amendment No. 1 to our registration statement on Form S-11 for our on-going initial public offering effective on May 13, 2008.

We filed a Post-Effective Amendment No. 2 to our registration statement on January 21, 2009. The SEC declared our Post-Effective Amendment No. 2 to our registration statement on Form S-11 for our on-going initial public offering effective on February 9, 2009.

We filed a Post-Effective Amendment No. 3 to our registration statement on May 1, 2009 and amended it as Post-Effective Amendment No. 4 on May 21, 2009.

The SEC declared that our Post-Effective Amendment No. 4 to our registration statement on Form S-11 for our on-going initial public offering effective on May 27, 2009.

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We filed a Post-Effective Amendment No. 5 to our registration statement on August 17, 2009. The SEC declared our Post-Effective Amendment No. 5 to our registration statement on Form S-11 for our on-going initial public offering effective on August 24, 2009.

On December 31, 2008, the Company acquired its first real estate property; as such, management believes that the Company commenced its planned principal operations and transitioned from a development stage enterprise to an active company.

We have used and will continue to use the proceeds of our on-going initial public offering to acquire undeveloped real estate assets that present “value-added” opportunities or other opportunistic investments for our stockholders, to obtain entitlements on such opportunities if applicable, and to hold such assets as long-term investments for eventual sale. “Entitlements” is an all inclusive term used to describe the various components of our value added business plan. We will undertake various functions to enhance the value of our land holdings, including land planning and design, engineering and processing of tentative tract maps and obtaining required environmental approvals. All of these initial entitlements are discretionary actions as approved by the local governing jurisdictions. The subsequent entitlement process involves obtaining federal, state, or local biological and natural resource permits if applicable. Federal and state agencies may include the U.S. Army Corps of Engineers, the U.S. Fish and Wildlife Service, state wildlife, or others as required. By obtaining these approvals or entitlements, we can remove impediments for development for future owners and developers of the projects. It is through this systematic process that we believe that we can realize profits for our investors by enhancing asset values of our real estate holdings. The majority of the property acquired will be located primarily in the States of California, Nevada, Arizona, Hawaii and Texas. If market conditions dictate and if approved by our board of directors, we may invest in properties located outside of these states. On a limited basis, we may acquire interests in income producing properties and ownership interests in firms engaged in real estate activities or whose assets consist of significant real estate holdings, provided these investments meet our overall investment objectives. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership, or wholly owned subsidiaries of the Operating Partnership. Our wholly owned subsidiary, Shopoff General Partner, LLC, is the sole general partner of the Operating Partnership. We have no paid employees. The Advisor conducts our operations and manages our portfolio of real estate investments.

The recent focus of our acquisitions has been on distressed or opportunistic property offerings. At our inception, our focus was on adding value to property through the entitlement process, but the current real estate market has generated a supply of real estate projects that are all partially or completely developed versus vacant, undeveloped land. This changes the focus of our acquisitions to enhancing the value of real property through redesign and engineering refinements and removes much of the entitlement risk that we expected to undertake. Although acquiring distressed assets at greatly reduced prices from the peaks of 2005-2006 does not guaranty us success, we believe that it does allow us the opportunity to acquire more assets than previously contemplated.

We believe there will be continued distress in the real estate market in the near term and expect this to put downward pressure on near term prices. Our view of the mid to long term is more positive, and we expect property values to improve over the four- to ten-year time horizon. Our plan is to be in a position to capitalize on these opportunities for capital appreciation.

Through September 30, 2009, we had purchased four properties, one of which was subsequently sold on March 20, 2009 and had originated three secured real estate loans, two of which were subsequently converted to real estate owned on September 4, 2009 as a result of settlement negotiations between the obligor and us. We had one property in escrow as of September 30, 2009. We have placed no additional properties in escrow since September 30, 2009.

The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. Until more arrangements are made to acquire properties and real estate-related investments, we will keep the net proceeds of this offering in short-term, liquid investments.

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A portion of the proceeds of our on-going offering will be reserved to meet working capital needs and contingencies associated with our operations. We believe this reserve allocation will aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. We will initially allocate to our working capital reserve not less than 0.5% and not more than 5% of the gross proceeds of the offering (assuming we raise the maximum offering). As long as we own any undeveloped real estate assets, we will retain as working capital reserves an amount equal to at least 0.5% and not more than 5% of the gross proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties and/or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code for our tax year ending December 31, 2010. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income, excluding net capital gains. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income (if any) and results of operations.

Results of Operations

Although we are in our first full calendar year of operations and have made several acquisitions without the use of capital from outside investment firms, we contemplate using capital from these outside investment firms in the coming years to grow the Company’s investment base. As such our results of operations as of the date of this report are not indicative of those expected in future periods. In addition, our results of operations for the three and nine months ended September 30, 2009 are not comparable to those of the same periods in 2008.

Through September 30, 2009, we have acquired four properties and sold one property. The first property was purchased on December 31, 2008 for an amount of $2,000,000 and we incurred closing and related costs of approximately $614,000 including $476,774 in reconveyance costs. This property was subsequently sold on March 20, 2009 for $5,000,000 and the Company has recognized a gain on the sale of approximately $2,070,000. The second property was purchased on April 17, 2009 for an amount of $650,000 and we incurred closing and related costs of approximately $45,000. The third property was purchased on May 19, 2009, for an amount of $1,650,000 and we incurred closing and related costs of approximately $60,000. The fourth property was purchased on July 31, 2009, for an amount of $3,000,000 which included a seller note carry back of $2,000,000 and we incurred closing and related costs of approximately $1,482.

Through September 30, 2009, we have originated three secured real estate loans receivable: one in an amount of $600,000 to one borrower and two separate loans to a second borrower in the aggregate amount of $2,300,000. The two separate loans to a second borrower in the aggregate amount of $2,300,000 were converted to real estate owned on September 4, 2009 when we took title to the underlying real estate serving as collateral for the two loans. The $600,000 secured real estate loan receivable incurred zero closing costs as all title, escrow and attorney fees were paid for by the borrower through escrow. As of September 30, 2009, from the $600,000 loan we have received $63,000 in interest income, accrued interest receivable of $21,173, paid an acquisition fee of $18,000, or 3% of the contract price to the Advisor, which was paid to SPT Real Estate Finance, LLC upon the closing of escrow on September 30, 2008, and paid the Advisor asset management fees of $12,000. As of September 30, 2009, prior to the conversion of the two separate loans aggregating $2,300,000 to real estate owned, we had accrued $324,647 in interest income, paid an acquisition fee of $69,000, or 3% of the contract price to the Advisor, which was paid upon the closing of escrow on January 9, 2009, and paid the Advisor asset management fees of $26,833. As of September 30, 2009, since the conversion of the two separate loans aggregating $2,300,000 to real estate owned, we paid the Advisor asset management fees of $4,374.

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Revenue for the three months ended September 30, 2009 approximated $78,000. These revenues consisted primarily of interest income on real estate loan receivables, interest income on cash and cash equivalents on deposit at financial institutions and a loan fee from the extension of a loan maturity on an existing note receivable.

Expenses for the three months ended September 30, 2009 approximated $770,000. These expenses consisted primarily of cost of sales on real estate sold, stock compensation on restricted stock grants and stock options issued to directors and executive officers of the Company, due diligence expenses incurred on potential real estate and real estate-related acquisitions which were not acquired by us, dues and subscriptions, professional fees, insurance premiums, independent director fees, and other general and administrative expenses. We expect expenses to increase in the future based on a full year of real estate operations, as well as from the increased activity as we make real estate investments and we expect these expenses to increase as a percentage of total revenue as our cash from subscribed stock is deployed in real estate investments held for long term capital appreciation.

For the three months ended September 30, 2009, we had a net loss before income taxes of $643,625. This net loss was comprised of interest received from our secured real estate loan receivables, interest received by us on stock subscriptions and a loan fee from a loan extension on an existing note receivable, offset by the cost of sales relating to the sale of our real estate investment, general and administrative costs, consisting primarily of stock compensation on restricted stock grants and stock options issued to directors and executive officers of the Company, insurance premiums, independent director fees, printing, dues and subscriptions, professional fees, asset management fees, and due diligence expenses incurred on potential real estate and real estate-related acquisitions which were not acquired by us, and a credit on an income tax provision previously recognized.

The Company recognized a provision for income taxes of $67,818 for the nine months ended September 30, 2009 as a result of the Company recognizing profits for the first time during the three months ended March 31, 2009 primarily from the sale of a real estate investment. The Company was not required to recognize a provision for income taxes prior to the three months ended March 31, 2009.

Comparison of Three Months Ended September 30, 2009 to Three Months Ended September 30, 2008

Total revenues.  Total revenues increased by $27,430, or 54.7% to $77,557 for the three months ended September 30, 2009 compared to $50,127 for the three months ended September 30, 2008. The significant components of revenue are discussed below.

Interest income, notes receivable.  This caption represents revenues earned from the origination of secured real estate loans. We earned $42,345 in interest income-notes receivable for the three months ended September 30, 2009 compared to $0 for the three months ended September 30, 2008. The Company had not originated or invested in any secured real estate loans as of September 30, 2008.

Interest income and other.  This caption represents revenues earned from the interest earned on cash held in escrow accounts, operating accounts, savings accounts, certificates of deposits, or other similar investments. Interest income and other decreased $44,915, or 89.6% to $5,212 for the three months ended September 30, 2009 compared to $50,127 for the three months ended September 30, 2008. The decrease was primarily related to the reduction in the amount of cash available for temporary investments due to the use of Company cash to make real estate and real estate-related investments and for the payment of Company operating expenses.

Loan Fees.  This caption represents origination fees earned from investments in secured real estate loans. We earned $30,000 in loan fees for the three months ended September 30, 2009 compared to $0 for the three months ended September 30, 2008. The Company had not originated any secured real estate loans as of September 30, 2008.

Total expenses.  Total expenses increased by $56,709, or 8.0% to $769,845 for the three months ended September 30, 2009 compared to $713,137 for the three months ended September 30, 2008. The significant components of expense are discussed below.

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Due diligence on properties not acquired.  Due diligence on properties not acquired decreased $593,331 or 99.7% to $1,687 for the three months ended September 30, 2009 compared to $595,018 for the three months ended September 30, 2008. The decrease was primarily related to (i) a reduction in the number of potential real estate investments reviewed by the Company and (ii) the implementation of condensed evaluation procedures for potential real estate investments resulting in a more efficient and economical underwriting process.

Stock based compensation.  This caption represents restricted stock grants, stock options, and other share based compensation authorized by the Company’s board of directors. We incurred $474,556 in stock based compensation for the three months ended September 30, 2009 compared to $0 for the three months ended September 30, 2008. The Company had not issued any stock options nor incurred any other share based compensation expense as of September 30, 2008.

Cost of goods sold.  Cost of goods sold represents direct costs attributable to the investment in the goods sold by the Company, in our case un-developed and under developed real estate assets. We incurred $51,920 in cost of goods sold for the three months ended September 30, 2009 compared to $0 for the three months ended September 30, 2008. The Company had not made any real estate investments as of September 30, 2008.

Dues and Subscriptions.  Dues and subscriptions represent fees paid by the Company for membership in and benefits from various real estate and real estate-related organizations. We incurred $37,008 in dues and subscriptions for the three months ended September 30, 2009 compared to $0 for the three months ended September 30, 2008. The Company had not entered into any contractual arrangements in any real estate or real estate-related organizations as of September 30, 2008.

Insurance.  Insurance increased by $11,007, or 26.7% to $52,175 for the three months ended September 30, 2009 compared to $41,168 for the three months ended September 30, 2008. The increase was primarily due to one extra payment of directors and officers insurance premium in 2009 as compared to 2008. The one extra payment of directors and officers insurance premium in 2009 as compared to 2008 was due to the Company not binding coverage until August 2008 when the Company met its minimum offering requirement breaking escrow and beginning operations.

Professional fees.  Professional fees increased by $36,644, or 77.3% to $84,038 for the three months ended September 30, 2009 compared to $47,394 for the three months ended September 30, 2008. The increase was primarily due to the Company engaging an independent third-party consultant to assist the Company with its Sarbanes-Oxley documentation.

Director compensation.  Director compensation increased by $24,656, or 151.5% to $40,614 for the three months ended September 30, 2009 compared to $15,958 for the three months ended September 30, 2008. The increase was primarily due to the accrual of director compensation over three months for the three months ended September 30, 2009 as compared to only one month for the three months ended September 30, 2008 as directors did not begin earning compensation until the Company broke escrow and began operations which occurred on August 29, 2008.

General and Administrative.  General and administrative costs increased by $14,247, or 104.8% to $27,846 for the three months ended September 30, 2009 as compared to $13,599 for the three months ended September 30, 2008. The increase was primarily due to (i) a higher number of SEC filings during the three months ended September 30, 2009 as compared to the three months ended September 30, 2008 resulting in higher printing expenses and (ii) depreciation expense incurred on Company purchased software that existed in the three months ended September 30, 2009 which had not occurred during the three months ended September 30, 2008.

Provision for income taxes.  This caption represents the amount on the condensed consolidated statement of operations that estimates the Company’s total income tax liability for the year. We incurred $(48,663) in provision for income taxes for the three months ended September 30, 2009 compared to $0 for the three months ended September 30, 2008. The Company sold its first real estate investment during the three months ended March 31, 2009 and recognized an income tax provision which has been revised downwards due to a change in the overall projections of Company earnings for the calendar year ending 2009.

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Comparison of Nine Months Ended September 30, 2009 to Nine Months Ended September 30, 2008

Total revenues.  Total revenues increased by $5,376,458, or 7339.7% to $5,449,710 for the nine months ended September 30, 2009 compared to $73,252 for the nine months ended September 30, 2008. The significant components of revenue are discussed below.

Sale of real estate.  This caption represents revenues earned from the disposition of real estate and real estate-related investments. We earned $5,000,000 for the nine months ended September 30, 2009 compared to $0 for the nine months ended September 30, 2008 when in March 2009, the Company sold its first real estate asset known as the Pulte Home project originally purchased in December 2008 to Khalda. The Company did not own any real estate or real estate-related assets as of September 30, 2008.

Interest income, notes receivable.  This caption represents revenues earned from the origination of secured real estate loans. We earned $387,819 in interest income-notes receivable for the nine months ended September 30, 2009 compared to $0 for the nine months ended September 30, 2008. The Company had not originated or invested in any secured real estate loans as of September 30, 2008.

Interest income and other.  This caption represents revenues earned from the interest earned on cash held in escrow accounts, operating accounts, savings accounts, certificates of deposits, or other similar investments. Interest income and other decreased $41,362, or 56.5% to $31,890 for the nine months ended September 30, 2009 compared to $73,252 for the nine months ended September 30, 2008. The decrease was primarily related to the reduction in the amount of cash available for temporary investments due to the use of Company cash to make real estate and real estate-related investments and for the payment of Company operating expenses.

Loan Fees.  This caption represents origination fees earned from investments in secured real estate loans. We earned $30,000 in loan fees for the nine months ended September 30, 2009 compared to $0 for the nine months ended September 30, 2008. The Company had not originated any secured real estate loans as of September 30, 2008.

Total expenses.  Total expenses increased by $3,596,669, or 392.7% to $4,512,558 (including a provision for income taxes of $67,818), for the nine months ended September 30, 2009 compared to $915,889 for the nine months ended September 30, 2008. The significant components of expense are discussed below.

Due diligence on properties not acquired.  Due diligence on properties not acquired decreased $561,071 or 94.3% to $33,947 for the nine months ended September 30, 2009 compared to $595,018 for the nine months ended September 30, 2008. The decrease was primarily related to (i) a reduction in the number of potential real estate investments reviewed by the Company and (ii) the implementation of condensed evaluation procedures for potential real estate investments resulting in a more efficient and economical underwriting process.

Stock based compensation.  This caption represents restricted stock grants, stock options, and other share based compensation authorized by the Company’s board of directors. We incurred $474,556 in stock based compensation for the nine months ended September 30, 2009 compared to $0 for the nine months ended September 30, 2008. The Company had not issued any stock options nor incurred any other share based compensation expense as of September 30, 2008.

Cost of goods sold.  Cost of goods sold represents direct costs attributable to the investment in the goods sold by the Company, in our case un-developed and under developed real estate assets. We incurred $2,958,928 in cost of goods sold for the nine months ended September 30, 2009 compared to $0 for the nine months ended September 30, 2008. The Company had not made any real estate investments as of September 30, 2008.

Acquisition Fees.  Acquisition fees represent compensation paid to our Advisor for services provided to us during the identification, negotiation, underwriting, and purchase of our real estate-related investments. We incurred $69,000 in acquisition fees for the nine months ended September 30, 2009 paid to the Advisors for services rendered in originating two secured real estate loans compared to $0 for the nine months ended September 30, 2008.

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Dues and Subscriptions.  Dues and subscriptions represent fees paid by the Company for membership in and benefits from various real estate and real estate-related organizations. We incurred $124,802 in dues and subscriptions for the nine months ended September 30, 2009 compared to $0 for the nine months ended September 30, 2008. The Company had not entered into any contractual arrangements in any real estate or real estate-related organizations as of September 30, 2008.

Insurance.  Insurance increased by $10,992, or 7.2% to $163,779 for the nine months ended September 30, 2009 compared to $152,787 for the nine months ended September 30, 2008. The increase was primarily due to one extra payment of directors and officers insurance premium in 2009 as compared to 2008. The one extra payment of directors and officers insurance premium in 2009 as compared to 2008 was due to the Company not binding coverage until August 2008 when the Company met its minimum offering requirement breaking escrow and beginning operations.

Professional fees.  Professional fees increased by $230,697, or 207.5% to $341,897 for the nine months ended September 30, 2009 compared to $111,200 for the nine months ended September 30, 2008. The increase was primarily due to (i) the Company engaging an independent third-party consultant to assist the Company with its Sarbanes-Oxley documentation and (ii) more extensive annual 10-K and 10-Q reporting periods in 2009 as compared to 2008 resulting in higher accounting and legal fees.

Director compensation.  Director compensation increased by $101,475, or 635.9% to $117,433 for the nine months ended September 30, 2009 compared to $15,958 for the nine months ended September 30, 2008. The increase was primarily due to the accrual of director compensation over nine months for the nine months ended September 30, 2009 as compared to only one month for the nine months ended September 30, 2008 as directors did not begin earning compensation until the Company broke escrow and began operations which occurred on August 29, 2008.

General and Administrative.  General and administrative costs increased by $119,472, or 291.9% to $160,398 for the nine months ended September 30, 2009 as compared to $40,926 for the nine months ended September 30, 2008. The increase was primarily due to (i) a higher number of SEC filings during the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008 resulting in higher printing expenses, (ii) depreciation expense incurred on Company purchased software that existed in the nine months ended September 30, 2009 which had not occurred during the nine months ended September 30, 2008 and (iii) a higher level of asset management fees paid on real estate-related investments under management by Shopoff Advisor in 2009 as compared to 2008.

Provision for income taxes.  This caption represents the amount on the condensed consolidated statement of operations that estimates the Company’s total income tax liability for the year. We incurred $67,818 in provision for income taxes for the nine months ended September 30, 2009 compared to $0 for the nine months ended September 30, 2008. The Company sold its first real estate investment during the three months ended March 31, 2009.

Recent Market Developments

There have been historic disruptions in the financial system during the year 2008, the effects of which are continuing. The recent failure of large U.S. financial institutions and the resulting turmoil in the U.S. and global financial sector has had, and will likely continue to have, a negative impact on the terms and availability of credit and the state of the economy generally within the U.S.

It is presently unclear what impact the recent regulatory, legislative and policy initiatives will have on the financial markets, the U.S. banking and financial industries, and the broader U.S. and global economies. To the extent the market does not respond favorably to the recent regulatory, legislative and policy initiatives real estate companies, such as ours, may have difficulty securing mortgage debt at reasonable rates or at all. In addition, while the economic downturn may present opportunities for us to acquire assets that are undervalued, this opportunity is hampered by the increased cost of capital and uncertainty as to when the markets will stabilize.

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Organization and Offering Costs

Our organization and offering costs may be paid by the Advisor, our broker-dealer and their affiliates on our behalf. These organization and offering costs include all expenses to be paid by us in connection with our ongoing initial public offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement to the advisor for other costs in connection with preparing supplemental sales materials; (iv) the cost of educational conferences held by us (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (v) reimbursement to the broker-dealer for travel, meals, lodging, and attendance fees incurred by employees of the broker-dealer to attend retail seminars conducted by broker-dealers.

Pursuant to the advisory agreement and the broker-dealer agreement, we are obligated to reimburse the Advisor, the broker-dealer or their affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the advisor is obligated to reimburse us to the extent the organization and offering costs incurred by us in the offering exceed 12.34% of our gross offering proceeds. The Advisor and its affiliates have incurred on our behalf organization and offering costs of $5.050 million through September 30, 2009. Such costs are only a liability to us to the extent the organization and offering costs do not exceed 12.34% of the gross proceeds of the offering. From commencement of our ongoing initial public offering through September 30, 2009, we had sold 1,851,400 shares for gross offering proceeds of $17.588 million, excluding shares purchased by the Sponsor and recorded organization and offering costs of $2.631 million.

Liquidity and Capital Resources

We broke escrow in our on-going initial public offering on August 29, 2008 and commenced real estate operations with the acquisition of our first material real estate investment on December 31, 2008. This first real estate investment was sold on March 20, 2009 for $5,000,000. We are offering and selling to the public up to 2,000,000 shares of our common stock, $.01 par value per share, at $9.50 per share and 18,100,000 shares of our common stock, $.01 par value per share, at $10.00 per share. As of September 30, 2009, we had sold and accepted 1,851,400 shares of our common stock for $17,588,300 excluding shares issued to the Sponsor and excluding vested restricted stock grants issued to certain officers and directors. As of September 30, 2009 we had received but had not yet accepted, additional subscriptions for the sale of 4,600 shares of our common stock at a price of $9.50 per share.

Our principal demand for funds is and will be for the acquisition of undeveloped real estate properties and other real estate-related investments, the payment of operating and general and administrative expenses, capital expenditures and payments under debt obligations when applicable.

We did not pay any distributions to stockholders for the nine months ended September 30, 2009.

As of September 30, 2009, our liabilities totaled $297,814 and consisted of accounts payable and accrued liabilities, and due to related parties. We have sufficient liquidity to meet these current obligations as disclosed.

As a result of the closing of a proposed acquisition that occurred subsequent to September 30, 2009 and discussed further in Notes 8 and 11 of the notes to condensed consolidated financial statements, a substantial portion of our remaining liquidity as of September 30, 2009 was utilized. Management believes that it will be able to raise additional capital for the Company through one or more potential sources including additional common stock sales, re-capitalization via a co-investment joint venture relationship, the sale of an asset currently owned by the Company and or securing appropriate longer-term debt.

Cash Flows

We had limited operations during the nine months ended September 30, 2008, because our registration statement was not declared effective with the SEC until August 29, 2007 and the Company did not meet the minimum offering requirement of the sale of 1,700,000 shares of common stock until August 29, 2008. Until the Company met the minimum offering requirement, all proceeds raised from the offering were held in an escrow account at Wells Fargo Bank N.A. We were designated as a development stage enterprise as a result of our limited operations for the nine months ended September 30, 2008. We transitioned from a development

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stage enterprise in the three months ended December 31, 2008 and began active operations upon the acquisition of our first property on December 31, 2008.

The following is a comparison of the main components of our statements of cash flows for the nine months ended September 30, 2009 to the nine months ended September 30, 2008:

Cash From Operating Activities

We used $597,928 in operating activities for the nine months ended September 30, 2009 compared to $983,932 that was used in operating activities for the nine months ended September 30, 2008. This $597,928 was comprised of an operating gain of $937,151 comprised primarily of revenue from the sale of real estate of $5,000,000, interest income on secured notes receivable of $387,819, interest income of $31,890 from subscription proceeds, a loan fee from the extension of a loan maturity on an existing note receivable of $30,000, cost of sales of real estate of $2,958,928, stock compensation expense from restricted stock grants and stock options issued to directors and executive officers of $474,556, due diligence costs related to projects not acquired of $33,947, dues and subscriptions of $124,802, professional fees of $341,897, insurance expenses of $163,779, acquisition fees of $69,000, general and administrative expenses of $160,398, director compensation expenses of $117,433 and a provision for income taxes of $67,818, a decrease in the amount owed to related parties of $117,580, an increase in accounts payable and accrued liabilities of $218,663, an increase in prepaid expenses and other assets of $58,565, gain on sale of real estate investment of $2,069,914 and depreciation expense of $17,761.

Cash From Investing Activities

We used $671,823 in investing activities for the nine months ended September 30, 2009 compared to $537,000 that was used in investing activities for the nine months ended September 30, 2008. This $671,823 was a result of originating two loans secured by real estate in the amount of $2,300,000, accruing interest on the two loans secured by real estate of $324,647, obtaining the underlying real estate serving as collateral for the two loans via two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents and Settlement Agreement’s with the borrowers on the loans and then incurring other property related expenses of $96,142, a reduction in prepaid interest of $42,000 on a third loan secured by real estate, the accruing of interest of $21,173 on a third loan secured by real estate, the sale of one real estate property for $5,000,000, related project costs to the one real estate property sold in the amount of $315,953, the reduction of deposits in the amount of $1,300,000, $2,300,000 which was originally placed into an escrow account for a real estate-related investment that has been made by us and a separate $1,000,000 deposit which has been placed into an escrow account for the purchase of a real estate investment that has not yet been acquired by us, the purchase of three properties and related acquisition and other property related expenses of $3,791,128 and the capitalization of expenses related to the purchase of property and equipment of $80,781.

Cash From Financing Activities

We used $333,566 in financing activities for the nine months ended September 30, 2009 compared to $14,977,565 that was provided by financing activities for the nine months ended September 30, 2008. The $333,566 was primarily comprised of the reimbursement to the Sponsor of $477,965 in organization and offering expenses, the issuance of common stock to subscribes of $144,400, the receipt of $43,700 in stock subscriptions, and $43,701 in restricted cash comprised of subscription proceeds and related interest, which were not accepted by us as of September 30, 2009.

Our principal demands for cash will be for property acquisitions and the payment of our operating and administrative expenses, future debt service obligations and distributions to our stockholders. Generally, we will fund our property acquisitions from the net proceeds of our public offering. We intend to acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for properties in cash. Due to the delays between the sales of our shares, our acquisition of properties, and the subsequent disposition of properties, there will be a delay, potentially a number of years, in the benefits to our stockholders, if any, of returns generated from our investments.

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As we have acquired limited properties, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than the global and regional economic crisis affecting real estate generally, which may be reasonably anticipated to have a material impact on capital resources necessary for the entitlement of our properties.

Our ability to finance our operations is subject to several uncertainties including those discussed above under “Recent Market Developments” and under “Risk Factors,” and accordingly, we cannot guarantee that we will have adequate cash from this offering in order to fund our operating and administrative expenses, any future debt service obligations and any future payment of distributions to our stockholders. Our ability to ultimately sell our real estate investments is partially dependent upon the condition of real estate markets at the time we are prepared to sell and the ability of purchasers to obtain financing at reasonable commercial rates.

Potential future sources of capital include secured and unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. However, we currently have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of September 30, 2009. Our board of directors will determine the amount of distributions, if any, to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code. Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid. Our stockholders should have the expectation that no substantial income will be generated from our operations for at least four years from the time we begin property acquisitions.

Investment Strategy

Our initial primary business focus was to buy, hold and sell undervalued, undeveloped non-income producing real estate assets and to generate returns to our stockholders upon disposition of such properties (although as described below, our recent focus has been on distressed or opportunistic property offerings). The land acquired may have been zoned for residential, commercial or industrial uses. Our strategy is to invest in properties with the following attributes:

•	the potential for an annual internal rate of return in excess of 30% on a compounded basis;
•	the potential for a sharp increase in value due to such factors as a recent or potential future zoning change or other opportunity where a property might lie in the path of progress;
•	characteristics of the property enable us to ascertain that we could purchase the property at a discount from current market value;
•	geographic location in California, Nevada, Arizona, Hawaii, or Texas;
•	potential for capital appreciation;
•	potential for economic growth in the community in which the property is located;
•	prospects for liquidity through sale, financing or refinancing of the property;
•	moderate competition from existing properties;
•	location in a market in which we have familiarity based upon past experience or we have an advantage based upon our experience in repositioning properties;
•	potential for development of the property into income property.

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The recent focus of our acquisitions has been on distressed or opportunistic property offerings. At our inception, our focus was on adding value to property through the entitlement process, but the current real estate market has generated a supply of real estate projects that are all partially or completely developed versus vacant, undeveloped land. This changes the focus of our acquisitions to enhancing the value of real property through redesign and engineering refinements and removes much of the entitlement risk that we expected to undertake. Although acquiring distressed assets at greatly reduced prices from the peaks of 2005-2006 does not guaranty us success, we believe that it does allow us the opportunity to acquire more assets than previously contemplated.

We believe there will be continued distress in the real estate market in the near term and expect this to put downward pressure on near term prices. Our view of the mid to long term is more positive, and we expect property values to improve over the four- to ten-year time horizon. Our plan is to be in a position to capitalize on these opportunities for capital appreciation.

We may acquire other real estate assets and real estate related investments as part of our investment strategy as follows:

Other Property Acquisitions.  We may acquire partially improved and improved properties, particularly those in which there is a potential for a change in use, such as an industrial building changing to high density residential. In addition to fee simple interests, we may acquire long-term leasehold interests and leasehold estates. We may acquire real estate or real estate-related investments relating to properties in various other stages of development. We may enter into purchase and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

Making Loans and Investments in Mortgages.  We do not intend to engage in the business of originating, warehousing or servicing real estate mortgages as a primary business, but we may do so as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investing in real estate mortgages, mortgage-backed securities or other securities.

Investment in Securities.  We may invest in equity securities of another entity, other than the Operating Partnership or a wholly-owned subsidiary of us, only if a majority of our directors, including a majority of the independent directors not otherwise interested in such transaction, approve the transaction as being fair, competitive, commercially reasonable and consistent with our investment objectives. We may also invest in community facility district bonds. We will limit this type of investment to no more than 25% of our total assets, subject to certain tests for REIT qualification. We may purchase our own securities when traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests (in addition to repurchases made pursuant to our 2007 equity incentive plan which are subject to the right of first refusal upon transfer by plan participants). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements.

Joint Ventures.  We may invest in limited partnerships, general partnerships and other joint venture arrangements with nonaffiliated third parties and with other real estate entities programs formed by, sponsored by or affiliated with the Advisor or an affiliate of the Advisor, if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers. When we believe it is appropriate, we will borrow funds to acquire or finance properties.

Critical Accounting Policies

As defined by the SEC, our critical accounting policies will be those which are both important to the portrayal of our financial condition and results of operations, and which require management’s most difficult, subjective, and/or complex judgments, often as a result of the need to make significant estimates and assumptions about the future effect of matters that are inherently uncertain. Such estimates and assumptions will be made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. An accounting estimate requires assumptions

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about uncertain matters that could have a material effect on the Condensed Consolidated Financial Statements if a different amount within a range of estimates were used or if estimates changed from period-to-period. Estimates are made under facts and circumstances at a point in time, and changes in those facts and circumstances could produce actual results that differ from when those estimates were made, perhaps in material adverse ways. When we begin our operating activities, we anticipate that our critical accounting policies will include those which are described immediately below.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. These estimates will be made and evaluated on an on-going basis, using information that is currently available as well as applicable assumptions believed to be reasonable under the circumstances. Actual results may vary from those estimates; in addition, such estimates could be different under other conditions and/or if we use alternative assumptions.

Principles of Consolidation

Since the Company’s wholly owned subsidiary, Shopoff General Partner, LLC, is the sole general partner of the Operating Partnership and has unilateral control over its management and major operating decisions (even if additional limited partners are admitted to the Operating Partnership), the accounts of the Operating Partnership are consolidated in the Company’s consolidated financial statements. The accounts of Shopoff General Partner, LLC are also consolidated in the Company’s consolidated financial statements since it is wholly owned by the Company. SPT Real Estate Finance, LLC, SPT-SWRC, LLC, SPT-Lake Elsinore Holding Co., LLC and SPT AZ Land Holdings, LLC are also 100% owned by the Operating Partnership and therefore their accounts are consolidated in the Company’s financial statements as of September 30, 2009 and December 31, 2008.

All intercompany accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Revenue and Profit Recognition

It is the Company’s policy to recognize gains on the sale of investment properties. In order to qualify for immediate recognition of revenue on the transaction date, the Company requires that the sale be consummated, the buyer’s initial and continuing investment be adequate to demonstrate a commitment to pay, any receivable resulting from seller financing not be subject to future subordination, and that the usual risks and rewards of ownership be transferred to the buyer. We would expect these criteria to be met at the close of escrow. The Company’s policy also requires that the seller not have any substantial continuing involvement with the property. If we have a commitment to the buyer in a specific dollar amount, such commitment will be accrued and the recognized gain on the sale will be reduced accordingly.

Transactions with unrelated parties which in substance are sales but which do not meet the criteria described in the preceding paragraph will be accounted for using the appropriate method (such as the installment, deposit, or cost recovery method) as set forth in the Company’s policy. Any disposition of a real estate asset which in substance is not deemed to be a “sale” for accounting purposes will be reported as a financing, leasing, or profit-sharing arrangement as considered appropriate under the circumstances of the specific transaction.

For income-producing properties, we intend to recognize base rental income on a straight-line basis over the terms of the respective lease agreements (including any rent holidays). Differences between recognized rental income and amounts contractually due under the lease agreements will be credited or charged (as applicable) to rent receivable. Tenant reimbursement revenue, which is expected to be comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other expenses, will be recognized as revenue in the period in which the related expenses are incurred.

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Interest income on the Company’s real estate notes receivable is recognized on an accrual basis over the life of the investment using the interest method. Direct loan origination fees and origination or acquisition costs are amortized over the term of the loan as an adjustment to interest income. The Company will place loans on nonaccrual status when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the Company will reserve the accrual for unpaid interest and will not recognize subsequent interest income until the cash is received, or the loan returns to accrual status.

We believe that the accounting policy related to revenue recognition is a critical accounting policy because of the significant impact revenue recognition will have on our Condensed Consolidated Financial Statements.

Cost of Real Estate Assets Not Held for Sale

We anticipate that real estate assets will principally consist of wholly-owned undeveloped real estate for which we will obtain entitlements and hold such assets as long term investments for eventual sale. Undeveloped real estate not held for sale will be carried at cost subject to downward adjustment as described in “Impairment” below. Cost will include the purchase price of the land, related acquisition fees, as well as costs related to entitlement, property taxes and interest. In addition, any significant other costs directly related to acquisition and development of the land will be capitalized. The carrying amount of land will be charged to earnings when the related revenue is recognized.

Income-producing properties will generally be carried at historical cost less accumulated depreciation. The cost of income-producing properties will include the purchase price of the land and buildings and related improvements. Expenditures that increase the service life of such properties will be capitalized; the cost of maintenance and repairs will be charged to expense as incurred. The cost of building and improvements will be depreciated on a straight-line basis over their estimated useful lives, which are expected to principally range from approximately 15 to 39 years. When depreciable property is retired or disposed of, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in operations.

The costs related to abandoned projects are expensed when management believes that such projects are no longer viable investments.

Property Held for Sale

The Company has a policy for property held for sale. Our policy, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets, requires that in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods report the results of operations of the component as discontinued operations.

When a property is held for sale, such property will be carried at the lower of (i) its carrying amount or (ii) the estimated fair value less costs to sell. In addition, a depreciable property being held for sale (such as a building) will cease to be depreciated. We will classify operating properties as held for sale in the period in which all of the following criteria are met:

•	Management, having the authority to approve the action, commits to a plan to sell the asset;
•	The asset is available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such asset;
•	An active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;
•	The sale of the asset is probable, and the transfer of the asset is expected to qualify for recognition as a completed transaction within one year;
•	The asset is being actively marketed for sale at a price that is reasonable in relation to its current estimated fair value; and
•	Given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be abandoned.

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Selling commissions and closing costs will be expensed when incurred.

We believe that the accounting related to property valuation and impairment is a critical accounting estimate because: (1) assumptions inherent in the valuation of our property are highly subjective and susceptible to change and (2) the impact of recognizing impairments on our property could be material to our condensed consolidated balance sheets and statements of operations. We will evaluate our property for impairment periodically on an asset-by-asset basis. This evaluation includes three critical assumptions with regard to future sales prices, cost of sales and absorption. The three critical assumptions include the timing of the sale, the land residual value and the discount rate applied to determine the fair value of the income-producing properties on the balance sheet date. Our assumptions on the timing of sales are critical because the real estate industry has historically been cyclical and sensitive to changes in economic conditions such as interest rates and unemployment levels. Changes in these economic conditions could materially affect the projected sales price, costs to acquire and entitle our land and cost to acquire our income-producing properties. Our assumptions on land residual value are critical because they will affect our estimate of what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Our assumption on discount rates is critical because the selection of a discount rate affects the estimated fair value of the income-producing properties. A higher discount rate reduces the estimated fair value of such properties, while a lower discount rate increases the estimated fair value of these properties. Because of changes in economic and market conditions and assumptions and estimates required of management in valuing property held for investment during these changing market conditions, actual results could differ materially from management’s assumptions and may require material property impairment charges to be recorded in the future.

Long-Lived Assets

The Company has a policy for property held for investment. Our policy requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset held for use is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

Our policy also requires us to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to shareholders) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

Estimated Fair Value of Financial Instruments and Certain Other Assets/Liabilities

The Company’s financial instruments include cash, accounts receivable, prepaid expenses, security deposits, accounts payable and accrued expenses. Management believes that the fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing interest rates and the short-term maturities of such financial instruments.

Management has concluded that it is not practical to estimate the fair value of amounts due to and from related parties. The Company’s policy requires, where reasonable, that information pertinent to those financial instruments be disclosed, such as the carrying amount, interest rate, and maturity date; such information is included in Note 6. Management believes it is not practical to estimate the fair value of related party financial instruments because the transactions cannot be assumed to have been consummated at arm’s length, there are no quoted market values available for such instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments (if any) and the associated potential cost.

The Company does not have any assets or liabilities that are measured at fair value on a recurring basis and, as of September 30, 2009 and December 31, 2008, did not have any assets or liabilities that were measured at fair value on a nonrecurring basis.

When the Company has a loan that is identified as being impaired or being reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable in

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accordance with Company policy and is collateral dependent, it is evaluated for impairment by comparing the estimated fair value of the underlying collateral, less costs to sell, to the carrying value of the loan.

Our Company policy establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices for identical financial instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as instruments that have little to no pricing observability as of the reported date. These financial instruments do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The Company’s policy also discusses determining fair value when the volume and level of activity for the asset or liability has significantly decreased and identifying transactions that are not orderly. Company policy emphasizes that even if there has been a significant decrease in the volume and level of activity for an asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. Furthermore, Company policy requires additional disclosures regarding the inputs and valuation technique(s) used in estimating the fair value of assets and liabilities as well as any changes in such valuation technique(s).

Notes Receivable

The Company’s notes receivable are recorded at cost, net of loan loss reserves, and evaluated for impairment at each balance sheet. The amortized cost of a note receivable is the outstanding unpaid principal balance, net of unamortized costs and fees directly associated with the origination or acquisition of the loan.

The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. A reserve is established when the present value of payments expected to be received, observable market prices, or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) of an impaired loan is lower than the carrying value of that loan.

Organization and Offering Costs

The Company’s organization and offering costs may be paid by the Company’s Advisor, broker-dealer and their affiliates on the Company’s behalf. These organization and offering costs include all expenses to be paid by us in connection with the Company’s ongoing initial public offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement to the advisor for other costs in connection with preparing supplemental sales materials; (iv) the cost of educational conferences held by us (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (v) reimbursement to the broker-dealer for travel, meals, lodging, and attendance fees incurred by employees of the broker-dealer to attend retail seminars conducted by broker-dealers.

Pursuant to the advisory agreement and the broker-dealer agreement, the Company is obligated to reimburse the advisor, the broker-dealer or their affiliates, as applicable, for organization and offering costs paid by them on the Company’s behalf, provided that the Advisor is obligated to reimburse us to the extent the organization and offering costs incurred by us in the offering exceed 12.34% of the Company’s gross offering proceeds. The Company’s Advisor and its affiliates have incurred on the Company’s behalf organization and offering costs of $5.050 million through September 30, 2009. Such costs are only a liability to us to the extent the organization and offering costs do not exceed 12.34% of the gross proceeds of the offering. From commencement of the Company’s ongoing initial public offering through September 30, 2009, the Company had sold 1,851,400 shares for gross offering proceeds of $17.588 million and recorded organization and offering costs of $2.631 million.

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Potential Investments in Partnerships and Joint Ventures.

If we invest in limited partnerships, general partnerships, or other joint ventures we will evaluate such investments for potential variable interests pursuant to Company policy. We will evaluate variable interest entities (VIEs) in which we hold a beneficial interest for consolidation. VIEs, as defined by Company policy, are legal entities with insubstantial equity, whose equity investors lack the ability to make decisions about the entity’s activities, or whose equity investors do not have the right to receive the residual returns of the entity if they occur. An entity will be considered a VIE if one of the following applies:

•	The total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties (i.e., the equity investment at risk is not greater than the expected losses of the entity).
•	As a group the holders of the equity investment at risk lack any one of the following three characteristics of a controlling financial interest:
•	The direct or indirect ability to make decisions about an entity’s activities through voting rights or similar rights.

•	The obligation to absorb the expected losses of the entity if they occur.

•	The right to receive the expected residual returns of the entity if they occur.

An equity investment of less than 10% of total assets generally should be considered to be insufficient to fund the entity’s operations unless there is clear evidence to the contrary, such as evidence that it can get financing for its activities without additional subordinated financial support.

If the Company is the interest holder that will absorb a majority of the VIE’s expected losses and/or receive a majority of the VIE’s expected residual returns, we will be deemed to be the primary beneficiary and must consolidate the VIE. Management will use its judgment when determining if we are the primary beneficiary of, or have a controlling interest in, an unconsolidated entity. Factors considered in determining whether we have significant influence or we have control include risk and reward sharing, experience and financial condition of the other partners, voting rights, involvement in day-to-day capital and operating decisions and continuing involvement. In the primary beneficiary decision, it is important to realize that a holder which will absorb the majority of losses takes precedence over any other interest holder. The determination of which enterprise (if any) is the primary beneficiary would be made as of the date the company first becomes involved with the VIE — unless events requiring reconsideration of the status of the entity’s variable interest holders have occurred.

Investments in companies that are not consolidated will be accounted for using the equity method when we have the ability to exert significant influence. Generally, significant influence will exist if we have the ability to exercise significant influence over the operating and financial policies of an investee, which may need to include the ability to significantly influence the outcome of corporate actions requiring shareholder approval of an investee. Significant influence is generally presumed to be achieved by owning 20 percent or more of the voting stock of the investee. However, we will be required to evaluate all of the facts and circumstances relating to the investment to determine whether there is predominant evidence contradicting our ability to exercise significant influence, such as the inability by us to obtain financial information from the investee. Under this method , an investee company’s accounts are not reflected within the Company’s consolidated balance sheet and statement of operation; however, the Company’s share of the earnings or losses of the investee company will be reflected in the caption “Equity in net earning of unconsolidated subsidiaries” in the Company’s statement of operations. The Company’s carrying value in an equity method investee company will be reflected in the caption “Investments in unconsolidated subsidiaries” in the Company’s consolidated balance sheet.

Investments in companies in which we cannot exert significant influence will be accounted for under the cost method. Under this method, the Company’s share of the earnings or losses of such investee companies will not be included in the Company’s consolidated balance sheet or statement of operations.

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The accounting policy relating to the need to consolidate or to account for such investments or acquisitions using the equity method of accounting is a critical accounting policy due to the judgment required in determining whether we are the primary beneficiary or have control or significant influence.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, as amended, or the Code, beginning with the taxable year ending December 31, 2010. The Company has not yet qualified as a REIT. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any year, it will be subject to federal income taxes on taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders.

The Company has federal and state net operating loss carry-forwards in the amount of $1.6M each, substantially all of which were also available for federal and state income tax purposes, at September 30, 2009, and are expected to begin expiring in 2027 and 2017, respectively. Effective September 30, 2008, the State of California suspended the ability of corporations to offset taxable income with net operating loss carryforwards for the tax years 2008 and 2009. Therefore, current tax expense has been provided for state income tax purpose and the effect of the federal alternative minimum tax on the ability of the Company to utilize net operating losses for federal alternative minimum tax purposes.

In assessing the realizability of the net deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. As of September 30, 2009, the Company had a full valuation established against its deferred tax assets. Because of the valuation allowance, the Company had no deferred tax expense/(benefit).

Due to the “change in ownership” provisions of the Tax Reform Act of 1986, the Company’s net operating loss carry-forwards may be subject to an annual limitation on the utilization of these carry-forwards against taxable income in future periods if a cumulative change in ownership of more than 50% occurs within any three-year period.

The Company has adopted a policy for accounting for uncertainty in income taxes. The Company’s policy prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This policy also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adopting of the Company’s policy for accounting for uncertainty in income taxes did not result in any adjustment to the Company’s beginning tax positions. As of September 30, 2009, there was no increase or decrease to liability for income tax associated with uncertain tax positions.

Stock-Based Compensation

Stock-based compensation will be accounted for in accordance with Company policy which requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the Condensed Consolidated Financial Statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. Our Company policy covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

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Noncontrolling Interests in Consolidated Financial Statements

The Company classifies noncontrolling interests (previously referred to as “minority interest”) as part of consolidated net earnings ($0 for the each of the quarters ended September 30, 2009 and 2008, respectively) and includes the accumulated amount of noncontrolling interests as part of stockholders’ equity ($100 for the quarter ended September 30, 2009 and year ended December 31, 2008, respectively). The net loss amounts the Company has previously reported are now presented as “Net loss attributable to Shopoff Properties Trust, Inc.” and, earnings per share continues to reflect amounts attributable only to the Company. Similarly, in the presentation of shareholders’ equity, the Company distinguishes between equity amounts attributable to the Company’s stockholders and amounts attributable to the noncontrolling interests — previously classified as minority interest outside of stockholders’ equity. Increases and decreases in the Company’s controlling financial interests in consolidated subsidiaries will be reported in equity similar to treasury stock transactions. If a change in ownership of a consolidated subsidiary results in loss of control and deconsolidation, any retained ownership interests are remeasured with the gain or loss reported in net earnings.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We currently have limited exposure to financial market risks because we are in an early stage of our operations. We currently invest our cash and cash equivalents in an FDIC-insured savings account which, by its nature, is subject to interest rate fluctuations. As of September 30, 2009, a 1% increase or decrease in interest rates would have no material effect on our interest income.

In addition to changes in interest rates, the value of our real estate and real estate related investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt if necessary.

Item 4T. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of September 30, 2009. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2009, our disclosure controls and procedures are effective.

There have been no significant changes in our internal controls over financial reporting during the quarter ended September 30, 2009 that have materially affected or are reasonably likely to materially affect such controls.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

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Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error. An internal control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

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PART II — OTHER INFORMATION

Item 1. Legal Proceedings

A previously owned real estate property known as the “Pulte Home Project” is the subject of a dispute regarding obligations retained by both the seller, Pulte Home, when it sold the project to an affiliate of the Company, SPT SWRC, LLC, on December 31, 2009, and by SPT SWRC, LLC when it resold the project to Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure (the “Improvements”). Both sales were made subject to the following agreements which, by their terms, required the Improvements to be made: (i) a Reconveyance Agreement, dated November 15, 2007, by and among Pulte Home and the prior owners of the project — Barratt American Incorporated, Meadow Vista Holdings, LLC (“Meadow Vista”) and Newport Road 103, LLC (“Newport”) (the “Reconveyance Agreement”), and (ii) a letter agreement, dated December 30, 2008, executed by SPT SWRC, LLC, Meadow Vista, and Newport, and acknowledged by Pulte Home (the “Subsequent Letter Agreement”). Meadow Vista and Newport, as joint claimants (the “Claimants”) against Pulte Home and SPT SWRC, LLC, have initiated binding arbitration in an effort to require Pulte Home to reaffirm its obligations under the Reconveyance Agreement and the Subsequent Letter Agreement to make the Improvements in light of the subsequent transfer of ownership of the project to Khalda, and to require that certain remedial measures be taken to restore the site to a more marketable condition. SPT SWRC, LLC maintains that it is not a proper party to the arbitration, because the declaratory action being sought by the Claimants is to establish rights of the Claimants against Pulte Home, and not against SPT SWRC, LLC, and neither SPT SWRC, LLC nor Pulte Home has taken the position that their respective transfers of the project has released them from the obligation to make the Improvements. The arbitration process is at its inception and, although we believe the request for declaratory relief by the Claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings at this time.

Item 1A. Risk Factors

There are no material changes to the risk factors as previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2008, as modified and supplemented by the risk factors disclosed in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 respectively. The materialization of any risks and uncertainties identified in our Forward Looking Statements contained in this report together with those previously disclosed in the Form 10-K and 10-Q or those that are presently unforeseen could result in significant adverse effects on our financial condition, results of operations and cash flows. See Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations  — Forward Looking Statements” in this Quarterly Report on Form 10-Q.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On August 29, 2007, our Registration Statement on Form S-11 (File No. 333-139042), covering a public offering, which we refer to as the “Offering,” of up to 2,000,000 common shares for $9.50 per share and up to 18,100,000 common shares at $10.00 per share, was declared effective under the Securities Act of 1933. Proceeds raised from the Offering were placed in an interest bearing escrow account until August 29, 2008 when we received and accepted subscriptions for the minimum offering of 1,700,000 shares, as more fully described in the Registration Statement.

As of September 30, 2009, we had sold 1,851,400 shares of common stock in the Offering excluding shares purchased by our Sponsor and excluding vested restricted stock grants issued to certain officers and directors, raising gross proceeds of $17,588,300. From this amount, we have incurred approximately $5,050,000 in organization and offering costs (of which approximately $2,631,000 has been recorded in our financial statements). As of September 30, 2009, we had net offering proceeds from the Offering of approximately $15,490,000 which includes shares purchased by our Sponsor and the vesting of restricted stock grants and stock options issued to certain executive officers and directors. We used the net offering proceeds to purchase our interests in four properties and to originate three loans, two of which we have obtained the underlying real estate which served as collateral for the loans,, to pay $306,000 in acquisition or origination

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fees and $84,081 in asset management fees and to pay other operating expenses and fees. For more information regarding how we used the net proceeds from our initial public offering to date (along with how we used cash from operating activities) through September 30, 2009, see our condensed consolidated statements of cash flows included in this report.

During the period covered by this Form 10-Q, we did not sell any equity securities that were not registered under the Securities Act of 1933, and we did not repurchase any of our securities.

Item 3. Defaults Upon Senior Securities

None

Item 4. Submission of Matters to a Vote of Security Holders

None

Item 5. Other Information

On November 5, 2009, an affiliate of the Company, SPT-Lake Elsinore Holding Co., LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of the Company’s affiliate, Shopoff Partners, L.P., closed on the purchase of real property, commonly known as “Tuscany Valley,” consisting of (a) 519 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California and (b) 400 acres of unentitled and unimproved land located in the City of Chino Hills, California. The purchase price was $9,600,000.

The purchase was made pursuant to a purchase and sale agreement and joint escrow instructions, dated September 30, 2008 (the “Tuscany Valley Purchase Agreement”), by and between the Company’s Advisor and TSG Little Valley, a California limited partnership (“Seller”), whereby Seller agreed to sell and the Company’s Advisor agreed to buy, 163 entitled but unimproved residential lots located in the City of Lake Elsinore, California. The contract purchase price was for $4,890,000.

The Tuscany Valley Purchase Agreement was subsequently amended by those certain amended/supplemental escrow instructions dated October 16, 2008, October 27, 2008, November 11, 2008, November 25, 2008, December 30, 2008, January 13, 2008, January 27, 2009 and February 24, 2009. The Tuscany Valley Purchase Agreement was further amended by that certain undated Corrective Amendment, which was drafted for the sole purpose of changing a signature block on the Tuscany Valley Purchase Agreement.

On September 3, 2009, the Company’s Advisor executed an assignment of purchase and sale agreement whereby the Advisor assigned all of its rights, title and interest in the Tuscany Valley Purchase Agreement to Buyer.

Also on September 3, 2009, Buyer entered into a first amendment to purchase and sale agreement and joint escrow instructions with Seller, which amended the Tuscany Valley Purchase Agreement as follows: (a) Buyer agreed to purchase additional property from Seller consisting of 356 entitled but unimproved, residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California, (b) the purchase price was increased to $9,600,000 from $4,890,000, (c) the nonrefundable deposit requirement was increased to $2,000,000 from $1,000,000, and (d) the escrow closing date was amended to on or before November 30, 2009.

On October 15, 2009, Buyer entered into a second amendment to purchase and sale agreement and joint escrow instructions with Seller to provide that $2,900,000 of the purchase price would be paid by Buyer’s execution and delivery into escrow of (a) an all-inclusive purchase money note secured by deed of trust (“Promissory Note”) in favor of Seller, as payee therein, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by Buyer in favor of Seller, as beneficiary therein, securing the foregoing all-inclusive purchase money note. On October 15, 2009, the second amendment was restated (the “Restated Second Amendment”) for the sole purpose of correcting a signature block.

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The Promissory Note bears interest at a rate of twelve percent per annum, and has a maturity date in twelve months at which time all accrued and unpaid interest and principal is due in full. No payments are due during the term of the Promissory Note. The Promissory Note with its loan balance of $2,900,000 includes the unpaid balance of that certain other promissory note having a loan date of April 3, 2006, in the original principal amount of $2,000,000 payable by Seller to 1st Centennial (the “Included Note”). The Included Note is secured by a deed of trust dated April 3, 2006 and recorded on April 10, 2006 in the Official Records of Riverside County, California as Instrument No. 2005-0254320. The outstanding principal balance on the Included Note as of November 3, 2009 was approximately $1,750,000. The current payee under the Included Note is the Federal Deposit Insurance Corporation, as receiver for 1st Centennial Bank.

Should Seller fail to pay any installments when due upon the Included Note, Buyer may make such payments directly to payee of the Included Note, and the amount shall be credited to the next following installment or installments due under the Promissory Note. If Buyer fails to make any payment when required under either the Promissory Note, Seller has the option to immediately declare all sums due and owing under the Promissory Note.

Stevan J. Gromet, President of Portfolio Partners, Inc., a California corporation, the general partner of Seller, is a shareholder of the Company with ownership of 47,800 shares as of September 30, 2009, which represents approximately 2.51% of our total shares outstanding including 21,100 shares purchased by our sponsor and 35,000 vested restricted stock grants issued to our officers and directors.

Seller is a shareholder of the Company with ownership of 380,500 shares as of September 30, 2009, which represents approximately 19.95% of the Company’s total shares outstanding including 21,100 shares purchased by our sponsor and 35,000 vested restricted stock grants issued to our officers and directors.

The Advisor received an acquisition fee equal to 3% of the contract purchase price, or $288,000, upon consummation of the transaction.

Item 6. Exhibits

Exhibit 10.1:	Assignment of Purchase and Sale Agreement between Shopoff Advisors and SPT-Lake Elsinore Holding Co., LLC dated September 3, 2009.
Exhibit 10.2:	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated September 3, 2009.
Exhibit 10.3:	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009.
Exhibit 10.4:	Restated Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009.
Exhibit 31.1:	Certificate of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 31.2:	Certificate of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.1:	Certificate of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.2:	Certificate of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC. (Registrant)
Date November 16, 2009	By: /s/ William A. Shopoff William A. Shopoff Chief Executive Officer (Principal Executive Officer)
Date November 16, 2009	By: /s/ Kevin M. Bridges Kevin M. Bridges Chief Financial Officer, (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit 10.1:	Assignment of Purchase and Sale Agreement between Shopoff Advisors and SPT-Lake Elsinore Holding Co., LLC dated September 3, 2009.
Exhibit 10.2:	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated September 3, 2009.
Exhibit 10.3:	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009.
Exhibit 10.4:	Restated Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009.
Exhibit 31.1:	Certificate of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 31.2:	Certificate of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.1:	Certificate of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.2:	Certificate of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-139042

SHOPOFF PROPERTIES TRUST, INC.

SUPPLEMENT NO. 3 DATED MARCH 5, 2010

TO THE PROSPECTUS DATED AUGUST 17, 2009

This document supplements, and should be read in conjunction with, our prospectus dated August 17, 2009, as supplemented by Prospectus Supplement No. 1, dated October 1, 2009, and Prospectus Supplement No. 2, dated December 22, 2009 (the “Prospectus”). The purpose of this Supplement No. 3 is to disclose:

•	the status of our public offering;
•	update of real estate and real estate-related investments;
•	update on our broker-dealer, Shopoff Securities Inc.;
•	update to certain listings in our Prior Performance Summary.

I. Status of the Offering

We commenced our ongoing public offering of 20,100,000 shares of common stock on August 29, 2007. As of January 31, 2010, we sold 1,864,100 shares for aggregate gross offering proceeds of approximately $17,708,950. We have received subscriptions for and are holding in escrow an additional 2,100 shares for aggregate gross offering proceeds of approximately $19,950. The number of shares remaining to be sold is 135,900 shares at $9.50 and 18,100,000 shares at $10.00. We will sell shares until the earlier of the close of the offering on August 29, 2010, or the sale of the maximum offering.

II. Real Estate and Real Estate-Related Investments

Wasson Canyon Project

The Prospectus is hereby updated with the disclosure below to reflect the sale of the “Wasson Canyon Project,” which we acquired on April 17, 2009:

On February 3, 2010, our affiliate, SPT-Lake Elsinore Holding Co., LLC (the “Seller”), sold to D. R. Horton Los Angeles Holding Company Inc., a California corporation (the “Buyer”), sixty five (65) finished residential lots known as Wasson Canyon (the “Wasson Canyon Project”), located in the City of Lake Elsinore, County of Riverside, California. The sale was made pursuant to a purchase and sale agreement and joint escrow instructions, dated December 8, 2009 (the “Sale Agreement”), as amended. The sales price was $2,231,775 in cash.

The cost related to the Wasson Canyon Project on the Company books as of the day of the sale was approximately $1,365,000 resulting in a pretax gain of approximately $867,000.

On January 20, 2010, Seller and Buyer entered into a certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (the “First Amendment”). Pursuant to the First Amendment, if the City of Lake Elsinore, the County of Riverside, or other governmental agency reduces the actual fee amounts payable by Buyer to less than the expected fee amounts as detailed in Exhibit A of the First Amendment, then Buyer will pay Seller an amount for each lot equal to the difference between the actual fee amounts payable by Buyer and the expected fee amounts for such lot. On February 3, 2010, in addition to the sales price, Buyer and Seller executed a participation agreement (the “Participation Agreement”) in which Buyer agreed to pay to Seller, fifty percent (50%) of any gross profit that exceeds a twenty four percent (24%) gross profit margin on the sale of units to be developed on the lots purchased by the Buyer.

Pursuant to the Sale Agreement, the Buyer did not assume the Seller’s obligation to replace existing subdivision improvement agreements (the “SIA's”) and related bonds (the “Bonds”) which the Seller agreed to replace when Seller originally purchased the property on April 17, 2009 from MS Rialto Wasson Canyon CA, LLC. The SIA’s and Bonds were related to the construction of certain in-tract subdivision improvements, off-site improvements and, with respect to the common area (lettered lots), landscape improvements (collectively, the “Improvements”). In support of the SIA’s, Seller agreed to post the Bonds with the City of Lake

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Elsinore and the County of Riverside, California. Seller agreed to provide letters of credit to the surety underwriting the Bonds to satisfy the surety’s collateral requirement which was equal to fifty percent (50%) of the Bond amounts or $305,889 ($130,102 of which was issued on January 6, 2010 and $175,889 of which was issued on February 8, 2010).

Seller has finished processing Bond reductions and has completed the replacement of all Bonds originally posted by MS Rialto Wasson Canyon CA, LLC.

Buyer agreed to reimburse Seller for the actual amount of premiums for the Bonds incurred by Seller commencing on the later of (i) the date of the close of escrow and (ii) the date Bond reductions are completed. Buyer's obligation to reimburse Seller for the actual amount of the premiums will continue until Buyer has completed certain adjacent Improvement obligations. Buyer agreed to assume the obligation for typical repair and replacement of the Improvements immediately adjacent to the lots as required by the SIA’s to the extent the Improvements are damaged following the close of escrow and to repair any damage to the Improvements that are not immediately adjacent to the lots to the extent damage is caused by Buyer or its agents, employees or contractors. To secure Buyer’s obligations to timely complete the adjacent Improvement obligations, Buyer delivered to Seller a letter of credit in the amount of $102,000. If Buyer defaults in its obligations to timely perform the adjacent Improvement obligations, Seller has the right to draw on the letter of credit to complete the adjacent Improvement obligations to the extent necessary to cause the Bonds to be released.

We intend to use the net proceeds from the sale for payment of our outstanding liabilities, a partial pay down on an existing promissory note, and other general corporate purposes.

Our affiliated advisor, Shopoff Advisor, L.P., received a disposition fee equal to 3% of the contract sales price, or $66,953, upon consummation of the transaction.

The above description of Sale Agreement, First Amendment, and Participation Agreement is qualified in its entirety by the full text of the Sale Agreement, First Amendment, and Participation Agreement which is attached to our Current Report on Form 8-K filed on February 9, 2010 as Exhibits 10.1, 10.2, and 10.3.

III. Shopoff Securities Inc.

During the year ended December 31, 2009, FINRA examined Shopoff Securities’ records as part of its routine sales practice and financial/operational examination for the purpose of meeting applicable regulatory mandates and providing Shopoff Securities with an assessment as to its compliance with applicable securities rules and regulations. On December 29, 2009, FINRA issued an examination report, which included certain cautionary items that did not need to be included in the Central Registration Depository (the securities industry online registration and licensing database) nor did they need to be reported on Shopoff Securities’ Form BD or Form U4 (each, a Uniform Application for Broker-Dealer Registration used by broker-dealers to register and update their information with the SEC and FINRA, respectively). Additionally, the examination report included a referral of issues related to our offering to a separate examination. This separate examination is ongoing and as of March 5, 2010, neither we nor Shopoff Securities has received communication from FINRA regarding this separate examination.

IV. Prior Performance Summary

3. SPT — Lake Elsinore Holding Co., LLC

The text beginning on Page 9 of Prospectus Supplement No. 2, dated December 22, 2009, with respect to one of our on-going programs known as SPT-Lake Elsinore Holding Co., LLC, is hereby deleted and replaced in its entirety with the updated disclosure below:

“SPT — Lake Elsinore Holding Co., LLC, a Delaware limited liability company wholly owned by our affiliate Shopoff Partners, L.P., was formed for the purpose of making real estate investments in the Lake Elsinore area of Riverside County, California. The following is a summary of the acquisitions made to date:

•	April 2009 — 65 finished residential lots located in the City of Lake Elsinore, Riverside County, California, commonly known as “Wasson Canyon,” for the purchase price of $650,000;

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•	May 2009 — 543 single family residential lots, a 9.4 acre park and over 70 acres of open space on a total of 225 acres of unimproved land, commonly referred to as tract 29835 located in the City of Menifee, Riverside County, California, commonly known as the “Underwood Project” for the purchase price of $1,650,000;
•	September 2009 — approximately 118 acres of vacant and unentitled land, commonly known as “Meadowbrook” and approximately 6.11 acres of vacant and unentitled land commonly known as “Coffman,” both located near the City of Lake Elsinore in an unincorporated area of Riverside County, California, acquired from an affiliated entity, SPT Real Estate Finance, LLC. The tax basis of the Meadowbrook and Coffman properties when acquired was $2,614,134;
•	November 2009 — 519 entitled but unimproved residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California for the purchase price of $9,600,000.

As of December 31, 2009 SPT — Lake Elsinore Holding Co., LLC had used approximately $12,701,000 from the proceeds of the sale of our common stock and from our operations to acquire and operate these investments. As of December 31, 2009, no net income has resulted from this program.

On February 3, 2010, SPT-Lake Elsinore Holding Co., LLC sold to D. R. Horton Los Angeles Holding Company Inc., a California corporation, the sixty five (65) finished residential lots known as Wasson Canyon for $2,231,775 in cash, subject to certain potential price adjustments as described under the heading “REAL ESTATE AND REAL ESTATE-RELATED INVESTMENTS — Wasson Canyon Project.”” See Section II of this Supplement No. 3.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. Quantitative and Qualitative Disclosure About Market Risk

Not applicable (per Item 305(e) of Regulation S-K) as Shopoff Properties Trust, Inc. meets the definition of a “smaller reporting company” as defined by Item 10(f)(1) of Regulation S-K.

ITEM 31. Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee	$21,400.00
FINRA filing fee	$20,500.00
Printing and postage	$573,100.00
Legal fees and expenses	$1,250,000.00
Accounting fees and expenses	$350,000.00
Sale and advertising expenses	$1,800,000.00
Blue Sky Expenses	$200,000.00
Educational Conferences	$300,000.00
Sales Seminars	$750,000.00
IT Systems	$350,000.00
Miscellaneous	$135,000.00
Reimbursements to advisor or its affiliates for organization and offering expenses
Total	$5,750,000.00

ITEM 32. Sales to Special Parties

None.

ITEM 33. Recent Sales of Unregistered Securities

On November 21, 2006, Shopoff Properties Trust, Inc. was capitalized with the issuance to The Shopoff Group of 21,100 shares of common stock for a purchase price of $9.50 per share for an aggregate purchase of $200,450. The shares were purchased for investment and for the purpose of organizing Shopoff Properties Trust, Inc. Shopoff Properties Trust, Inc. issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act.

ITEM 34. Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of Shopoff Properties Trust, Inc. shall be liable to Shopoff Properties Trust, Inc. or its stockholders for money damages and (ii) Shopoff Properties Trust, Inc. shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of Shopoff Properties Trust, Inc.; (B) any individual who, while a director or officer of Shopoff Properties Trust, Inc. and at the request of Shopoff Properties Trust, Inc., serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) Shopoff Advisors or any of its affiliates acting as an agent of Shopoff Properties Trust, Inc. and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, Shopoff Properties Trust, Inc. shall not provide for indemnification of or hold harmless a director, Shopoff Advisors or any affiliate of Shopoff Advisors (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Shopoff Properties Trust, Inc.;

(ii) the Indemnitee was acting on behalf of or performing services for the Shopoff Properties Trust, Inc.;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), Shopoff Advisors or an affiliate of Shopoff Advisors or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of Shopoff Properties Trust, Inc. were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Shopoff Properties Trust, Inc. shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or Shopoff Advisors or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of Shopoff Properties Trust, Inc., (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents or Shopoff Advisors or its Affiliates provide Shopoff Properties Trust, Inc. with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by Shopoff Properties Trust, Inc., together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

ITEM 35. Treatment of Proceeds from Stock Being Registered

None.

ITEM 36. Financial Statements and Exhibits

(a) the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2009 is incorporated by reference herein.

(b) Exhibits:

Exhibit Number	Exhibit
1.1	Broker-Dealer Agreement between Shopoff Properties Trust, Inc. and Shopoff Securities, Inc.
(filed as Exhibit 1.1 on August 16, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11 (Registration No. 333-139042) and incorporated herein by reference).
3.1	Charter of the Registrant (filed as Exhibit 3.1 on November 30, 2006 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
3.2	Articles of Amendment and Restatement of the Registrant (filed as Exhibit 3.1 to Shopoff Properties Trust’s Quarterly Report on Form 10-Q filed on November 14, 2008 and incorporated herein by reference).
3.3	Bylaws of the Registrant (filed as Exhibit 3.2 on November 30, 2006 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
3.4	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4 on June 22, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
3.5	Agreement of Limited Partnership of Shopoff Partners (filed as Exhibit 3.5 on June 6, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11 (Reg. No. 333-139042) and incorporated herein by reference).
3.6	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 on May 1, 2009 to Shopoff Properties Trust’s Post Effective Amendment No. 3 (Reg. No. 333-139042) and incorporated herein by reference).
4.1	Form of Registrant’s Common Stock Certificate (filed as Exhibit 4.1 on March 30, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11 (Reg. No. 333-139042) and incorporated herein by reference).
5.1	Opinion of DLA Piper US LLP (filed with the SEC as Exhibit 5.1 on January 25, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11 and incorporated herein by reference).
8.1	Opinion of Manatt, Phelps & Phillips, LLP, as to Tax Matters.
10.1	2007 Equity Incentive Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-8 (Reg. No. 333-152782) on August 5, 2008 and incorporated herein by reference). +
10.2	Advisory Agreement between Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P. (filed as Exhibit 10.2 on August 16, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
10.3	Amendment to Advisory Agreement, dated January 21, 2009, by and among Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P. (filed as Exhibit 10.4 on January 22, 2009 to Shopoff Properties Trust’s Post-Effective Amendment No. 2 (Reg. No. 333-139042) and incorporated herein by reference).
10.4	Subscription Escrow Agreement by and between Shopoff Properties Trust, Inc., and Wells Fargo Bank, N.A. (filed as Exhibit 10.3 on November 30, 2006 to Shopoff Properties Trust’s Registration Statement on Form S-11 and incorporated herein by reference).
10.5	Purchase and Sale Agreement and Escrow Instructions by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 23, 2008 and amendments thereto (filed as Exhibit 10.1 to Shopoff Properties Trust’s Current Report on Form 8-K on January 7, 2009 and incorporated herein by reference).

Exhibit Number	Exhibit
10.6	Assignment and Assumption Agreement by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 30, 2008 (filed as Exhibit 10.2 to Shopoff Properties Trust’s Current Report on Form 8-K on January 7, 2009 and incorporated herein by reference).
10.7	Purchase and Sale Agreement and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated September 30, 2008 (filed as Exhibit 10.1 to Shopoff Properties Trust’s Form 10-Q filed on November 14, 2008 and incorporated herein by reference).
10.8	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated December 30, 2008 (filed as Exhibit 10.3 to Shopoff Properties Trust’s Current Report on Form 8-K on January 7, 2009 and incorporated herein by reference).
10.9	Collateral Assignment and Pledge of Note, Deed of Trust and Loan Documents made as of
January 9, 2009, by Aware Development Company, Inc. in favor of SPT Real Estate Finance, LLC securing Promissory Note in the amount of $414,000 dated January 9, 2009 (filed as Exhibit 10.1 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.10	Collateral Assignment and Pledge of Note, Deed of Trust and Loan Documents made as of
January 9, 2009, by Aware Development Company, Inc. in favor of SPT Real Estate Finance, LLC securing Promissory Note in the amount of $1,886,000 dated January 9, 2009 (filed as Exhibit 10.2 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.11	Promissory Note in the amount of $1,886,000, dated January 9, 2009 (filed as Exhibit 10.3 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.12	Promissory Note in the amount of $414,000, dated January 9, 2009 (filed as Exhibit 10.4 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.13	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated January 13, 2009 (filed as Exhibit 10.4 to Post-Effective Amendment No. 2 (Registration No. 333-139042) on January 22, 2009 and incorporated herein by reference).
10.14	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated January 27, 2009 (filed as Exhibit 10.1 to Form 8-K on March 4, 2009 and incorporated herein by reference).
10.15	Purchase and Sale Agreement and Escrow Instructions by and between SPT-SWRC, LLC and Khalda Development, Inc., dated February 27, 2009 (filed as Exhibit 10.1 to Form 8-K on March 26, 2009 and incorporated herein by reference).
10.16	Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co. and MS Rialto Wasson Canyon CA, LLC, dated April 17, 2009 (filed as Exhibit 10.1 to Form 8-K on April 23, 2009 and incorporated herein by reference).
10.17	Agreement of Purchase and Sale and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co., LLC and U.S. Bank National Association, dated May 13, 2009 (filed as Exhibit 10.1 to Form 8-K on May 21, 2009 and incorporated herein by reference).
10.18	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 29, 2009, by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc (filed as Exhibit 10.1 to Form 8-K on August 5, 2009 and incorporated herein by reference).
10.19	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc., dated July 28, 2009 (filed as Exhibit 10.2 to Form 8-K on August 5, 2009 and incorporated herein by reference).

Exhibit Number	Exhibit
10.20	Memorandum of Assignment of Note, Deed of Trust and Loan Documents, dated August 24, 2009, by and between Aware Development Company, Inc. and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $5,187,000 (filed as Exhibit 10.1 to Form 8-K on September 11, 2009 and incorporated herein by reference).
10.21	Memorandum of Assignment of Note, Deed of Trust and Loan Documents, dated August 24, 2009, by and between Aware Development Company, Inc. and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $1,072,000 (filed as Exhibit 10.2 to Form 8-K on September 11, 2009 and incorporated herein by reference).
10.22	Settlement Agreement, dated September 3, 2009, by and between Springbrook Investments, L.P, and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $5,187,000 (filed as Exhibit 10.3 to Form 8-K on September 11, 2009 and incorporated herein by reference).
10.23	Settlement Agreement, dated September 3, 2009, by and between Springbrook Investments, L.P, and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $1,072,000 (filed as Exhibit 10.4 to Form 8-K on September 11, 2009 and incorporated herein by reference).
10.24	Assignment of Purchase and Sale Agreement between Shopoff Advisors and SPT-Lake Elsinore Holding Co., LLC dated September 3, 2009 (filed as Exhibit 10.2 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.25	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated September 3, 2009 (filed as Exhibit 10.3 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.26	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009 (filed as Exhibit 10.4 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.27	Restated Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009 (filed as Exhibit 10.5 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.28	All-Inclusive Purchase Money Note Secured By Deed Of Trust between SPT-Lake Elsinore Holding Co., LLC and TSG Little Valley, L.P. and dated November 6, 2009 (filed as Exhibit 10.6 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.29	Purchase and Sale Agreement and Joint Escrow Instructions between SPT-Lake Elsinore Holding Co., LLC and D. R. Horton Los Angeles Holding Company, Inc., dated December 8, 2009 (filed as Exhibit 10.1 to Form 8-K on February 9, 2010 and incorporated herein by reference).
10.30	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between SPT-Lake Elsinore Holding Co., LLC and D. R. Horton Los Angeles Holding Company, Inc., dated January 20, 2010 (filed as Exhibit 10.2 to Form 8-K on February 9, 2010 and incorporated herein by reference).
10.31	Participation Agreement between SPT-Lake Elsinore Holding Co., LLC and D. R. Horton Los Angeles Holding Company, Inc., dated February 3, 2010 (filed as Exhibit 10.3 to Form 8-K on February 9, 2010 and incorporated herein by reference).
21.1	List of Subsidiaries.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.

ITEM 37. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purposes of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with Shopoff Advisors or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to Shopoff Advisors or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by Shopoff Advisors and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2007 Through December 31, 2009

This table includes all properties acquired by any prior programs with similar investment objectives in the most recent three years.

Project Name	Acquisition Fees	Acres	Cash Down Payment	Contract Purchase Price	Date of Purchase	Finance & Cash Down	Mortgage Financing (Date of Purchase)	Other Cash Expenditures Capitalized	Total Acquisition Cost
Springbrook Investments, L.P.	$5,483	12.79	$556,554	$550,000	5/31/2007	$556,554	$—	$1,071	$556,554
Springbrook Investments, L.P. Total(a)	$5,483	12.79	$556,554	$550,000	5/31/2007	$556,554	$—	$1,071	$556,554
TSG Kona Kahua, L.P.	$2,293	0.94	$208,191	$1,550,000	7/12/2007	$1,558,191	$1,350,000	$5,898	$1,558,191
TSG Kona Kahua, L.P. Total(b)	$2,293	0.94	$208,191	$1,550,000	7/12/2007	$1,558,191	$1,350,000	$5,898	$1,558,191
TSG El Toro, L.P.	$2,054	11.65	$789,354	$2,200,000		$2,219,354	$1,430,000	$17,300	$2,219,354
TSG El Toro, L.P. Total(c)	$2,054	11.65	$789,354	$2,200,000	1/16/2007	$2,219,354	$1,430,000	$17,300	$2,219,354
TSG Waterview, L.P.	$4,144	6.38	$1,278,218	$2,500,000	3/30/2007	$2,528,218	$1,250,000	$24,074	$2,528,218
TSG Waterview, L.P. Total(d)	$4,144	6.38	$1,278,218	$2,500,000	3/30/2007	$2,528,218	$1,250,000	$24,074	$2,528,218
SPT SWRC, LLC (Shopoff Properties Trust, Inc.)	$6,238	77.98	$2,534,938	$2,000,000	12/31/2008	$2,534,938	$—	$528,700	$2,534,938
SPT-Lake Elsinore Holding Co, LLC (Shopoff Properties Trust, Inc.)	$1,500	15.98	$675,414	$650,000	4/17/2009	$675,414	$—	$23,914	$675,414
SPT-Lake Elsinore Holding Co, LLC (Shopoff Properties Trust, Inc.)	$52,167	225.00	$1,709,701	$1,650,000	5/19/2009	$1,709,701	$—	$7,534	$1,709,701
SPT AZ Land Holdings, LLC (Shopoff Properties Trust, Inc.)	$94,132	200.49	$1,001,461	$3,000,000	7/31/2009	$3,001,461	$2,000,000	$(92,671)	$3,001,461
SPT-Lake Elsinore Holding Co, LLC (Shopoff Properties Trust, Inc.)	$291,386	545.33	$7,018,162	$9,600,000	11/5/2009	$9,918,162	$2,900,000	$26,776	$9,918,162
Shopoff Properties Trust, Inc. Total (e)	$445,423	1,064.78	$12,939,676	$16,900,000	12/31/2008 - 11/5/2009	$17,839,676	$4,900,000	$494,253	$17,839,676
Grand Total	$459,397	1,096.54	$15,771,994	$23,700,000		$24,701,994	$8,930,000	$542,597	$24,701,994

(a)	Refers to program number 25A in the Prior Performance Summary beginning on page 78.
(b)	Refers to program number 34 in the Prior Performance Summary beginning on page 78.
(c)	Refers to program number 23 in the Prior Performance Summary beginning on page 78.
(d)	Refers to program number 21 in the Prior Performance Summary beginning on page 78.
(e)	Refers to program numbers 2-4 in the Prior Performance Summary beginning on page 78.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 29th day of April 2010.

SHOPOFF PROPERTIES TRUST, INC.
By: /s/ William A. Shopoff William A. Shopoff President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William A. Shopoff William A. Shopoff	President and Chief Executive Officer (Principal Executive Officer)	April 29, 2010
/s/ Kevin Bridges Kevin Bridges	Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	April 29, 2010
* Edward Fitzpatrick	Executive Vice President and Director	April 29, 2010
* Jeffrey Shopoff	Director	April 29, 2010
* Glenn Patterson	Director	April 29, 2010
* Patrick Meyer	Director	April 29, 2010
* Stuart McManus	Director	April 29, 2010
* Melanie Barnes	Director	April 29, 2010
By: /s/ William A. Shopoff William A. Shopoff Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Broker-Dealer Agreement between Shopoff Properties Trust, Inc. and Shopoff Securities, Inc.
(filed as Exhibit 1.1 on August 16, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11 (Registration No. 333-139042) and incorporated herein by reference).
3.1	Charter of the Registrant (filed as Exhibit 3.1 on November 30, 2006 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
3.2	Articles of Amendment and Restatement of the Registrant (filed as Exhibit 3.1 to Shopoff Properties Trust’s Quarterly Report on Form 10-Q filed on November 14, 2008 and incorporated herein by reference).
3.3	Bylaws of the Registrant (filed as Exhibit 3.2 on November 30, 2006 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
3.4	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4 on June 22, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
3.5	Agreement of Limited Partnership of Shopoff Partners (filed as Exhibit 3.5 on June 6, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11 (Reg. No. 333-139042) and incorporated herein by reference).
3.6	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 on May 1, 2009 to Shopoff Properties Trust’s Post Effective Amendment No. 3 (Reg. No. 333-139042) and incorporated herein by reference).
4.1	Form of Registrant’s Common Stock Certificate (filed as Exhibit 4.1 on March 30, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11 (Reg. No. 333-139042) and incorporated herein by reference).
10.1	2007 Equity Incentive Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-8 (Reg. No. 333-152782) on August 5, 2008 and incorporated herein by reference). +
10.2	Advisory Agreement between Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P. (filed as Exhibit 10.2 on August 16, 2007 to Shopoff Properties Trust’s Registration Statement on Form S-11(Reg. No. 333-139042) and incorporated herein by reference).
10.3	Amendment to Advisory Agreement, dated January 21, 2009, by and among Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P. (filed as Exhibit 10.4 on January 22, 2009 to Shopoff Properties Trust’s Post-Effective Amendment No. 2 (Reg. No. 333-139042) and incorporated herein by reference).
10.4	Subscription Escrow Agreement by and between Shopoff Properties Trust, Inc., and Wells Fargo Bank, N.A. (filed as Exhibit 10.3 on November 30, 2006 to Shopoff Properties Trust’s Registration Statement on Form S-11 and incorporated herein by reference).
10.5	Purchase and Sale Agreement and Escrow Instructions by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 23, 2008 and amendments thereto (filed as Exhibit 10.1 to Shopoff Properties Trust’s Current Report on Form 8-K on January 7, 2009 and incorporated herein by reference).
10.6	Assignment and Assumption Agreement by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 30, 2008 (filed as Exhibit 10.2 to Shopoff Properties Trust’s Current Report on Form 8-K on January 7, 2009 and incorporated herein by reference).
10.7	Purchase and Sale Agreement and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated September 30, 2008 (filed as Exhibit 10.1 to Shopoff Properties Trust’s Form 10-Q filed on November 14, 2008 and incorporated herein by reference).

Exhibit Number	Exhibit
10.8	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated December 30, 2008 (filed as Exhibit 10.3 to Shopoff Properties Trust’s Current Report on Form 8-K on January 7, 2009 and incorporated herein by reference).
10.9	Collateral Assignment and Pledge of Note, Deed of Trust and Loan Documents made as of
January 9, 2009, by Aware Development Company, Inc. in favor of SPT Real Estate Finance, LLC securing Promissory Note in the amount of $414,000 dated January 9, 2009 (filed as Exhibit 10.1 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.10	Collateral Assignment and Pledge of Note, Deed of Trust and Loan Documents made as of
January 9, 2009, by Aware Development Company, Inc. in favor of SPT Real Estate Finance, LLC securing Promissory Note in the amount of $1,886,000 dated January 9, 2009 (filed as Exhibit 10.2 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.11	Promissory Note in the amount of $1,886,000, dated January 9, 2009 (filed as Exhibit 10.3 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.12	Promissory Note in the amount of $414,000, dated January 9, 2009 (filed as Exhibit 10.4 to Shopoff Properties Trust’s Current Report on Form 8-K on January 15, 2009 and incorporated herein by reference).
10.13	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated January 13, 2009 (filed as Exhibit 10.4 to Post-Effective Amendment No. 2 (Registration No. 333-139042) on January 22, 2009 and incorporated herein by reference).
10.14	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated January 27, 2009 (filed as Exhibit 10.1 to Form 8-K on March 4, 2009 and incorporated herein by reference).
10.15	Purchase and Sale Agreement and Escrow Instructions by and between SPT-SWRC, LLC and Khalda Development, Inc., dated February 27, 2009 (filed as Exhibit 10.1 to Form 8-K on March 26, 2009 and incorporated herein by reference).
10.16	Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co. and MS Rialto Wasson Canyon CA, LLC, dated April 17, 2009 (filed as Exhibit 10.1 to Form 8-K on April 23, 2009 and incorporated herein by reference).
10.17	Agreement of Purchase and Sale and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co., LLC and U.S. Bank National Association, dated May 13, 2009 (filed as Exhibit 10.1 to Form 8-K on May 21, 2009 and incorporated herein by reference).
10.18	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 29, 2009, by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc (filed as Exhibit 10.1 to Form 8-K on August 5, 2009 and incorporated herein by reference).
10.19	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc., dated July 28, 2009 (filed as Exhibit 10.2 to Form 8-K on August 5, 2009 and incorporated herein by reference).
10.20	Memorandum of Assignment of Note, Deed of Trust and Loan Documents, dated August 24, 2009, by and between Aware Development Company, Inc. and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $5,187,000 (filed as Exhibit 10.1 to Form 8-K on September 11, 2009 and incorporated herein by reference).

Exhibit Number	Exhibit
10.21	Memorandum of Assignment of Note, Deed of Trust and Loan Documents, dated August 24, 2009, by and between Aware Development Company, Inc. and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $1,072,000 (filed as Exhibit 10.2 to Form 8-K on September 11, 2009 and incorporated herein by reference).
10.22	Settlement Agreement, dated September 3, 2009, by and between Springbrook Investments, L.P, and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $5,187,000 (filed as Exhibit 10.3 to Form 8-K on September 11, 2009 and incorporated herein by reference).
10.23	Settlement Agreement, dated September 3, 2009, by and between Springbrook Investments, L.P, and SPT Real Estate Finance, LLC related to the promissory note in the original principal amount of $1,072,000 (filed as Exhibit 10.4 to Form 8-K on September 11, 2009 and incorporated herein by reference).
10.24	Assignment of Purchase and Sale Agreement between Shopoff Advisors and SPT-Lake Elsinore Holding Co., LLC dated September 3, 2009 (filed as Exhibit 10.2 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.25	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated September 3, 2009 (filed as Exhibit 10.3 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.26	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009 (filed as Exhibit 10.4 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.27	Restated Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between TSG Little Valley, L.P. and SPT-Lake Elsinore Holding Co., LLC and dated October 15, 2009 (filed as Exhibit 10.5 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.28	All-Inclusive Purchase Money Note Secured By Deed Of Trust between SPT-Lake Elsinore Holding Co., LLC and TSG Little Valley, L.P. and dated November 6, 2009 (filed as Exhibit 10.6 to Form 8-K on November 12, 2009 and incorporated herein by reference).
10.29	Purchase and Sale Agreement and Joint Escrow Instructions between SPT-Lake Elsinore Holding Co., LLC and D. R. Horton Los Angeles Holding Company, Inc., dated December 8, 2009 (filed as Exhibit 10.1 to Form 8-K on February 9, 2010 and incorporated herein by reference).
10.30	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions between SPT-Lake Elsinore Holding Co., LLC and D. R. Horton Los Angeles Holding Company, Inc., dated January 20, 2010 (filed as Exhibit 10.2 to Form 8-K on February 9, 2010 and incorporated herein by reference).
10.31	Participation Agreement between SPT-Lake Elsinore Holding Co., LLC and D. R. Horton Los Angeles Holding Company, Inc., dated February 3, 2010 (filed as Exhibit 10.3 to Form 8-K on February 9, 2010 and incorporated herein by reference).
21.1	List of Subsidiaries.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.

+	Indicates a management contract or compensation plan.